Exhibit (a)(1)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION
If you are in any doubt as to any aspect of this Composite Document or as to the action to be taken, you should consult a licensed securities dealer or registered institution in securities, a bank manager, solicitor, professional accountant or other professional adviser.
If you have sold or transferred all your shares in Jilin Chemical Industrial Company Limited, you should at once hand this Composite Document and the accompanying Acceptance Documents to the purchaser or to the transferee, or to the licensed securities dealer or registered institution in securities or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. This Composite Document should be read in conjunction with the Acceptance Documents, the contents of which form part of the terms of the H Share Offer contained in this Composite Document.
The Stock Exchange of Hong Kong Limited and Hong Kong Securities Clearing Company Limited take no responsibility for the contents of this Composite Document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Composite Document.
Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the H Share Offer, passed upon the merits or fairness of the H Share Offer or passed upon the adequacy or accuracy of the disclosure in this Composite Document. Any representation to the contrary is a criminal offence.

(a joint stock limited company incorporated in the	(a joint stock limited company incorporated in the
People’s Republic of China with limited liability)	People’s Republic of China with limited liability)
(H Share Stock Code: 0857)	(A Share Stock Code: 000618)
(ADS Stock Symbol: PTR)	(H Share Stock Code: 0368)
(ADS Stock Symbol: JCC)
Takeover Offer of
Jilin Chemical Industrial Company Limited
COMPOSITE OFFER AND RESPONSE DOCUMENT
RELATING TO THE H SHARE OFFER
SPECIAL CLASS MEETING OF THE JILIN H SHAREHOLDERS
Financial adviser to PetroChina Company Limited
in relation to the H Share Offer

Citigroup Global Markets Asia Limited
Financial adviser to Jilin Chemical Industrial Company Limited in relation to the H Share Offer

Independent financial adviser to the independent board committee of
Jilin Chemical Industrial Company Limited in relation to the H Share Offer and the delisting proposal

Platinum Securities Company Limited
A letter from the Independent Board Committee containing its recommendation in respect of the H Share Offer to the Jilin Independent H Shareholders is set out in this Composite Document. A letter from Platinum containing its advice to the Independent Board Committee in respect of the H Share Offer is set out in this Composite Document.
The procedures for acceptance and settlement of the H Share Offer are set out on pages I-1 to I-14 in Appendix I and in the accompanying Acceptance Documents. Acceptance Documents should be returned as soon as possible, and in any event, (i) in the case of the Jilin H Shares tendered into the H Share Offer must be received by the Registrar, Hong Kong Registrars Limited at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong by no later than 4:00 p.m. on Friday, 6 January 2006, or such later time and/or date as PetroChina may determine and announce as permitted under the Takeovers Code and the Exchange Act, and (ii) in the case of the Jilin H Shares represented by the Jilin ADSs, must be received by the US Tender Agent, at The Bank of New York, Tender & Exchange Department, P.O. Box 11248, Church Street Station, New York, New York 10286-1248 no later than 5:00 p.m. New York City time on Thursday, 5 January 2006, or such later time and/or date as PetroChina may determine and announce as permitted under the Takeovers Code and the Exchange Act.
The H Share Class Meeting convened to approve the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs, from the Hong Kong Stock Exchange and the NYSE, respectively, will be held at 10:00 a.m. (Beijing/Hong Kong time) on Saturday, 31 December 2005. A notice of the H Share Class Meeting is set out in Appendix VII. A proxy form and reply slip for use at the H Share Class Meeting are enclosed with this Composite Document. Whether or not you are able to attend the H Share Class Meeting, you are strongly urged to complete the accompanying proxy form in accordance with the instructions printed thereon and return the proxy form to Hong Kong Registrars Limited at 46th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong as soon as possible and in any event not later than 10:00 a.m. on Friday, 30 December 2005 or not less than 24 hours before the time appointed for any adjournment thereof. Completion and return of the proxy form will not preclude you from attending and voting in person at the H Share Class Meeting or any adjourned meeting should you so wish. You are also requested to complete the accompanying reply slip and return the same to the Secretary’s Office of Jilin at No.9 Longtan Street, Longtan District, Jilin City, Jilin Province, PRC no later than 12 December 2005. The Bank of New York, the depositary for Jilin’s ADSs, will mail to all the holders of record of Jilin ADSs as of the close of business on 23 November 2005 voting instruction cards and other information regarding the giving of voting instructions by Jilin ADS Holders for the H Share Class Meeting. The latest time for the return of the voting instruction card by Jilin ADS Holders to the U.S. depositary for the ADSs will be 5:00 p.m. (New York City time) on Monday, 19 December 2005.

* for identification purposes only	16 November 2005

IMPORTANT NOTICE TO U.S. INVESTORS
IF YOU ARE A RESIDENT OF THE UNITED STATES, PLEASE READ THE FOLLOWING:
     The H Share Offer is being made for securities of Jilin, which are listed on the Hong Kong Stock Exchange and the NYSE. While the H Share Offer is subject to Hong Kong and U.S. disclosure requirements, U.S. investors should be aware that this Composite Document has been prepared in accordance with a Hong Kong format and style, which differ from the U.S. format and style. In particular, the appendices to this Composite Document contain information concerning the H Share Offer required by Hong Kong and U.S. disclosure requirements which may be material and which has not been summarised elsewhere in this Composite Document. In addition, the financial statements of Jilin reproduced in this Composite Document have been prepared in accordance with generally accepted accounting principles in the PRC and/or International Financial Reporting Standards and thus the Jilin financial statements may not be comparable to financial statements of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. A discussion of the material differences between generally accepted accounting principles in the PRC and International Financial Reporting Standards and between International Financial Reporting Standards and generally accepted accounting principles in the United States, in each case as such material differences relate to Jilin, is included or incorporated by reference in this Composite Document. See the section headed “Financial Information on the Jilin Group” in Appendix II to this Composite Document. In addition, the settlement procedure with respect to the H Share Offer will comply with the rules of the Takeovers Code, which differ from U.S. domestic tender offer procedures in certain material respects, particularly with regard to the date of payment of consideration.
     PetroChina has filed or will file with the SEC a tender offer statement on Schedule TO in respect of the H Share Offer pursuant to Rule 14d-3 under the Exchange Act. PetroChina and Jilin have also jointly filed or will jointly file a Schedule 13E-3 pursuant to Rule 13e-3 under the Exchange Act. The Schedule TO and Schedule 13E-3 each include or will include this Composite Document, a Letter of Transmittal, a letter to brokers and nominees, a letter to clients from brokers and nominees, and other information relating to the H Share Offer previously filed with the SEC by PetroChina and Jilin and incorporated by reference into the Schedule TO and Schedule 13E-3, respectively. The Schedule 13E-3 also includes or will include the letter from the Independent Financial Adviser included in this Composite Document. In addition, Jilin has filed or will file a Solicitation/ Recommendation Statement on Schedule 14D-9 pursuant to Rule 14d-9 under the Exchange Act. The Solicitation/Recommendation Statement on Schedule 14D-9 also includes or will include this Composite Document and other information relating to the H Share Offer previously filed with the SEC by Jilin and incorporated by reference into the Solicitation/ Recommendation Statement of Schedule 14D-9. The Schedule TO, Schedule 14D-9 and Schedule 13E-3 and all exhibits and any amendments thereto, are or will be available on the SEC’s website at http://www.sec.gov, and copies may be obtained free of charge from PetroChina at: Secretary’s Office, 16 Andelu, Dongcheng District, Beijing, PRC 100011 and from Jilin at: Secretary’s Office, No. 9 Longtan Street, Longtan District, Jilin City, Jilin Province, PRC 132021.
     In conducting the H Share Offer on the terms described in this Composite Document, PetroChina is relying on Rule 14d-1(d) under the Exchange Act which provides exemptive relief from a number of rules under the Exchange Act. As a result, Jilin H Shareholders and Jilin ADS Holders should be aware that certain aspects of the H Share Offer, including the providing of notice of any extension of the H Share Offer and the timing of payment of the Jilin H Shares and Jilin ADSs in the H Share Offer, will be conducted in accordance with the requirements of Hong Kong law, which are different from the requirements under the Exchange Act applicable to U.S. tender offers generally.
     In conducting the A Share Offer PetroChina is relying on Rule 13e-4(h)(8) under the Exchange Act which provides exemptions from many of the requirements of the Exchange Act.
     Both PetroChina and Jilin are organised under the laws of the PRC. Some or all of the officers and directors of PetroChina and Jilin, respectively, are residents of countries other than the United States. In addition, substantially all of the assets of PetroChina and Jilin are located outside the United States. As a result, it may be difficult for U.S. shareholders of Jilin to effect service of process within the United States upon PetroChina or Jilin or their respective officers or directors or to enforce against them a judgment of a U.S. court predicated upon the federal or state securities laws of the United States.
     Jilin H Shareholders should be aware that the acquisition of Jilin H Shares as described in this Composite Document may have tax consequences in the United States, which are described in the section titled “Material United States Federal Income Tax Consequences” in the “Special Factors Regarding the H Share Offer” section in this Composite Document. Jilin Independent H Shareholders should consult their own tax advisers regarding the specific tax consequences to them of the H Share Offer for the Jilin H Shares.

SUMMARY OF TERMS
     This summary term sheet highlights material terms of the H Share Offer, but is intended to be an overview only. For a more complete description of the terms of the H Share Offer, you should read carefully this entire Composite Document, the appendices to this Composite Document, the documents incorporated by reference or otherwise referred to herein and the Acceptance Documents provided with this Composite Document. Cross-references are included to direct you to a more complete description of the topics contained in this summary term sheet. In particular, you should carefully consider the discussion in the section headed “Special Factors Regarding the H Share Offer” beginning on page 37 of this Composite Document.
•	PetroChina proposes to acquire all Jilin Shares not already owned by PetroChina and the Concert Parties pursuant to:
–	the H Share Offer: an offer by Citigroup on behalf of PetroChina and (in the United States only) by PetroChina to all Jilin H Shareholders other than PetroChina and the Concert Parties to acquire all Jilin H Shares, including all outstanding Jilin H Shares represented by Jilin ADSs, at a price of HK$2.80 in cash per Jilin H Share and HK$280.00 in cash for the Jilin H Shares represented by each Jilin ADS, upon the terms and subject to the conditions set forth in this Composite Document and the related Acceptance Documents; and

–	the A Share Offer: subject to the H Share Offer becoming unconditional, an offer by PetroChina to all Jilin A Shareholders other than PetroChina and the Concert Parties to acquire all outstanding Jilin A Shares at a price of RMB5.25 in cash per Jilin A Share, upon the terms and subject to the conditions set forth in this Composite Document.
See the paragraphs headed “Information on the H Share Offer” and “Information on the A Share Offer” in the section headed “Letter from Citigroup” in this Composite Document.

•	The H Share Offer is conditional upon the satisfaction or, if permissible, waiver, of the following conditions:
(a)	the passing of a resolution approving the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs from the Hong Kong Stock Exchange and the NYSE, respectively, at the H Share Class Meeting to be convened for this purpose by the Jilin Independent H Shareholders, subject to:
(i)	approval by at least 75% of the votes attaching to the Disinterested Shares that are cast either in person or by proxy;

(ii)	the number of votes cast against such resolution being not more than 10% of the votes attaching to all Disinterested Shares; and

SUMMARY OF TERMS
(b)	minimum valid acceptances of the H Share Offer being received (and not, where permitted, withdrawn) by 4:00 p.m. on Friday, 6 January 2006 (or such later time(s) and/or date(s) as PetroChina may, subject to the rules of the Takeovers Code and the Exchange Act, decide), being the First Closing Date, in respect of not less than 66 2/3% in nominal value of the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, carrying voting rights then exercisable at a general meeting of the Jilin H Shareholders.
•	The A Share Offer is subject to the H Share Offer becoming or being declared unconditional. See the paragraph headed “Condition of the A Share Offer” in the “Letter from Citigroup” in this Composite Document.

•	PetroChina currently owns approximately 67.29% of the outstanding Jilin Shares as a result of its ownership of all of the 2,396,300,000 state-owned legal-person shares of Jilin. See the section headed “Disclosure of Interests” in Appendix VI in this Composite Document.

•	PetroChina has no right under the laws of the PRC or the Articles of Association of Jilin to compulsorily acquire the Jilin Shares that are not tendered for acceptance pursuant to the H Share Offer and the A Share Offer. However, PetroChina intends to withdraw the listings of the Jilin H Shares on the Hong Kong Stock Exchange and the Jilin H Shares and the Jilin ADSs on the NYSE 23 days after the passing of the resolution approving the voluntary withdrawal of such listings at the H Share Class Meeting or as soon as practicable thereafter, subject to the satisfaction of any conditions for delisting such securities from the NYSE, and receipt of any regulatory approvals required for such delisting. PetroChina also intends to withdraw the listing of the Jilin A Shares on the Shenzhen Stock Exchange after the H Share Offer and the A Share Offer become or are declared unconditional. As a result, the Jilin H Shares and Jilin ADSs held by Jilin H Shareholders and Jilin ADS Holders, respectively, who do not accept the H Share Offer, and the Jilin A Shares held by Jilin A Shareholders who do not accept the A Share Offer will not be listed or quoted on a stock exchange.

QUESTIONS AND ANSWERS ABOUT THE H SHARE OFFER
Who is offering to buy my securities?
     Citigroup on behalf of PetroChina and (in the United States only) PetroChina are offering to purchase all outstanding Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs. PetroChina is also offering to purchase all outstanding Jilin A Shares. See the section headed “The H Share Offer” in the “Letter from Citigroup” in this Composite Document.
How much is PetroChina offering to pay? What is the form of payment? Will I have to pay any fees or commissions?
     PetroChina is offering to pay cash in the amount of RMB5.25 per Jilin A Share, HK$2.80 per Jilin H Share and HK$280.00 (approximately US$35.90) for the Jilin H Shares represented by each Jilin ADS. Hong Kong stamp duty at a rate of HK$1.00 for every HK$1,000 (or part of HK$1,000) of the consideration will be payable by the Jilin H Shareholders, including Jilin ADS Holders, who accept the H Share Offer and will be deducted from the consideration payable by PetroChina. PetroChina will make arrangements to pay the accepting Jilin H Shareholders portion of the Hong Kong stamp duty to the Hong Kong stamp office. PetroChina will pay or cause to be paid any fees charged by the Jilin ADS depositary resulting from the cancellation of the Jilin ADSs in connection with the US Tender Agent’s delivery to PetroChina of Jilin H Shares represented by Jilin ADSs. You should also consult your broker or nominee to determine whether any additional charges or fees will apply. Payments to Jilin Shareholders in the United States in connection with the H Share Offer and the A Share Offer may also be subject to backup U.S. federal income tax withholding at a rate of 28%, if certain requirements are not met. See the paragraphs headed “Information on the H Share Offer”, and the paragraph headed “Hong Kong Stamp Duty” in the “Letter from Citigroup” in this Composite Document and the paragraphs headed “Material United States Federal Income Tax Consequences” in the section headed “Special Factors Regarding the H Share Offer” in this Composite Document.
How will I be paid?
     PetroChina will pay for the Jilin H Shares and Jilin ADSs accepted for payment pursuant to the H Share Offer in the following manner:
•	To the Jilin H Shareholders: Payment will be posted to the Accepting Jilin H Shareholders by ordinary post at their own risk as soon as possible but in any event within 10 days of the date of receipt by the Registrar of complete and valid acceptances, or the Unconditional Date, whichever is later. See the section headed “Procedures for Acceptance and Settlement for Jilin H Shareholders” in Appendix I in this Composite Document.

•	To the Jilin ADS Holders: PetroChina will pay for all Jilin H Shares represented by Jilin ADSs validly tendered (and not properly withdrawn in accordance with the terms of the H Share Offer) by delivering HK$ to the US Tender Agent. The US Tender Agent will convert the said HK$ into US$ on the open spot market on or about the date such HK$ are received by the US Tender Agent from PetroChina and will distribute the net amount received to Jilin ADS Holders. Payment will be sent to Jilin ADS Holders by the US Tender Agent as soon as practicable after the Unconditional Date or, in the case of the Subsequent Offer Period, within 10 days after receipt of tenders by Jilin ADS Holders. Jilin ADS Holders who accept the H Share Offer by physical delivery of American depositary receipts will receive payment in the form of cheques delivered by the U.S. mail. Where a Jilin ADS Holder accepts the H Share Offer by book-entry transfer, payment will be credited to the relevant account through the Book-Entry Transfer Facility. See the section headed “Procedures for Acceptance and Settlement for Jilin ADS Holders” in Appendix I in this Composite Document.
Will PetroChina increase the H Share Offer and the A Share Offer consideration?
     Other than in wholly exceptional circumstances, PetroChina will not increase the consideration offered in the H Share Offer or the A Share Offer. See the paragraphs headed “No Increase in the Consideration for the H Share Offer” and “No Increase in the Consideration for the A Share Offer” in the “Letter from Citigroup” in this Composite Document.
Why are the price offered per H Share and the price offered per A Share different?
     H Shares and A Shares are not fungible and do not inter-trade. The markets for the Jilin A Shares and the Jilin H Shares have different trading characteristics and investor bases and are subject to different regulatory environments. The Jilin A Shares and the Jilin H Shares have consistently traded at different price levels. See the paragraph headed

QUESTIONS AND ANSWERS ABOUT THE H SHARE OFFER
“Historical Share Trading and Dividend Information” in the section headed “Special Factors Regarding the H Share Offer” in this Composite Document. Under Jilin’s Articles of Association, holders of Jilin H Shares and holders of Jilin A Shares are deemed to be shareholders of different classes. See the paragraph headed “Comparison of the Considerations Under the A Share Offer and the H Share Offer” in the “Letter from Citigroup” in this Composite Document.
Does PetroChina have adequate financial resources to make payment?
     Citigroup is satisfied that PetroChina has sufficient financial resources to pay for full acceptance of the H Share Offer. PetroChina also has sufficient funds to pay for full acceptance of the A Share Offer. Neither the H Share Offer nor the A Share Offer is subject to any financing conditions. See the paragraphs headed “Financial Resources Available for the H Share Offer” and “Financial Resources Available for the A Share Offer” in the “Letter from Citigroup” in this Composite Document.
What is the recommendation of the Jilin Board regarding the H Share Offer?
     The Jilin Board has evaluated the H Share Offer from the perspective of the Jilin Independent H Shareholders. In its process of evaluation, the Jilin Board has considered the views of the Independent Board Committee and of the Independent Financial Adviser. The Jilin Board unanimously is of the view that the terms of the H Share Offer are fair and reasonable to the Jilin Independent H Shareholders. See the section headed “Letter from the Jilin Board” in this Composite Document and the paragraph headed “Recommendation of the Jilin Board of Directors” in the section headed “Special Factors Regarding the H Share Offer” in this Composite Document.
Why was the Independent Board Committee of the Jilin Board formed and what is its recommendation regarding the H Share Offer?
     The Jilin Board established an Independent Board Committee composed of the Jilin Board’s four independent non-executive directors to assist Jilin and the Jilin Independent H Shareholders in their evaluation of the terms of the H Share Offer. Jilin retained Platinum, the Independent Financial Adviser, to assist the Independent Board Committee in its consideration of the terms of the H Share Offer and the delisting proposal. The Independent Board Committee unanimously believes that the H Share Offer is fair and reasonable to the Jilin Independent H Shareholders. See the section entitled “Letter from the Independent Board Committee” in this Composite Document and the paragraph headed “Recommendation of the Jilin Independent Board Committee” in the section headed “Special Factors Regarding the H Share Offer” in this Composite Document.
What is the recommendation of the Independent Financial Adviser regarding the H Share Offer?
     The Independent Financial Adviser believes the H Share Offer is fair and reasonable to the Jilin Independent H Shareholders. See the section headed “Letter from Platinum” in this Composite Document and the paragraph headed “4. Report of the Independent Financial Adviser to the Jilin Independent Board Committee” in the section headed “Special

QUESTIONS AND ANSWERS ABOUT THE H SHARE OFFER
Factors Regarding the H Share Offer”. Jilin H Shareholders and Jilin ADS Holders are urged to, and should, read the section headed “Letter from Platinum” in this Composite Document carefully and in its entirety.
What is PetroChina’s position regarding the fairness of the H Share Offer?
     PetroChina believes that the H Share Offer and the H Share Offer consideration are fair to the unaffiliated security holders of Jilin. In evaluating the fairness of the H Share Offer, PetroChina reviewed and considered a wide variety of factors, including the recommendations of the Jilin Board and the Jilin Independent Board Committee and the factors considered by the Jilin Board and the Jilin Independent Board Committee. See the paragraphs headed “Position of PetroChina Regarding the Fairness of the H Share Offer” in the section headed “Special Factors Regarding the H Share Offer” in this Composite Document.
What is the market value of my shares as of a recent date?
     On 26 October 2005, the last trading day for Jilin H Shares and Jilin A Shares before PetroChina announced the H Share Offer and the A Share Offer, the per share (and per Jilin ADS) closing prices of the Jilin A Shares on the Shenzhen Stock Exchange, the Jilin H Shares on the Hong Kong Stock Exchange and the Jilin ADSs on the NYSE were RMB4.91, HK$2.425 and US$31.63, respectively. On 11 November 2005, the Latest Practicable Date prior to printing this Composite Document, the per share (and per Jilin ADS) closing prices of the Jilin A Shares on the Shenzhen Stock Exchange, the Jilin H Shares on the Hong Kong Stock Exchange and the Jilin ADSs on the NYSE were RMB5.09, HK$2.725 and US$35.19, respectively. We encourage you to obtain a recent quotation for your Jilin H Shares and Jilin ADSs in deciding whether to accept the H Share Offer. See the subparagraphs headed “Market Prices” in the paragraphs headed “Consideration for the H Share Offer” and “Consideration for the A Share Offer” in the section headed “Letter from Citigroup” in this Composite Document.
How much time do I have to accept the H Share Offer?
     Unless the H Share Offer has previously become or been declared unconditional, revised or extended, the latest time and date for acceptance of the H Share Offer will be 4:00 p.m. on Friday, 6 January 2006. Because of the time difference between Hong Kong and New York, acceptances of the H Share Offer by Jilin ADS Holders must be received by the US Tender Agent no later than 5:00 p.m. (New York City time) on Thursday, 5 January 2006. The period commencing from the date of this Composite Document until such time as the H Share Offer has become or been declared unconditional or lapses or is withdrawn is referred to as the “Initial Offer Period”. Once all of the conditions to the H Share Offer have been either satisfied or, to the extent permitted, waived by PetroChina, the H Share Offer will be declared unconditional and the H Share Offer will be extended for a subsequent period of 28 calendar days. We refer to this subsequent period as the “Subsequent Offer Period”. You may also accept the H Share Offer, but may not withdraw your acceptance, during the Subsequent Offer Period. See the sections headed “Procedures for Acceptance and Settlement for Jilin H Shareholders” and “Procedures for Acceptance and Settlement for Jilin ADS Holders” in Appendix I in this Composite Document.
How will I be notified if there is a Subsequent Offer Period?
     If the H Share Offer becomes or is declared unconditional, PetroChina will announce on the Business Day on which the H Share Offer becomes unconditional, that there will be a Subsequent Offer Period. See the section headed “Announcements” in Appendix I in this Composite Document.

QUESTIONS AND ANSWERS ABOUT THE H SHARE OFFER
What is PetroChina’s intention regarding the delisting of the Jilin H Shares and the Jilin ADSs?
     We intend to withdraw the listing of the Jilin H Shares from the Hong Kong Stock Exchange and the listing of the Jilin H Shares and the Jilin ADSs from the NYSE, respectively, 23 days after the passing of the resolution approving the voluntary withdrawal of such listings at the H Share Class Meeting or as soon as practicable thereafter, subject to the satisfaction of any conditions for delisting such securities from the NYSE, and receipt of any regulatory approvals required for such delisting. PetroChina also intends to cause Jilin to terminate the Jilin ADS facility promptly following the successful completion of the H Share Offer and/or delisting of the Jilin H Shares from the Hong Kong Stock Exchange.
If I accept the H Share Offer, may I withdraw my acceptance?
     Unless the H Share Offer has previously become or been declared unconditional, revised or extended, the Initial Offer Period will expire at 4:00 P.M. (Hong Kong time) on Friday, 6 January 2006 (namely, the First Closing Date). You may withdraw an acceptance of the H Share Offer at any time on or prior to the First Closing Date or, if the H Share Offer has been extended, at any time prior to the expiration of such extended period. The earliest date on which the H Share Offer could become or be declared unconditional is the date of the H Share Class Meeting, which is scheduled for Saturday, 31 December 2005. If the H Share Offer becomes or is declared unconditional after the H Share Class Meeting but before the First Closing Date or, if the H Share Offer has been extended, before the expiration of such extended period, then, subject to the receipt of any necessary relief from the SEC, the right of Jilin H Shareholders and Jilin ADS Holders to withdraw acceptances of the H Share Offer will terminate from and after the time the H Share Offer becomes or is declared unconditional. PetroChina intends to seek any necessary relief from the SEC to permit termination of the withdrawal rights of Jilin H Shareholders and Jilin ADS Holders from and after the time the H Share Offer becomes or is declared unconditional. If such relief is obtained, PetroChina will issue an announcement and publish a newspaper advertisement five U.S. business days prior to the date of the H Share Class Meeting informing Jilin H Shareholders and Jilin ADS Holders that, if the resolution relating to the delisting of Jilin H Shares and Jilin ADSs is passed at the H Share Class Meeting, the H Share Offer will become unconditional and the Initial Offer Period will terminate as soon as the condition relating to minimum valid acceptances of the H Share Offer is satisfied, and that withdrawal rights will thereby terminate. The announcement will advise that Jilin H Shareholders and Jilin ADS Holders who wish to withdraw their acceptances of the H Share Offer should do so before 31 December 2005 (the date of the H Share Class Meeting) to ensure that their withdrawal is timely.
     To withdraw an acceptance of the H Share Offer during the Initial Offer Period, you must deliver a written notice of withdrawal with the required information to the Registrar or the US Tender Agent, as applicable, at any time during the Initial Offer Period. See the section headed “Right of Withdrawal” in Appendix I in this Composite Document.
     You may not withdraw an acceptance of the H Share Offer during the Subsequent Offer Period.
     Because of the time difference between Hong Kong and New York City, Jilin ADS Holders are subject to earlier deadlines for the acceptance of the H Share Offer and for withdrawals of acceptances of the H Share Offer. Jilin ADS Holders should refer to the sections headed “Procedures for Acceptance and Settlement for Jilin ADS Holders” and “Right of Withdrawal” in Appendix I in this Composite Document.

QUESTIONS AND ANSWERS ABOUT THE H SHARE OFFER
What are the location, date and time of the H Share Class Meeting?
     The H Share Class Meeting will be held at the Grand Ballroom, Lower Lobby, Conrad Hong Kong, Pacific Place, 88 Queensway, Hong Kong on Saturday, 31 December 2005 at 10:00 a.m., Hong Kong time.
If I hold Jilin ADSs, what are the voting procedures for the H Share Class Meeting?
     The Bank of New York, the depositary for Jilin ADSs, will mail to the holders of record of Jilin ADSs as of the close of business on the date it designates as the record date the voting instruction cards and other information regarding voting at the H Share Class Meeting by Jilin ADS Holders. Jilin ADSs Holders who wish to vote at the H Share Class Meeting will be required to complete and sign a voting instruction card and return it in accordance with the instructions printed provided to them by The Bank of New York. If you hold your Jilin ADSs indirectly, you must rely on the procedures of the bank, broker or financial institution through which you hold your Jilin ADSs if you wish to vote.
Where can I find more information about Jilin?
     General information regarding Jilin is included in Appendix VI — General Information Relating to Jilin. In addition, Jilin files reports with, and submits other information to, the Hong Kong Stock Exchange. The reports and other information filed with the Hong Kong Stock Exchange by Jilin are also available at the Hong Kong Stock Exchange’s website at www.hkex.com.hk. Jilin also files reports with, and submits other information to, the SEC. You may read and copy these reports and information at the SEC’s public reference facilities. Please call the SEC in the United States at 1-800-732-0330 for information about these facilities. The reports and other information filed with the SEC by Jilin are also available at the SEC’s website at www.sec.gov. Jilin will no longer file or furnish reports and other information to the SEC, if, subsequent to the completion of the H Share Offer, Jilin delists the Jilin ADSs from the NYSE and deregisters the ADSs and H Shares pursuant to Rule 12h-3 under the Exchange Act.
Where can I find more information about PetroChina?
     PetroChina files annual reports on Form 20-F and periodic reports on Form 6-K with the SEC. You may read and copy these reports and information at the SEC’s public reference facilities. Please call the SEC in the United States at 1-800-732-0330 for information about these facilities. The reports and other information filed with the SEC by PetroChina are also available at the SEC’s website at www.sec.gov.
To whom may Jilin ADS Holders speak if they have questions about the H Share Offer?
     You may call Innisfree M&A Incorporated at 1-877-717-3898 (toll-free in the U.S. and Canada) or +1-212-750-5833 (call collect from all other countries). Innisfree M&A Incorporated is acting as the U.S. Information Agent for the H Share Offer.

EXPECTED TIMETABLE

Announcement of satisfaction of all the Pre-Conditions	Tuesday, 15 November 2005

Despatch date of this Composite Document	Wednesday, 16 November 2005

Opening date of the H Share Offer	Wednesday, 16 November 2005

Record date for Jilin ADS Holders for the H Share Class Meeting	Wednesday, 23 November 2005

Latest time for lodging transfers of the Jilin H Shares in order to be entitled to attend and vote at the H Share Class Meeting	4:00 p.m. on Thursday, 1 December 2005

Closure of the register of Jilin for the determination of entitlements of the Jilin Independent H Shareholders to attend and vote at the H Share Class Meeting	Friday, 2 December 2005 to Saturday, 31 December 2005

Last day for return of reply slips for the H Share Class Meeting (Note 1)	Monday, 12 December 2005

Latest time for return of voting instruction card by Jilin ADS Holders to U.S. depositary for the ADSs	5:00 p.m. (New York City time) on Monday, 19 December 2005

Latest time for lodging proxy forms in respect of the H Share Class Meeting (Note 2)	10:00 a.m. on Friday, 30 December 2005

Record date for Jilin H Shareholders for the H Share Class Meeting	4:00 p.m. on Friday, 30 December 2005

H Share Class Meeting	10:00 a.m. on Saturday, 31 December 2005

Press announcements of the results of the H Share Class Meeting in the South China Morning Post, (in English) the Hong Kong Economic Times (in Chinese) and on the website of the Hong Kong Stock Exchange
Tuesday, 3 January 2006

EXPECTED TIMETABLE

Latest time for acceptance of the H Share Offer in respect of the Jilin ADSs by Jilin ADS Holders (Note 3)	5:00 p.m. (New York City time) on Thursday, 5 January 2006

Latest time for acceptance of the H Share Offer on the First Closing Date (Note 3)	4:00 p.m. on Friday, 6 January 2006

First Closing Date (Note 4)	Friday, 6 January 2006

Announcement of the results of the H Share Offer as at the First Closing Date in the South China Morning Post (in English), the Hong Kong Economic Times (in Chinese) and on the website of the Hong Kong Stock Exchange (Note 4)
Monday, 9 January 2006

Latest date for posting of remittances for the amounts due under the H Share Offer in respect of valid acceptances received at or before the latest time for acceptances of the H Share Offer on the First Closing Date (assuming the H Share Offer becomes or is declared unconditional on the First Closing Date) (Note 5)
Monday, 16 January 2006

Last day of trading the Jilin H Shares on the Hong Kong Stock Exchange	Tuesday, 17 January 2006

Withdrawal of the listings of the Jilin H Shares from the Hong Kong Stock Exchange and the Jilin H Shares and Jilin ADSs from the NYSE and latest time for trading the Jilin ADSs on the NYSE (Note 6)	9:30 a.m. on Monday, 23 January 2006

Latest time and date for acceptance of the H Share Offer in respect of the Jilin ADSs by Jilin ADS Holders (assuming the H Share Offer becomes or is declared unconditional on the First Closing Date) (Note 7)
5:00 p.m. (New York City time) on Thursday, 2 February 2006

Latest time and date for acceptance of the H Share Offer by Jilin H Shareholders (assuming the H Share Offer becomes or is declared unconditional on the First Closing Date) (Note 7)	4:00 p.m. on Friday, 3 February 2006

Final Closing Date of the H Share Offer (assuming the H Share Offer become or is declared unconditional on the First Closing Date) (Note 7)	Friday, 3 February 2006

EXPECTED TIMETABLE
Notes:
(1)	Reply slips should be duly completed and returned to the Secretary’s Office of the Company at No. 9 Longtan Street, Longtan District, Jilin City, Jilin Province, PRC no later than Monday, 12 December 2005. Failure to return the reply slips will not affect Jilin H Shareholders’ right to attend the H Share Class Meeting.

(2)	Proxy forms should be deposited with the Registrar, Hong Kong Registrars Limited at 46th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong as soon as possible and in any event by the time stated above, in order to be valid. Completion and return of a proxy form for the H Share Class Meeting will not preclude a Jilin Independent H Shareholder from attending the H Share Class Meeting, or from attending the H Share Class Meeting and voting in person if he/she/it so wishes. In such event, the returned proxy forms will be deemed to have been revoked. The Bank of New York, the depositary for Jilin’s ADSs, will mail to the holders of record of Jilin ADSs as of the close of business on 23 November 2005 voting instruction cards and other information regarding the giving of voting instructions by Jilin ADS Holders for the H Share Class Meeting. The latest time for the return of the voting instruction card by Jilin ADS Holders to the U.S. depositary for the ADSs will be 5:00 p.m. (New York City time) on Monday, 19 December 2005. Please note that the Jilin ADS Holders will be required to return the voting instructions prior to the deadline for the return of proxy forms by the Jilin H Shareholders. Jilin ADS Holders who hold their Jilin ADSs indirectly, should follow the procedures of the bank, broker or financial institution through which they hold their Jilin ADSs.

(3)	Unless the H Share Offer has previously become or been declared unconditional, revised or extended, the latest time and date for acceptance of the H Share Offer is 4:00 p.m. on the First Closing Date. Because of the time difference between Hong Kong and New York City, acceptances of the H Share Offer by Jilin ADS Holders must be received by the US Tender Agent no later than 5:00 p.m. (New York City time) on Thursday, 5 January 2006. Please refer to the paragraph headed “Conditions of the H Share Offer” in the “Letter from Citigroup” in this Composite Document for details on the H Share Offer Conditions. Please also refer to Appendix I in this Composite Document for additional information on how to accept the H Share Offer.

(4)	PetroChina reserves the right to extend the H Share Offer until such time and/or date as it may determine and in accordance with the Takeovers Code and the Exchange Act. PetroChina will issue an announcement, stating whether the H Share Offer has been revised or extended, has expired or has become or been declared unconditional (as to acceptances or in all respects). Such announcement will be published in the South China Morning Post (in English), the Hong Kong Economic Times (in Chinese) and on the website of the Hong Kong Stock Exchange on Monday, 9 January 2006. In the United States, all announcements by PetroChina or Jilin in relation to the H Share Offer will be delivered to the NYSE, will be filed with or furnished to the SEC and will be available on the SEC’s website at http://www.sec.gov.

(5)	Pursuant to Rule 20.1 of the Takeovers Code and the exemption provided by Rule 14d-1(d)(2)(iv) under the Exchange Act, settlement in cash in respect of acceptances of the H Share Offer will be made within 10 days of the later of the Unconditional Date and the date on which the Jilin H Shares, including the Jilin H Shares underlying the Jilin ADSs, are tendered for acceptance of the H Share Offer. Relevant documents of title must be received by PetroChina to render each acceptance of the H Share Offer complete and valid.

(6)	It is currently expected that the withdrawal of listings of the Jilin H Shares and Jilin ADSs from the NYSE would happen upon the market close of the NYSE on 23 January 2006 (New York City time), subject to the satisfaction of any conditions for delisting such securities from the NYSE, and receipt of any regulatory approvals required for such delisting.

(7)	In accordance with Rule 15.3 of the Takeovers Code, where the H Share Offer becomes or is declared unconditional (whether as to acceptances or in all respects), it should remain open for acceptance for not less than 14 days thereafter. In such case, at least 14 days’ notice in writing must be given before the H Share Offer is closed to the Jilin Independent H Shareholders who have not accepted the H Share Offer if the announcement to extend the H Share Offer does not state the next closing date. PetroChina will extend the 14-day period under Rule 15.3 of the Takeovers Code to 28 calendar days.
     Unless otherwise indicated, all time references contained in this Composite Document are to Hong Kong time.

DEFINITIONS
     In this Composite Document, unless the context otherwise requires, the following expressions have the following meanings:

“acting in concert”	has the meaning ascribed to it in the Takeovers Code

“A Share Offer”	the voluntary conditional offer by PetroChina in the PRC at RMB5.25 per Jilin A Share to acquire all the outstanding Jilin A Shares

“A Share Offer Condition”	the condition to the A Share Offer which is set out in the paragraph headed “Condition of the A Share Offer” in the section headed “Letter from Citigroup” of this Composite Document

“Acceptance Documents”	with respect to the Jilin H Shareholders, the Form of Acceptance, and, with respect to the Jilin ADS Holders, the Letter of Transmittal accompanying this Composite Document

“Accepting Jilin A Shareholders”	the Jilin A Shareholders who accept the A Share Offer

“Accepting Jilin ADS Holders”	the Jilin ADS Holders who accept the H Share Offer in respect of the Jilin H Shares underlying their Jilin ADSs by duly completing and returning the Letter of Transmittal

“Accepting Jilin H Shareholders”	the Jilin H Shareholders who accept the H Share Offer by duly completing and returning the Form of Acceptance

“Administrative Measures”	Regulations on the Takeover of Listed Companies promulgated on 28 September 2002, which came into effect on 1 December 2002, administered by the CSRC

“Announcement”	the announcement dated 28 October 2005 jointly made by PetroChina and Jilin in relation to the H Share Offer and the A Share Offer

“Authority”	any government, governmental, quasi-governmental, statutory or regulatory body or court, and Authorities shall be construed accordingly

DEFINITIONS

“Business Day(s)”	a day on which banks are open for business in Hong Kong (excluding Saturdays, Sundays or public holidays in Hong Kong)

“Cazenove”	Cazenove Asia Limited, a licensed corporation to carry out type 1 (dealing in securities), type 4 (advising on securities), type 6 (advising on corporate finance) and type 9 (asset management) regulated activities as defined under the SFO, the financial adviser appointed by Jilin to advise it in relation to the H Share Offer

“CCASS”	the Central Clearing and Settlement System established and operated by HKSCC

“CICC”	China International Capital Corporation, the domestic PRC independent financial adviser to Jilin for the A Share Offer

“China Galaxy”	China Galaxy Securities Company Limited, the financial adviser to PetroChina in relation to the A Share Offer

“Citigroup”	Citigroup Global Markets Asia Limited, a deemed licensed corporation under the SFO, licensed to carry on Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance) and Type 7 (providing automated trading services) of the regulated activities, the financial adviser to PetroChina in relation to the H Share Offer

“Closing Date”	the First Closing Date or any subsequent closing date(s) as PetroChina may determine and announce as permitted under the Takeovers Code

“Companies Ordinance”	the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) (as amended)

“Composite Document”	this composite offer and response document relating to the H Share Offer

“Concert Parties”	persons who are acting in concert with PetroChina

DEFINITIONS

“CNPC”	(China National Petroleum Corporation), a state-owned enterprise established under the laws of PRC, and the controlling shareholder of PetroChina, holding approximately 88.21% of the issued share capital of PetroChina

“CSRC”	the China Securities Regulatory Commission

“Disinterested Shares”	Jilin H Shares held by persons other than PetroChina and the Concert Parties

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended

“Executive”	the Executive Director of the Corporate Finance Division of the SFC or any delegate of such Executive Director

“Final Closing Date”	Friday, 3 February 2006 (or such later date(s) as PetroChina may, subject to the rules of the Takeovers Code and the Exchange Act, decide), being the final closing date for the H Share Offer

“First Closing Date”	Friday, 6 January 2006 (or such later date(s) as PetroChina may, subject to the rules of the Takeovers Code and the Exchange Act, decide), being the first closing date for the H Share Offer

“Form of Acceptance”	the form of acceptance and transfer in respect of the H Share Offer which accompanies this Composite Document

“Further Announcement”	the press announcement on Tuesday, 15 November 2005 made by PetroChina in respect of the satisfaction of the Pre-Conditions

“H Share Class Meeting”	the special class meeting of the Jilin H Shareholders to be convened on Saturday, 31 December 2005 for the purpose of approving the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs from the Hong Kong Stock Exchange and the NYSE, respectively

DEFINITIONS

“H Share Offer”	the voluntary conditional offer by PetroChina at HK$2.80 per Jilin H Share to acquire all the outstanding Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs which are offered at HK$280.00 for the Jilin H Shares underlying each Jilin ADS, not already owned by PetroChina and the Concert Parties, on the terms and subject to the conditions contained in this Composite Document and the Acceptance Documents, including any extension or revision thereof

“H Share Offer Conditions”	the conditions to the H Share Offer which are set out in the paragraph headed “Conditions of the H Share Offer” in the section headed “Letter from Citigroup” in this Composite Document

“Hong Kong”	The Special Administrative Region of Hong Kong of the PRC

“Hong Kong Stock Exchange”	The Stock Exchange of Hong Kong Limited

“HKSCC”	Hong Kong Securities Clearing Company Limited

“Independent Board Committee”	the independent committee of the Jilin Board, comprising Wang Peirong, Lü Yanfeng, Zhou Henglong and Fanny Li, being all the independent non-executive directors of Jilin, which has been formed to advise Jilin and the Jilin Independent H Shareholders in respect of the terms of the H Share Offer

“Independent Financial Adviser” or “Platinum”	Platinum Securities Company Limited, a licensed corporation to carry out type 1 (dealing in securities) and type 6 (advising on corporate finance) regulated activities as defined under the SFO, the independent financial adviser appointed to advise the Independent Board Committee in respect of the H Share Offer

“Initial Offer Period”	the period commencing from the date of despatch of the Composite Document until such time as the H Share Offer has become or been declared unconditional or lapses or is withdrawn

DEFINITIONS

“Jilin”	Jilin Chemical Industrial Company Limited, a joint stock company incorporated in the PRC with limited liability, whose Jilin H Shares are listed on the Main Board of the Hong Kong Stock Exchange, whose Jilin ADSs are listed on the NYSE and whose Jilin A Shares are listed on the Shenzhen Stock Exchange

“Jilin A Shareholders”	holders of the Jilin A Shares

“Jilin A Shares”	the outstanding domestic-invested shares of the issued share capital of Jilin of par value RMB1.00 each, listed on the Shenzhen Stock Exchange

“Jilin ADS Holders”	holders of the Jilin ADSs

“Jilin ADSs”	the American Depositary Shares in Jilin each representing 100 Jilin H Shares listed on the New York Stock Exchange

“Jilin Board”	the board of directors of Jilin

“Jilin Directors”	the directors of Jilin

“Jilin Group”	Jilin and its subsidiaries

“Jilin Independent H Shareholders”	the Jilin H Shareholders other than PetroChina and the Concert Parties

“Jilin H Shareholders”	holders of the Jilin H Shares

“Jilin H Shares”	the outstanding overseas-listed foreign-invested ordinary shares of the issued share capital of Jilin of par value RMB1.00 each

“Jilin Shareholders”	the Jilin H Shareholders, the Jilin ADS Holders and the Jilin A Shareholders

“Jilin Shares”	all the shares in Jilin

“Jilin Supervisors”	the supervisors of Jilin, being Zou Haifeng, Wang Jianrong, Li Shumin, Xue Feng and Bai Xuefeng

“Last Trading Day”	26 October 2005, being the last day on which the Jilin H Shares, the Jilin ADSs and the Jilin A Shares were traded prior to the publication of the Announcement

DEFINITIONS

“Latest Practicable Date”	Friday, 11 November 2005, being the latest practicable date prior to the printing of this Composite Document for the purpose of ascertaining certain information contained in this Composite Document

“Letter of Transmittal”	the letter of transmittal relating to the H Share Offer accompanying this Composite Document for use by the Accepting Jilin ADS Holders

“Listing Rules”	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited

“NYSE”	the New York Stock Exchange

“Offer Period”	the period commencing from the date of the Announcement until the later of (i) the date the H Share Offer closes for acceptances, (ii) the date when the H Share Offer lapses and (iii) the date when an announcement is made of the withdrawal of the H Share Offer

“PetroChina” or “Offeror”	PetroChina Company Limited, a joint stock company incorporated in the PRC with limited liability, whose H shares are listed on the Main Board of the Hong Kong Stock Exchange and whose American Depositary Shares are listed on the NYSE

“PetroChina Board”	the board of the PetroChina Directors

“PetroChina Directors”	the directors of PetroChina

“PetroChina Group”	PetroChina and its subsidiaries

“PRC”	the People’s Republic of China. Except where the context otherwise requires, references in this Composite Document to the PRC do not include the Hong Kong or Macau Special Administrative Regions or Taiwan

“PRC Securities Law”	current PRC Securities Law adopted by the Standing Committee of the National People’s Congress and promulgated under the order of the President of the PRC on 29 December 1998, which came into effect on 1 July 1999

DEFINITIONS

“Pre-Conditions”	the pre-conditions to the making of the H Share Offer as set out in the Announcement

“PwC”	PricewaterhouseCoopers, reporting accountants of Jilin

“Registrar”	Hong Kong Registrars Limited whose address is at Shops 1712-16, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong, being the share registrar of Jilin for receiving and processing the acceptances of the H Share Offer from Jilin H Shareholders

“SEC”	the United States Securities and Exchange Commission

“SFC”	the Securities and Futures Commission of Hong Kong

“SFO”	the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (as amended)

“Shenzhen Stock Exchange”	(the Shenzhen Stock Exchange)

“Subsequent Offer Period”	the period of 28 calendar days following the Initial Offer Period during which the H Share Offer shall remain open for acceptances

“subsidiaries”	has the meaning ascribed to it in section 2 of the Companies Ordinance

“Takeovers Code”	the Hong Kong Code on Takeovers and Mergers

“Unconditional Date”	the date on which the H Share Offer becomes or is declared unconditional which is expected to be 6 January 2006

“United States” or “U.S.”	the United States of America

“US Information Agent”	Innisfree M&A Incorporated, who may be reached by Jilin ADS Holders at 1-877-717-3898 (toll-free in the U.S. and Canada) or +1-212-750-5833 (call collect from all other countries or regions)

DEFINITIONS

“US Tender Agent”	The Bank of New York, whose address is at The Bank of New York, Tender & Exchange Department, 101 Barclay Street, 11th Floor East, New York, NY 10286, USA., being the U.S. tender agent for receiving tenders of Jilin H Shares represented by Jilin ADSs in respect of the H Share Offer

* for identification purposes only

EXCHANGE RATE INFORMATION
     Solely for your convenience and unless otherwise indicated, the translation of U.S. dollars into Hong Kong dollars in this Composite Document is at the exchange rate of U.S.$1.00 to HK$7.80. This translation is for reference only and should not be construed as a representation that any Hong Kong dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at this rate or at all.
     The following table sets forth certain information concerning exchange rates between (i) Hong Kong dollars and U.S. dollars and (ii) Renminbi and U.S. dollars for the periods indicated:

	Noon Buying Rate (HK$ per US$)(1)
Period	Period End	Average(2)	High	Low
2001	7.7980	7.7997	7.8004	7.7970
2002	7.7988	7.7996	7.8095	7.7970
2003	7.7640	7.7874	7.8001	7.7085
2004	7.7723	7.7891	7.8010	7.7632
2005 (through 10 November 2005)(3)	7.7553	7.7812	7.7999	7.7514

	Noon Buying Rate (RMB per US$)(1)
Period	Period End	Average(2)	High	Low
2001	8.2766	8.2771	8.2786	8.2709
2002	8.2800	8.2770	8.2800	8.2700
2003	8.2767	8.2772	8.2800	8.2765
2004	8.2765	8.2768	8.2774	8.2764
2005 (through 10 November 2005)(3)	8.0847	8.2486	8.2765	8.0840

(1)	Noon buying rate in New York City for cable transfers payable in foreign currencies as certified for customs purpose by the Federal Reserve The Bank of New York.

(2)	Determined by averaging the rate on each day during the relevant period.

(3)	The Federal Reserve Bank of New York was closed on the Latest Practicable Date in observance of Veteran’s Day and therefore did not publish noon buying rates as of such date.

LETTER FROM PETROCHINA

(a joint stock limited company incorporated in the People’s Republic of China with limited liability)
(H Share Stock Code: 0857)
Chairman:
Chen Geng
Vice Chairmen:
Jiang Jiemin
Executive Directors:
Su Shulin
Duan Wende
Non-executive Directors:
Zheng Hu
Zhou Jiping
Wang Yilin
Zeng Yukang
Gong Huazhang
Jiang Fan
Independent Non-executive Directors:
Chee-Chen Tung
Liu Hongru
Franco Bernabè
Registered Office:
16 Andelu
Dongcheng District
Beijing
PRC 100011
Principal place of business in Hong Kong:
Unit 3606
Tower 2 Lippo Centre
89 Queensway
Admiralty
Hong Kong
16 November 2005
To the Jilin Independent H Shareholders
Dear Sir or Madam,
Takeover Offer of
Jilin Chemical Industrial Company Limited
1. INTRODUCTION
1.1	On 28 October 2005, we held a meeting of the special committee of the PetroChina Board, at which it was unanimously agreed that we shall make:
(a)	a voluntary conditional offer to all the Jilin H Shareholders other than us and the Concert Parties to acquire all the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs not already owned by us and the Concert Parties; and

* for identification purposes only

LETTER FROM PETROCHINA
(b)	a voluntary conditional offer to all the Jilin A Shareholders other than us and the Concert Parties to acquire all the Jilin A Shares, subject to the satisfaction of the Pre-Conditions.

1.2	We announced in the Further Announcement that on Tuesday, 15 November 2005, all the Pre-Conditions have been satisfied or waived in respect of the H Share Offer and the A Share Offer.

1.3	This letter sets out certain background information on the PetroChina Group, explains why we are making the H Share Offer and our intentions in relation to the Jilin Group.

1.4	Full details of the H Share Offer are set out elsewhere in the composite document of which this letter forms part (the Composite Document). In particular, your attention is drawn to the special factors set out in the section headed “Special Factors Regarding the H Share Offer” in the Composite Document.

1.5	Full details of the A Share Offer are set out in the formal offer report which is being published in the PRC.

1.6	Terms defined in the Composite Document have the same meaning when used in this letter.
2. INFORMATION ON THE PETROCHINA GROUP
2.1	We were established as a joint stock company with limited liability under the current PRC Company Law on 5 November 1999 as part of the restructuring of CNPC, our ultimate controlling shareholder. In the restructuring, CNPC injected into us most of the assets and liabilities of CNPC relating to its exploration, production, refining, marketing, chemicals and natural gas businesses.

2.2	Our registered capital following completion of an issue of new H shares on 15 September 2005 is RMB179,020,977,818 (pending registration procedures), and CNPC holds approximately 88.21% of our enlarged total registered capital, while our H shareholders, including holders of PetroChina ADSs listed on the NYSE, hold approximately 11.79% of our enlarged total registered capital.

2.3	We are one of the largest companies in the PRC in terms of sales and are engaged in a broad range of petroleum and natural gas-related activities, including:
(a)	the exploration, development, production and sale of crude oil and natural gas;

(b)	the refining, transportation, storage and marketing of crude oil and petroleum products;

LETTER FROM PETROCHINA
(c)	the production and sale of basic petrochemical products, derivative petrochemical products and other chemical products; and

(d)	the transmission of natural gas, crude oil and refined products, and the sale of natural gas.
2.4	Our American Depositary Shares and H shares first commenced trading on the NYSE and the Hong Kong Stock Exchange on 6 April 2000 and 7 April 2000, respectively.

2.5	We are not a party to any agreements or arrangements under which we may or may not invoke or seek to invoke a pre-condition or a condition of the H Share Offer and the A Share Offer, as referred to in Rule 3.5(g) of the Takeovers Code.
3. REASONS FOR THE H SHARE OFFER AND THE A SHARE OFFER
3.1	We believe that the acquisition of the shares of Jilin’s minority shareholders and the delisting of the H Shares are beneficial for our shareholders. There are a number of operational, financial and organisational benefits which we expect to accrue from the integration of operations of Jilin into those of PetroChina, subsequent to the H Share Offer and the A Share Offer:
(a)	Streamlined Group Structure: We have committed to streamline our corporate structure and this is the first step in achieving this important objective. The H Share Offer and the A Share Offer as well as the integration are intended to further enhance the PetroChina Group’s corporate transparency and improve corporate efficiency and reduce the number of connected transactions.

(b)	Procurement/Product Distribution Efficiency: We have supplied approximately 70% of Jilin’s crude oil requirements and purchased approximately the same percentage of refined petroleum products produced by Jilin. Consequently, our acquisition of Jilin is intended to create greater efficiencies in both the sourcing of crude oil and other raw materials for Jilin and in the sale of Jilin’s refined products as the entire process can be fully integrated and optimised in the context of our group-wide procurement and sales process.

(c)	Management Efficiency: The successful completion of the H Share Offer and the A Share Offer and the integration are intended to simplify the ownership and management structure of the operations of Jilin, where currently the ownership of specific assets and the management of these assets is split between different entities which are majority but not wholly-owned by PetroChina. This is expected to lead to organisational and management improvements.

LETTER FROM PETROCHINA
(d)	Business Integration: The complete integration of Jilin’s business and operations into us is expected to deliver cost savings and help Jilin better leverage on our integrated upstream, midstream and downstream operations. The successful completion of the H Share Offer and the A Share Offer will result in the rationalisation of management and corporate functions and the removal of the processes and costs associated with Jilin’s current regulatory and legal status. We will also be able to include Jilin in our overall domestic product optimisation plans leading to increased operational efficiencies.

(e)	Capital Allocation: Consolidating the operations of Jilin within the PetroChina Group is intended to provide us the opportunity to derive full benefit across Jilin’s value chain and to better plan group-wide capital expenditure in order to optimise capital allocation across our whole asset base rather than on a more limited plant by plant basis.
     In order to maximise such benefits, PetroChina must own as much of Jilin as possible. PetroChina believes that if it receives valid acceptances in respect of not less than 66 2/3% in nominal value of the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, carrying voting rights then exercisable at a general meeting of the Jilin H Shareholders (which is a condition to the H Share Offer, as further described in the paragraph headed “Pre-conditions and Offer Conditions” in the section entitled “Letter from Citigroup” in this Composite Document), these benefits can be substantially achieved.
4. OUR INTENTION WITH RESPECT TO JILIN
     4.1 Intention regarding Jilin
     We intend that Jilin shall, upon completion of the H Share Offer and the A Share Offer, continue to carry on its current business of production of basic chemicals and chemical raw materials. In addition, we will conduct a review of the financial position and operations of the Jilin Group in due course, with a view to strengthening its operations and future development. We currently have no intention of deploying the fixed assets of the Jilin Group.
     We do not intend to transfer, charge or pledge to any other persons any Jilin Shares acquired under the H Share Offer and the A Share Offer.
     4.2 No Right of Compulsory Acquisition
     We have no right under the laws of the PRC and Jilin’s Articles of Association to compulsorily acquire, inter alia, the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, that are not tendered for acceptance pursuant to the H Share Offer. For further information, please refer to the “Letter from Citigroup” which forms part of this Composite Document.

LETTER FROM PETROCHINA
     4.3 Delisting of the Jilin H Shares and the Jilin ADSs
     We intend to withdraw the listing of the Jilin H Shares from the Hong Kong Stock Exchange and the listing of the Jilin H Shares and the Jilin ADSs from the NYSE 23 days after the passing of the resolution approving the voluntary withdrawal of such listings at the H Share Class Meeting or as soon as practicable thereafter, subject to the satisfaction of any conditions for delisting such securities from the NYSE, and the receipt of any regulatory approvals required for such delisting. PetroChina also intends to cause Jilin to terminate the Jilin ADS facility promptly following the successful completion of the H Share Offer and/or delisting of the Jilin H Shares from the Hong Kong Stock Exchange.
     4.4 Management and Employees of Jilin
     We intend to have Jilin’s existing management continue to manage Jilin, and continue with the employment of employees of the Jilin Group after the completion of the H Share Offer and the A Share Offer.
5. INFORMATION ON OTHER OFFERS OF PETROCHINA IN THE PRC
     We announced in the Announcement that we also propose to make two separate general offers in the PRC under the Administrative Measures to acquire all domestically listed domestic shares of Jinzhou Petrochemical Company Limited and Liaohe Jinma Oilfield Company Limited , each of which has A shares listed on the Shenzhen Stock Exchange. As of the date of the Announcement, PetroChina owned 80.95% of the outstanding shares of Jinzhou Petrochemical Company Limited and 81.82% of the outstanding shares of Liaohe Jinma Oilfield Company Limited. None of the issued securities of these companies are listed on the Hong Kong Stock Exchange or the NYSE.
     We believe that the acquisition of the A shares of Jinzhou Petrochemical Company Limited and Liaohe Jinma Oilfield Company Limited will eliminate competition between each of these companies and PetroChina and will reduce the number of connected party transactions between PetroChina and each of Jinzhou Petrochemical Company Limited and Liaohe Jinma Oilfield Company Limited. We will pay the consideration for the acquisitions using cash available from our working capital reserves. We believe that we have sufficient financial resources to complete the acquisitions.
     Further information in respect of these general offers are being published in the formal offer reports in the PRC on the date of this Composite Document.
6. OTHER INFORMATION
     Your attention is drawn to the “Letter from Citigroup” which immediately follows this letter in this Composite Document, as well as the other information set out in the rest of this Composite Document, including the information included in the section headed “Special Factors Regarding the H Share Offer”.

Yours faithfully,
For and on behalf of
PetroChina Company Limited
Chen Geng
Chairman

LETTER FROM CITIGROUP
Citigroup Global Markets Asia Limited
16 November 2005
To the Jilin Independent H Shareholders
Dear Sir or Madam,
Takeover Offer of
Jilin Chemical Industrial Company Limited
1. INTRODUCTION
1.1	On 28 October 2005, PetroChina, together with Jilin, announced that, subject to the satisfaction of the Pre-Conditions, a voluntary conditional offer would be made by Citigroup for and on behalf of PetroChina and (in the United States only) by PetroChina directly for all your Jilin H Shares or your Jilin ADSs representing Jilin H Shares. It was further announced in the Further Announcement that on Tuesday, 15 November 2005, all the Pre-Conditions have been satisfied or waived.

1.2	Terms defined in this Composite Document of which this letter forms part have the same meanings when used in this letter.
2. THE H SHARE OFFER
     We are making the H Share Offer for and on behalf of PetroChina and (in the United States only) PetroChina is making the H Share Offer directly on the terms and conditions set out below. The H Share Offer will be made in compliance with the Takeovers Code which is administered by the Executive and the Exchange Act which is administered by the SEC. The Accepting Jilin H Shareholders and the Accepting Jilin ADS Holders who accept the H Share Offer will be entitled to the consideration as specified in the paragraph entitled “Information on the H Share Offer” below.

LETTER FROM CITIGROUP
3. THE A SHARE OFFER
     The A Share Offer will be made in compliance with the PRC Securities Law and the Administrative Measures. The Accepting Jilin A Shareholders will be entitled to the consideration as specified in the paragraph entitled “Information on the A Share Offer” below.
4. INFORMATION ON THE H SHARE OFFER
     4.1 Consideration for H Share Offer
     We are making the H Share Offer for and on behalf of PetroChina and (in the United States only) PetroChina is making the H Share Offer on the following basis:

For each Jilin H Share	HK$2.80 in cash

For the Jilin H Shares represented by each Jilin ADS	HK$280.00 in cash
(a)	Comparisons of Value
     The cash consideration of HK$2.80 per Jilin H Share under the H Share Offer represents:
(i)	a premium of approximately 2.8% over the closing price of HK$2.725 per Jilin H Share, as quoted on the Hong Kong Stock Exchange on the Latest Practicable Date;

(ii)	a premium of approximately 15.5% over the closing price of HK$2.425 per Jilin H Share, as quoted on the Hong Kong Stock Exchange on the Last Trading Day;

(iii)	a premium of approximately 41.2% over the average closing price of HK$1.983 per Jilin H Share, being the average closing price per Jilin H Share as quoted on the Hong Kong Stock Exchange for the six months immediately prior to and including the Last Trading Day; and

(iv)	a premium of approximately 17.3% over the volume weighted average price of HK$2.388 per Jilin H Share, being the volume weighted average price per Jilin H Share as quoted on the Hong Kong Stock Exchange for the 30 trading days immediately prior to and including the Last Trading Day.

LETTER FROM CITIGROUP
     The cash consideration of HK$280.00 for the Jilin H Shares represented by each Jilin ADS under the H Share Offer represents:
(i)	a premium of approximately 2.0% over the closing price of HK$274.482 (US$35.19) per Jilin ADS, as quoted on the NYSE on the Latest Practicable Date;

(ii)	a premium of approximately 13.5% over the closing price of HK$246.714 (US$31.63) per Jilin ADS, as quoted on the NYSE on the Last Trading Day;

(iii)	a premium of approximately 40.9% over the average closing price of HK$198.751 (US$25.48) per Jilin ADS, being the average closing price per Jilin ADS as quoted on the NYSE for the six months immediately prior to and including the Last Trading Day; and

(iv)	a premium of 17.4% over the volume weighted average price of HK$238.443 (US$30.57) per Jilin ADS, being the volume weighted average price per Jilin ADS as quoted on the NYSE for the 30 trading days immediately prior to and including the Last Trading Day.
(b)	Highest and Lowest Prices
     From the date falling six months prior to the date of the Announcement up to the Latest Practicable Date, the highest closing price of the Jilin H Shares as quoted on the Hong Kong Stock Exchange was HK$2.750 each, and the lowest closing price of the Jilin H Shares as quoted on the Hong Kong Stock Exchange was HK$1.420 each.
     From the date falling six months prior to the date of the Announcement up to the Latest Practicable Date, the highest closing price of the Jilin ADSs as quoted on the NYSE was HK$274.794 (US$35.23) each, and the lowest closing price of the Jilin ADSs as quoted on the NYSE was HK$138.996 (US$17.82) each.

LETTER FROM CITIGROUP
(c)	Market prices
     The following table sets out the closing price per Jilin H Share as quoted on the Hong Kong Stock Exchange at the end of each calendar month during the period commencing six months preceding the commencement of the Offer Period, and ending on the Latest Practicable Date:

Closing price
Date	per Jilin H Share
(HK$)
29 April 2005	1.710
31 May 2005	1.500
30 June 2005	1.910
29 July 2005	2.050
31 August 2005	2.150
30 September 2005	2.425
31 October 2005	2.725
Latest Practicable Date	2.725
     The following table sets out the closing price per Jilin ADS as quoted on the NYSE at the end of each of the calendar months during the period commencing six months preceding the commencement of the Offer Period, and ending on the Latest Practicable Date:

	Closing price
Date	per Jilin ADS
	(US$)	(HK$)
29 April 2005	21.70	169.260
31 May 2005	19.32	150.696
30 June 2005	24.65	192.270
29 July 2005	26.47	206.466
31 August 2005	27.31	213.018
30 September 2005	30.86	240.708
31 October 2005	35.15	274.170
Latest Practicable Date	35.19	274.482
(d)	Consideration for the Jilin H Shares
     On the basis of the cash consideration of HK$2.80 per Jilin H Share (or HK$280.00 for the Jilin H Shares represented by each Jilin ADS) under the H Share Offer, the entire share capital of the 964.778 million Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, is valued at approximately HK$2,701 million.

LETTER FROM CITIGROUP
     4.2 No Increase in the Consideration for the H Share Offer
     PetroChina will not increase the consideration for the H Share Offer as set out above. You should be aware that, following the making of such a statement in the Announcement, PetroChina will not be permitted to revise the consideration for the H Share Offer as set out above, save in wholly exceptional circumstances and in compliance with Rule 18.3 of the Takeovers Code.
     4.3 Financial Resources Available for the H Share Offer
     PetroChina will pay the consideration for the H Share Offer from cash available from working capital reserves. We are satisfied that sufficient financial resources are available to PetroChina to meet full acceptance of the H Share Offer.
     4.4 Settlement of Consideration for the Jilin H Shares
     Settlement of the consideration for the Jilin H Shares and the Jilin ADSs will be made as soon as possible, but in any event within 10 days of the later of the Unconditional Date and the date on which the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, are tendered for acceptance of the H Share Offer. Jilin ADS Holders should refer to Appendix I, “Further Terms of the H Share Offer” of the Composite Document for additional important information.
     4.5 Acceptance and Settlement
     For further information on the acceptance and settlement of the H Share Offer, please refer to Appendix I, “Further Terms of the H Share Offer” of the Composite Document.
5. INFORMATION ON THE A SHARE OFFER
     5.1 Consideration for A Share Offer
     The A Share Offer will be made on the following basis:

For each Jilin A Share	RMB5.25 in cash
     As a comparable offer will be made in respect of the Jilin A Shares as described above, PetroChina is satisfied that the H Share Offer is made in compliance with Rule 14 and paragraph 1 of the General Principles of the Takeovers Code.
(a)	Comparisons of Value
     The cash consideration of RMB5.25 per Jilin A Share under the A Share Offer represents:
(i)	a premium of approximately 3.1% over the closing price of RMB5.09 per Jilin A Share, as quoted on the Shenzhen Stock Exchange on the Latest Practicable Date;

LETTER FROM CITIGROUP
(ii)	a premium of approximately 6.9% over the closing price of RMB4.91 per Jilin A Share, as quoted on the Shenzhen Stock Exchange on the Last Trading Day;

(iii)	a premium of approximately 41.9% over the average closing price of RMB3.70 per Jilin A Share, being the average closing price per Jilin A Share as quoted on the Shenzhen Stock Exchange for the six months immediately prior to and including the Last Trading Day; and

(iv)	a premium of approximately 14.4% over the volume weighted average price of RMB4.59 per Jilin A Share, being the volume weighted average price per Jilin A Share as quoted on the Shenzhen Stock Exchange for the 30 trading days immediately prior to and including the Last Trading Day.
(b)	Highest and Lowest Prices
     From the date falling six months prior to the date of the Announcement up to the Latest Practicable Date, the highest closing price of the Jilin A Shares as quoted on the Shenzhen Stock Exchange was RMB5.13 each, and the lowest closing price of the Jilin A Shares as quoted on the Shenzhen Stock Exchange was RMB2.41 each.
(c)	Market prices
     The following table sets out the closing price per Jilin A Share as quoted on the Shenzhen Stock Exchange at the end of each of the calendar months during the period commencing six months preceding the commencement of the Offer Period, and ending on the Latest Practicable Date:

Closing price
Date	per Jilin A Share
(RMB)
29 April 2005	3.70
31 May 2005	3.51
30 June 2005	3.35
29 July 2005	2.88
31 August 2005	4.04
30 September 2005	4.61
26 October 2005	4.91
Latest Practicable Date	5.09
(d)	Consideration for the Jilin A Shares
     On the basis of the cash consideration of RMB5.25 per Jilin A Share under the A Share Offer, the entire share capital of the Jilin A Shares is valued at approximately RMB1,050 million.

LETTER FROM CITIGROUP
     5.2 No Increase in the Consideration for the A Share Offer
     PetroChina will not increase the consideration of the A Share Offer as set out above. You should be aware that, following the making of this statement in the Announcement, PetroChina will not be permitted to revise the consideration for the A Share Offer as set out above, save in wholly exceptional circumstances and as approved by the CSRC.
     5.3 Financial Resources Available for the A Share Offer
     PetroChina requires RMB1,050 million (the A Share Full Acceptance Amount) to meet full acceptance of the A Share Offer. PetroChina has placed RMB210 million (being the amount equal to 20% of the A Share Full Acceptance Amount) in a bank account designated by the Shenzhen branch of China Securities Depository and Clearing Corporation Limited, as security for the A Share Offer. According to deposit receipts issued by Industrial and Commercial Bank of China dated 28 October 2005, PetroChina has placed RMB4,000 million (being an amount not less than 80% of the A Share Full Acceptance Amount) with Industrial and Commercial Bank of China, Beijing branch. PetroChina undertakes that, of the RMB4,000 million referred to above, RMB840 million (being the amount equal to 80% of the A Share Full Acceptance Amount) shall be used for the purpose of the A Share Offer, and guarantees that such amount shall not be subject to any third party claim.
     5.4 Structure of the A Share Offer
     Under PRC law, the A Share Offer has to remain open for at least 30 calendar days but not more than 60 calendar days commencing from the date on which the offer is announced (the date of the Announcement). While there is no maximum period for which the H Share Offer must remain open (assuming the H Share Offer has become unconditional in all respects), the H Share Offer is required (as a condition to the Executive granting a waiver of Rule 2.2(c) of the Takeovers Code, as described under the heading “No Right of Compulsory Acquisition” in the section “Letter from Citigroup” in this Composite Document) to have at least a 28 calendar day extended offer period after it becomes or is declared unconditional (the Subsequent Offer Period). In order to have the offer period of the A Share Offer and the Subsequent Offer Period end at approximately the same time, the CSRC has agreed that the offer period of the A Share Offer (being no less than 30 calendar days) commences when the H Share Offer becomes or is declared unconditional. However, Rule 14d-11 of the Exchange Act requires that a subsequent offering period may not exceed 20 business days (approximately 28 calendar days). As a result, the A Share Offer and the H Share Offer may not be structured to close on the same day.
     Under PRC law, in order to maintain its listing status, at least 15% of Jilin’s share capital must be tradeable on one or more stock exchanges. In light of the fact that Jilin’s A Shares represent only 5.62% of the total share capital of Jilin, when the H Share Offer closes, Jilin A Shares will be automatically delisted from the Shenzhen Stock Exchange as a matter of law regardless how many holders of Jilin A Shares accept the A Share Offer. As a result, the A Share Offer is conditioned on the H Share Offer, but not vice versa.
6. COMPARISON OF THE CONSIDERATIONS UNDER THE A SHARE OFFER AND THE H SHARE OFFER
     The cash consideration under the A Share Offer is RMB5.25 per Jilin A Share, whereas the cash consideration under the H Share Offer is HK$2.80 per Jilin H Share and HK$280.00 for the Jilin H Shares represented by each Jilin ADS. H Shares and A Shares are not fungible and do not inter-trade. The markets for the Jilin A Shares and the Jilin H Shares have different trading characteristics and investor bases and are subject to different regulatory environments. The Jilin A Shares and the Jilin H Shares have consistently traded at different price levels. Under Jilin’s Articles of Association, holders of Jilin H Shares and holders of Jilin A Shares are deemed to be shareholders of different classes. As a result, holders of Jilin A Shares and Jilin H Shares are entitled to vote separately on any proposal by Jilin to vary or abrogate the rights conferred on the holders of such class of Jilin shares. H Shares and A Shares rank pari passu in substantially all respects to each other, except with respect to the currency in which dividends are paid.

LETTER FROM CITIGROUP
7. FURTHER TERMS OF THE H SHARE OFFER AND THE A SHARE OFFER
     7.1 The Jilin Shares
     The Jilin H Shares and the Jilin A Shares will be acquired by PetroChina free from all liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature and together with all rights attaching to them, including the right to receive in full all dividends and other distributions, if any, declared, made or paid on or after the date of the Announcement.
     7.2 Hong Kong Stamp Duty
     Hong Kong stamp duty at a rate of HK$1.00 for every HK$1,000 (or part of HK$1,000) of the consideration payable will be deducted from the amount payable to the Accepting Jilin H Shareholders and the Accepting Jilin ADS Holders.
     7.3 Appraisal rights.
     Jilin H Shareholders are not entitled to any appraisal rights in connection with the H Share Offer.
8. NO RIGHT OF COMPULSORY ACQUISITION
     PetroChina has no rights under the laws of the PRC or the Articles of Association of Jilin to compulsorily acquire the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, and the Jilin A Shares that are not tendered for acceptance pursuant to the H Share Offer or the A Share Offer (as applicable). Accordingly, the Jilin H Shareholders, the Jilin ADS Holders and the Jilin A Shareholders are reminded that if they do not accept the H Share Offer or the A Share Offer (as applicable) and the H Share Offer or the A Share Offer (as applicable) subsequently becomes unconditional, and/or the Jilin H Shares, the Jilin ADSs and the Jilin A Shares are delisted from the Hong Kong Stock Exchange, the NYSE and the Shenzhen Stock Exchange, respectively, this will result in such Jilin H Shareholders, Jilin ADS Holders and Jilin A Shareholders holding securities that are not listed or quoted on any stock exchange and therefore the liquidity of the Jilin Shares may be severely reduced.
     Rule 2.2(c) of the Takeovers Code requires that the resolution to approve the delisting of Jilin must be subject to PetroChina being entitled to exercise, and exercising, its rights of compulsory acquisition.
     Petrochina has applied to the Executive for, and the Executive has consented to, a waiver from the requirements under Rule 2.2(c) of the Takeovers Code.

LETTER FROM CITIGROUP
9. PRE-CONDITIONS AND OFFER CONDITIONS
     9.1 Pre-Conditions
     The making of the H Share Offer and the A Share Offer was subject to the Pre-Conditions, all of which have been satisfied or waived as set out in the Further Announcement, as set out below:
(a)	the requisite approvals of the CSRC of the H Share Offer and the A Share Offer under the PRC Securities Law and the Administrative Measures and of the SFC in respect of the H Share Offer under the Takeovers Code;

(b)	all regulatory relief or exemptions from the CSRC, the SFC and the SEC, if any, necessary for the Offer to be made in compliance with the regulatory regimes of the PRC, Hong Kong and the United States; and

(c)	all other requisite authorisations and approvals from other governmental entities on terms satisfactory to PetroChina (other than such authorisations and approvals that, if not obtained, would not have a material and adverse effect on the business of Jilin or on the ability of PetroChina to proceed with or consummate the H Share Offer and the A Share Offer).
Please refer to the Announcement for further details on the Pre-Conditions.
     9.2 Conditions of the H Share Offer
     The H Share Offer is subject to the following H Share Offer Conditions:
(a)	the passing of a resolution approving the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs from the Hong Kong Stock Exchange and the NYSE, respectively, at the H Share Class Meeting to be convened for this purpose by the Jilin Independent H Shareholders, subject to:
(i)	approval by at least 75% of the votes attaching to the Disinterested Shares that are cast either in person or by proxy; and

(ii)	the number of votes cast against such resolution being not more than 10% of the votes attaching to all Disinterested Shares; and
(b)	minimum valid acceptances of the H Share Offer being received (and not, where permitted, withdrawn) by 4:00 p.m. on Friday, 6 January 2006 (or such later time(s) and/or date(s) as PetroChina may, subject to the rules of the Takeovers Code and the Exchange Act, decide), being the First Closing Date, in respect of not less than 66 2/3 % in nominal value of the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, carrying voting rights then exercisable at a general meeting of the Jilin H Shareholders.

LETTER FROM CITIGROUP
     9.3 Condition of the A Share Offer
     The A Share Offer is subject to the H Share Offer becoming or being declared unconditional. This is so that the H Share Offer and A Share Offer can close relatively close in time, as further described in this section under the heading “Information on the A Share Offer”.
     9.4 The H Share Offer and the A Share Offer being not interconditional
     Note 3 to Rule 14 of the Takeovers Code requires that an offer for one class of equity share capital must be conditional on the offers for other classes of equity share capital becoming or being declared unconditional.
     Given that the A Share Offer and the H Share Offer are not both interconditional, PetroChina has applied to the Executive for, and the Executive has consented to granting, a waiver from the requirements under Note 3 to Rule 14 of the Takeovers Code.
     9.5 The H Share Offer and the A Share Offer becoming unconditional
     Following the satisfaction of the H Share Offer Conditions, the H Share Offer shall become unconditional. The A Share Offer Condition will be satisfied or waived once the H Share Offer becomes unconditional, and trading in the Jilin A Shares on the Shenzhen Stock Exchange will cease on a date to be determined. No definite date can be confirmed as at the Latest Practicable Date, as Jilin must apply to delist from the Shenzhen Stock Exchange in accordance with PRC laws and regulations, and the timing of such application and contemplated regulatory approval are uncertain.
     9.6 Waiver of the H Share Offer and the A Share Offer Conditions
     PetroChina may, with the consent of the Authorities (including the SFC) and subject to certain applicable announcement requirements, waive the H Share Offer and the A Share Offer Conditions in whole or in part. PetroChina currently has no intention to waive any of the H Share Offer and the A Share Offer Conditions. PetroChina will not reduce the minimum valid acceptance condition.
     9.7 Completion of the H Share Offer
     If the H Share Offer Conditions are not satisfied (or, if permissible, waived) on or before the First Closing Date, the H Share Offer will lapse unless extended by PetroChina. In that case, PetroChina will issue an announcement in accordance with all applicable laws, regulations and rules in Hong Kong, the U.S. and the PRC as soon as practicable thereafter. The latest time and date at which PetroChina can declare the H Share Offer unconditional is 7:00 p.m. Hong Kong time (6:00 a.m. New York City time) on the Final Closing Date.

LETTER FROM CITIGROUP
     If the H Share Offer Conditions are satisfied (or, if permissible, waived) on or before the Final Closing Date, the Jilin H Shareholders will be notified by an announcement in accordance with all applicable laws, regulations and rules in Hong Kong, the U.S. and the PRC as soon as practicable thereafter.
10. GENERAL MATTERS RELATING TO THE H SHARE OFFER
     10.1 Extension of time for the Despatch of the Composite Document
     PetroChina has applied to the Executive for, pursuant to Note 2 to Rule 8.2 of the Takeovers Code, and the Executive has consented to, the making of the H Share Offer subject to the prior fulfilment of the Pre-Conditions, and that the Composite Document should be despatched within seven days after the Pre-Conditions are satisfied or waived.
     10.2 Availability of the Composite Document
     The availability of the H Share Offer to persons not resident in Hong Kong or the United States may be affected by the laws of their jurisdictions of residence. Persons who are not resident in Hong Kong or the United States should observe any applicable laws or other requirements in their own jurisdictions.
     All documents and remittances sent to the Jilin H Shareholders and the Jilin ADS Holders by post will be sent to them, or their designated agents, at their own risk to their addresses as stated on the Acceptance Documents or if no such address is stated, as they appear in the register of members of Jilin or the register of the Jilin ADS depositary or, in the case of joint Jilin H Shareholders or joint Jilin ADS Holders, to the Jilin H Shareholder or the Jilin ADS Holder (as the case may be) whose name stands first in the register of members of Jilin or the register of the Jilin ADS depositary. None of PetroChina, Citigroup, Jilin or any of their respective directors or any other person involved in the H Share Offer accepts any liability for any loss in postage or any other liabilities arising therefrom.
     10.3 General
     You should consult your own professional advisers regarding the potential tax consequences for you of acceptance of the H Share Offer. We emphasise that none of PetroChina, Citigroup, Jilin or any of their respective directors or any other person involved in the H Share Offer, accepts responsibility for any tax or other effects on, or liabilities of, any person or persons as a result of their acceptance of the H Share Offer. Jilin H Shareholders and Jilin ADS Holders who are resident in the United States should carefully review the information set forth in the paragraph headed “Material United States Federal Income Tax Consequences” in the section of the Composite Document headed “Special Factors Regarding the H Share Offer”.

LETTER FROM CITIGROUP
11. ADDITIONAL INFORMATION
     Please refer to the letter from PetroChina set out in the Composite Document and the “Special Factors Regarding the H Share Offer” section of the Composite Document for further information on, inter alia, the reasons for the H Share Offer and the A Share Offer, PetroChina’s intention with respect to Jilin and information on PetroChina’s other offers in the PRC.
     Your attention is also drawn to:
(a)	the letter from the Jilin Board;

(b)	the letter from the Independent Board Committee;

(c)	the letter from Platinum; and

(d)	the additional information set out in the appendices to the Composite Document, all of which are set out in, and form part of, the Composite Document.

Yours faithfully, For and on behalf of Citigroup Global Markets Asia Limited David Putnam Director

SPECIAL FACTORS REGARDING THE H SHARE OFFER
1. BACKGROUND OF THE H SHARE OFFER
     Jilin was incorporated on 13 December 1994 as a joint stock company in the PRC with limited liability pursuant to the current PRC Company Law. Jilin was established in connection with a restructuring (the “Restructuring”) of its predecessor, Jilin Chemical Industrial Complex. Pursuant to the Restructuring, the principal chemical businesses and certain assets and liabilities of Jilin’s predecessor, including certain ancillary and business support functions, were transferred to Jilin effective as of 1 October 1994. Following the Restructuring, Jilin’s predecessor was renamed Jilin Chemical Group Corporation (“Jilin Corporation”) and Jilin was formed as a wholly owned subsidiary of Jilin Corporation. The Restructuring was carried out in preparation for the initial global public offering of shares of Jilin in 1995 and in order for Jilin to conduct a focused line of business as a large-scale diversified chemical enterprise. Jilin completed its initial global public offering of Jilin securities on 22 May 1995 and the Jilin ADSs, each representing 100 Jilin H Shares, and the Jilin H Shares began trading on the NYSE and Hong Kong Stock Exchange on 22 and 23 May 1995, respectively. Subsequently, the Jilin A Shares began trading on the Shenzhen Stock Exchange on 15 October 1996.
     Until July 1998, Jilin Corporation was a State-owned enterprise under the administrative control of the Jilin Provincial Government. In July 1998, as a result of the restructuring of the PRC petrochemical and chemical industries approved by the PRC State Council (the “Industry Restructuring”), Jilin Corporation became a wholly-owned subsidiary of CNPC. Effective 5 November 1999, as part of a reorganisation of CNPC (the “CNPC Reorganisation”), Jilin Corporation transferred without consideration to PetroChina all of its State-owned legal person shares in Jilin, constituting 70.25% of Jilin’s registered capital, causing PetroChina to become the controlling shareholder of Jilin. Following the issuance of 150,000,000 additional Jilin A Shares by Jilin on 27 January 2000, PetroChina remained the controlling shareholder of Jilin holding approximately 67.29% of Jilin’s total registered capital.
     Historically, PetroChina and its subsidiaries have provided certain goods and services to Jilin and its subsidiaries, and Jilin and its subsidiaries have provided certain goods and services to PetroChina and its subsidiaries. Jilin and PetroChina entered into a Master Products and Services Agreement on 30 November 2004 (the “Master Products and Services Agreement”) to govern and limit the supply of a range of products and services by the parties and/or their subsidiaries and affiliated companies in the ordinary and usual course of business of Jilin and PetroChina for a term of three years, from 1 January 2005 to 31 December 2007. Under the Master Products and Services Agreement, products and services to be provided by PetroChina to Jilin and its subsidiaries include production materials such as crude oil, naphtha, pure benzene and fatty alcohol, and services such as production safety insurance funds, lease of machinery and equipment, as well as other related and similar services as may be requested by Jilin and its subsidiaries from time to time. The aggregate amount incurred by Jilin and its subsidiaries to purchase such goods and services was approximately RMB19.2 billion in 2004. The products and services to be provided by Jilin and its subsidiaries to PetroChina include gasoline, diesel oil, petrochemical products, railway transport and waste water treatment and such other related or similar products and services as may be requested by PetroChina from time to time. The aggregate value of these goods and services provided by Jilin and its subsidiaries was approximately RMB22.3 billion in 2004.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     In May 2005, PetroChina decided to study the feasibility of consolidating Jilin. For this purpose, PetroChina’s management began consulting China Galaxy Securities Co., Ltd. and Citigroup Global Markets Asia Limited on financial and other matters relating to a possible consolidation of Jilin, and King & Wood, Freshfields Bruckhaus Deringer and Shearman & Sterling LLP, respectively, on PRC, Hong Kong and U.S. legal matters relating to a possible consolidation of Jilin. As described below in the paragraph headed “PetroChina’s Reasons for the H Share Offer and the A Share Offer”, PetroChina believed that a number of operational, financial and organisational benefits could be expected to accrue to the wider PetroChina Group from consolidating Jilin, including product procurement and distribution efficiencies, management efficiencies, cost savings and more optimal capital allocations.
     During the period from May 2005 to mid-August 2005, PetroChina and its financial and legal advisers held a number of meetings and discussions with respect to the potential consolidation of Jilin:
•	On 17 May 2005 representatives of Citigroup met with PetroChina at the headquarters of PetroChina. During the meeting, Citigroup was asked to assess the feasibility of a possible consolidation of Jilin.

•	On 24 May 2005, PetroChina met with its advisers to have a preliminary discussion on the structure of the potential transaction.

•	On 26 May 2005, PetroChina met again with its advisers to discuss and compare various possible transaction structures.

•	From the end of May to early June 2005, PetroChina continued to have general discussions on legal and regulatory issues with its advisers.

•	On 28 June 2005, representatives of PetroChina and Citigroup had a meeting to discuss various possible transaction structures.

•	Beginning on 23 June 2005, PetroChina and its advisers had weekly conference calls to provide an update on progress and to coordinate the efforts of PetroChina and its advisers in relation to the potential transaction.

•	As discussed below, on 17 August 2005, PetroChina instructed its advisers to stop work in relation to the potential transaction.
     Transactions of this nature are subject to a number of domestic and overseas regulatory requirements and there are few precedent merger and acquisition transactions involving PRC companies which have listed H Shares and ADSs, as well as A Shares listed in China, and which are thus subject to multiple regulatory requirements in Hong Kong, the U.S. and the PRC. The key structuring issues discussed by PetroChina and its financial and legal advisers included, among others, the relative price difference between the Jilin H Shares, the Jilin ADSs and the Jilin A Shares on the Hong Kong Stock Exchange, the NYSE and the Shenzhen Stock Exchange, respectively, and the forms of consideration (e.g. cash, shares of PetroChina or some combination of both) to be offered to the Jilin H Shareholders, the Jilin ADS Holders and the Jilin A Shareholders. PetroChina was advised by its legal advisors that the approval of the Hong Kong, U.S. and PRC Authorities would be required to complete any transaction if it determined to proceed with the consolidation. From May 2005 to mid-August 2005, management of PetroChina and PetroChina’s legal advisers had a number of meetings and discussions with Hong Kong, U.S. and PRC Authorities with regard to the feasibility of consolidating Jilin through pre-conditional offers. A number of significant regulatory issues were discussed during these meetings and discussions, including the appropriate scope of the pre-conditions to the H Share Offer and the A Share Offer, the appropriate timing of the commencement and termination of the A Share Offer in relation to the H Share Offer, the required minimum tender condition for the H Share Offer and other issues related to the reconciliation of differing applicable regulatory regimes in the PRC, Hong Kong and the United States.
     In light of the status of discussions with regulators and PetroChina’s plans at that time to undertake a placement of its shares to international investors, on 17 August 2005, PetroChina instructed its advisers to stop work, including their regular meetings in relation to the potential consolidation of Jilin. On 15 September 2005, PetroChina completed the placement of an aggregate of 3,516,482,000 newly issued H shares to international investors. The newly issued shares represent approximately 16.67% of the total issued H share capital of PetroChina.
     Around the last week of September, following the completion of its share offering, PetroChina and its advisers began to renew their discussions with the Hong Kong, U.S. and PRC Authorities regarding the various structuring issues which had been discussed previously. During the course of subsequent discussions and meetings, some of these authorities expressed their in principle support that the relevant approvals that would be necessary for the potential H Share Offer and A Share Offer could be granted.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     On the afternoon of 23 October 2005, representatives of PetroChina and its advisers met in Beijing and discussed a tentative timetable and revised the briefing documents relating to transaction structure. PetroChina instructed its advisers to restart the structuring and other work which had been halted in August. Based on feedback from the Hong Kong, U.S. and PRC Authorities (as discussed in the paragraph below) and discussions with its legal and financial advisers, PetroChina determined that a simultaneous pre-conditional offer for H Shares, A Shares and ADSs with cash as consideration was the most appropriate manner to complete the consolidation of Jilin. PetroChina’s decision to offer cash consideration in the H Share Offer and the A Share Offer was based on, among other things, the fact that PetroChina would have been required to obtain the approval of its shareholders and regulatory authorities in order to issue the number of shares of PetroChina necessary to complete the consolidation of Jilin, timing and structuring constraints associated with an offer of PetroChina’s securities to the Jilin Shareholders and PetroChina’s significant cash reserves.
     On 25 October 2005, representatives of Citigroup met with representatives of PetroChina at the headquarters of PetroChina to discuss the trading performance of Jilin Shares and other considerations related to the potential transaction. PetroChina reviewed certain public information about Jilin, including peer group comparables, research analysts’ views from third party investment banks and market data on Jilin, including share price performance, turnover information and comparisons of trading patterns of the A Shares and H Shares.
     On 26 October 2005, Citigroup sent PetroChina information covering a subset of the same issues discussed on 25 October 2005. During the afternoon of 26 October 2005, the PetroChina Board met to consider the proposed H Share Offer and proposed A Share Offer for the first time. Following discussion of the proposed H Share Offer and the proposed A Share Offer, the PetroChina Board agreed to establish a special committee of the PetroChina Board to, among other things, implement the H Share Offer and the A Share Offer. Messrs. Chen Geng, Jiang Jiemin and Wang Fucheng were appointed the members of the Special Committee of the PetroChina Board. It is common in the context of takeover transactions in Hong Kong to delegate day-to-day aspects of a transaction to a special committee comprising several directors.
     On 27 October 2005, PetroChina requested that Jilin apply to the Shenzhen Stock Exchange, the Hong Kong Stock Exchange and the NYSE to immediately suspend trading of the Jilin A Shares, Jilin H Shares and Jilin ADSs, respectively, before trading started that morning. At the request of Jilin, trading in the Jilin H Shares on the Hong Kong Stock Exchange, the Jilin ADSs on the NYSE and the Jilin A Shares on the Shenzhen Stock Exchange was suspended. Later that day, PetroChina requested Jilin attend a meeting in Beijing on 28 October 2005. PetroChina had not approached Jilin or the Jilin Board to discuss the proposed H Share Offer and the proposed A Share Offer prior to 27 October 2005. In determining the offer price for the Jilin H Shares, PetroChina considered the stock market conditions at that time. PetroChina also considered the requirement of the SFC that the offer prices for the H Share Offer and the A Share Offer should reflect a similar premium as the premium between the Jilin H Share and Jilin A Share respective 6-month average closing price before the Announcement. Finally, PetroChina considered the fact that under the PRC Administrative Measures, it was required to make the A Share Offer at no less than the higher of the highest price paid by PetroChina for purchasing Jilin A Shares within six months prior to the Announcement and 90% of the arithmatic average of the daily weighted average prices of the Jilin A Shares for the 30 trading days before the Announcement. PetroChina did not purchase any Jilin A Shares during the six months prior to the Announcement.
     On 28 October 2005, the Special Committee of the Board of PetroChina met and approved PetroChina’s making of the H Share Offer and the A Share Offer. In addition, the Special Committee of the Board of PetroChina authorised PetroChina to formally engage China Galaxy Securities Company, Ltd. (“China Galaxy”) as its financial adviser for the A Share Offer, Citigroup as its financial adviser for the H Share Offer, and King & Wood, Freshfields Bruckhaus Deringer and Shearman & Sterling LLP as its PRC, Hong Kong and U.S. legal advisers, respectively. Citigroup was formally engaged to advise PetroChina in connection with the H Share Offer, including the making of the H Share Offer on behalf of PetroChina. China Galaxy was formally engaged to issue a statement on PetroChina’s ability to complete the A Share Offer. Based on previous discussions with the SFC during which the SFC had suggested that the price per share offered by PetroChina in the A Share Offer and the H Share Offer could reflect similar premia to the average closing prices of the Jilin A Shares and the Jilin H Shares for the 6 month period preceding the H Share Offer and the A Share Offer, PetroChina decided to offer HK$2.80 as the price per

SPECIAL FACTORS REGARDING THE H SHARE OFFER
Jilin H Share for the H Share Offer and RMB5.25 as the price per Jilin A Share for the A Share Offer. On the same day, pursuant to the requirements of the Shenzhen Stock Exchange, Jilin announced its results of operations for the nine month period ended on 30 September 2005.
     On 28 October 2005, Mr. Jiang Jiemin and Mr. Wang Fucheng, President and Vice President of PetroChina, respectively, met with Mr. Yu Li and Ms. Zhang Liyan, Chairman and Secretary to the board of Jilin, respectively, at PetroChina’s headquarters in Beijing to discuss the proposed H Share Offer and the proposed A Share Offer. The management of PetroChina explained its thoughts to the management of Jilin on the operational, financial and organisational benefits that PetroChina intends to accrue from the proposed H Share Offer and the proposed A Share Offer and on the proposed structure and timing of the proposed H Share Offer and the proposed A Share Offer, as well as on the benefits to the development of Jilin’s business operations. PetroChina’s management summarised the principal operational, financial and organisational benefits of the proposed consolidation to Jilin’s management – see paragraph headed “PetroChina’s Reasons for the H Share Offer and the A Share Offer” of this section in this Composite Document.
     The Chairman and Secretary to the board of Jilin agreed to convey this proposal to the Jilin Board and to evaluate the proposed H Share Offer and the proposed A Share Offer, including engaging advisers to assist the Jilin Board in its analysis.
     On 29 October 2005, in connection with the A Share Offer and H Share Offer, Jilin appointed Commerce & Finance as its legal adviser on PRC law, Morrison & Foerster as its legal adviser on Hong Kong law and Sullivan & Cromwell LLP as its legal adviser on U.S. law, and also contacted Cazenove and CICC to begin the selection of financial advisers, including independent financial advisers to assist in the evaluation of the H Share Offer and the A Share Offer by Jilin and the Independent Board Committee to be established by the Jilin Board.
     On 30 October 2005, PetroChina and its legal and financial advisers and Jilin and its legal and financial advisers met to discuss the timetable and execution of the proposed Offer and the responsibilities of the relevant parties.
     On 31 October 2005, in compliance with the Takeovers Code’s requirements, PetroChina and Jilin published the Announcement, dated 28 October 2005, concerning the proposed Offer in Hong Kong. On the same day, PetroChina also published the Announcement in the PRC in accordance with the Shenzhen Stock Exchange Listing Rules. Following the publication of the Announcement, trading in the Jilin H Shares and in the Jilin ADSs resumed on the Hong Kong Stock Exchange and the NYSE, respectively, on 31 October 2005. On 31 October 2005, PetroChina also announced that it would offer to acquire the shares of the minority shareholders of Jinzhou Petrochemical Co. Ltd. and Liaohe Jinma Oilfield Co, Ltd., both of which are listed on the Shenzhen Stock Exchange. On 31 October 2005, PetroChina and Jilin also each filed copies of the Announcement and press releases with the SEC. On 1 November 2005, trading in the Jilin A Shares resumed on the Shenzhen Stock Exchange.
     From 31 October 2005 to 15 November 2005, Jilin and its legal and financial advisers held daily conference calls to provide an update on progress and coordinate the efforts of Jilin and its advisers related to the A Share Offer and the H Share Offer. Representatives from PetroChina, Jinzhou Petrochemical Company Limited and Liaohe Jinma Oilfield Company Limited also attended the daily calls.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     On 3 November 2005, Cazenove and CICC conducted a due diligence meeting with several members of the senior management of Jilin. On the afternoon of 5 November 2005, Cazenove, CICC and Platinum conducted a due diligence conference call with the independent non-executive directors of the Jilin Board. Also, in the afternoon of the same day, CICC met with the management of PetroChina at PetroChina’s headquarters in Beijing.
     On 6 November 2005, the Jilin Board met to consider the possible H Share Offer and the possible A Share Offer. Among the actions taken by the Jilin Board were:
•	Realising the potential impact that the H Share Offer would have on the Jilin Independent H Shareholders, and as required by Rule 2.1 of the Takeovers Code, the Jilin Board established an Independent Board Committee for the purpose of advising Jilin and the Jilin Independent H Shareholders as to the fairness and reasonableness of the H Share Offer. The Independent Board Committee was formed to comply with the Takeovers Code, and the members of the Independent Board Committee were selected in accordance with the requirement of Rule 2.8 of the Takeovers Code, which requires an independent committee of a company to consist only of directors of the company who have no direct or indirect interest in the H Share Offer. As such, all members of the Independent Board Committee are selected from the independent non-executive directors of Jilin who are not employees of Jilin or PetroChina and do not have any direct or indirect interest in the H Share Offer.

•	Appointed Platinum as the Independent Financial Adviser to provide an opinion to the Independent Board Committee as to whether the terms of the H Share Offer and the delisting proposal are fair and reasonable, from a financial point of view, insofar as the Independent Jilin H Shareholders are concerned. The Jilin Board selected Platinum on the basis of its view that Platinum was an experienced financial adviser and qualified to serve as the Independent Financial Adviser with respect to the H Share Offer. The appointment of Platinum was approved by the Independent Board Committee prior to appointment by the Jilin Board.

•	Appointed CICC as an independent financial adviser to render an opinion to the Jilin Board as to whether the terms of the A Share Offer are fair and reasonable, from a financial point of view, insofar as the Independent Jilin A Shareholders, other than PetroChina are concerned. The Jilin Board selected CICC on the basis of its view that it was an experienced financial adviser and qualified to serve as the independent financial adviser with respect to the A Share Offer. The appointment of CICC was approved by the Independent Board Committee prior to appointment by the Jilin Board.

•	Appointed Cazenove, pursuant to the requirements of the Hong Kong Securities and Futures Commission and under the Takeovers Code, as financial adviser to Jilin to review the prospective financial information regarding Jilin set forth in the section headed “Letter from the Jilin Board” in this Composite Document. Cazenove was not retained by Jilin to evaluate the fairness of the H Share Offer or the A Share Offer.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
•	Established a Special Committee of the Jilin Board comprised of Yu Li, Chairman of the Board, Zhang Xing Fu and Li Chongjie which was authorized by the Jilin Board to carry out tasks, including (i) finalizing disclosure documentation, the Board’s report regarding the A Share Offer, and correspondence with regulatory bodies; (ii) authorizing the publication of the Letter from Platinum in the Composite Document; (iii) assisting with the notifications to shareholders of the H Share Class Meeting; and (iv) undertaking other tasks related to the H Share Offer and A Share Offer.
     Also on 6 November 2005, the Independent Board Committee reviewed the report of the Independent Financial Adviser and found the H Share Offer to be fair and reasonable to the Jilin Independent H Shareholders. See section below headed “Recommendation of the Jilin Independent Board Committee” and the “Letter from the Jilin Board”.
     After considering the report of the Independent Financial Adviser and the recommendation of the Independent Board Committee, the Jilin Board concluded that the H Share Offer and the A Share Offer are each fair and reasonable to the Jilin H Shareholders and Jilin A Shareholders, respectively. See paragraph headed “Recommendation of the Jilin Board of Directors” and the “Letter from the Independent Board Committee”.
     In addition, the audit committee of Jilin met on 6 November 2005 and approved the engagement of PwC as Jilin’s reporting accountants in connection with the H Share Offer.
     During the period from 31 October 2005 to the date hereof, PetroChina and Jilin and their respective advisers held a number of discussions and meetings on this draft Composite Document as well as regarding coordination of regulatory and other aspects of the H Share Offer and the A Share Offer.
     On 15 November 2005, PetroChina published the Further Announcement, confirming that all of the Pre-Conditions to the H Share Offer and the A Share Offer had been satisfied or waived. On the same day, PetroChina and Jilin despatched this Composite Document to the Jilin H Shareholders and the Jilin ADS Holders.
2. RECOMMENDATION OF THE JILIN BOARD OF DIRECTORS
     After careful consideration, Jilin’s board of directors unanimously determined the H Share Offer to be fair and reasonable to the Jilin Independent H Shareholders and in the Jilin Independent H Shareholders’ best interests and declared the H Share Offer advisable. Jilin’s board of directors recommends that the Jilin Independent H Shareholders accept the H Share Offer and tender their Jilin H Shares and Jilin ADSs and agree to the voluntary withdrawal of the listings of the Jilin H Shares from the Hong Kong Stock Exchange and the Jilin H Shares and Jilin ADSs from the NYSE.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     In reaching its determination with respect to financial and procedural fairness, Jilin’s board of directors considered a number of factors, including the following:
•	The fact that the Jilin Independent Board Committee received an opinion from its Independent Financial Adviser to the effect that, as of the date of such opinion, based on and subject to the matters reviewed with the Jilin Independent Board Committee and having considered the financial and non-financial factors set out in such opinion, attached to this Composite Document as the “Letter from Platinum”, the terms of the H Share Offer were fair and reasonable to the Independent Jilin H Shareholders from a financial point of view.

•	The historical results of operations (including the fact that no dividends have been paid by Jilin for the three financial years ended 31 December 2004 or for the six months ended 30 June 2005 and Jilin’s recent net losses due to the high crude oil price beyond Jilin’s control), financial condition, assets, liabilities, business strategy and prospects of Jilin and the nature of the industry in which Jilin competes, and the competitive and challenging business environment Jilin may face if crude oil prices remain high and if the prices of Jilin’s primary products remain controlled by the PRC government, which may adversely impact Jilin’s future results of operations and H share price.

•	The historical trading ranges of Jilin H Shares and Jilin ADSs; the fact that the H Share Offer consideration represents a premium of between approximately 31.09% and approximately 14.75% over the lowest and the highest average closing prices of the Jilin H Shares, respectively, during various review periods (1, 5, 10, 30, 60, 90 and 180 trading days up to and including the Last Trading Day); and the fact that the ADS Offer Consideration represents a premium of between approximately 31.47% and approximately 13.49% over the lowest and the highest average closing prices of the Jilin ADSs, respectively, during such review periods. Historical share trading information is set out in paragraph 11 below. See the section headed “Letter from Platinum” in this Composite Document.

•	The fact that the premium of the H Share Offer consideration over the price of the Jilin H Shares is within the range of average premium offered in comparable privatisation transactions announced and completed since 1 January 2003. See the section headed “Letter from Platinum” in this Composite Document.

•	The fact that the ratio of the H Share Offer consideration to Jilin’s net book value falls within the range such ratios in comparable transactions. See the section headed “Letter from Platinum” in this Composite Document.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
•	The fact that the H Share Offer provides Jilin H shareholders who are considering selling their Jilin H Shares with the opportunity to exchange their Jilin H Shares for the H Share Offer consideration, which represents a premium over the recent closing prices for Jilin H Shares, as summarized below.
–	The H Share Offer consideration of HK$2.80 per Jilin H Share under the H Share Offer represents:
(i)	a premium of approximately 15.5% over the closing price of each Jilin H Share of HK$2.425, as quoted on the Hong Kong Stock Exchange on 26 October 2005 (the last closing price prior to the suspension of trading in the Jilin H Shares pending the issue of the Announcement); and

(ii)	a premium of approximately 31.02% over the average closing price of approximately HK$2.137 per Jilin H Share, based on the daily closing prices as quoted on the Hong Kong Stock Exchange over the 180 days up to and including 26 October 2005.
–	The H Share Offer consideration of HK$280.00 per Jilin ADS under the H Share Offer consideration represents:
(i)	a premium of approximately 13.5% over the closing price of each Jilin ADS of HK$246.71, as quoted on the NYSE on 26 October 2005 (the last closing price prior to the suspension of trading in the Jilin ADSs pending the issue of the Announcement); and

(ii)	a premium of approximately 31.47% over the average closing price of approximately HK$212.979 per Jilin ADS, based on the daily closing prices as quoted on the NYSE over the 180 days up to and including 26 October 2005.
•	The fact that the H Share Offer is conditioned on: (i) there being valid acceptances by Jilin H Shareholders and Jilin ADS Holders in respect of not less than 66 2/3 % in nominal value of the Jilin H Shares, including the Jilin H Shares represented by Jilin ADSs, carrying voting rights then exercisable at a general meeting of the Jilin H Shareholders; (ii) the approval of the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs from the Hong Kong Stock Exchange and the NYSE, respectively, by the holders of at least 75% of the votes attached to the Jilin H Shares held by persons other than PetroChina and persons acting in concert with PetroChina; and (iii) the votes held by Jilin H Shareholders cast against the voluntary withdrawal of the listing of the Jilin H Shares not exceeding 10% of the total votes held by all Jilin H Shareholders other than PetroChina and persons acting in concert with PetroChina.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     Jilin’s board of directors did not consider liquidation value because Jilin is a going concern and Jilin’s board of directors did not believe that liquidation was a commercially attractive option because PRC Authorities would not likely permit a liquidation of Jilin or the initiation of liquidation-related valuation procedures. In addition, the liquidation of Jilin’s assets was not considered to be a viable course of action based on the understanding of Jilin’s board of directors that PetroChina intends for Jilin to continue to conduct its business as a subsidiary of PetroChina and remain an integral component of PetroChina’s overall strategy. The Board also reviewed the report of the Independent Financial Advisor, set forth in this Composite Document as the “Letter from Platinum”, including the discussion therein of reasons Platinum did not consider liquidation value to be applicable in making its recommendation.
     Jilin’s board of directors did not consider purchase prices paid by Jilin for Jilin H Shares during the past two years because no such purchases were made by Jilin, PetroChina, CNPC or any of CNPC’s other subsidiaries. In addition, Jilin’s board of directors did not consider any firm offer made by any unaffiliated person during the past two years for the merger or consolidation of Jilin with or into another company, the sale or transfer of a substantial part of Jilin or a change in control of Jilin because there was no such offer of which Jilin’s board of directors was aware. Jilin’s board of directors considered the going-concern value of Jilin, taking into consideration the average price-to-book ratio (PBR) of companies in the PRC petrochemical industry which have been the subject of acquisitions as set forth in the paragraph headed “Comparable Transactions” in the section headed “Letter from Platinum” to the book value of Jilin, which is lower than the H Share Offer price.
     Based on the above-listed factors, Jilin’s board of directors believes that the H Share Offer is fair from a financial perspective and from a procedural perspective to the Jilin Independent H Shareholders. In view of the wide variety of factors considered in connection with its evaluation of the H Share Offer, Jilin’s board of directors did not find it practicable to, and did not, quantify or otherwise assign specific or relative weights to the specific factors considered in reaching its determination. In addition, Jilin’s board of directors did not undertake to determine the degree to which each of the enumerated factors was favorable or unfavorable. In considering the factors described above, individual members of Jilin’s board of directors may have given different weight to different factors.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
3. RECOMMENDATION OF THE JILIN INDEPENDENT BOARD COMMITTEE
     After careful consideration, the Jilin Independent Board Committee unanimously determined the H Share Offer to be fair and reasonable to the Jilin Independent H Shareholders and in the Jilin Independent H Shareholders’ best interests and declared the H Share Offer advisable. The Jilin Independent Board Committee recommends that the Jilin Independent H Shareholders accept the H Share Offer and tender their Jilin H Shares and Jilin ADSs and agree to the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs from the Hong Kong Stock Exchange and the NYSE, respectively. See “Letter from the Independent Board Committee”.
4. REPORT OF THE INDEPENDENT FINANCIAL ADVISER TO THE JILIN INDEPENDENT BOARD COMMITTEE
     Having considered the principal factors and reasons set forth in the Letter from Platinum from pages 76 to 109 in this Composite Document, the Independent Financial Adviser is of the view that the terms of the H Share Offer are fair and reasonable so far as the Jilin Independent H Shareholders as a whole are concerned. Accordingly, the Independent Financial Adviser recommends the Independent Board Committee to recommend the Jilin Independent H Shareholders to accept the H Share Offer and vote in favour of the resolution in approving the withdrawal of the listings of the Jilin H Shares and the Jilin ADS on the Hong Kong Stock Exchange and the NYSE, respectively, at the H Share Class Meeting. Jilin H Shareholders and Jilin ADS Holders are urged to, and should, read the section headed “Letter from Platinum” carefully and in its entirety.
5. PETROCHINA’S REASONS FOR THE H SHARE OFFER AND THE A SHARE OFFER
     Purpose. The purpose of the H Share Offer and the A Share Offer is for PetroChina to acquire all of the issued and outstanding shares in the capital of Jilin not already owned by PetroChina.
     Reasons of PetroChina. PetroChina has identified a number of operational, financial and organizational benefits that it expects to accrue from the integration of operations of Jilin into that of PetroChina, Subsequent to the H Share Offer and the A Share Offer. These include:
•	Streamlined Group Structure: We have committed to streamline our corporate structure and this is the first step in achieving this important objective. The H Share Offer and the A Share Offer as well as the integration of Jilin’s operations into those of PetroChina are intended to further enhance the PetroChina Group’s corporate transparency and improve corporate efficiency and reduce the number of connected transactions.

•	Procurement/Product Distribution Efficiency: Historically, we have supplied approximately 70% of Jilin’s crude oil requirements and purchased approximately the same percentage of refined petroleum products produced

SPECIAL FACTORS REGARDING THE H SHARE OFFER
by Jilin. Consequently, our acquisition of Jilin is intended to create greater efficiencies in both the sourcing of crude oil and other raw materials for Jilin and in the sale of Jilin’s refined products as the entire process can be fully integrated and optimised in the context of our group-wide procurement and sales process.
•	Management Efficiency: The successful completion of the H Share Offer and the A Share Offer and the integration are intended to simplify the ownership and management structure of the operations of Jilin, where currently the ownership of specific assets and the management of these assets is split between different entities which are majority but not wholly-owned by PetroChina. This is expected to lead to organisational and management improvements.

•	Business Integration: The complete integration of Jilin’s business and operations into us is expected to deliver cost savings and help Jilin better leverage on our integrated upstream, midstream and downstream operations. The successful completion of the H Share Offer and the A Share Offer will result in the rationalisation of management and corporate functions and the removal of the processes and costs associated with Jilin’s current regulatory and legal status. We will also be able to include Jilin in our overall domestic product optimisation plans leading to increased operational efficiencies.

•	Capital Allocation: Consolidating the operations of Jilin within the PetroChina Group is intended to provide us the opportunity to derive full benefit across Jilin’s value chain and to better plan group-wide capital expenditure in order to optimise capital allocation across our whole asset base rather than on a more limited plant by plant basis.
     The reasons for undertaking the H Share Offer and the A Share Offer at this particular time are:
•	the recent rise in crude oil prices, which has resulted in significant growth in PetroChina’s net income and allowed PetroChina to amass significant cash reserves, a portion of which PetroChina believes should be deployed to streamline PetroChina’s corporate structure;

•	the recent completion of the placement of newly issued H shares to international investors, a portion of which is being used to fund the A Share Offer and H Share Offer;

•	the resolution of certain structuring issues with regulatory authorities in Hong Kong and the PRC around mid-October 2005, as discussed in the paragraph headed “Background of the H Share Offer” in this section in this Composite Document; and

•	PetroChina’s resolve to follow through in a timely way on its previous public declarations regarding its plans to streamline its corporate structure;
     PetroChina has structured the H Share Offer and the A Share Offer as pre-conditional offers in light of the uncertainty that all required regulatory approvals could be obtained from the relevant Hong Kong, U.S. and PRC Authorities within the required time periods

SPECIAL FACTORS REGARDING THE H SHARE OFFER
and the possibility that PetroChina might be required to commence one of the offers without having obtained the necessary regulatory approvals to commence the other offer given the concurrent regulatory requirements in the PRC, Hong Kong and the United States.
     Under PRC law, the A Share Offer has to remain open for at least 30 calendar days but not more than 60 calendar days commencing from the date on which the offer is announced (the date of the Announcement). While there is no maximum period for which the H Share Offer must remain open (assuming the H Share Offer has become unconditional in all respects), the H Share Offer is required (as a condition to the Executive granting a waiver of Rule 2.2(c) of the Takeovers Code, as described under the heading “No Right of Compulsory Acquisition” in the section “Letter from Citigroup” in this Composite Document) to have at least a 28 calendar day extended offer period after it becomes or is declared unconditional (the Subsequent Offer Period). In order to have the offer period of the A Share Offer and the Subsequent Offer Period end at approximately the same time, the CSRC has agreed that the offer period of the A Share Offer (being no less than 30 calendar days) commences when the H Share Offer becomes or is declared unconditional. However, Rule 14d-11 of the Exchange Act requires that a subsequent offering period may not exceed 20 business days (approximately 28 calendar days). As a result, the A Share Offer and the H Share Offer may not be structured to close on the same day.
     Under PRC law, in order to maintain its listing status, at least 15% of Jilin’s share capital must be tradeable on one or more stock exchanges. In light of the fact that Jilin’s A Shares represent only 5.62% of the total share capital of Jilin, when the H Share Offer closes, Jilin A Shares will be automatically delisted from the Shenzhen Stock Exchange as a matter of law regardless how many holders of Jilin A Shares accept the A Share Offer. As a result, the A Share Offer is conditioned on the H Share Offer, but not vice versa.
     Alternatives. PetroChina considered several alternatives to accomplish the consolidation of Jilin, which are described in this Section under the heading “Background of the H Share Offer”.
     PetroChina and CNPC’s Plans for Jilin. PetroChina and CNPC intend that Jilin shall, upon completion of the H Share Offer and the A Share Offer, continue to carry on its current business of producing refined petroleum products, basic chemicals and chemical raw materials. In addition, PetroChina will conduct a review of the financial position and operations of the Jilin Group in due course, with a view to strengthening its operations and future development. PetroChina and CNPC do not currently have any intention of deploying the fixed assets of the Jilin Group. PetroChina and CNPC do not intend to transfer, charge or pledge to any other persons any Jilin Shares acquired under the H Share Offer and the A Share Offer.
     PetroChina and CNPC will, however, continue to evaluate Jilin’s business and operations after the H Share Offer and the A Share Offer from time to time, and may propose or develop new plans and proposals which they consider to be in the best interests of Jilin, including the disposal or acquisition of material assets, alliances, joint ventures and other forms of cooperation with third parties or other extraordinary transactions, such as a merger, acquisition, reorganization or liquidation.
     Following the H Share Offer and the A Share Offer, the directors of Jilin will be chosen by PetroChina and Jilin’s officers will be determined by these directors. PetroChina and CNPC intend to have Jilin’s existing management continue to manage Jilin, and current Jilin employees continue to operate Jilin, after the completion of the H Share Offer and the A Share Offer. Furthermore, as to the dividend policy of Jilin, it is anticipated that, as all or substantially all of the Jilin Shares will be owned by PetroChina, any dividends will be payable solely or primarily to PetroChina. In addition, following the passing of the relevant resolutions at the H Share Class Meeting, PetroChina intends to withdraw the listings of the Jilin H Shares and the Jilin ADSs on the Hong Kong Stock Exchange and the NYSE, respectively. Following the completion of the A Share Offer, PetroChina intends to withdraw the listing of the Jilin A Shares from the Shenzhen Stock Exchange. In addition, following the successful completion of the H Share Offer and the A Share Offer, if Jilin is eligible to do so, PetroChina intends to cause Jilin to take all steps necessary to suspend Jilin’s obligations to file reports under Section 15(d) of the Exchange Act and to terminate Jilin’s registration under Section 12(g)(4) of the Exchange Act. PetroChina also intends to cause Jilin to terminate the Jilin ADS facility promptly following the successful completion of the H Share Offer and/or the delisting of the Jilin H Shares from the Hong Kong Stock Exchange.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
6. POSITION OF PETROCHINA REGARDING THE FAIRNESS OF THE H SHARE OFFER
     Because PetroChina currently beneficially owns approximately 67.29% of the Jilin Shares, PetroChina is deemed to be an “affiliate” of Jilin that is engaging in a Rule 13e-3 transaction under Rule 13e-3 of the Exchange Act. As a result, PetroChina is required to consider the fairness of the H Share Offer to the unaffiliated security holders of Jilin.
     PetroChina believes that the H Share Offer and the H Share Offer consideration of HK$2.80 per Jilin H Share (and HK$280.00 for the Jilin H Shares represented by each Jilin ADS) are fair to the unaffiliated security holders of Jilin. In evaluating the fairness of the H Share Offer, PetroChina reviewed and considered the recommendation of the Jilin Board and the Jilin Independent Board Committee and the factors considered by the Jilin Board and the Jilin Independent Board Committee as described above, although PetroChina did not participate in the deliberations of the Jilin Board or the Jilin Independent Board Committee regarding the fairness of the H Share Offer nor did they receive any advice from the Independent Financial Adviser. PetroChina believes that these factors provide a reasonable basis for them to believe as they do, that H Share Offer is financially and procedurally fair to the unaffiliated security holders of Jilin. In addition, PetroChina considered the following factors:
•	The historical results of operations, financial condition, assets, liabilities, business strategy and prospects of Jilin and the nature of the industry in which Jilin competes;

•	The historical trading ranges of Jilin H Shares and Jilin ADSs. Historical share trading information is set out in paragraph 11 below;

•	The H Share Offer is conditioned on there being minimum valid acceptances by Jilin H Shareholders and Jilin ADS Holders in respect of not less than 66 2/3% in nominal value of the Jilin H Shares, including the Jilin H Shares represented by Jilin ADSs, carrying voting rights then exercisable at a general meeting of the Jilin H Shareholders. In addition, the H Share Offer is conditioned on the approval of the voluntary withdrawal of the listing of the Jilin H Shares from the Hong Kong Stock Exchange by the holders of at least 75% of the votes attached to the Jilin H Shares held by persons other than PetroChina and persons acting in concert with PetroChina who cast their votes in person or by proxy; in addition, votes held by Jilin H Shareholders cast against the voluntary withdrawal of the listing of the Jilin H Shares may not exceed 10% of the total votes held by all Jilin H Shareholders other than PetroChina and persons acting in concert with PetroChina. Finally, the A Share Offer is subject to the H Share Offer becoming unconditional.

•	PetroChina has sufficient stock ownership to control a disposition of Jilin and informed Jilin that it would not be interested in a third-party sale of Jilin;

•	The Jilin Independent Board Committee received the opinion from its Independent Financial Adviser included in this Composite Document to the effect that, as of the date of such opinion and based on and subject to the

SPECIAL FACTORS REGARDING THE H SHARE OFFER
matters reviewed with the Jilin Independent Board Committee, the terms of the H Share Offer are fair and reasonable to the Jilin Independent H Shareholders.
•	The H Share Offer provides Jilin shareholders who are considering selling their Jilin H Shares or their Jilin ADSs with the opportunity to exchange their Jilin H Shares (including Jilin H Shares represented by Jilin ADS) for the H Share Offer consideration. The H Share Offer consideration represents premiums over the recent closing prices for Jilin H Shares, as summarized below.
–	The H Share Offer consideration of HK$2.80 per Jilin H Share under the H Share Offer represents:
(i)	a premium of approximately 15.5% over the closing price of each Jilin H Share of HK$2.425, as quoted on the Hong Kong Stock Exchange on 26 October 2005 (being the last closing price prior to the suspension of trading in the Jilin H Shares pending the issue of the Announcement); and

(ii)	a premium of approximately 41.2% over the average closing price of approximately HK$1.983 per Jilin H Share, based on the daily closing prices as quoted on the Hong Kong Stock Exchange for the six months immediately prior to and including 26 October 2005.
–	The H Share Offer consideration of HK$280.00 per 100 Jilin H Share represented by each Jilin ADS under the H Share Offer represents:
(i)	a premium of approximately 13.5% over the closing price of each Jilin ADS of HK$246.714 (US$31.63), as quoted on the New York Stock Exchange on 26 October 2005 (being the last closing price prior to the suspension of trading in the Jilin ADSs pending the issue of the Announcement); and

(ii)	a premium of approximately 40.9% over the average closing price of HK$198.751 (US$27.305) per Jilin ADS, based on the daily closing prices as quoted on the New York Stock Exchange for the six months immediately prior to and including 26 October 2005.
     PetroChina did not consider liquidation value because Jilin is a going concern and PetroChina did not believe that liquidation was a commercially attractive or viable option considering that regulatory authorities would not likely permit a liquidation of Jilin. In addition, the liquidation of Jilin’s assets was not considered to be a viable course of action based on PetroChina’s desire for Jilin to continue to conduct its business as a subsidiary of PetroChina and remain an integral component of PetroChina’s overall operations.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     PetroChina did not consider purchase prices paid by PetroChina for Jilin H Shares during the past two years because no such purchases were made by PetroChina, CNPC or any of CNPC’s subsidiaries. In addition, PetroChina did not consider any firm offer made by any unaffiliated person during the past two years for the merger or consolidation of Jilin with or into another company, the sale or transfer of a substantial part of Jilin or a change in control of Jilin because there was no such offer of which PetroChina was aware.
     Although PetroChina considered the net asset value of Jilin, PetroChina believed that net asset value was not material to its fairness determination because PetroChina believes that net asset value is not a material indicator of the value of Jilin as a going concern but rather is indicative of historical costs.
     To the extent that PetroChina considered the going concern value of Jilin, PetroChina believed that Jilin’s going concern value is reflected in the unaffected public market trading price of Jilin Shares prior to the announcement of the H Share Offer and such unaffected public market trading price is the most appropriate measurement of Jilin’s going concern value.
     Based on the above-listed factors, PetroChina believes that the H Share Offer is fair from a financial perspective and from a procedural perspective to the unaffiliated Jilin shareholders. In view of the wide variety of factors considered by PetroChina in their evaluation of the H Share Offer and the complexity of such matters, PetroChina did not consider it practicable to, nor did they attempt to, quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their decision. Rather than assigning any particular weight to any factors, PetroChina evaluated the factors described above as a whole in reaching the view that the H Share Offer was fair to the unaffiliated security holders of Jilin.
7. CERTAIN EFFECTS OF THE H SHARE OFFER
     Completion of the H Share Offer will terminate the equity interest of those Jilin Shareholders who tender their Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, into the H Share Offer. As a result of the H Share Offer, PetroChina will increase its ownership of the outstanding share capital of Jilin from its current level, approximately 67.29% of the outstanding share capital, by the amount of Jilin H Shares tendered in the H Share Offer. The H Share Offer is conditioned upon a minimum of 66 2/3% in nominal value of the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, being tendered into the H Share Offer. PetroChina currently has a 67.29% interest in the net book value and net earnings of Jilin. Assuming that PetroChina acquires all of the Jilin A Shares, Jilin H Shares and Jilin ADSs in the A Share Offer and H Share Offer, PetroChina’s effective interest in the net book value and net earnings of Jilin would increase to 100%. As an illustration, based on the audited financial statements of Jilin for the year ended 31 December 2004, PetroChina’s interest in the net book value and net earnings of Jilin would have increased by US$179.4 million and US$99.9 million, respectively. The A Share Offer is subject to the H Share Offer becoming or being declared unconditional. PetroChina intends to retain the shares acquired by it in the H Share Offer.
     PetroChina intends to withdraw the listings of the Jilin H Shares on the Hong Kong Stock Exchange and the Jilin H Shares and the Jilin ADSs on the NYSE 23 days after the passing of the resolution approving the voluntary withdrawal of such listings at the H Share Class Meeting or as soon as practicable thereafter, subject to the satisfaction of any conditions for delisting such securities from the NYSE, and receipt of any regulatory approvals required for such delisting. Following the H Share Offer and the A Share Offer becoming or being declared unconditional, PetroChina intends to terminate the listing of the Jilin A Shares on the Shenzhen Stock Exchange. PetroChina has no rights under the laws of the PRC or the Articles of Association of Jilin to compulsorily acquire the Jilin A Shares and the Jilin H Shares, including the Jilin H Shares underlying the Jilin ADSs, that are not tendered for acceptance pursuant to the A Share Offer or the H Share Offer (as applicable). Accordingly, the Jilin A Shareholders, the Jilin H Shareholders and the Jilin ADS Holders are reminded that if they do not accept the A Share Offer or the H Share Offer (as applicable) and the A Share Offer or the H Share Offer (as applicable) subsequently

SPECIAL FACTORS REGARDING THE H SHARE OFFER
becomes unconditional, and the Jilin A Shares, the Jilin H Shares and the Jilin ADSs are delisted from the Shenzhen Stock Exchange, the Hong Kong Stock Exchange and the New York Stock Exchange, respectively, this will result in such Jilin A Shareholders, Jilin H Shareholders and Jilin ADS Holders holding securities that are not listed or quoted on any stock exchange. As such, there will be only a very limited market for Jilin’s H Shares and A Shares. In addition, provided Jilin is eligible to do so, PetroChina will cause Jilin to take all steps necessary to suspend Jilin’s obligations to file reports under Section 15(d) of the Exchange Act and to terminate Jilin’s registration under Section 12(g)(4) of the Exchange Act. In addition, if registration of the Jilin H Shares represented by the Jilin ADSs under Section 12(g)(4) of the Exchange Act is terminated, the Jilin ADSs will no longer constitute “margin securities” under the regulations of the Board of Governors of the Federal Reserve System, which status has the effect, among other things, of allowing brokers to extend credit on the collateral of the Jilin ADSs. PetroChina also intends to cause Jilin to terminate the Jilin ADS facility promptly following the successful completion of the H Share Offer and/or the delisting of the Jilin H Shares from the Hong Kong Stock Exchange. After the completion of the H Share Offer, Jilin will continue to be a majority-owned subsidiary (if any Jilin Shareholders do not accept the H Share Offer or A Share Offer) or become a wholly-owned subsidiary of PetroChina (if all Jilin Shareholders accept the H Share Offer and A Share Offer).
     The effect of the H Share Offer on PetroChina’s interest in the net book value and net earnings of Jilin is immaterial to PetroChina.
     The primary benefits of accepting the H Share Offer and the A Share Offer to Jilin Shareholders to whom the H Share Offer and A Share Offer are being extended include the following:
•	The A Share Offer Consideration and the H Share Offer consideration represent premiums of approximately 6.9% and 15.5% to the closing trading prices of Jilin A Shares and Jilin H Shares, respectively, on the Shenzhen Stock Exchange and the Hong Kong Stock Exchange on 26 October 2005, the Last Trading Day for Jilin shares prior to the date of the Announcement of the H Share Offer and the A Share Offer; and

•	The avoidance of the risk associated with any decrease in the future earnings, growth or value of Jilin following the H Share Offer and the A Share Offer.
     The primary benefits of the H Share Offer and the A Share Offer to Jilin include:
•	because substantially all of its equity securities will be held by PetroChina, Jilin will enjoy certain efficiencies, such as a reduction of the time devoted by its management and certain other employees to compliance with the reporting requirements associated with operating as a public company. Specifically, Jilin will be relieved of the Shenzhen Stock Exchange, Hong Kong Stock Exchange and NYSE listing and reporting requirements;
•	Jilin will have greater access to the capital resources of PetroChina to fund Jilin’s future business operations; and

•	Jilin will also benefit from ease of contracting with PetroChina as a subsidiary which is integrated into PetroChina’s operations, rather than a related party under the Hong Kong listing rules.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     The primary detriments of accepting the H Share Offer to Jilin H Shareholders to whom the H Share Offer is being extended include the following:
•	Jilin H Shareholders and Jilin ADS Holders (other than PetroChina) will cease to have an interest in Jilin and therefore will no longer benefit from increases in the future earnings, growth or value of Jilin or payment of dividends on the Jilin Shares, if any; and

•	the receipt of cash in the H Share Offer will be a taxable transaction for certain PRC, Hong Kong and U.S. tax purposes and may also be a taxable transaction under other applicable state, local, foreign and other tax laws. Each Jilin H Shareholder and Jilin ADS Holder is encouraged to consult his or her own Hong Kong, PRC and U.S. tax advisers regarding particular tax considerations relating to the H Share Offer.
     There are no PRC or U.S. federal income tax consequences to Jilin as a result of the H Share Offer.
     An equity investment in Jilin following the H Share Offer will involve substantial risk resulting from the limited liquidity of such an investment. Nonetheless, if Jilin successfully executes its business strategies, the value of PetroChina’s equity investment could be greater than the original cost because of benefits from increases in the future earnings, growth or value of Jilin or payment of dividends that will accrue to PetroChina. Further benefits to PetroChina are described in the paragraph headed “PetroChina’s Reasons for the H Share Offer and the A Share Offer” of this section in this Composite Document.
     The primary detriments of the H Share Offer and the delisting proposal to PetroChina include the following:
•	following the delisting of the Jilin H Shares from the Hong Kong Stock Exchange and the Jilin H Shares and Jilin ADSs from the NYSE, there will be no trading market for Jilin’s H Shares; and

•	substantially all of the risk of any decrease in the earnings, growth or value of Jilin following the H Share Offer, which could be significant, will be borne by PetroChina.
8. INTERESTS OF CERTAIN PERSONS IN THE H SHARE OFFER
     In considering the recommendation of the Jilin Independent Board Committee with respect to the H Share Offer, Jilin Independent H Shareholders and Jilin ADS Holders should be aware that certain directors of Jilin have interests that are different from or in addition to the interests of Jilin Independent H Shareholders in general. As discussed above, the Jilin Independent Board Committee was aware of such directors’ interests when deciding to approve the H Share Offer. These interests include the interests described in the paragraph headed “Disclosure of Interests” in Appendix VI to this Composite Document.

SPECIAL FACTORS REGARDING THE H SHARE OFFER

9 .	TRANSACTIONS AND ARRANGEMENTS CONCERNING THE JILIN A SHARES OR THE JILIN H SHARES
     Except as set forth in the paragraph headed “Interests in the Jilin Shares” in Appendix V in this Composite Document, none of PetroChina or CNPC or any person listed in the paragraph headed “Information on PetroChina” and “Information on CNPC” in Appendix V in this Composite Document or any associate or majority owned subsidiary of any of the foregoing, beneficially owns any Jilin H Shares or Jilin A Shares.
     Other than as set forth in the paragraph headed “Dealings in the Jilin Shares” in Appendix V in this Composite Document, no transactions in the Jilin Shares have been effected during the past 60 days by PetroChina or CNPC or any associate or controlled subsidiary of PetroChina or CNPC, Jilin, any pension, profit-sharing, compensation or similar plan of Jilin.
     As of the date hereof, other than as set forth in Appendix V and Appendix VI under the paragraph headed “Interests in the Jilin Shares” and “Disclosure of Interests”, respectively, PetroChina, CNPC and Jilin do not know whether or not any executive officer or director of Jilin intends to tender Jilin A Shares or Jilin H Shares, including Jilin H Shares represented by ADSs owned by him or her pursuant to the H Share Offer and the A Share Offer.

10.	RELATED PARTY TRANSACTIONS
     PetroChina and certain of its affiliates, directors and executive officers have engaged in certain transactions and are parties to certain agreements with Jilin and certain of its affiliates. Information regarding these transactions, including the amounts involved, is set forth below:
     Master Products and Services Agreement
     PetroChina and Jilin entered into the Master Products and Services Agreement on 30 November 2004 to govern the supply (1) by PetroChina to Jilin and its subsidiaries, and (2) by Jilin and its subsidiaries to PetroChina, of a range of products and services which may be required and requested from time to time by either party and/or their subsidiaries and affiliated companies in the ordinary and usual course of business of Jilin and PetroChina for a term of three years, from 1 January 2005 to 31 December 2007.
     PetroChina Jilin Petrochemical Company (“PetroChina PetroChemical”) is a branch company of PetroChina registered and licensed under the laws and regulations of the PRC. PetroChina Petrochemical is authorized to conduct its own business and enter into agreements in its own name to the extent authorized by PetroChina. The majority of the transactions under the Master Products and Services Agreement are carried out between Jilin and PetroChina Petrochemical.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     Under the Master Products and Services Agreement, products and services to be provided by PetroChina to Jilin and its subsidiaries include production materials such as crude oil, naphtha, pure benzene and fatty alcohol, and services such as production safety insurance funds, lease of machinery and equipment, as well as other related and similar services as may be requested by Jilin and its subsidiaries from time to time. The products and services to be provided by Jilin and its subsidiaries to PetroChina include gasoline, diesel oil, petrochemical products, railway transport and waste water treatment and such other related or similar products and services as may be requested by PetroChina from time to time.
     The Master Products and Services Agreement requires, in general terms, that the quality of products and services to be provided should be satisfactory to the recipient and the price at which such products and services are to be provided must be on normal commercial terms and must be fair and reasonable and in the interests of the shareholders and the companies as a whole. To this end, specific pricing principles are utilised for the products and services to be provided under the Master Products and Services Agreement. If the specific pricing principle for a particular product or service ceases to be applicable, prices are determined by the central or local government, or where no such determination has been made, according to either local or national market prices. Where use of market prices is not applicable, the price is to be determined and agreed upon by PetroChina and Jilin.
     The Master Products and Services Agreement caps the aggregate yearly value of the products and services provided between PetroChina and Jilin and its subsidiaries. However, if in any year, Jilin, due to any events or factors beyond the control of Jilin or the development of new projects, is required to purchase or supply additional products and services, Jilin is required to obtain the approval of independent shareholders for any such increases to the yearly caps and comply with relevant reporting and announcement requirements pursuant to the Listing Rules of the Stock Exchange of Hong Kong.
     Prior to the end of each financial year which occurs on 31 December, both parties are required to prepare and submit to each other an annual plan detailing the estimated demand for products and services to be rendered in accordance with the Master Products and Services Agreement for the forthcoming financial year. Both Jilin and its subsidiaries and PetroChina retain the right to choose, from time to time, to receive products and services as contemplated under the Master Products and Services Agreement, from independent third parties where the terms and conditions as to price or quality of products or services offered by such third parties may be superior to those offered by either Jilin and its subsidiaries or PetroChina, as appropriate.
     The Master Products and Services Agreement terminates on 31 December 2007. Termination of the provision of any one or more categories of products or services as contemplated under the Master Products and Services Agreement may be effected from time to time by the parties to the specific agreement in relation to the provision of such specific service or goods as contemplated under the Master Products and

SPECIAL FACTORS REGARDING THE H SHARE OFFER
Services Agreement by providing at least six months written notice of termination in relation to such products or services. In the event that PetroChina proposes to terminate the provision of any products or services, and Jilin is unable to find an alternative product or service provider, then unless permitted by Jilin, PetroChina must continue to provide such services in accordance with the terms of the Master Products and Services Agreement.
     The table below sets forth the amounts of each category of transactions under the Master Products and Services Agreement for fiscal years 2003 and 2004, and for the six months ended 30 June 2005.

			Six Months
	Year Ended	Year Ended	Ended
Category of Transactions	31 December	31 December	30 June
	2003	2004	2005
	(RMB thousands)	(RMB thousands)	(RMB thousands)
Payments by Jilin to PetroChina for:

Purchases of crude oil	8,067,989	11,798,022	7,381,607

Purchases of production materials	1,266,922	7,447,892	3,087,316

Production safety insurance funds	35,278	32,958	16,576

Lease of machinery and equipment	2,463	27,733	15,650

Payments by PetroChina to Jilin for:

Purchase of gasoline and diesel oil	8,271,627	10,712,175	6,370,666

Purchase of petrochemical products	4,068,661	11,519,222	5,781,711

Railway transport and waste water treatment services	14,657	29,706	17,093
     In the course of preparing the interim financial report for the six months ended 30 June 2005, Jilin Directors noted that while Jilin is in compliance with the cap set out in the Master Products and Services Agreement for the total amount of the related party transactions with PetroChina for the year ending 31 December 2005, the estimated maximum amount for the purchase of production materials by Jilin from PetroChina had been exceeded. The total amount of production materials purchased by Jilin from PetroChina for the six months ended 30 June 2005 was approximately RMB3,087,316,000, which exceeds the annual cap for such transactions as approved by the independent shareholders of Jilin.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     The breach was primarily due to the purchase of a large amount of hydrogenated diesel oil by Jilin from PetroChina Petrochemical in order to comply with new environmental protection standards for diesel oil introduced by the PRC Authorities in 2004, which was beyond Jilin’s control and reasonable expectation. To comply with these standards, the cracking diesel oil produced by Jilin must be refined through the hydrogenation treating facility of PetroChina Petrochemical and Jilin will re-purchase the hydrogenated diesel oil for its further processing and sales to PetroChina. With the increase in the volume of crude oil, the amount of the cracking diesel oil produced by Jilin, which must be hydrogenated through the hydrogenation treating facilities of PetroChina Petrochemical, increased accordingly and resulted in a substantial increase in the amount of the hydrogenated diesel oil purchased by Jilin from PetroChina Petrochemical. To remedy this breach, the Jilin directors resolved to enter into and propose a Supplemental Master Products and Services Agreement (the “Supplemental Master Products and Services Agreement”) for the approval of Jilin’s independent shareholders.
     Supplemental Master Products and Services Agreement
     Jilin and PetroChina Petrochemical, as authorised by PetroChina, entered into the Supplemental Master Products and Services Agreement on 12 August 2005, to expand the scope of the products and services (including public utilities services, asset management services and other supporting services) to be provided under the Master Products and Services Agreement and revise the annual caps for the related party transactions contemplated thereunder. Other than these revisions, all other terms and conditions of the Master Products and Services Agreement remain unchanged and in full effect. The Supplemental Master Products and Services Agreement was approved by Jilin’s independent shareholders at a meeting held on 29 September 2005.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     The table below sets out the revised annual caps for the related party transactions with PetroChina for each of the three years ending 31 December 2007:

	Year Ending			Year Ending			Year Ending
	31 December 2005			31 December 2006			31 December 2007
	(RMB millions)			(RMB millions)			(RMB millions)
	Original	Increase	Revised	Original	Increase	Revised	Original	Increase	Revised
Category of Transaction	Cap	Amount	Cap	Cap	Amount	Cap	Cap	Amount	Cap
Purchases of crude oil	23,680	0	23,680	31,370	0	31,370	33,980	0	33,980

Purchase of production materials	2,640	4,537	7,177	2,920	7,543	10,463	3,210	12,031	15,241

Sale of gasoline and diesel oil	13,320	0	13,320	17,330	0	17,330	18,780	0	18,780

Sale of petrochemical products	12,480	518	12,998	14,130	4,348	18,478	15,310	6,521	21,831

Production safety insurance funds	58	15	73	59	19	78	60	22	82

Lease of machinery and equipment	18	62	80	20	86	106	23	129	152

Railway transport and water treatment services	19	37	56	21	51	72	23	77	100

Public utilities services*	NA	797	797	NA	1,110	1,110	NA	1,665	1,665

Assets management service*	NA	1	1	NA	6	6	NA	6	6

Other supporting services*	NA	155	155	NA	217	217	NA	325	325

*	New continuing connected transactions to be entered into between Jilin and PetroChina from the second half of 2005

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     Additional information regarding agreements entered into between entities controlled by CNPC and Jilin and its subsidiaries is set forth in Note 29 to the Consolidated Financial Statements of Jilin for the financial year ending 31 December 2004 which are included in Appendix II to this Composite Document.
11. HISTORICAL SHARE TRADING AND DIVIDEND INFORMATION
     Jilin currently has the following equity securities listed on the following stock exchanges:
•	H Shares, which are listed on the Hong Kong Stock Exchange;

•	ADSs, which are listed on the NYSE; and

•	A Shares, which are listed on the Shenzhen Stock Exchange.
     The table below sets forth, for the periods indicated, (i) the reported highest and lowest closing prices for the Jilin H Shares on the Hong Kong Stock Exchange, and (ii) the reported highest and lowest closing prices for the Jilin ADSs on the NYSE. Each ADS represents 100 Jilin H Shares. For current price information, holders of Jilin H Shares and Jilin ADSs are urged to consult publicly available sources.

	H Shares		ADSs
	(HK$)		(US$)		(HK$)
	High	Low	High	Low	High	Low
Calendar Year 2003

First Quarter	0.77	0.58	9.17	7.35	71.53	57.33

Second Quarter	0.98	0.59	12.20	7.90	95.16	61.62

Third Quarter	1.39	0.89	17.47	11.65	136.27	90.87

Fourth Quarter	1.69	1.28	22.30	16.20	173.94	126.36

Calendar Year 2004

First Quarter	1.82	1.44	24.29	18.20	189.46	141.96

Second Quarter	1.81	0.89	23.20	11.70	180.96	91.26

Third Quarter	1.63	1.18	20.70	15.02	161.46	117.16

Fourth Quarter	2.85	1.61	37.05	20.59	288.99	160.60

SPECIAL FACTORS REGARDING THE H SHARE OFFER

	H Shares		ADSs
	(HK$)		(US$)		(HK$)
	High	Low	High	Low	High	Low
Calendar Year 2005

First Quarter	3.08	2.20	38.90	28.21	303.42	220.04

Second Quarter	2.33	1.42	29.76	17.82	232.13	139.00

Third Quarter	2.65	1.72	33.66	21.73	262.55	169.49

Fourth Quarter (1 October, through Latest Practicable Date)	2.75	2.23	35.23	28.60	274.79	223.08
     Jilin did not pay any dividends for the two years ended 31 December 2003 and 2004 and has not paid any dividends for the current year through the Latest Practicable Date.
12. MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     The following is a general summary of certain U.S. federal income tax consequences, under current law, relevant to United States holders (as defined below) of Jilin H Shares or Jilin ADSs whose Jilin H Shares are being purchased pursuant to the H Share Offer. It applies to you only if you hold your Jilin H Shares or Jilin ADSs as capital assets for tax purposes. The discussion does not deal with special classes of holders, such as:
•	dealers in securities or currencies,

•	traders in securities that have elected to mark-to-market accounting,

•	banks,

•	financial institutions,

•	insurance companies,

•	tax-exempt organizations,

•	persons liable for alternative minimum tax,

•	persons that actually or constructively own 10% of the voting stock of Jilin,

•	persons that hold Jilin H Shares or Jilin ADSs as part of a straddle or a hedging or conversion transaction for United States federal income tax purposes,

•	persons whose functional currency is not the U.S. dollar, or

•	persons that are not U.S. holders.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     You are a U.S. holder if you are the beneficial owner of Jilin H Shares or Jilin ADSs and you are:
•	a citizen or resident of the United States,

•	a corporation or other entity treated as a corporation that is created in or organized under the laws of the United States or any State or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.
     Your receipt of cash for Jilin H Shares or Jilin ADSs pursuant to the H Share Offer will be a taxable transaction for U.S. federal income tax purposes. You will recognize capital gain or loss equal to the difference between the U.S. dollar value of the amount you realize and your tax basis in your Jilin H Shares or Jilin ADSs. Your tax basis in your Jilin H Shares or Jilin ADSs generally will equal your purchase price for such Jilin H Shares or Jilin ADSs, determined in U.S. dollars. Gain or loss must be determined separately for each block of Jilin H Shares or Jilin ADSs (i.e., Jilin H Shares or Jilin ADSs acquired at the same cost in a single transaction) purchased pursuant to the H Share Offer. Capital gain of a non-corporate U.S. holder will generally be taxed at a maximum rate of 15% where the Jilin H Shares or Jilin ADSs have been held for more than one year. The gain or loss will generally be income from sources within the U.S. for foreign tax credit limitations purposes. The claim of a deduction in respect of a capital loss may be subject to limitations.
     During the Offer Period, Jilin ADSs may be surrendered in exchange for the Jilin H Shares underlying such Jilin ADSs and Jilin H Shares may be deposited into the Jilin ADS facility in exchange for Jilin ADSs.
     Under U.S. federal income tax law when stock is sold after the declaration of a dividend and after the date as of which the seller becomes entitled to the dividend, the dividend ordinarily is income to the seller even if someone else actually received these dividends. Accordingly, if dividends are declared after the Announcement date and we purchase the Jilin H Shares or Jilin ADSs pursuant to the H Shares Offer after you become entitled to such dividends, then a portion of the cash received in the H Shares Offer would likely be treated as a dividend to you.
     If you are a non-corporate U.S. person, payments made to you within the U.S. or through certain U.S.-related financial intermediaries will generally be subject to information reporting. Additionally backup withholding at a rate of 28% may apply on payments made to you if you are a non-corporate U.S. person and you fail to provide an accurate taxpayer identification number and certain other certification requirements.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISERS TO DETERMINE THE TAX CONSEQUENCES OF THE H SHARE OFFER IN YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.
13. PERSONS RETAINED, EMPLOYED, COMPENSATED OR USED
     A. PetroChina
     Citigroup is acting as financial adviser to PetroChina in connection with the H Share Offer. Citigroup will receive US$2 million as compensation for its services as financial adviser to PetroChina contingent on the completion of the A Share Offer and the H Share Offer. Citigroup, being a party presumed to be acting in concert with PetroChina, will not vote its Jilin H Shares at the H Share Class Meeting.
     China Galaxy is acting as financial adviser to PetroChina in connection with the A Share Offer. As compensation for its services as financial adviser to PetroChina, China Galaxy will receive RMB1 million (approximately US$124,000) contingent on the completion of the acquisition of Jinzhou Petrochemical Company Limited and Liaohe Jinma Oilfield Company Limited and RMB3 million (approximately US$371,000) contingent on the completion of the A Share Offer and the H Share Offer.
     PetroChina has retained The Bank of New York as the US Tender Agent, and Innisfree M&A Incorporated as US Information Agent. PetroChina will pay the US Tender Agent and the US Information Agent reasonable and customary compensation for their services in connection with the H Share Offer, together with reimbursement of out-of-pocket expenses. PetroChina will indemnify the US Tender Agent and the US Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the U.S. federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by PetroChina for customary mailing and handling expenses incurred by them in forwarding material to their customers.
     PetroChina will not pay any fees or commissions to any broker or dealer or any other person for soliciting acceptances of the H Share Offer (other than as described above). PetroChina will pay any fees charged by the Jilin ADS depositary resulting from the cancellation of the Jilin ADSs in connection with the US Tender Agent’s delivery to PetroChina of Jilin H Shares represented by Jilin ADSs.
     B. Jilin
     Platinum is acting as Independent Financial Adviser in connection with the H Share Offer, including submission of a report on the fairness of the terms of the H Share Offer to the Jilin Independent Committee. Platinum will receive US$300,000 as compensation for its services.
     Cazenove is acting as financial adviser to Jilin in connection with the H Share Offer. Cazenove will receive HK$1,000,000 (approximately US$130,000) as compensation for its services.
     CICC is acting as financial adviser to Jilin in connection with the A Share Offer. CICC will receive US$100,000 as compensation for its services.

SPECIAL FACTORS REGARDING THE H SHARE OFFER
14. FEES AND EXPENSES
     Estimated costs, fees and expenses to be incurred by PetroChina and Jilin in connection with the H Share Offer and the A Share Offer are as follows:

Regulatory filing fees	US$	163,000
Financial Advisor fees and Expenses	US$	3,200,000
Legal fees	US$	2,850,000
Stamp duty	US$	590,000
Printing and mailing costs	US$	230,000
Miscellaneous expenses	US$	1,170,000

Total	US$	8,203,000

     Each of Jilin, on the one hand, and PetroChina, on the other, will pay its own fees and expenses. Of the above total amount, US$2,000,000 will be paid by Jilin of which the estimated aggregate to be paid to Cazenove, Platinum and CICC is US$530,000.
15. REGULATORY APPROVALS
     Except as set out in this Composite Document and for the requirement to comply with the Takeovers Code and with applicable U.S. federal securities laws, PetroChina is not aware of (i) any governmental license or regulatory permit that appears to be material to the business of Jilin taken as a whole, which might be adversely affected by PetroChina’s acquisition of Jilin Shares as contemplated herein, or (ii) any approval or other action by any domestic or foreign governmental, administrative or regulatory agency or authority that appears to be material to Jilin taken as a whole, and required for the acquisition or ownership of Jilin Shares by PetroChina as contemplated herein. Should any such approval or other action be required, PetroChina currently contemplates that such approval or other action would be sought. There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions being attached thereto or that failure to obtain any such approval or other action might not result in consequences adverse to Jilin’s or PetroChina’s business.
16. ACCOUNTING TREATMENT
     International Financial Reporting Standards do not require purchase accounting in connection with the acquisition of a non-controlling minority interest of a subsidiary. Therefore, assets and liabilities of Jilin additionally acquired by PetroChina as a result of the H Share Offer and the A Share Offer will be recorded by PetroChina at cost. The difference between PetroChina’s purchase cost and Jilin’s book value will be recorded in equity. Under U.S. generally accepted accounting principles, an acquisition of additional minority interest will be accounted for under the purchase method. As a result, assets and liabilities of Jilin additionally acquired by PetroChina as a result of the H Share Offer and the A Share Offer will be restated to fair value and the difference of purchase cost over book value of minority and identified intangible assets will be recorded as goodwill.

LETTER FROM THE JILIN BOARD
(a joint stock limited company incorporated in the People’s Republic of China with limited liability)
(A Share Stock Code: 000618)
(H Share Stock Code: 0368)
(ADS Stock Symbol: JCC)
Executive Directors:
Yu Li
Zhang Xingfu
Li Chongjie
Non-Executive Directors:
Yang Dongyan
Xiang Ze
Ni Muhua
Jiang Jixiang
Independent Non-Executive Directors:
Wang Peirong
Lü Yanfeng
Zhou Henglong
Fanny Li
Registered Office:
No. 9 Longtan Street
Longtan District
Jilin City
Jilin Province
PRC
Principal office and place of business in Hong Kong:
23rd Floor
Entertainment Building
30 Queen’s Road Central
Hong Kong
16 November 2005
To the Jilin Independent H Shareholders and the Jilin ADS Holders
Dear Sir or Madam,
Takeover Offer of
Jilin Chemical Industrial Company Limited
1.	INTRODUCTION
1.1	Reference is made to the joint announcement made by PetroChina and Jilin dated 28 October 2005 and published on 31 October 2005, in which PetroChina announced that it will make, inter alia, a possible voluntary conditional offer by means of an offer by Citigroup on behalf of PetroChina and (in the United States only) by PetroChina directly to acquire all of the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, not already owned by PetroChina or the Concert Parties.

LETTER FROM THE JILIN BOARD
1.2	In accordance with Rule 2.1 of the Takeovers Code, the Independent Board Committee, comprising Wang Peirong, Lü Yanfeng, Zhou Henglong and Fanny Li, being all the independent non-executive directors of Jilin, was established to advise the Jilin Independent H Shareholders in respect of the H Share Offer. Yang Dongyan, Xiang Ze, Ni Muhua and Jiang Jixiang, being the other non-executive directors of Jilin, are all employees of PetroChina. Accordingly, they are considered to have a conflict of interest and thus should not advise the Jilin Independent H Shareholders in respect of the H Share Offer.

1.3	The purpose of this letter is to provide you with information regarding the H Share Offer, the delisting proposal and the Jilin Group, and to refer you to the advice of Platinum, the Independent Financial Adviser, and to the recommendation of the Independent Board Committee in respect of the H Share Offer and the delisting proposal.

1.4	Full details of the H Share Offer are set out in other parts of the Composite Document of which this letter forms part. Terms defined in the Composite Document have the same meanings when used in this letter.
2. THE H SHARE OFFER
     Citigroup is making the H Share Offer for and on behalf of PetroChina and (in the United States only) PetroChina is making the H Share Offer on the terms and conditions set out below.
     The H Share Offer will be made in compliance with the Takeovers Code, which is administered by the Executive, and in compliance with the Exchange Act, which is administered by the SEC.
     The Accepting Jilin H Shareholders and the Accepting Jilin ADS Holders who accept the H Share Offer will be entitled to the consideration as specified in “Consideration for the H Share Offer” below.
     2.1 Consideration for the H Share Offer
     The H Share Offer will be made by Citigroup on behalf of PetroChina and (in the United States only) by PetroChina directly, on the following basis:

For each Jilin H Share	HK$2.80 in cash

For the Jilin H Shares represented by each Jilin ADS	HK$280.00 in cash

LETTER FROM THE JILIN BOARD
     (a) Comparison of value
     The cash consideration of HK$2.80 per Jilin H Share under the H Share Offer represents:
(i)	a premium of approximately 15.46% over the closing price of HK$2.425 per Jilin H Share, as quoted on the Hong Kong Stock Exchange on the Last Trading Day; and

(ii)	a premium of approximately 31.02% over the average closing price of HK$2.137 per Jilin H Share, being the average closing price per Jilin H Share as quoted on the Hong Kong Stock Exchange for the 180 trading days up to and including the Last Trading Day.
     The cash consideration of HK$280.00 for the Jilin H Shares represented by each Jilin ADS under the H Share Offer represents:
(i)	a premium of approximately 13.49% over the closing price of HK$246.714 (US$31.63) per Jilin ADS, as quoted on the NYSE on the Last Trading Day; and

(ii)	a premium of approximately 31.47% over the average closing price of HK$212.979 (US$27.305) per Jilin ADS, being the average closing price of per Jilin ADS as quoted on the NYSE for the 180 trading days up to and including the Last Trading Day.
     (b) Highest and Lowest Prices
     During the six-month period preceding the date of the Announcement up to and including the Latest Practicable Date, the highest closing price of the Jilin H Shares as quoted on the Hong Kong Stock Exchange was HK$2.750 each, and the lowest closing price of the Jilin H Shares as quoted on the Hong Kong Stock Exchange was HK$1.420 each.
     During the six-month period preceding the date of the Announcement up to and including the Latest Practicable Date, the highest closing price of the Jilin ADSs as quoted on the NYSE was HK$274.794 (US$35.23) each, and the lowest closing price of the Jilin ADSs as quoted on the NYSE was HK$138.996 (US$17.82) each.
     For quarterly high and low H Share and ADS price information for the past two years, see the paragraph headed “Historical Share Trading and Dividend Information” under the section headed “Special Factors regarding the H Share Offer” of the Composite Document.

LETTER FROM THE JILIN BOARD
     (c) Market prices
     The table below shows the closing prices of the Jilin H Shares on the Hong Kong Stock Exchange (i) at the end of each of the six calendar months immediately preceding the date of the Announcement; (ii) on 26 October 2005 (being the Last Trading Day); and (iii) on 11 November 2005 (being the Latest Practicable Date):

Closing price
HK$
2005
29 April	1.710
31 May	1.500
30 June	1.910
29 July	2.050
31 August	2.150
30 September	2.425
26 October	2.425
Latest Practicable Date	2.725
     The table below shows the closing prices of Jilin ADS as quoted on the NYSE (i) at the end of each of the six calendar months immediately preceding the date of the Announcement; (ii) on 26 October 2005 (being the Last Trading Day); and (iii) on 11 November 2005 (being the Latest Practicable Date):

	Closing price
	US$	HK$
2005
29 April	21.70	169.260
31 May	19.32	150.696
30 June	24.65	192.270
29 July	26.47	206.466
31 August	27.31	213.018
30 September	30.86	240.708
26 October	31.63	246.714
Latest Practicable Date	35.19	274.482
     (d) Consideration for the Jilin H Shares
     On the basis of the cash consideration of HK$2.80 per Jilin H Share (or HK$280.00 for the Jilin H Shares represented by each Jilin ADS) under the H Share Offer, the entire share capital of the 964.778 million Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, is valued at approximately HK$2,701 million.

LETTER FROM THE JILIN BOARD
     2.2 Further terms of the H Share Offer
     (a) The Jilin Shares
     The Jilin H Shares and the Jilin ADSs will be acquired by PetroChina free from all liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature and together with all rights attaching to them, including the right to receive in full all dividends and other distributions, if any, declared, made or paid on or after the date of the Announcement.
     (b) Hong Kong Stamp Duty
     Hong Kong stamp duty at a rate of HK$1.00 for every HK$1,000 (or part of HK$1,000) of the consideration payable will be deducted from the amount payable to the Accepting Jilin H Shareholders and the Accepting Jilin ADS Holders.
Please also refer to Appendix I to the Composite Document.
     2.3 H Share Offer Conditions
     Please refer to the paragraph headed “Conditions of the H Share Offer” in the “Letter from Citigroup” which forms part of the Composite Document for details on the H Share Offer Conditions.
3. THE A SHARE OFFER
     The A Share Offer will be made in compliance with the PRC Securities Law and the Administrative Measures.
     3.1 Consideration for the A Share Offer
     The A Share Offer will be made on the following basis:

For each Jilin A Share	RMB5.25 in cash
     As a comparable offer will be made in respect of the Jilin A Shares as described above, PetroChina is satisfied that the H Share Offer is made in compliance with Rule 14 and paragraph 1 of the General Principles of the Takeovers Code.
     (a) Comparisons of Value
     The cash consideration of RMB5.25 per Jilin A Share under the A Share Offer represents:
(i)	a premium of approximately 3.14% over the closing price of RMB5.09 per Jilin A Share, as quoted on the Shenzhen Stock Exchange on the Latest Practicable Date;

LETTER FROM THE JILIN BOARD
(ii)	a premium of approximately 6.92% over the closing price of RMB4.91 per Jilin A Share, as quoted on the Shenzhen Stock Exchange on the Last Trading Day;

(iii)	a premium of approximately 14.37% over the volume weighted average price of RMB4.59 per Jilin A Share, being the volume weighted average price per Jilin A Share as quoted on the Shenzhen Stock Exchange for the 30 trading days immediately prior to and including the Last Trading Day; and

(iv)	a premium of approximately 41.89% over the average closing price of RMB3.70 per Jilin A Share, being the average closing price of per Jilin A Share as quoted on the Shenzhen Stock Exchange for the six months immediately prior to and including the Last Trading Day.
     (b) Highest and Lowest Prices
     From the date falling six months prior to the date of the Announcement up to the Latest Practicable Date, the highest closing price of the Jilin A Shares as quoted on the Shenzhen Stock Exchange was RMB5.13 each, and the lowest closing price of the Jilin A Shares as quoted on the Shenzhen Stock Exchange was RMB2.41 each.
     (c) Market prices
     The following table sets out the closing price per Jilin A Share as quoted on the Shenzhen Stock Exchange (i) at the end of each of the six calendar months immediately preceding the date of the Announcement; (ii) on 26 October 2005 (being the Last Trading Day); and (iii) on 11 November 2005 (being the Latest Practicable Date):

Closing price
per Jilin A Share
Date	(RMB)
29 April 2005	3.70
31 May 2005	3.51
30 June 2005	3.35
29 July 2005	2.88
31 August 2005	4.04
30 September 2005	4.61
26 October 2005	4.91
Latest Practicable Date	5.09

LETTER FROM THE JILIN BOARD
     (d) Consideration for the Jilin A Shares
     On the basis of the cash consideration of RMB5.25 per Jilin A Share under the A Share Offer, the entire share capital of the Jilin A Shares is valued at approximately RMB1,050 million.
4 . INFORMATION ON JILIN
     Please refer to Appendix II headed “Financial Information on the Jilin Group” to the Composite Document for financial information regarding the Jilin Group, and the section headed “Special Factors Regarding the H Share Offer” and Appendices IV and VI to the Composite Document for further information on Jilin.
5. PROSPECTIVE FINANCIAL INFORMATION
     In its third quarterly report for 2005 dated 28 October 2005, Jilin disclosed a loss forecast of approximately RMB600 million for the year ending 31 December 2005 pursuant to the regulations issued by the CSRC and the Shenzhen Stock Exchange on the publication of quarterly reports issued by domestically-listed companies in the PRC. This statement has been construed as a loss forecast for the purposes of the Takeovers Code, and is required to be examined, repeated in full and reported on in the Composite Document. This loss forecast was prepared in accordance with International Financial Reporting Standards and has no significant difference from a loss forecast prepared in accordance with PRC accounting standards. Please refer to Appendix IV headed “Prospective Financial Information of the Jilin Group” for details on the bases and assumptions of the loss forecast.
6. H SHARE CLASS MEETING
     A class meeting of the Jilin H Shareholders will be convened to approve the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs from the Hong Kong Stock Exchange and the NYSE, respectively, at 10:00 a.m. (Beijing/Hong Kong time) on Saturday, 31 December 2005. A notice of the H Share Class Meeting is set out in Appendix VII to the Composite Document. A proxy form for use at the H Share Class Meeting is also enclosed with the Composite Document. Whether or not you are able to attend the H Share Class Meeting, you are strongly urged to complete the accompanying proxy form in accordance with the instructions printed thereon and return the same to Hong Kong Registrars Limited at 46th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong as soon as possible and in any event not later than 10:00 a.m. (Beijing/Hong Kong time) on Friday, 30 December 2005 or 24 hours before the time appointed for any adjournment of the H Share Class Meeting. Completion and return of the form of proxy shall not preclude you from attending and voting in person at the H Share Class Meeting or any adjourned meeting should you so wish. You are also requested to complete the accompanying reply slip in accordance with the instructions printed thereon and return the same to the Secretary’s Office of the Company at No. 9 Longtan Street, Longtan District, Jilin City, Jilin Province, PRC by no later than 12 December 2005. Voting will be by way of a poll at the H Share Class Meeting.

LETTER FROM THE JILIN BOARD
     The Bank of New York, the depositary for Jilin’s ADSs, will mail to all holders of record of Jilin ADSs, as of the close of business on 23 November 2005, voting instruction cards and other information regarding voting at the H Share Class Meeting by Jilin ADS Holders. The latest time for the return of the voting instruction card by Jilin ADS Holders to the U.S. depositary for the ADSs will be 5:00 p.m. (New York City time) on Monday, 19 December 2005.
7. RECOMMENDATION
     Your attention is drawn to the subsection headed “Recommendation of the Jilin Board of Directors” in the section headed “Special Factors Regarding the H Share Offer” of the Composite Document.
     In addition, your attention is drawn to the Letter from the Independent Board Committee on pages 72 to 75 of the Composite Document which contains its recommendation to the Jilin Independent H Shareholders as to voting on the delisting proposal and the acceptance of the H Share Offer. Your attention is also drawn to the letter from Platinum which contains its advice to the Independent Board Committee in respect of the fairness and reasonableness of the delisting proposal and the H Share Offer, and the principal factors and reasons which it has taken into account before giving its advice to the Independent Board Committee. Furthermore, you are advised to read the entire Composite Document and the Acceptance Documents in respect of the delisting proposal, acceptance and settlement procedures of the H Share Offer.
8. ADDITIONAL INFORMATION
     Your attention is drawn to the additional information set out elsewhere in the Composite Document.

Yours faithfully,
For and on behalf of
Jilin Chemical Industrial Company Limited
Yu Li
Chairman

LETTER FROM THE INDEPENDENT BOARD COMMITTEE
(a joint stock limited company incorporated in the People’s Republic of China with limited liability)
(A Share Stock Code: 000618)
(H Share Stock Code: 0368)
(ADS Stock Symbol: JCC)
16 November 2005
To the Jilin Independent H Shareholders and the Jilin ADS Holders
Dear Sir or Madam,
Takeover Offer of
Jilin Chemical Industrial Company Limited
     We refer to the composite offer and response document issued jointly by PetroChina and Jilin to the Jilin Independent H Shareholders dated 16 November 2005 (the Composite Document) of which this letter forms part. Terms defined in the Composite Document shall have the same meanings in this letter unless the context otherwise requires.
     We have been appointed by the Jilin Board to form the Independent Board Committee to consider the terms of the H Share Offer and to make recommendations to the Jilin Independent H Shareholders in connection with the H Share Offer.
     We have considered whether the terms of the H Share Offer are fair and reasonable insofar as the Jilin Independent H Shareholders are concerned. Platinum has been appointed as the Independent Financial Adviser to advise us in respect of the above.
     We understand that neither Jilin nor any of Jilin’s directors or executive officers has made any payments to Platinum during the past two years.
     We wish to draw your attention to the Letter from the Jilin Board, the Letter from Citigroup and the Letter from Platinum as set out in the Composite Document.
     In reaching our determination, we have considered a number of factors, including the following:
•	The fact that we received an opinion from our Independent Financial Adviser to the effect that, as of the date of such opinion, based on and subject to the matters reviewed with us and having considered the financial and non-financial

LETTER FROM THE INDEPENDENT BOARD COMMITTEE
factors set out in such opinion, attached to this Composite Document as the Letter from Platinum, the terms of the H Share Offer were fair and reasonable to the Independent Jilin Shareholders from a financial point of view.
•	The historical results of operations (including Jilin’s recent net losses due to the high crude oil price beyond Jilin’s control), financial condition, assets, liabilities, business strategy and prospects of Jilin and the nature of the industry in which Jilin competes.

•	The historical trading ranges of Jilin H Shares and Jilin ADSs; the fact that the H Share Offer consideration represents a premium of between approximately 31.09% and approximately 14.75% over the lowest and the highest average closing prices of the Jilin H Shares, respectively, during various review periods (1, 5, 10, 30, 60, 90 and 180 trading days up to and including the Last Trading Day); and the fact that the ADS Offer Consideration represents a premium of between approximately 31.47% and approximately 13.49% over the lowest and the highest average closing prices of the Jilin ADSs, respectively, during such review periods. Historical share trading information is set out in paragraph 11 below. See the “Letter from Platinum” in this Composite Document.

•	The fact that the premium of the H Share Offer consideration over the price of the Jilin H Shares is within the range of average premium offered in comparable privatization transactions announced and completed since 1 January 2003. See the “Letter from Platinum” in this Composite Document.

•	The fact that the ratio of the H Share Offer consideration to Jilin’s net book value falls within the range such ratios in comparable transactions. See the “Letter from Platinum” in this Composite Document.

•	The fact that the H Share Offer provides Jilin shareholders who are considering selling their Jilin H Shares with the opportunity to exchange their Jilin H Shares for the H Share Offer consideration, which represents a premium over the recent closing prices for Jilin H Shares, as summarized below.
—	The H Share Offer consideration of HK$2.80 per Jilin H Share under the H Share Offer represents:
(i)	a premium of approximately 15.5% over the closing price of each Jilin H Share of HK$2.425, as quoted on the Hong Kong Stock Exchange on 26 October 2005 (the last traded price prior to the suspension of trading in the Jilin H Shares pending the issue of the Announcement); and

LETTER FROM THE INDEPENDENT BOARD COMMITTEE
(ii)	a premium of approximately 31.02% over the average closing price of approximately HK$2.137 per Jilin H Share, based on the daily closing prices as quoted on the Hong Kong Stock Exchange over the 180 trading days up to and including 26 October 2005.
—	The H Share Offer consideration of HK$280.00 per Jilin ADS under the H Share Offer consideration represents:
(i)	a premium of approximately 13.5% over the closing price of each Jilin ADS of HK$246.714 (US$31.63), as quoted on the NYSE on 26 October 2005 (the last traded price prior to the suspension of trading in the Jilin ADSs pending the issue of the Announcement); and

(ii)	a premium of approximately 31.47% over the average closing price of approximately HK$212.979 (US$25.48) per Jilin ADS, based on the daily closing prices as quoted on the NYSE over the 180 trading days up to and including 26 October 2005.
•	The fact that no dividend was paid by Jilin for any of the three financial years ended 31 December 2004 or the six months ended 30 June 2005.

•	The fact that the H Share Offer is conditioned on (i) there being valid acceptances by Jilin H Shareholders and Jilin ADS Holders in respect of not less than 66 2/3% in nominal value of the Jilin H Shares, including the Jilin H Shares represented by Jilin ADSs, carrying voting rights then exercisable at a general meeting of the Jilin H Shareholders; (ii) the approval of the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs from the Hong Kong Stock Exchange and the NYSE, respectively, by the holders of at least 75% of the votes attached to the Jilin H Shares held by persons other than PetroChina and persons acting in concert with PetroChina; and (iii) the votes held by Jilin H Shareholders cast against the voluntary withdrawal of the listing of the Jilin H Shares not exceeding 10% of the total votes held by all Jilin H Shareholders other than PetroChina and persons acting in concert with PetroChina.

•	The absence of any compulsory acquisition right belonging to PetroChina.

•	The absence of appraisal rights belonging to the Jilin Independent H Shareholders.

•	The competitive and challenging business environment that Jilin may face if crude oil prices remain high and if the prices of Jilin’s products remain controlled by the PRC government.

LETTER FROM THE INDEPENDENT BOARD COMMITTEE
     We did not consider liquidation value because Jilin is a going concern and we did not believe that liquidation was a commercially attractive option because PRC regulatory authorities would not likely permit a liquidation of Jilin. In addition, the liquidation of Jilin’s assets was not considered to be a viable course of action based on our understanding that PetroChina intends for Jilin to continue to conduct its business as a subsidiary of PetroChina and remain an integral component of PetroChina’s overall strategy.
     We did not consider purchase prices paid by Jilin for Jilin H Shares during the past two years because no such purchases were made by Jilin, PetroChina, CNPC or any of CNPC’s other subsidiaries. In addition, we did not consider any firm offer made by any unaffiliated person during the past two years because there was no such offer of which we were aware.
     Having considered these principal factors and reasons, and the advice of, the Independent Financial Adviser as set out in its letter of advice, we consider that the terms of the H Share Offer are fair and reasonable insofar as the Jilin Independent H Shareholders are concerned. Accordingly, we recommend the Jilin Independent H Shareholders accept the H Share Offer.
     We should also point out that PetroChina has no right under the laws of the PRC and its Articles of Association to compulsorily acquire the Jilin H Shares, including the Jilin H Shares underlying the Jilin ADSs, that are not tendered for acceptance pursuant to the H Share Offer.

Yours faithfully	Yours faithfully	Yours faithfully	Yours faithfully
Wang Peirong	Lü Yanfeng	Zhou Henglong	Fanny Li
Independent Non-executive	Independent Non-executive	Independent Non-executive	Independent Non-executive
Director	Director	Director	Director

LETTER FROM PLATINUM
     The following is the full text of the Letter from Platinum setting out its advice to the Independent Board Committee in relation to the H Share Offer prepared for the purpose of inclusion in the Composite Document.

PLATINUM Securities Company Limited 22/F Standard Chartered Bank Building 4 Des Voeux Road Central Hong Kong Telephone (852) 2841 7000 Facsimile (852) 2522 2700 16 November 2005
To the Independent Board Committee
Dear Sirs and Madam,
TAKEOVER OFFER OF
JILIN CHEMICAL INDUSTRIAL COMPANY LIMITED
INTRODUCTION
     We refer to our appointment by the Jilin Board as the Independent Financial Adviser to advise the Independent Board Committee in respect of: (i) the H Share Offer; and (ii) the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs from the Hong Kong Stock Exchange and the NYSE, respectively (the “Delisting Proposal”), at the H Share Class Meeting, details of which are contained in the Composite Document of which this letter forms part. Our appointment by the Jilin Board has also been approved by the Independent Board Committee in compliance with Rule 2.1 of the Takeovers Code.
     As the Independent Financial Adviser, we are required under Rule 2.1 of the Takeovers Code to advise the Independent Board Committee as to whether or not the terms of the H Share Offer are fair and reasonable so far as the Jilin Independent H Shareholders as a whole are concerned and to make a recommendation as to acceptance and voting.
     Capitalised terms used in this letter have the meanings as defined in the Composite Document, unless the context otherwise requires.
     Platinum is independent from, and is not associated with the Offeror or Jilin or their respective substantial shareholders or any party acting, or presumed to be acting, in concert with any of them and, accordingly, is considered eligible to give independent advice on the H Share Offer.
     We will receive a normal professional fee from Jilin in connection with our appointment as the Independent Financial Adviser. Apart from this normal professional fee payable to us in connection with this appointment, no arrangements exist whereby we will receive any fees or benefits from the Offeror, Jilin or their respective substantial shareholders or any party acting, or presumed to be acting, in concert with any of them.

LETTER FROM PLATINUM
INDEPENDENT BOARD COMMITTEE
     The Jilin Board comprises 11 directors, three of whom are executive directors, four are non-executive directors and the remaining four are independent non-executive directors. Ms. Yang Dongyan, Mr. Xiang Ze, Mr. Ni Muhua and Mr. Jiang Jixiang are employees of PetroChina. As such, the four non-executive directors named above are not considered to be independent under the Takeovers Code to opine on the terms of the H Share Offer. As a result, in accordance with Rule 2.1 of the Takeovers Code, an Independent Board Committee with Mr. Wang Peirong, Mr. Lü Yanfeng, Mr. Zhou Henglong and Ms. Fanny Li as the members have been appointed to consider the terms of the H Share Offer. For details, please refer to the paragraph headed “Introduction” in the “Letter from the Jilin Board” in the Composite Document.
QUALIFICATIONS ON THIS LETTER
     This letter is subject to the following qualifications:
(a)	We have no reason to believe that such information is inaccurate or that any material facts have been omitted or withheld from the information supplied or opinions expressed in the Composite Document. In line with normal practice, we have not, however, conducted a verification process of the information supplied to us, nor have we conducted any independent in-depth investigation into the business and affairs of Jilin Group. The Jilin Board has confirmed that no material facts have been omitted from the information supplied to us. We consider that we have reviewed sufficient information to enable us to reach an informed view and to provide a reasonable basis for our recommendation regarding the H Share Offer.

(b)	In formulating our opinion, we have relied on the information and facts supplied by, the opinions expressed by and the representations of, the Jilin Board and the management of Jilin concerning Jilin, the H Share Offer, including those facts, opinions and representations set out in the Composite Document. Examples of such information include financial information, terms of the H Share Offer, current business operations, general future outlook and reasons behind the privatisation. We have also relied on the Jilin Directors to ensure that the information and facts supplied to us by Jilin are true, accurate and complete. We have also assumed that all information, representations and opinions contained and referred to in the Composite Document are true and accurate and the opinions expressed by the experts contained or referred to in the Composite Document are fair and reasonable and accordingly, we have relied on them. The Jilin Board has confirmed that it takes full responsibility for the contents related to and supplied by Jilin in the Composite Document.

(c)	As the Independent Financial Adviser, we have not been involved in the negotiations in respect of the H Share Offer. We consider that we have been provided with, and we have reviewed, sufficient information to enable us to reach an informed view regarding the H Share Offer. We have not carried out

LETTER FROM PLATINUM
any independent verification of the information provided to us by Jilin, the Jilin Directors and Jilin’s advisers and representatives, nor have we conducted any independent in-depth investigation into the business and affairs or future prospects of the Jilin Group. Accordingly, we do not warrant the accuracy or completeness of any such information. However, we have no reason to suspect that any material facts or information have been omitted or withheld from the information supplied or opinions expressed to us nor to doubt the truth, accuracy and completeness of the information and representations provided, or the reasonableness of the opinions expressed, to us by Jilin, the Jilin Directors and Jilin’s advisers and representatives.

(d)	We are instructed to act as the Independent Financial Adviser in relation to the terms of the H Share Offer and the Delisting Proposal. As such, the scope of our review, and consequentially, our opinion, is limited by reference to a financial point of view only and does not include any statement or opinion as to the merits or otherwise of the H Share Offer and the Delisting Proposal from any other point of view;

(e)	We have considered the H Share Offer and the Delisting Proposal from the perspective of the Jilin Independent H Shareholders as a whole, and not from the perspective of each individual Jilin Independent H Shareholder. As such, each Jilin Independent H Shareholder should consider his/her/its vote on the merits or otherwise of the H Share Offer and the Delisting Proposal in his/her/its own circumstances and from his/her/its own point of view having regard to all the circumstances (and not only the financial perspectives offered in this letter) as well as his/her/its own investment objectives.

(f)	We have not been requested to opine as to, and our opinion does not in any manner address, any tax implication on the Jilin Independent H Shareholders, any procedure in connection with the H Share Offer or the ensuing privatisation, the A Share Offer and any past, current or future foreign exchange rate fluctuations in any currency whether HK$, RMB, US$ or otherwise.

(g)	We express no opinion as to whether any of the H Share Offer or the A Share Offer will be completed or achieved;

(h)	Nothing contained in this letter should be construed as an opinion or view as to the trading price or market trends of any securities of Jilin at any particular time;

(i)	We were not requested to and did not provide services other than the delivery of this letter relating to the terms of the H Share Offer and the Delisting Proposal. We did not participate in negotiations with respect to the terms of the H Share Offer; and

LETTER FROM PLATINUM
(j)	The opinion contained in this letter is intended to provide only one of the bases on which the Independent Board Committee may make their recommendation to the Jilin Independent H Shareholders on whether to accept the H Share Offer and how to vote on the Delisting Proposal.
     This letter is for the information of the Independent Board Committee solely in connection with their consideration of the H Share Offer and the Delisting Proposal and, except for its inclusion in the Composite Document and all references thereto in the Letter from the Independent Board Committee and elsewhere set out in the Composite Document, is not to be quoted or referred to, in whole or in part, nor shall this letter be used for any other purpose, without our prior written consent.
     We are a corporation licensed to carry out types 1 and 6 of the regulated activities under the SFO. We and our affiliates, whose ordinary business involves, among others, trading of, and dealing in securities, may be involved in the trading of, dealing in, and the holding of the securities of Jilin or the Offeror for client accounts. As at the Latest Practicable Date, Platinum holds 20,000 shares of PetroChina but does not have any shareholding in the Jilin Shares in any form.
TERMS OF THE H SHARE OFFER
Background of the H Share Offer
     The Jilin Group is one of the largest producers of basic chemicals and chemical raw materials, and one of the largest integrated chemical enterprises in the PRC. Jilin listed the Jilin ADSs on the NYSE on 22 May 1995, the Jilin H Shares on the Hong Kong Stock Exchange on 23 May 1995 and the Jilin A Shares on the Shenzhen Stock Exchange on 15 October 1996. As at the Latest Practicable Date, Jilin has issued and outstanding 964,778,000 Jilin H Shares (including 63,749,200 Jilin H Shares represented by Jilin ADSs), 200,000,000 listed Jilin A Shares and 2,396,300,000 unlisted Jilin A Shares.
     As at 26 October 2005, the Last Trading Day of Jilin H Shares prior to the Announcement, the Offeror and the Concert Parties had a legal and beneficial interest in 2,396,300,000 state-owned shares in Jilin (representing approximately 67.29 per cent. in Jilin’s share capital), and Citigroup had legal or beneficial interest in 727,900 Jilin H Shares (representing approximately 0.08% of Jilin’s H Share capital). Citigroup, on behalf of the Offeror, is making voluntary conditional cash offers for all the issued Jilin H Shares and Jilin ADSs not already owned or agreed to be acquired by the Offeror or parties acting in concert with it.

LETTER FROM PLATINUM
Principal terms of the H Share Offer
     Terms of the H Share Offer are included in the section headed “Letter from Citigroup” in the Composite Document, which you are urged to read carefully. The principal terms of the H Share Offer, as set out in the Composite Document, include the following:
     1. Consideration for the H Share Offer
     Citigroup, for and on behalf of the Offeror and PetroChina (in the United States only), are making the H Share Offer, on terms set out in the Composite Document and the accompanying forms of acceptance and transfer, for all the outstanding Jilin H Shares, including all the outstanding Jilin H Shares represented by Jilin ADSs, not already owned by the Offeror and parties acting in concert with it, which are made on the following basis:

H Share Offer (with respect	offer price of HK$2.80 in cash for each Jilin H
to the Jilin H Shares):	Share (“H Share Offer Price”); and

H Share Offer (with respect	offer price of HK$280.00 in cash for the Jilin H
to the Jilin ADSs):	Shares represented by each Jilin ADS (“ADS
Offer Price”).
     2. No increase in the consideration of the H Share Offer
     PetroChina will not increase the consideration for the H Share Offer as set out above. You should be aware that, following the making of such a statement in the Announcement, PetroChina will not be permitted to revise the consideration for the H Share Offer as set out above, save in wholly exceptional circumstances and in compliance with Rule 18.3 of the Takeovers Code.
     3. Pre-Conditions to the making of the H Share Offer
     The making of, among others, the H Share Offer is subject to the Pre-Conditions including:
(i)	the requisite approvals of the CSRC on the H Share Offer and the A Share Offer under the PRC Securities Law and the Administrative Measures and of the SFC in respect of the H Share Offer under the Takeovers Code;

(ii)	all regulatory relief or exemption from the CSRC, the SFC and the SEC if necessary for the H Share Offer to be made in compliance with the regulatory regimes of the PRC, Hong Kong and the United States; and

LETTER FROM PLATINUM
(iii)	all other requisite authorisations and approvals from other governmental entities on terms satisfactory to the Offeror (other than such authorisations and approvals that, if not obtained, would not have a material and adverse effect on the business of Jilin or on the ability of the Offeror to proceed with or consummate the H Share Offer and the A Share Offer).
     As at the date of the Composite Document, all the Pre-Conditions have been satisfied or waived.
     4. Conditions of the H Share Offer
     The H Share Offer is subject to the following H Share Offer Conditions:
(i)	the passing of a resolution approving the Delisting Proposal at the H Share Class Meeting to be convened for this purpose by the Jilin Independent H Shareholders, subject to:
(a)	approval by at least 75% of the votes attaching to the Disinterested Shares that are cast either in person or by proxy; and

(b)	the number of votes cast against such resolution being not more than 10% of the votes attaching to all Disinterested Shares; and
(ii)	minimum valid acceptances of the H Share Offer being received (and not, where permitted, withdrawn) by 4:00 p.m. on Friday, 6 January 2006 (or such later time(s) and/or date(s) as PetroChina may, subject to the rules of the Takeovers Code and the Exchange Act, decide), being the First Closing Date, in respect of not less than 66 2/3 % in nominal value of the Jilin H Shares, including the Jilin H Shares represented by the Jilin ADSs, carrying voting rights then exercisable at a general meeting of the Jilin H Shareholders.
     The A Share Offer is subject to the H Share Offer becoming or being declared unconditional.
     Note 3 to Rule 14 of the Takeovers Code requires that an offer for one class of equity share capital must be conditional on the offers for other classes of equity share capital becoming or being declared unconditional.
     Given that the A Share Offer and the H Share Offer are not both interconditional, PetroChina has applied to the Executive for, and the Executive has consented to granting, a waiver from the requirements under Note 3 to Rule 14 of the Takeovers Code.

LETTER FROM PLATINUM
     5. Waiver of the H Share Offer Conditions
     The Offeror may, with the consent of Authorities, waive the H Share Offer Conditions in whole or in part. The Offeror currently has no intention to waive any of the H Share Offer Conditions.
     6. Completion of the H Share Offer
     If the H Share Offer Conditions are not satisfied (or, if permissible, waived) on or before the First Closing Date, the H Share Offer will lapse unless extended by the Offeror. After the lapse of the H Share Offer, all the Jilin H Shares, Jilin ADSs and Jilin A Shares will remain listed on the Hong Kong Stock Exchange, the NYSE and the Shenzhen Stock Exchange, respectively.
     Following the satisfaction of the Pre-Conditions and the H Share Offer Conditions, the H Share Offer shall become unconditional and the listings of the Jilin H Shares and the Jilin ADSs on the Hong Kong Stock Exchange and the NYSE, respectively, shall be withdrawn. The A Share Offer Condition will be satisfied or waived once the H Share Offer becomes unconditional, and trading in the Jilin A Shares on the Shenzhen Stock Exchange will cease.
     Under the Takeovers Code, the Offeror is required to make the H Share Offer to all the Jilin Shareholders except the Jilin Shareholders who are parties acting in concert with the Offeror.
     In the event that the H Share Offer is accepted in full, the aggregate amount payable by the Offeror for the Jilin H Shares and the Jilin ADSs would be approximately HK$2,701 million in aggregate. We note that Citigroup is satisfied that sufficient financial resources are available to the Offeror to satisfy full acceptance of the H Share Offer in full.
PRINCIPAL FACTORS AND REASONS CONSIDERED
     In formulating our recommendation relating to the terms of the H Share Offer and the Delisting Proposal and giving our independent financial advice to the Independent Board Committee, we have considered the following principal factors and reasons:
     A. Rationale for the H Share Offer
     As stated in the Letter from PetroChina as set out in the Composite Document, the Offeror believes that the acquisition of the Jilin H Shares and Jilin ADSs from the Jilin Independent H Shareholders is beneficial for the shareholders of PetroChina.

LETTER FROM PLATINUM
There are a number of operational, financial and organisational benefits which the Offeror expects to accrue from the integration of operations of Jilin into that of PetroChina, subsequent to the H Share Offer:
(i)	Streamlined Group Structure: The Offeror has committed to streamline its corporate structure and this is the first step in achieving this important objective. The H Share Offer as well as the integration are intended to further enhance the Offeror group’s corporate transparency and improve corporate efficiency and reduce the number of connected transactions.

(ii)	Procurement/Product Distribution Efficiency: The Offeror has supplied approximately 70% of Jilin’s crude oil requirements and purchased approximately the same percentage of refined petroleum products produced by Jilin. Consequently, the acquisition of Jilin is intended to create greater efficiencies in both the sourcing of crude oil and other raw materials for Jilin and the sale of Jilin’s refined products as the entire process can be fully integrated and optimised in the context of the Offeror’s group-wide procurement and sales process.

(iii)	Management Efficiency: The successful completion of the H Share Offer and the integration are intended to simplify the ownership and management structure of the operations of Jilin, where currently the ownership of specific assets and the management of these assets is split between different entities which are majority but not wholly-owned by PetroChina. This is expected to lead to organisational and management improvements.

(iv)	Business Integration: The complete integration of Jilin’s business and operations into the Offeror is expected to deliver cost savings and help Jilin better leverage on the Offeror’s integrated upstream, midstream and downstream operations. The successful completion of the H Share Offer will result in the rationalisation of management and corporate functions and the removal of the processes and costs associated with Jilin’s current regulatory and legal status. The Offeror will also be able to include Jilin in its overall domestic product optimisation plans leading to increased operational efficiencies.

(v)	Capital Allocation: Consolidating the operations of Jilin within the PetroChina Group is intended to provide the Offeror the opportunity to derive full benefit across Jilin’s value chain and to better plan group-wide capital expenditure in order to optimise capital allocation across the Offeror’s whole asset base rather than on a more limited plant by plant basis.

LETTER FROM PLATINUM
     B. Business of Jilin
     Jilin is principally engaged in the production and sale of petroleum products, petrochemical and organic chemical products and synthetic rubber, with its major operations carried out in the PRC and all of its products being sold domestically. Based on its annual and interim reports, we understand that Jilin processed approximately 6.4 million tonnes of crude oil in 2004, 3.5 million tonnes in the first half of 2005 and is expected to process a further 3.5 million tonnes in the second half of 2005.
     C. Overview of the petrochemical industry
     Table 1 below illustrates the product mix of the Jilin Group.
Table 1: Product mix of the Jilin Group

Major products	Percentage of turnover for the
(Under International Financial	year ended 31 December
Reporting Standards (IFRS))	2002	2003	2004
	%	%	%
Petroleum products
Diesel oil	21.30	23.50	23.35
Gasoline	11.60	11.31	8.17
Others	6.40	10.32	10.47

Sub-total	39.30	45.13	41.99

Petrochemical and organic chemical products
Ethlene	8.50	7.33	9.56
Propylene	4.70	4.26	3.92
Styrene	4.40	3.78	3.87
Others	26.20	22.32	22.73

Sub-total	43.80	37.69	40.08

Sythetic rubber products	6.00	5.49	5.63

Chemical fertilizers and inorganic chemical products	0.90	0.79	2.08

Others	10.00	10.90	10.22

Total	100.00	100.00	100.00

Source: Annual and interim reports of Jilin

LETTER FROM PLATINUM
     As illustrated in Table 1 above, petroleum products (such as diesel oil and gasoline) and petrochemical and organic chemical products (such as ethylene, propylene and styrene) account for over 80% of the Jilin Group’s total turnover over the three financial years ended 31 December 2004.
(1)	Petroleum products segment
     Based on our discussion with the management of Jilin, currently, in the PRC, the prices of petroleum products such as gasoline and diesel oil are controlled by the National Development and Reform Commission (“NDRC”). The adjustments of the petroleum products are announced by NDRC periodically. The price of crude oil in the PRC is generally in line with world oil prices. Based on our discussion with the management of Jilin, the cost of crude oil represents over 90% of total production costs of petroleum products for Jilin. Increase in crude oil prices could significantly affect gross profit margins of petroleum products of Jilin. The price of crude oil has been increasing significantly. Pricing of crude oil (West Texas Intermediate crude oil) from 1 January 2002 to 28 October 2005 (date of the Announcement) is illustrated in Chart 1 below:
Chart 1: Crude oil prices
                                                            Source: Datastream

LETTER FROM PLATINUM
     Chart 1 above illustrates that crude oil prices have surged from approximately US$21.01 on 1 January 2002 to approximately US$61.22 on 28 October 2005, with the highest price of approximately US$69.81 recorded on 30 August 2005. Based on our discussion with the management of Jilin, the surge in crude oil prices has impacted the gross profit margin of the Jilin Group’s petroleum products significantly. The gross profit margin of the Jilin Group’s petroleum products during this review period is illustrated in Table 2 below:
Table 2: Gross profit margin of petroleum
products of the Jilin Group and crude oil prices

				For the
				period
		For the year ended		ended
		31 December		30 June
	2002	2003	2004	2005
Gross profit margin of petroleum products
(Under PRC GAAP)	11.97%	8.00%	2.00%	(12.00%)

Average crude oil price
(US$)	26.17	31.06	41.51	56.13
Source: annual reports and interim report of Jilin, Datastream
     We note that the gross margin of petroleum products of Jilin declined with the surge in crude oil prices during this review period. In addition, according to an article posted in Financial Times on 2 November 2005, the International Energy Agency, an oil sector monitoring body, stated that crude oil prices are expected to be maintained at a relatively high level in the foreseeable future mainly due to: (i) strong demand of crude oil from rapid economic development of the PRC and India; and (ii) limited supply due to the inadequate production capacity of the major oil producers.
     In light of the above, we are of the view that the gross profit margin of petroleum products of Jilin is facing a challenging environment due to the expected high level of crude oil prices in the foreseeable future, if the prices of petroleum products such as gasoline and diesel oil are still controlled by the NDRC.

LETTER FROM PLATINUM
(2)	Petrochemical and organic products segment
     Based on our discussion with the management of Jilin, the prices of petrochemical and organic chemical products in the PRC are not currently being controlled by NDRC and producers can determine their own product prices. As such, the increase in crude oil prices could be offset to a certain extent by the prices of petrochemical and organic products. The gross profit margin of Jilin’s petrochemical and organic chemical products has been on an increasing trend with the increase in crude oil prices. This is illustrated in Table 3 below:
Table 3: Gross profit margin of petrochemical
and organic chemical products and crude oil prices

				For the
				period
		For the year		ended
		31 December		30 June
	2002	2003	2004	2005
Gross profit margin of petrochemical and organic chemical products
(Under PRC GAAP)	8.42%	14.00%	29.10%	24.00%

Average crude oil price
(US$)	26.17	31.06	41.51	56.13
Source: Annual reports and interim report of Jilin, Datastream

LETTER FROM PLATINUM
The prices of major products of the petrochemical and organic chemical products are illustrated in Chart 2 below:
Chart 2: Prices of Ethylene, Propylene and Styrene
                                                                                          Source: Datastream
     However, according to recent industry research reports (“China Oil & Petrochemicals” by DBS Vickers Securities dated 27 September 2005 and “Petrochemical Sector” by Core Pacific—Yamaichi dated July 2005), the downstream refining, chemical and marketing sectors in the oil value chain could face declining profit margins in the coming two years as the ethylene production capacity in the PRC could increase by over 20% per year while domestic demand could only expect single-digit growth.
     In light of the above, we are of the view that the Jilin Group would continue to face a challenging and competitive environment in both the petroleum products segment and the petrochemical and organic products segment in the near future.

LETTER FROM PLATINUM
D.	Historical financial performance

1.	Turnover
     An extract of the key financials from the annual reports of Jilin for the three financial years ended 31 December 2004 and the interim reports of Jilin for the two six-month periods ended 30 June 2004 and 2005 is set out below
Table 4: Key financials of the Jilin Group for the three financial years ended 31 December 2004 and the two six-month periods ended
30 June 2004 and 2005

								Half-
						For the six		yearly
	For the financial year					months ended		growth
	ended 31 December			Annual growth rate		30 June		rate
	2002	2003	2004	2002/2003	2003/2004	2004	2005	2004/2005
	RMB	RMB	RMB	%	%	RMB	RMB	%
	million	million	million			million	million
Turnover	13,138.39	20,652.81	31,857.42	57.19	54.25	13,729.98	17,992.63	31.05
Gross Profit	619.43	1,526.97	3,035.54	146.51	98.80	1,114.03	483.82	(56.57)
Profit before taxation	(1,027.64)	426.12	2,356.57	N/A	453.03	593.57	183.24	(69.13)
Profit/(Loss) attributable to the Jilin
Shareholders	(1,023.10)	427.61	2,544.51	N/A	495.06	606.35	128.54	(78.80)
Note: Prepared in accordance with IFRS.
Source: Annual reports and interim reports of Jilin
     As illustrated in Table 4 above, the turnover of the Jilin Group amounted to approximately RMB13,138.39 million, approximately RMB20,652.81 million and approximately RMB31,857.42 million respectively for the three financial years ended 31 December 2004. The turnover of the Jilin Group increased by approximately 57.19% and approximately 54.25% in 2003 and 2004 respectively. We note that the Jilin Group’s turnover has recorded consistent annual growth during the financial years 2002 to 2004.
     Based on the 2005 interim report of Jilin, the turnover of the Jilin Group increased from approximately RMB13,729.98 million for the six-month period ended 30 June 2004 to approximately RMB17,992.63 million for the corresponding period in 2005, representing a growth in turnover of approximately 31.05% during this period.

LETTER FROM PLATINUM
     According to the annual reports of Jilin, the Jilin Group’s turnover consists of the sale of: (i) petroleum products including diesel oil, gasoline, residue, catalytic diesel oil and solvent oil, etc; (ii) petrochemical and organic products, such as ethylene, propylene, styrene, aniline and ortho-xylene, etc; (iii) synthetic rubber products such as styrene-butadine rubber, etc; (iv) chemical fertilizers and inorganic products, etc; and (v) others. Table 5 below illustrates Jilin’s turnover breakdown by products:
Table 5: Turnover breakdown of Jilin by products

							For the six
							months ended
	For the financial years ended 31 December						30 June
	2002		2003		2004		2005 (Unaudited)
		% of total		% of total		% of total		% of total
	Turnover	turnover	Turnover	turnover	Turnover	turnover	Turnover	turnover
	RMB	%	RMB	%	RMB	%	RMB	%
	million		million		million		million
Petrochemical and organic chemical products	5,750.08	43.76	7,783.09	37.68	12,768.26	40.08	7,943.72	44.15
Petroleum products	5,166.19	39.32	9,320.07	45.13	13,377.84	41.99	7,263.05	40.37
Synthetic rubber products	782,559	5.96	1,133.03	5.49	1,793.69	5.63	1,017.25	5.65
Chemical fertilizer and inorganic chemical products	123,325	0.94	164.86	0.80	664.25	2.09	337.62	1.88
Others	1,316.24	10.02	2,251.76	10.90	3,253.39	10.21	1,430.99	7.95

Total turnover	13,138.39	100.00	20,652.81	100.00	31,857.42	100.00	17,992.63	100.00

Source: Bloomberg, annual reports and interim reports of Jilin.
     From the above table, we note that petroleum products and petrochemical and organic products accounted for over 80% of the Jilin Group’s total turnover during this review period.

LETTER FROM PLATINUM
2. Profit attributable to the Jilin Shareholders
     As illustrated in Table 4 above, Jilin Group recorded a net loss for the financial year ended 31 December 2002. The Jilin Group subsequently started to generate profit, recording net profits of approximately RMB427.61 million and approximately RMB2,544.51 million for the two financial years ended 31 December 2004 respectively with an annual growth rate of approximately 495.06%.
     Based on the 2005 interim report of Jilin, the profit attributable to the Jilin Shareholders decreased significantly from approximately RMB606.35 million for the six-month period ended 30 June 2004 to approximately RMB128.54 million for the corresponding period in 2005, representing a decrease in the profit attributable to the Jilin Shareholders of approximately 78.80% during this period. According to interim report for the six months ended 30 June 2005, this is mainly due to the significant increase in crude oil prices. Based on our discussion with the management of Jilin, crude oil represented more than 60% of Jilin’s total cost of sales for the six months ended 30 June 2005.
     We draw the attention of the Jilin Independent H Shareholders to the 2005 third quarterly report (the “Third Quarterly Report”) published on the Hong Kong Stock Exchange’s website on 28 October 2005, which indicated that the Jilin Group recorded an unaudited net loss of approximately RMB151.43 million for the nine months ended 30 September 2005. As stated in the Third Quarterly Report, Jilin recorded a loss due to the increase in the price of crude oil to a high level which could not be offset by the increase in the price of refined oil and the writing-off and provision for the impairment of certain fixed assets, which is in accordance with the accounting policies of the Jilin Group. The management of Jilin expressed their view that if the prices of refined oil which are controlled by the NDRC remain unchanged in the future, the management expects that Jilin would record a loss of approximately RMB600 million in 2005.
E. Dividend
     No dividend was declared by Jilin for any of the three financial years ended 31 December 2004 or the six months ended 30 June 2005. In light of this, we are of the view that the H Share Offer with the H Share Offer Price representing a premium to the prevailing market price of Jilin H Shares, offers the Jilin Independent H Shareholders an opportunity to swap their investments into other potentially higher yield investments, and is in the interest of the Jilin Independent H Shareholders as a whole.

LETTER FROM PLATINUM
F. Price performance of the Jilin H Shares and the Jilin ADSs
     Chart 3 below illustrates the daily closing prices of the Jilin H Shares and the Jilin ADSs from 28 October 2002 up to the Latest Practicable Date:
Chart 3: Price performance of the Jilin H Shares and the Jilin ADSs from
28 October 2002 up to the Latest Practicable Date
     Source: Bloomberg
     As illustrated in Chart 3 above, the daily closing prices of the Jilin H Shares during this review period were within the range of HK$0.54 and HK$3.075. The H Share Offer Price represents a premium of approximately 418.52% and a discount of approximately 8.94% over the lowest and the highest closing prices of the Jilin H Shares respectively during this review period. We note that the price of the Jilin ADSs only have an insignificant variance to the Jilin H Shares during this review period due to the underlying securities of the Jilin ADSs being the Jilin H Shares. As such, we are of the view that the price performance of the Jilin ADSs can be fully represented by the price performance of the Jilin H Shares. Therefore, we will conduct our analysis primarily focused on the Jilin H Shares.
     As shown in Chart 3 above, the closing price of the Jilin H Shares exceeded the H Share Offer Price on some trading days during the months of December 2004, February 2005 and March 2005. During this period with the closing price of the Jilin H Shares being higher than the H Share Offer Price, Jilin published several announcements declaring that the Jilin Directors were not aware of any reasons for the increase in the price of the Jilin H Shares. We note that the H Share Offer Price

LETTER FROM PLATINUM
was above the daily closing prices of the Jilin H Shares on most of the trading days within this review period and the H Share Offer Price is also at the higher end of the historical daily closing prices of the Jilin Shares during this review period.
G. Comparison to the Comparable Companies
     In our analysis, we have also compared the H Share Offer with companies comparable to Jilin. We have selected the comparable companies (the “Comparable Companies”), shares of which are listed in Hong Kong for Jilin based on the selection criteria of petrochemical companies: (i) producing similar products to Jilin; and (ii) with the majority of the revenue being generated in the PRC. In addition, the Comparable Companies are companies identified by us, to our best effort, in our research searching through the information provided by Bloomberg. The Jilin Independent H Shareholders should note that the information relating to the Comparable Companies below is for information and reference only.
     In our analysis, we compared the value of Jilin implied in the H Share Offer with that of the Comparable Companies in terms of several key evaluation parameters. The key evaluation parameters include: (i) price-to-earnings ratio (“PER”); and (ii) price-to-book ratio (“PBR”), the results of which are summarized in Table 6 below.
Table 6: PER and PBR of Jilin and the Comparable Companies

			Closing price
			on the Last
	Country of	Market	Trading
	listing	capitalisation	Day	PER		PBR
		HK$ million	HK$	times		times
Sinopec Shanghai Petrochemical Company Limited	Hong Kong	5,650	2.425	4.41		0.31
Sinopec Zhenhai Refining & Chemical Company Limited	Hong Kong	6,152	8.500	8.17		0.56
Sinopec Yizheng Chemical Fibre Company Limited	Hong Kong	1,414	1.010	16.83		0.16
Daqing Petroleum and Chemical Group Limited	Hong Kong	558	0.335	5.58		0.81

Average				8.75		0.46

Jilin H Shares on the Last Trading Day		2,340	2.425	3.55	[2]	1.50	[3]
Jilin H Shares at the H Share Offer Price		2,701	2.800	4.18	[2]	1.99	[3]

LETTER FROM PLATINUM
Note 1: Exchange rate HK$1=RMB$1.04.
Note 2: PER of Jilin is based on the audited earnings for the financial year ended 31st December 2004.
Note 3: PBR of Jilin is based on the unaudited net asset value as at 30th June 2005.
Note 4: All data of the Comparable Companies are based on latest published audited historical figures.
Source: Bloomberg, annual reports and accounts of Jilin
(1) PER analysis
     As illustrated in Table 6 above, the PER of the Comparable Companies ranged from approximately 4.41 times to approximately 16.83 times with an average of approximately 8.75 times on the Last Trading Day. Therefore, the PER of Jilin on the Last Trading Day of approximately 3.55 times is below the average PER of the Comparable Companies on the Last Trading Day of approximately 8.75 times.
     The H Share Offer Price represents a PER for Jilin of approximately 4.18 times, which is higher than the PER of the Jilin H Shares on the Last Trading Day of approximately 3.55 times. In addition, this PER is marginally below the low end of the range of PERs of the Comparable Companies on the Last Trading Day.
     We note that this PER analysis is based on the earnings of Jilin for the financial year ended 31 December 2004 but Jilin has recorded a loss of RMB151 million for the nine months ended 30 September 2005, suggesting the results of this PER comparison might not be an appropriate valuation parameter for a company which is loss-making.
     In view of the above, we are of the view that PER as an evaluation parameter might not present a meaningful assessment of the terms of the H Share Offer.
(2) PBR analysis
     As illustrated in Table 6 above, the PBR of the Comparable Companies ranged from approximately 0.16 times to approximately 0.81 times with an average of approximately 0.46 times on the Last Trading Day. The H Share Offer Price represents a PBR of approximately 1.99 times, which is significantly higher than the average PBR of the Comparable Companies. On this basis, the H Share Offer could be considered to be a good opportunity for the Jilin Independent H Shareholders to realise their investments in Jilin at a higher valuation for other alternative investments. We believe the H Share Offer on this basis is fair and reasonable and is in the interest of the Jilin Independent H Shareholders as a whole.

LETTER FROM PLATINUM
     As stated in the section headed “Special Factors regarding the H Share Offer” in the Composite Document, although PetroChina considered the net asset value of Jilin in its determination of the H Share Offer consideration, PetroChina believed that net asset value was not material to its fairness determination because PetroChina believes that net asset value is not a material indicator of the value of Jilin as a going concern but rather is indicative of historical costs. We as the Independent Financial Adviser, when forming our view, have to rely on certain methodology in our analysis and the analysis is generally conducted with historical costs as the basis. Therefore, we believe PetroChina’s view should not be applied. In addition, from the view point of the Jilin Independent H Shareholder, to value Jilin, which would very likely be a loss-making company (net loss was recorded for the first nine months of 2005 and a loss forecast of approximately RMB600 million for the full financial year of 2005 has been announced), PBR, in the absence of a meaningful analysis in terms of PER, would become an important basis for consideration for the sake of completeness of our analysis although it may not be the most appropriate valuation tool.
H. Liquidity of the Jilin H Shares
     The following table sets out the trading volume of the Jilin H Shares and the Jilin ADSs for the period from 1 November 2003 up to and including the Latest Practicable Date:
Table 7: Daily average trading volume of the Jilin H Shares and the Jilin
ADSs from 1 November 2003 to the Latest Practicable Date

			Total of the Jilin	Daily average trading volume of the
	Daily average	Daily average	H Shares and	total number of the Jilin H Shares
	trading	trading	the Jilin ADSs	and the Jilin ADSs under the
	volume of	volume of	under the	H Share Offer to the total number of
	the Jilin H Shares	the Jilin ADSs	H Share Offer	the Jilin H Shares and the Jilin ADSs[1]
				%
2003
November	24,952,349	7,205	25,672,875	2.66
December	52,870,140	58,905	58,760,595	6.09

2004
Jan	38,386,328	96,615	48,047,828	4.98
February	24,116,158	31,458	27,261,948	2.83
March	23,202,337	18,922	25,094,511	2.60
April	19,629,342	19,933	21,622,675	2.24
May	21,545,075	33,330	24,878,075	2.58
June	13,083,286	14,457	14,529,000	1.51
July	25,022,857	21,724	27,195,238	2.82
August	21,974,659	12,623	23,236,932	2.41
September	20,927,881	5,770	21,504,881	2.23
October	56,344,895	26,286	58,973,467	6.11
November	34,852,808	18,981	36,750,903	3.81
December	16,495,183	12,632	17,758,365	1.84

LETTER FROM PLATINUM

			Total of the Jilin	Daily average trading volume of the
	Daily average	Daily average	H Shares and	total number of the Jilin H Shares
	trading	trading	the Jilin ADSs	and the Jilin ADSs under the
	volume of	volume of	under the	H Share Offer to the total number of
	the Jilin H Shares	the Jilin ADSs	H Share Offer	the Jilin H Shares and the Jilin ADSs[1]
				%
2005
January	14,463,693	11,070	15,570,693	1.61
February	13,954,065	4,758	14,429,855	1.50
March	47,339,061	9,332	48,272,243	5.00
April	19,999,850	9,057	20,905,564	2.17
May	8,504,400	7,475	9,251,900	0.96
June	22,770,793	26,859	25,456,702	2.64
July	15,309,475	13,435	16,652,975	1.73
August	16,935,312	9,257	17,860,964	1.85
September	22,937,359	4,714	23,408,788	2.43
October	24,185,333	7,342	24,919,544	2.58
November (up to and including the Latest Practicable Date)	20,042,398	11,244	21,166,842	2.19

Note 1: Based on a total of 964,778,000 Jilin H Shares in issue as at the Latest Practicable Date.

Source: Bloomberg
     As shown in Table 7 above, the daily aggregate average trading volume of the Jilin H Shares and the Jilin ADSs during this review period recorded a lowest daily aggregate average trading volume representing only approximately 0.96% of the total number of Jilin H Shares (including Jilin ADSs) for the month of May 2005. During this review period, the daily aggregate average trading volume of the Jilin H Shares and the Jilin ADSs was approximately 2.77% of the total number of Jilin H Shares (including Jilin ADSs). Furthermore, in our analysis, we have reviewed the

LETTER FROM PLATINUM
trend of the liquidity of the average trading volume of the Jilin H Shares and the Jilin ADSs during this review period which is illustrated in the chart below:
Chart 4: Liquidity trend of the Jilin H Shares and the Jilin ADSs from
1 November 2003 up to the Latest Practicable Date
Source: Bloomberg
     As illustrated in Chart 4 above, the liquidity trend of the average trading volume of the Jilin H Shares and the Jilin ADSs during this review period is generally on a downward trend, suggesting that the liquidity of the Jilin H Shares and the Jilin ADSs has been decreasing. Therefore we are of the view that the likelihood of an increase in the liquidity of the Jilin H Shares and the Jilin ADSs in the near future is uncertain.

LETTER FROM PLATINUM
I. Analysis of the H Share Offer Price
     Table 8 below illustrates a summary of the premiums represented by the H Share Offer Price and the ADS Offer Price over the various closing prices of the Jilin H Shares and the Jilin ADSs respectively on the dates and various review periods listed below:
     Table 8: Comparison of the H Share Offer Price and the ADS Offer Price to the price of the Jilin H Shares and the Jilin ADSs

Premium
			based on the	Premium based
			H Share Offer	on the ADS
	Closing price of the	Closing price of	Price for the	Offer Price for
Trading day	Jilin H Shares	the Jilin ADSs	Jilin H Shares	the Jilin ADSs
	HK$	HK$	%	%
Latest Practicable Date	2.725	274,482	2.75	2.01
Last Trading Day	2.425	246.714	15.46	13.49

	Average closing	Average closing	Premium based on	Premium based
	price of the Jilin	price of the	the H Share	on the ADS
Period	H Shares	Jilin ADSs	Offer Price	Offer Price
	HK$	HK$	%	%
5 trading days up to and including the Last Trading Day	2.440	243.625	14.75	14.93
10 trading days up to and including the Last Trading Day	2.370	236.917	18.14	18.18
30 trading days up to and including the Last Trading Day	2.387	238.251	17.30	17.52
60 trading days up to and including the Last Trading Day	2.264	226.247	23.67	23.76
90 trading days up to and including the Last Trading Day	2.136	213.876	31.09	30.92
180 trading days up to and including the Last Trading Day	2.137	212.979	31.02	31.47

Source: Bloomberg

LETTER FROM PLATINUM
     As illustrated in Table 8 above, the H Share Offer Price for the Jilin H Shares represents a premium of between approximately 31.09% and approximately 14.75% over the lowest and highest average closing prices of the Jilin H Shares of HK$2.136 and HK$2.440 respectively during the various review periods up to and including the Last Trading Day. In addition, the ADS Offer Price for the Jilin ADSs represents a premium between approximately 31.47% and approximately 13.49% over the lowest and highest average closing prices of the Jilin ADSs of HK$212.979 and HK$246.714 respectively during the various review periods up to and including the Last Trading Day.

LETTER FROM PLATINUM
     In light of the above, we consider that the H Share Offer Price is fair and reasonable and is in the interest of the Jilin Independent H Shareholders as a whole to accept the H Share Offer.
J. Comparable Transactions
     In our analysis, we have also conducted a review of comparable transactions which consist of acquisitions with target companies engaging in the petrochemical industry in Hong Kong and the PRC (the ’’Comparable Transactions’’). We identified the following Comparable Transactions which were completed during the period from November 2003 to the Latest Practicable Date. In our analysis, we compared the H Share Offer with the Comparable Transactions against several key evaluation parameters. The key evaluation parameters includes PER and PBR based on their respective offer prices, the results of which are summarised in Table 9 below.
     The Comparable Transactions provide an indicative market range and average for the key evaluation parameters for the purpose of comparing the terms of the H Share Offer.
Table 9: The Comparable Transactions

Announced Date	Target	Acquiror	PER	PBR
			times	times
December 2004	Beijing Yanhua	China Petroleum &	21.20	2.09
	Petrochemical	Chemical Corp.

November 2004	Chemical assets of	Sinopec Corp.	4.63	1.59
	Sinopec Group

July 2004	Shenyang Xinmin	Minglun Group (Hong Kong)	n/a	1.78
	Chemical Factory	Limited

March 2004	Jinzhi Company	Sinopec Corp.	8.04	2.01

December 2003	Sinopec National Star	China Petroleum &	6.08	3.25
	Xibei Oil Office Tahe	Chemical Corp.
	Oilfield Petrochemical
	Factory

December 2003	Xian Petrochemical	China Petroleum &	10.29	1.30
	Main Factory	Chemical Corp.

LETTER FROM PLATINUM

Announced Date	Target	Acquiror	PER	PBR
			times	times
October 2003	Sinopec Group Company	China Petroleum &	8.97	0.97
	ethylene facility with	Chemical Corp.
	a rated capacity of
	380,000 tonnes and its
	related downstream
	facilities

Average			9.87	1.86

Maximum			21.20	3.25

Minimum			4.63	0.97

October 2005	Jilin	PetroChina	4.18	1.99

Note: The PBR of Jilin is based on its unaudited net asset value as at 30 June 2005.
Source: Respective circulars of the Comparable Transactions.
(1) PER:
     As shown in Table 9 above, the PER of the Comparable Transactions ranged from approximately 4.63 times to approximately 21.2 times with an average of approximately 9.87 times. The H Share Offer Price represents a PER of approximately 4.18 times. The PER of the H Share Offer is marginally below the minimum PER of the Comparable Transactions. However, we note that this PER analysis is based on the earnings of Jilin for the financial year ended 31 December 2004 but Jilin recorded a loss of approximately RMB151 million for the first nine months of 2005, suggesting the results of the comparison might not present the PER as an appropriate valuation parameter for a company which might be loss-making.
     In view of the above, we are of the view that this comparison under the PER evaluation parameter does not present a meaningful assessment of the terms of the H Share Offer.
(2) PBR:
     As shown in Table 9 above, the PBR of the Comparable Transactions ranged from approximately 0.97 times to approximately 3.25 times with an average of approximately 1.86 times. The H Share Offer Price represents a PBR of approximately 1.99 times. Therefore, the PBR as represented by the H Share Offer Price is above the average PBR of the Comparable Transactions.

LETTER FROM PLATINUM
     In light of the above, we are of the opinion that the H Share Offer, based on a comparison with the Comparable Transactions on a PBR basis, is fair and reasonable, and is in the interest of the Jilin Independent H Shareholders as a whole.
     As stated in the section headed “Special Factors regarding the H Share Offer” in the Composite Document, although PetroChina considered the net asset value of Jilin in its determination of the H Share Offer consideration, PetroChina believed that net asset value was not material to its fairness determination because PetroChina believes that net asset value is not a material indicator of the value of Jilin as a going concern but rather is indicative of historical costs. We as the Independent Financial Adviser, when forming our view, have to rely on certain methodology in our analysis and the analysis is generally conducted with historical costs as the basis. Therefore, we believe PetroChina’s view should not be applied. In addition, from the view point of the Jilin Independent H Shareholder, to value Jilin, which would very likely be a loss-making company in 2005 (net loss was recorded for the first nine months of 2005 and a loss forecast of approximately RMB600 million for the full financial year of 2005 has been announced), PBR, in the absence of a meaningful analysis in terms of PER, would become an important basis for consideration for the sake of completeness of our analysis although it may not be the most appropriate valuation tool.
K. Precedent Privatisations
     In assessing whether the price of the H Share Offer is fair and reasonable, we have also compared the premium, under various evaluation parameters, represented by the H Share Offer Price and the ADS Offer Price with other recent privatisations that have taken place in Hong Kong.
     We have reviewed and identified a total of nine privatisation exercises (the “Precedent Privatisations”) which were announced and successfully completed since 1 January 2003 and up to and including the Last Trading Day for companies listed on the main board of the Hong Kong Stock Exchange.
     Although we note that the Precedent Privatisations are of companies which may differ in operations and businesses as compared to Jilin, the Precedent Privatisations nevertheless provide current indicative market ranges and averages for the evaluation parameters for the purpose of comparing the terms of the H Share Offer. More specifically, we have also reviewed a precedent privatisation of a petrochemical company, the shares of which are listed on the main board of the Hong Kong Stock Exchange (the “Precedent Petrochemical Privatisation”).

LETTER FROM PLATINUM
     Summarised in the table below are the key statistics of the Precedent Privatisations and the Precedent Petrochemical Privatisation:
Table 10: Key statistics of the Precedent Privatisations

								Adjusted		Premium/
					Premium to			consolidated		(discount) of
					average closing			net		offer price
					share price			tangible asset		to adjusted
					%			value per		consolidated
				Last	30	90	180	share and		net tangible
		Cancellation/	Date of	Trading	trading	trading	trading	Precedent		asset value
Company	Principal activities	Offer price	announcement	Day	days	days	days	Privatisations		per share
		HK$						HK$		%
Top Glory International Holdings Limited	Property investment and development	0.74	3 May 2003	72.09	74.46	73.66	88.83	1.34		(44.78)

Oxford Properties & Finance Limited	Property investment and development	15.00	21 May 2003	59.57	70.84	90.40	45.42	11.49		30.55

Pacific Concord Holding Limited	Properties investment	0.65	26 May 2003	51.16	60.89	46.40	52.93	1.83		(64.48)

Chevalier Construction Holdings Limited	Construction services and maintenance	0.25	31 October 2003	16.28	23.76	58.23	101.12	0.32		(21.88)

Alpha General (Holdings) Limited	Provision of electrical appliances	0.70	13 October 2004	125.81	133.33	125.81	111.73	1.32		(46.97)

The Kwong Sang Hong International Limited	Property trading and leasing	1.25	4 November 2004	5.04	36.17	64.04	77.3	1.83		(31.69)

Sinopec Beijing Yanhua Petrochemical Company limited	Petrochemical business	3.80	29 December 2004	10.95	23.88	28.98	39.42	1.82		108.79

Hutchison Global Communications Holdings Limited	Telecommunications services	0.65	3 May 2005	36.84	43.33	44.55	43.21	0.034	[1]	1,797.81

Henderson China Holdings Limited	Property investment and development	8.00	19 May 2005	66.67	64.27	68.42	85.90	12.51		(36.05)

Precedent Petrochemical Privatisation Average [2]				10.95	23.88	28.98	39.42			108.79

LETTER FROM PLATINUM

								Adjusted		Premium/
					Premium to			consolidated		(discount) of
					average closing			net		offer price
					share price			tangible asset		to adjusted
					%			value per		consolidated
				Last	30	90	180	share and		net tangible
		Cancellation/	Date of	Trading	trading	trading	trading	Precedent		asset value
Company	Principal activities	Offer price	announcement	Day	days	days	days	Privatisations		per share
		HK$						HK$		%
Precedent Privatisations Average [3]				49.38	58.99	66.72	71.76

Maximum				125.81	133.33	125.81	111.73			1,797.81

Minimum				5.04	23.76	28.98	39.42			(64.48)

H SHARE OFFER – JILIN	Petrochemical business

Price per each Jilin H Share		2.80	28 October 2005	15.46	17.30	31.09	31.02	1.40	[3]	99.46

Price per each Jilin ADS		280.00	28 October 2005	13.49	17.52	30.92	31.47	140.00		99.46

Note 1: Net asset value is applied as adjusted consolidated net tangible asset value was not disclosed for this transaction.

Note 2:	Precedent Petrochemical Privatisation only includes the privatisation of Sinopec Beijing Yanhua Petrochemical Company Limited.

Note 3:	Unaudited consolidated net asset value of Jilin as at 30 June 2005 is applied as no adjusted net asset value was prepared.

Source:	Bloomberg, announcements and composite offer documents of the Precedent Privatisations.
          (a) Precedent Privatisations
               (i) Premium of offer/cancellation price to market price
            As illustrated in Table 10 above, the average premiums represented by the cancellation/offer prices of the Precedent Privatisations to the average closing prices of the shares: (i) on the last trading day; (ii) for the 30 trading days; (iii) 90 trading days; and (iv) 180 trading days prior to and including the last trading day of the Precedent Privatisations, were approximately 49.38%, 58.99%, 66.72% and 71.76% respectively. We note that both the premiums represented by the H Share Offer Price over the price of the Jilin H Shares and the ADS Offer Price over the price of the Jilin ADS for the corresponding periods of comparison were approximately 15.46%, 17.30%, 31.09% and 31.02% respectively and 13.49%, 17.52%, 30.92% and 31.47% respectively. Although all these

LETTER FROM PLATINUM
premiums as represented by the H Share Offer are below those represented by the Precedent Privatisations, nevertheless, except for the evaluation period for the 30 trading days and the 180 trading days prior to and including the Last Trading Day, they are both within the range of average premiums offered by the Precedent Privatisations under the other corresponding evaluation time periods.
(ii)	Premium of offer/cancellation price to adjusted net tangible asset value
            As shown in Table 10 above, we note that the premium as represented by the H Share Offer Price over its net assets value of approximately 99.46% is within the range of the premium/discount as represented by the Precedent Privatisations from a discount of approximately 64.48% to a premium of approximately 1,797.81%. In addition, we also note that six out of the nine Precedent Privatisations were made at a discount to their net tangible asset value while that of the H Share Offer is at a premium of approximately 99.46%.
            In light of the above, we are of the view that when compared to the Precedent Privatisations, the H Share Offer Price and the ADS Offer Price are acceptable to the Jilin Independent H Shareholders as a whole.
          (b) Precedent Petrochemical Privatisation
         We could only identify one privatisation, which fell into the category of a Precedent Petrochemical Privatisation, being that of Sinopec Beijing Yanhua Petrochemical Company Limited, which we believe is more appropriate for direct comparison than the other Precedent Privatisations due to its similar business nature as Jilin.
     (i) Premium of offer/cancellation price to market price
            As illustrated in Table 10 above, although we note that the premiums as represented by the H Share Offer Price over the price of the Jilin H Shares and the ADS Offer Price over the Jilin ADS for the 30 trading days and the 180 trading days prior to and including the Last Trading Day are both below that of the Precedent Petrochemical Privatisation for the corresponding evaluation time period, nevertheless, the premiums as represented by the H Share Offer Price over the price of the Jilin H Shares and the ADS Offer Price over the Jilin ADS on the Last Trading Day in particular and for the 90 trading days prior to and including the Last Trading Day are both higher than those represented by the Precedent Petrochemical Privatisation for the corresponding evaluation time periods.

LETTER FROM PLATINUM
     (ii) Premium of offer/cancellation price to adjusted net tangible asset value
            As shown in Table 10 above, we note that the premium as represented by the H Share Offer Price over its net asset value of approximately 99.46% is close to the corresponding premium for the Precedent Petrochemical Privatisation of approximately 108.79% but less than that of the Precedent Petrochemical Privatisation.
         In light of the above, we are of the view that when compared to the Precedent Petrochemical Privatisation, the H Share Offer Price and the ADS Offer Price is fair and reasonable and the Jilin Independent H Shareholders as a whole should accept the H Share Offer.
L. Prospect of alternative offers
     In formulating our recommendation relating to the terms of the H Share Offer and giving our independent financial advice to the Independent Board Committee, we have also considered other alternatives for the proposed privatisation of Jilin, among others, liquidating Jilin by selling its entire assets and returning the proceeds back to the Jilin Shareholders.
     According to the Jilin Group’s unaudited interim report for the six-month period ended 30 June 2005, the Jilin Group’s non-current assets are mainly comprised of: (i) property, plant and equipment; (ii) intangible assets; and (iii) deferred income tax assets. Set out in the table below is a breakdown of the total assets of Jilin as at 30 June 2005:
Table 11: Breakdown of the Jilin Group’s total assets

		Percentage to the
	As at	Jilin Group’s
	30 June 2005	total assets
	RMB$’000%
Non-current assets
Property, plant and equipment	8,937,297	74.95
Intangible assets	466,523	3.91
Deferred income tax assets	234,993	1.97
Others	86,536	0.73

	9,725,349	81.56
Current assets	2,198,547	18.44

Total	11,923,896	100.00

Source: 2005 interim report of Jilin

LETTER FROM PLATINUM
     As illustrated in Table 11 above, property, plant and equipment contribute the major portion of the Jilin Group’s total non-current assets of approximately 74.95%. Since a substantial portion of these properties and equipment are specialised and are located in the PRC, the protracted timeframe to realise these assets might be considerably long and difficult. Furthermore, there is no assurance on the market value of these properties, plants and equipment.
     Moreover, Jilin might face potential difficulties in seeking suitable buyers for all of these assets at favourable prices. Furthermore, there is no assurance as to when the liquidation of the whole portfolio of assets can be completed, if at all and also as to whether the proceeds from the liquidation of this entire portfolio of assets can be at a price, which is more favourable to the Jilin Independent H Shareholders than under the H Share Offer.
     In light of the above, in particular:
(i)	the potential difficulties in seeking suitable buyers for each particular asset of Jilin;

(ii)	the possibility of a considerably long period of time and high costs required to complete the liquidation of the entire portfolio of assets of Jilin; and

(iii)	the lack of assurance that the assets could be sold at a favourable price, we are of the view that the H Share Offer is a suitable alternative in returning the value of the assets to the Jilin Independent H Shareholders.
     Furthermore, Jilin is approximately 67.29% held by PetroChina and parties acting in concert with it as at the Latest Practicable Date and the Jilin Independent H Shareholders should note that, without the support of PetroChina and parties acting in concert with it, it is unlikely that there will be a third party offer or proposal for the Jilin H Shares. Therefore, if the H Share Offer lapses, the price of the Jilin H Shares may return to the historical trading level and trading volume. Therefore, the H Share Offer is, in our view, an opportunity for the Jilin Independent H Shareholders to realise their investment in their Jilin Shares at a premium to current market prices, regardless of the size of their shareholding. In light of this, we are of the view that, the H Share Offer and its terms are fair and reasonable and are in the interest of the Jilin Independent H Shareholders as a whole.

LETTER FROM PLATINUM
Other considerations
1. No right of compulsory acquisition and withdrawal of listing
     The Offeror has no rights under the laws of the PRC and the Articles of Association of Jilin to compulsorily acquire the Jilin H Shares, including the Jilin H Shares underlying the Jilin ADSs, that are not tendered for acceptance pursuant to the H Share Offer. Accordingly, the Jilin H Shareholders and the Jilin ADS Holders are reminded that if they do not accept the H Share Offer or the ADS Offer (as the case may be) and the H Share Offer or the ADS Offer (as the case may be) subsequently becomes unconditional, the H Shares and the ADSs are delisted from the Hong Kong Stock Exchange and the NYSE, respectively, this will result in such Jilin H Shareholders and Jilin ADS Holders holding securities that are not listed or quoted on any stock exchange.
2. Directors and management
     As stated in the section headed “Special Factors Regarding the H Share Offer”, following the H Share Offer, the directors of Jilin will be chosen by PetroChina and Jilin’s officers will be determined by these directors. PetroChina and CNPC intend to have Jilin’s existing management continue to manage Jilin, and current Jilin employees continue to operate Jilin, after the completion of the H Share Offer.
Delisting Proposal
     As discussed in the paragraph above headed “4. Conditions of the H Share Offer”, the H Share Offer is conditional on, among other things, the approval of the Delisting Proposal at the H Share Class Meeting. If the Delisting Proposal is not approved at the H Share Class Meeting, the H Share Offer will lapse. In light of this, we are of the view that the Delisting Proposal is acceptable to the Jilin Independent H Shareholders as a whole.
CONCLUSIONS AND RECOMMENDATIONS
     We have considered the above principal factors and reasons and, in particular, have taken into account the following factors in arriving at our opinion:
(i)	the premium represented by the H Share Offer Price over the price of the Jilin H Shares is above the premium offered by the Precedent Petrochemical Privatisation for the Last Trading Day and the 90 trading days prior to and including the Last Trading Day;

(ii)	the H Share Offer Price represents a premium to the price of Jilin H Shares of approximately 15.46% and 31.09% for the Last Trading Day and 90 trading days prior to and including the Last Trading Day respectively;

LETTER FROM PLATINUM
(iii)	the challenging and competitive market conditions faced by Jilin in the petroleum products segment and the petrochemical and organic chemical products segment, which together represent over 80% of the total turnover of Jilin;

(iv)	the H Share Offer provides a cash exit and an opportunity for all the Jilin Independent H Shareholders to realise their investments in Jilin at an approximate 15.46% premium over the closing price of the Jilin H Shares as at the Last Trading Day;

(v)	no assurance that the price of the Jilin H Shares will be sustainable at the current level if the H Share Offer lapses;

(vi)	the absence of alternative offers which are unlikely to be successful without the approval or support of PetroChina and parties acting in concert with it; and

(vii)	the Delisting Proposal to be approved at the H Share Class Meeting is acceptable to the Jilin Independent H Shareholders.
     Therefore, having considered the above, we are of the view that the terms of the H Share Offer are fair and reasonable so far as the Jilin Independent H Shareholders as a whole are concerned. Accordingly, we recommend the Independent Board Committee to recommend the Jilin Independent H Shareholders to accept the H Share Offer and vote in favour of the resolution in approving the Delisting Proposal at the H Share Class Meeting.
     Jilin Independent H Shareholders should read carefully the procedures for accepting the H Share Offer as detailed in the section headed “Letter from Citigroup” of the Composite Document.
     Notwithstanding our view that the terms of the H Share Offer are fair and reasonable, the Jilin Independent H Shareholders are strongly advised that the decision to realise or to hold their investments in Jilin is subject to individual circumstances and investment objectives.

Yours faithfully,	Yours faithfully,
For and on behalf of	For and on behalf of
Platinum Securities Company Limited	Platinum Securities Company Limited
Liu Chee Ming	Alvin Lai
Managing Director	Director

APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
1.	PROCEDURES FOR ACCEPTANCE AND SETTLEMENT FOR JILIN H SHAREHOLDERS
1.1	If the share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of your Jilin H Shares is/are in your name, and you wish to accept the H Share Offer in respect of your Jilin H Shares, you must send the Form of Acceptance duly completed together with the relevant share certificate(s) and/or transfer receipt(s) and/or other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof), to the Registrar. If the share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of your Jilin H Shares is/are in the name of a nominee company or a name other than your own, and you wish to accept the H Share Offer in respect of your Jilin H Shares, you must either:
(a)	lodge your share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) with the nominee company, or other nominee, with instructions authorising it to accept the H Share Offer on your behalf and requesting it to deliver the Form of Acceptance duly completed together with the relevant share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof), to the Registrar; or

(b)	arrange for the Jilin H Shares to be registered in your name by Jilin through the Registrar, and deliver the Form of Acceptance duly completed together with the relevant share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof), to the Registrar; or

(c)	if your Jilin H Shares have been lodged with your licensed securities dealer or registered institution in securities or custodian bank through CCASS, instruct your licensed securities dealer or registered institution in securities or custodian bank to authorise HKSCC to accept the H Share Offer on your behalf on or before the deadline set out by HKSCC. In order to meet the deadline set by HKSCC, you should check with your licensed securities dealer or registered institution in securities or custodian bank for the timing on the processing of your instruction, and submit your instructions to your licensed securities dealer or registered institution in securities or custodian bank as required by them; or
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
(d)	if your Jilin H Shares have been lodged with your Investor Participant Account with CCASS, authorise your instruction via the CCASS Phone System or CCASS Internet System no later than the deadline set out by HKSCC.
1.2	If you have lodged transfer(s) of any of your Jilin H Shares for registration in your name and have not yet received your share certificate(s), and you wish to accept the H Share Offer in respect of your H Jilin Shares, you should nevertheless complete the Form of Acceptance and deliver it to the Registrar together with the transfer receipt(s) duly signed by yourself. Such action will constitute an authority to Citigroup and/or PetroChina or their respective agent(s) to collect from Jilin or the Registrar on your behalf the relevant share certificate(s) when issued and to deliver such share certificate(s) to the Registrar as if it was/they were delivered to the Registrar with the Form of Acceptance.

1.3	If the share certificate(s) and/or transfer receipt(s) and/or other document(s) of title in respect of your Jilin H Shares is/are not readily available and/or is/are lost and you wish to accept the H Share Offer in respect of your Jilin H Shares, you should nevertheless complete the Form of Acceptance and deliver it to the Registrar together with a letter stating that you have lost one or more of your share certificate(s) and/ or transfer receipt(s) and/or other document(s) of title or that it is/they are not readily available. If you find such document(s) or if it/they become(s) available, the relevant share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title should be forwarded to the Registrar as soon as possible thereafter. If you have lost your share certificate(s) and/or transfer receipt(s) and/or other document(s) of title, you should also write to the Registrar for a letter of indemnity which, when completed in accordance with the instructions given, should be returned to the Registrar.

1.4	Acceptance of the H Share Offer will be treated as valid only if the completed Form of Acceptance is received by the Registrar by no later than 4:00 p.m. on Friday, 6 January 2006 or such later time and/or date as PetroChina may determine and announce as permitted under the Takeovers Code and the Exchange Act and the Registrar has recorded that the acceptance and any relevant documents required by Note 1 to Rule 30.2 of the Takeovers Code have been so received.

1.5	If the Form of Acceptance is executed by a person other than the registered Jilin H Shareholder, appropriate documentary evidence of authority to the satisfaction of the Registrar must be produced.

1.6	No acknowledgement of receipt of any Form(s) of Acceptance, share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or satisfactory indemnity or indemnities required in respect thereof) will be given.
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
1.7	In accordance with Rule 20.1 of the Takeovers Code, payment will be posted to the Accepting Jilin H Shareholders by ordinary post at their own risk as soon as possible but in any event within 10 days of the date of receipt by the Registrar of complete and valid acceptances, or the Unconditional Date, whichever is later. Relevant documents of title must be received by the Registrar to render each acceptance of the H Share Offer complete and valid.

1.8	If the H Share Offer does not become, or is not declared, unconditional within the time permitted by the Takeovers Code, the share certificate(s) and/or transfer receipt(s) and/or other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) received by the Registrar will be returned to the Accepting Jilin H Shareholders and the Accepting Jilin ADS Holders by post as soon as possible but in any event within 10 days after the H Share Offer has lapsed.

1.9	The address of the Registrar is at Shops 1712-16, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

2.	PROCEDURES FOR ACCEPTANCE AND SETTLEMENT FOR JILIN ADS HOLDERS

2.1	Procedures for Jilin ADS Holders. If you are a holder of Jilin ADSs, you will have received a Letter of Transmittal for use in connection with the H Share Offer. Paragraphs 2.1 through 2.12 of this Appendix I should be read together with the instructions on the Letter of Transmittal. The provisions of this Appendix I, other than paragraphs 1.1 through 1.9, shall be deemed to be incorporated in, and form a part of, the Letter of Transmittal. The instructions printed on the Letter of Transmittal shall be deemed to form part of the terms of the H Share Offer.

2.2	Acceptance and Payment by PetroChina.
(a)	Unless the H Share Offer has previously become or been declared unconditional, revised or extended, and upon the terms and subject to the conditions of the H Share Offer (including, if the H Share Offer is extended or revised, the terms and conditions of any such extension or revision), PetroChina will accept for payment all Jilin H Shares represented by Jilin ADSs validly tendered (and not properly withdrawn in accordance with paragraph 5 of this Appendix I) prior to 5:00 p.m. (New York City time) on Thursday, 5 January 2006, (the “ADS Acceptance Deadline”) and, in the case of the Subsequent Offer Period, prior to 5:00 p.m. New York City time on the U.S. business day preceding the end of the Subsequent Offer Period. In accordance with Rule 14d-1(d)(iv) under the Exchange Act, PetroChina shall pay for all Jilin H Shares represented by Jilin ADSs validly tendered and not withdrawn in accordance with the requirements of the Hong Kong Takeovers Code. See paragraph 2.2(d) of this Appendix I.
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
(b)	In all cases, payment for Jilin H Shares represented by Jilin ADSs tendered and accepted for payment by PetroChina pursuant to the H Share Offer will be made only after timely receipt by the US Tender Agent of (i) the American depositary receipts evidencing the Jilin ADSs or confirmation (a “Book-Entry Confirmation”) of a book-entry transfer of such Jilin ADSs into the US Tender Agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures discussed in paragraph 2.3 of this Appendix I, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in paragraph 2.3 of this Appendix I) in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal. Subject to the withdrawal rights described in paragraph 5 of this Appendix I, such acceptance will be deemed to constitute a binding agreement between such tendering Jilin ADS Holder and PetroChina upon the terms and subject to the conditions of the H Share Offer. If an American depositary receipt evidencing Jilin ADSs has been tendered by a Jilin ADS Holder, the Jilin H Shares represented by such Jilin ADSs may not be tendered independently. A Letter of Transmittal and other required documents contained in an envelope postmarked in any jurisdiction where it would be unlawful to do so or otherwise appearing to PetroChina or its agents to have been sent from any jurisdiction where it would be unlawful to do so will not constitute a valid acceptance of the H Share Offer.

(c)	For the purposes of the H Share Offer (including during the Subsequent Offer Period), PetroChina will be deemed to have accepted for payment (and thereby purchased) Jilin H Shares represented by Jilin ADSs validly tendered and not properly withdrawn as, if and when PetroChina gives oral or written notice to the US Tender Agent of PetroChina’s acceptance for payment of such Jilin H Shares pursuant to the H Share Offer.

(d)	Upon the terms and subject to the conditions of the H Share Offer, payment for Jilin H Shares accepted for payment pursuant to the H Share Offer will be made by deposit of the purchase price therefor with the US Tender Agent, which will act as agent for tendering Jilin ADS Holders for the purpose of receiving payments from PetroChina and transmitting such payments to tendering Jilin ADS Holders whose Jilin H Shares represented by Jilin ADSs have been accepted for payment. Under no circumstances will PetroChina pay interest on the purchase price for Jilin H Shares represented by Jilin ADSs, regardless of any delay in making such payment. PetroChina will deliver Hong Kong dollars to the US Tender Agent for the Jilin ADSs representing the Jilin H Shares purchased by PetroChina and the US Tender Agent will convert said Hong Kong dollars into U.S. dollars on the open spot market on or about the date such Hong Kong dollars are received by it from PetroChina. The actual amount of U.S. dollars received will depend upon the relevant exchange rate prevailing on the day funds are converted by the US Tender Agent. Jilin ADS Holders should also be aware that the relevant exchange rate which is prevailing at the date on which a Jilin ADS Holder
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
executes the Letter of Transmittal (or in the case of a book-entry transfer, authorises an Agent’s Message to be delivered) and on the date of dispatch of payment from PetroChina to the US Tender Agent may be different from that prevailing on the day funds are converted by the US Tender Agent. Under the Takeovers Code, payment will be sent to the Jilin ADS Holders by the US Tender Agent as soon as possible after the date on which the H Share Offer becomes or is declared unconditional and the Initial Offer Period terminates or, in the case of the Subsequent Offer Period, within 10 days after receipt of tenders by Jilin ADS Holders. Where a Jilin ADS Holder accepts the H Share Offer by physical delivery of American depositary receipts, cheques for the cash consideration will be dispatched by the US Tender Agent by means of the U.S. mail. Where a Jilin ADS Holder accepts the H Share Offer by book-entry transfer, the cash consideration will be transferred by the US Tender Agent to the Book-Entry Transfer Facility for credit to the account of the Book-Entry Transfer Facility participant who validly tendered the Jilin ADSs through the Book-Entry Transfer Facility.
2.3	Book-Entry Transfer. The US Tender Agent will establish an account at the Book-Entry Transfer Facility with respect to interests in Jilin ADSs held in book-entry form for the purposes of the H Share Offer within two business days from the date of this Composite Document. Jilin ADSs held through the Book-Entry Transfer Facility must be tendered through any financial institution that is a participant in the Book-Entry Transfer Facility by (i) causing the Book-Entry Transfer Facility to transfer such interests in Jilin ADSs into the US Tender Agent’s account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedure for such transfer, and (ii) causing the applicable Book-Entry Transfer Facility participant to deliver an Agent’s Message to the US Tender Agent or delivering a completed Letter of Transmittal to the US Tender Agent. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the US Tender Agent and forming a part of a Book-Entry Confirmation that states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering such Jilin ADSs that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that PetroChina may enforce such agreement against the participant. The confirmation of a book-entry transfer of the interests in Jilin ADSs into the US Tender Agent’s account at the Book-Entry Transfer Facility as described above is referred to herein as a “Book-Entry Confirmation”. Jilin ADSs held in book-entry transfer form must be transferred to the US Tender Agent’s account at the Book-Entry Transfer Facility by no later than the ADS Acceptance Deadline or, in the case of the Subsequent Offer Period, no later than 5:00 p.m. New York City time, on the U.S. business day immediately preceding the final day of the Subsequent Offer Period. Delivery of documents or instructions to the Book-Entry Transfer Facility does not constitute delivery to the US Tender Agent.

2.4	Method of delivery. The method of delivery of Jilin ADSs, the Letter of Transmittal and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and at the risk of the tendering Jilin ADS Holder, and the
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
delivery will be deemed made only when actually received by the US Tender Agent (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
2.5	Signature guarantees. Signatures on all Letters of Transmittal must be guaranteed by a firm which is a member of the Security Transfer Agent Medallion Signature Program, or by any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being referred to as an “Eligible Institution”), except in cases where Jilin ADSs are tendered (i) by a registered Jilin ADS Holder who has not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If a Jilin ADS is registered in the name of a person other than the signer of the Letter of Transmittal, or if a Jilin ADS not accepted for payment or not tendered is to be registered in the name of, a person other than the registered holder(s), then the Jilin ADS must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name (s) of the registered holder(s) appear on the Jilin American depositary receipt, with the signature(s) on such Jilin ADS or stock powers guaranteed by an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

2.6	Partial tenders (not applicable to Jilin ADS Holders who tender by book-entry transfer). If fewer than all Jilin ADSs evidenced by any American depositary receipt delivered to the US Tender Agent are to be tendered, new American depositary receipt(s) evidencing the remainder of Jilin ADSs that were evidenced by the American depositary receipt(s) delivered to the US Tender Agent will be sent to the person(s) signing the Letter of Transmittal, unless otherwise provided in the box entitled “Special Delivery Instructions” on the Letter of Transmittal, as soon as practicable after the ADS Acceptance Deadline or the termination of the H Share Offer. All Jilin H Shares represented by Jilin ADSs evidenced by American depositary receipts delivered to the US Tender Agent will be deemed to have been tendered unless otherwise indicated.

2.7	Special Payment Instructions. Unless otherwise indicated below in the box entitled “Special Payment Instructions” on the Letter of Transmittal, the cheque for the purchase price of all Jilin H Shares purchased will be issued in the name(s) of, and all American depositary receipts evidencing Jilin ADSs not tendered or not accepted for payment will be retuned to, the person signing the Letter of Transmittal. Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions” on the Letter of Transmittal, the cheque for the purchase price of all purchased Jilin H Shares represented by Jilin ADSs tendered shall be mailed to, and all American depositary receipts evidencing Jilin ADSs not tendered or not accepted for payment (and accompanying documents, as appropriate) shall be returned to, the address(es) of the person signing the Letter of Transmittal. In the event that the boxes entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, the cheque for the purchase price of all purchased Jilin H Shares
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
represented by Jilin ADSs shall be issued in the name(s) of, and all American depositary receipts evidencing Jilin ADSs not tendered or not accepted for payment (and any accompanying documents, as appropriate) shall be delivered to, the person(s) so indicated. Unless otherwise indicated in the box entitled “Special Payment Instructions” on the Letter of Transmittal, any Jilin ADSs tendered and delivered by book-entry transfer that are not accepted for payment shall be returned by crediting the account at the Book-Entry Transfer Facility at which the tender was made. PetroChina has no obligation, pursuant to the Special Payment Instructions, to transfer any Jilin ADSs from the name of the registered holder(s) thereof if PetroChina does not accept for payment any Jilin H Shares represented by Jilin ADSs tendered.
2.8	Determination of Validity. All questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender will be determined by PetroChina, in its sole discretion, which determination shall be final and binding on all parties. PetroChina reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. PetroChina also reserves the absolute right to waive any condition of the H Share Offer to the extent permitted by applicable law or any defect or irregularity in the tender of any Jilin H Shares or Jilin ADSs of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No tender will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of PetroChina or any of its affiliates or assigns, the US Tender Agent, the US Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. PetroChina’s interpretation of the terms and conditions of the H Share Offer (including the Letter of Transmittal and the instructions in this Composite Document) will be final and binding.
A tender pursuant to any of the procedures described above will constitute the tendering Jilin ADS Holders acceptance of the terms and conditions of the H Share Offer, as well as the tendering Jilin ADS Holder’s representation and warranty to PetroChina that (i) such Jilin ADS Holder has the full power and authority to tender, sell, assign and transfer the tendered Jilin ADSs and the Jilin H Shares represented by such Jilin ADSs (and any and all other Jilin H Shares, Jilin ADSs or other securities issued or issuable in respect of such Jilin H Shares or Jilin ADSs), and (ii) when the Jilin H Shares represented by such Jilin ADSs are accepted for payment by PetroChina, PetroChina will acquire good and unencumbered title, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The acceptance for payment by PetroChina of Jilin H Shares represented by Jilin ADSs pursuant to any of the procedures described above will constitute a binding agreement between the tendering Jilin ADS Holder and PetroChina upon the terms and subject to the conditions of the H Share Offer.
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
2.9	Appointment as Proxy. By executing the Letter of Transmittal (or by causing an Agent’s Message to be delivered), each tendering Jilin ADS Holder irrevocably appoints the designees of PetroChina and each of them, as the attorneys and proxies of such Jilin ADS Holder, each with full power of substitution, to vote in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to all Jilin ADSs tendered, including all Jilin H Shares represented by such Jilin ADSs, and all Jilin H Shares which have been accepted for payment by PetroChina prior to the time of such vote or other action and all dividends, distributions (including, without limitation, distributions of additional Jilin H Shares or Jilin ADSs) and rights declared, paid or distributed in respect of such Jilin H Shares or Jilin ADSs on or after the Announcement (collectively, “Distributions”), which such Jilin ADS Holder is entitled to vote at any meeting of shareholders of Jilin (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in Jilin ADSs tendered and the Jilin H Shares represented by such Jilin ADSs, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the Jilin H Shares represented by such Jilin ADSs by PetroChina in accordance with other terms of the H Share Offer. Such acceptance for payment by PetroChina shall revoke all other proxies and powers of attorney granted by the tendering holder at any time with respect to such Jilin ADSs or the Jilin H Shares represented by such Jilin ADSs (and all Jilin ADSs and other securities issued in Distributions in respect of such Jilin ADSs or Jilin H Shares represented thereby), and no subsequent proxies, powers of attorney, consents or revocations may be given by such Jilin ADS Holder with respect to such Jilin ADSs or the Jilin H Shares represented by such Jilin ADSs (and if given will not be deemed effective). In order for Jilin ADSs or Distributions to be deemed validly tendered, immediately upon transfer to PetroChina of the Jilin H Shares represented by such Jilin ADSs, PetroChina must be able to exercise full voting and other rights with respect to such Jilin ADSs and the Jilin H Shares represented by such Jilin ADSs (and any and all Distributions), including, without limitation, voting at any meeting of the Jilin shareholders concerning any matter.

2.10	Other requirements. Execution of the Letter of Transmittal by a Jilin ADS Holder (together with any signature guarantees) and its delivery to the US Tender Agent (or, in the case of a book-entry transfer, delivery of an Agent’s Message to the US Tender Agent) shall constitute in respect of the accepted Jilin ADSs and the Jilin H Shares represented by such Jilin ADSs:
(i)	the irrevocable appointment of the US Tender Agent as the agent of such Jilin ADS Holder and an irrevocable instruction and authority to the US Tender Agent, in all respects in accordance with the terms of the Letter of Transmittal, to surrender such Jilin ADSs to the Jilin ADS depositary and to instruct the Jilin ADS depositary to instruct The Hong Kong and Shanghai Banking Corporation Limited, in its capacity as custodian under the Jilin ADS facility, in respect of the Jilin H Shares represented by the tendered Jilin ADSs having been accepted for purchase, to execute and deliver to the Registrar, or any
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
successor share registrar of Jilin, all or any form(s) of transfer and/or other document(s)) with respect to the Jilin H Shares represented by such Jilin ADSs; and
(ii)	an irrevocable acknowledgment by the Jilin ADS Holder that (1) payment by PetroChina for the Jilin H Shares represented by such Jilin ADS Holder’s Jilin ADSs shall constitute payment for such Jilin ADSs and (2) none of the Jilin ADS Holder, the US Tender Agent, the Custodian or any other person shall be entitled to receive any other consideration under the H Share Offer in connection with the tender or delivery of such Jilin ADSs.
2.11	If the H Share Offer does not become, or is not declared, unconditional within the time permitted by the Takeovers Code, the American depositary receipts and/or other documents of title received by the US Tender Agent will be returned to the Accepting Jilin ADS Holders by post as soon as possible but in any event within 10 days after the H Share Offer has lapsed.
2.12	If you are in any doubt about the procedures for acceptance, please contact the US Information Agent at 1-877-717-3898 (toll-free in the U.S. and Canada) or +1-212-750-5833 (call collect from all other countries).
3.	ACCEPTANCE PERIOD AND REVISIONS
3.1	The H Share Offer is made on Wednesday, 16 November 2005, namely the date of posting of this Composite Document, and is capable of acceptance on and from this date.
3.2	Unless the H Share Offer has previously been revised or extended with the consent of the Executive, or has previously become or been declared unconditional, all acceptances must be received by 4:00 p.m. on Friday, 6 January 2006 (or in the case of Jilin H Shares represented by Jilin ADSs, by 5:00 p.m. (New York City time) on Thursday, 5 January 2006), being the First Closing Date. In accordance with Rule 15.3 of the Takeovers Code, where the H Share Offer becomes or is declared unconditional, it should remain open for acceptance for not less than 14 days thereafter. In such case, at least 14 days’ notice in writing must be given before the H Share Offer is closed to the Jilin Independent H Shareholders who have not accepted the H Share Offer if the announcement to extend the H Share Offer does not state the next closing date. PetroChina will extend the 14-day period under Rule 15.3 of the Takeovers Code to 28 calendar days. PetroChina will make an announcement as and when the H Share Offer becomes or is declared unconditional. There will not be any withdrawal rights during any such Subsequent Offer Period. See paragraph 5 of this Appendix I.

3.3	PetroChina reserves the right to extend the H Share Offer in accordance with the relevant provisions of the Takeovers Code and the Exchange Act. If the H Share Offer is so extended, the announcement of such extension will state the next Closing Date of the H Share Offer.
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
4. ANNOUNCEMENTS
4.1	By 6:00 p.m. (or such later time as the Executive may agree) on a Closing Date (the First Closing Date being Friday, 6 January 2006), PetroChina must inform the Executive and the Hong Kong Stock Exchange of its decision in relation to the revision, extension, expiry or unconditionality of the H Share Offer. PetroChina must publish an announcement on the Hong Kong Stock Exchange’s website by 7:00 p.m. (or 6:00 a.m. New York City time) on the First Closing Date stating whether the H Share Offer has been revised or extended, has expired or has become or been declared unconditional (whether as to acceptances or in all respects). Such announcement must be republished in accordance with the requirements set out below on the next Business Day. PetroChina will also communicate any such announcement to Jilin ADS Holders by issuing a press release in the United States, on or about the same date as any announcement(s) in Hong Kong.
The announcement will state the total number of the Jilin H Shares and/or Jilin ADSs:
(a)	for which acceptances of the H Share Offer have been received;

(b)	held, controlled or directed by PetroChina or the Concert Parties before the H Share Offer Period; and

(c)	acquired or agreed to be acquired during the H Share Offer Period by PetroChina or any Concert Party.
The announcement will specify the percentages of the issued share capital of Jilin, and the percentages of voting rights, represented by these numbers.
4.2	As required under the Takeovers Code and the Listing Rules, all announcements in relation to the H Share Offer will be republished as a paid announcement in at least one leading English language newspaper and one leading Chinese language newspaper published daily and circulating generally in Hong Kong. Copies of all documents will be delivered to the Executive and the Listing Division of the Hong Kong Stock Exchange in electronic form, in accordance with their requirements from time to time for publication on the website of the Hong Kong Stock Exchange. In the United States, all announcements by PetroChina or Jilin in relation to the H Share Offer will be filed with or furnished to the SEC and will be available on the SEC’s website and delivered to the NYSE.
4.3	In computing the number of the Jilin H Shares and/or Jilin ADSs represented by acceptances, there may be included or excluded, for announcement purposes, acceptances which are not in order in all respects or which are subject to verification. The number of these acceptances will be separately stated. Acceptances not complete in all respects will only be included in the totals in an announcement where they could be counted towards fulfilling an acceptance condition under Note 1 to Rule 30.2 of the Takeovers Code.
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APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
5. RIGHT OF WITHDRAWAL
     Unless the H Share Offer has previously become or been declared unconditional, revised or extended, the Initial Offer Period will expire at 4:00 P.M. (Hong Kong time) on Friday, 6 January 2006 (namely, the First Closing Date). An acceptor of the H Share Offer shall be entitled to withdraw his/her/its acceptance at any time on or prior to the First Closing Date or, if the H Share Offer has been extended, at any time prior to the expiration of such extended period. The earliest date on which the H Share Offer could become or be declared unconditional is the date of the H Share Class Meeting, which is scheduled for Saturday, 31 December 2005. If the H Share Offer becomes or is declared unconditional after the H Share Class Meeting but before the First Closing Date, or, if the H Share Offer has been extended, before the expiration of such extended period, then, subject to the receipt of any necessary relief from the SEC, the right of Jilin H Shareholders and Jilin ADS Holders to withdraw acceptances of the H Share Offer will terminate from and after the time the H Share Offer becomes or is declared unconditional. PetroChina intends to seek any necessary relief from the SEC to permit termination of the withdrawal rights of Jilin H Shareholders and Jilin ADS Holders from and after the time the H Share Offer becomes or is declared unconditional. If such relief is obtained, PetroChina will issue an announcement and publish a newspaper advertisement five U.S. business days prior to the date of the H Share Class Meeting informing Jilin H Shareholders and Jilin ADS Holders that, if the resolution relating to the delisting of Jilin H Shares and Jilin ADSs is passed at the H Share Class Meeting, the H Share Offer will become unconditional and the Initial Offer Period will terminate as soon as the condition relating to minimum valid acceptances of the H Share Offer is satisfied, and that withdrawal rights will thereby terminate. The announcement will advise that Jilin H Shareholders and Jilin ADS Holders who wish to withdraw their acceptances of the H Share Offer should do so before 31 December 2005 (the date of the H Share Class Meeting) to ensure that their withdrawal is timely.
     An H Shareholder who accepts the H Share Offer may withdraw his/her acceptance during the Initial Offer Period by lodging a notice in writing signed by the acceptor (or his/her/its agent duly appointed in writing and evidence of whose appointment is produced together with the notice) to the Registrar. A Jilin ADS Holder who accepts the H Share Offer in respect of the Jilin H Shares represented by his/her/its Jilin ADSs may withdraw his/her/its acceptance during the Initial Offer Period by providing timely notice in writing to the US Tender Agent at its address set forth in the Letter of Transmittal prior to the expiration or termination of the Initial Offer Period, as described above. Any such notice of withdrawal by a Jilin ADS Holder must specify the name of the person who tendered the Jilin ADSs to be withdrawn, the number of Jilin ADSs to be withdrawn and the name of the registered holder of such Jilin ADSs, if different from that of the person who tendered such Jilin ADSs. If American depositary receipts evidencing Jilin ADSs to be withdrawn have been delivered or otherwise identified to the US Tender Agent, then, prior to the physical release of such American depositary receipts , the serial numbers shown on relevant American depositary receipts must be submitted to the US Tender Agent and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Jilin ADSs have been tendered for the account of an Eligible Institution. If the Jilin ADSs have been tendered pursuant to the procedure for book-entry transfer as set forth in paragraph 2.3 of this Appendix I, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Jilin ADSs.
     An acceptor of the H Share Offer, including any Jilin ADS Holder, may not withdraw an acceptance of the H Share Offer during the Subsequent Offer Period.
I – 11

APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
     As summarized above, such entitlement to withdraw shall be exercisable only until such time as the H Share Offer becomes or is declared unconditional as to acceptances and withdrawals of acceptances will not be permitted during the Subsequent Offer Period. Furthermore, in the circumstances set out in Rule 19.2 of the Takeovers Code (which is to the effect that if PetroChina is unable to comply with any of the requirements of making announcements relating to the H Share Offer as described under the paragraph headed “Announcements” above), the Executive may require that acceptors be granted a right of withdrawal, on terms acceptable to the Executive, until such requirements can be met. Save as aforesaid, acceptances of the H Share Offer shall be irrevocable and not capable of being withdrawn.
6. SUBSTITUTE ACCEPTANCE DOCUMENTS
     The holders of Jilin H Shares and Jilin ADSs have been sent with this Offer Document a Form of Acceptance and a Letter of Transmittal, respectively. All Jilin ADS Holders have been sent a Letter of Transmittal which they must use to tender their Jilin ADSs and accept the H Share Offer in respect of the Jilin H Shares represented by their Jilin ADSs. All holders of Jilin H Shares, including persons in the United States who hold Jilin H Shares, have been sent a Form of Acceptance, which they must use to accept the H Share Offer in respect of their Jilin H Shares. Should any holder of Jilin H Shares or Jilin ADSs receive an incorrect form with which to accept the H Share Offer or require any additional forms, that person should contact the Registrar, or the US Information Agent who will provide the appropriate forms.
7. GENERAL
7.1	All communications, notices, Acceptance Documents, certificates of the Jilin H Shares and/or Jilin ADSs, transfer receipts, other documents of title or indemnities, and remittances to be delivered by or sent to or from the Jilin H Shareholders and/or Jilin ADS Holders will be delivered by or sent to or from them, or their designated agents, at their own risk, and none of PetroChina, Citigroup, Jilin, the Registrar, the US Tender Agent or any of their respective directors, or any other person involved in the H Share Offer, accepts any liability for any loss in postage or any other liabilities that may arise as a result.
7.2	Subject to the terms of the Takeovers Code and the Exchange Act, acceptance(s) of the H Share Offer may, at the discretion of PetroChina, be treated as valid even if not accompanied by the relevant share certificate(s) and/or transfer receipt(s) and/ or other document(s) of title (and/or a satisfactory indemnity or indemnities in respect thereof), but the cheque(s) for the consideration due will not be despatched or (as the case may be) made available for collection until the share certificate(s) and/or transfer receipt(s) and/or other document(s) of title (and/or a satisfactory indemnity or indemnities in respect thereof), has/have been received by the Registrar or (as the case may be) the company secretary of Jilin. However, such acceptances to the H Share Offer will not be counted towards fulfilling the acceptance condition unless Rule 30.2 of the Takeovers Code had been fully complied with.

APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
7.3	If no number of the Jilin H Shares and/or Jilin ADSs is specified in the applicable Acceptance Documents or the number of the Jilin H Shares and/or Jilin ADSs specified by the acceptor in the Acceptance Documents is greater than the number of the Jilin H Shares and/or Jilin ADSs registered in the name of the acceptor as holder, the acceptor shall be deemed to have accepted the H Share Offer in respect of the entire holding of the Jilin H Shares registered in the acceptor’s name.
7.4	Subject to paragraph 7.2, if the number of the Jilin H Shares specified by the acceptor in the Form of Acceptance is greater than the relevant share certificate(s) and/or transfer receipt(s) and/or other document(s) of title (and/or any satisfactory indemnity or indemnities in respect thereof), that are forwarded by the acceptor to the Registrar or (as the case may be) the company secretary of Jilin, the acceptor shall be deemed to have accepted the H Share Offer only in respect of the number of the Jilin H Shares represented by the relevant share certificate(s) and/or transfer receipt(s) and/or other document(s) of title (and/or any satisfactory indemnity or indemnities in respect thereof) received by the Registrar, in good order before 4:00 p.m. on the First Closing Date, or such later time and/or date as PetroChina may determine and announce as permitted under the Takeovers Code.
7.5	The provisions set out in the accompanying Acceptance Documents form part of the terms of the H Share Offer.
7.6	The accidental omission to despatch this Composite Document and/or Acceptance Documents or any of them to any person to whom the H Share Offer is made will not invalidate the H Share Offer in any way.

7.7	The H Share Offer and all acceptances will be governed by and construed in accordance with the laws of Hong Kong. The H Share Offer is also governed by and subject to the requirements of the Exchange Act.

7.8	Due execution of a Form of Acceptance will constitute an irrevocable authority to any director of PetroChina or Citigroup or such person or persons as PetroChina or Citigroup may direct to complete and execute any document on behalf of the person accepting the H Share Offer and to do any other act that may be necessary or expedient for the purposes of vesting in PetroChina or such person or persons as it may direct the Jilin H Shares and/or Jilin ADSs in respect of which such person has accepted the H Share Offer. Holders of Jilin ADSs should refer to paragraph 2.9 of this Appendix I for a description of comparable provisions applicable to Holders of Jilin ADSs.
7.9	Acceptance of the H Share Offer by any person or persons will constitute a warranty by such person or persons to PetroChina that the Jilin H Shares acquired under the H Share Offer are sold by any such person or persons free from all liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature and together with all rights attaching to them, including the right to receive in full all dividends and other distributions, if any, declared, made or paid on or after the date of the Announcement. Holders of Jilin ADSs should refer to paragraph 2.8 of this Appendix I for a description of comparable provisions applicable to Holders of Jilin ADSs.

APPENDIX I FURTHER TERMS OF THE H SHARE OFFER
7.10	References to the H Share Offer in this Composite Document and in the Acceptance Documents shall include any extension thereof and references to the H Share Offer becoming unconditional shall include a reference to the H Share Offer being declared unconditional.
7.11	Sellers’ ad valorem stamp duty for the Jilin H Shares arising in connection with the acceptance of the H Share Offer will be payable by the Accepting Jilin H Shareholders and the Accepting Jilin ADS Holders, at the rate of HK$1.00 for every HK$1,000 or part thereof of the amount payable by PetroChina for such person’s Jilin H Shares, including any Jilin H Shares represented by Jilin ADSs, and will be deducted from the cash amount due to such person under the H Share Offer. PetroChina will pay the buyer’s ad valorem stamp duty on its own behalf.
7.12	Settlement of the consideration to which any Accepting Jilin H Shareholder and Accepting Jilin ADS Holders is entitled under the H Share Offer will be implemented in full in accordance with the terms of the H Share Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which PetroChina may otherwise be, or claim to be, entitled against such Accepting Jilin H Shareholder and Accepting Jilin ADS Holder.
7.13	The making of the H Share Offer to persons with a registered address in jurisdictions outside Hong Kong or the United States may be prohibited or affected by the laws of the relevant jurisdictions. The Jilin H Shareholders and/or Jilin ADS Holders who are citizens or residents or nationals of jurisdictions outside Hong Kong or the United States should inform themselves about and observe any applicable legal requirements. It is the responsibility of any such person who wishes to accept the H Share Offer to satisfy himself/herself/itself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consent which may be required or the compliance with other necessary formalities or legal requirements and the payment of any transfer or other taxes due in respect of such jurisdiction. Jilin H Shareholders and Jilin ADS Holders who are residents of the United States should read the Important Notice to U.S. Investors included on the reverse side of the cover page of this Composite Document.
7.14	The English text of this Composite Document and of the Acceptance Documents shall prevail over the Chinese text for the purpose of interpretation.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
INDEX TO FINANCIAL INFORMATION ON THE JILIN GROUP

Three Year Financial Summary (based on information prepared in accordance with International Financial Reporting Standards (“IFRS”))	II-2

Audited Consolidated Financial Statements for the Years ended 31 December 2002, 2003 and 2004 (prepared in accordance with IFRS)	II-4
Report of Independent Registered Public Accounting Firm	II-4
Consolidated Income Statements for each of the three years in the period ended December 31, 2004	II-5
Consolidated Balance Sheets as of 31 December 2003 and 2004	II-6
Consolidated Cash Flow Statements for each of the three years in the period ended 31 December 2004	II-8
Consolidated Statements of Changes in Shareholders’ Equity for each of the three years in the period ended 31 December 2004	II-10
Notes to the Consolidated Financial Statements	II-11

Unaudited Consolidated Financial Statements for the Six Months ended 30 June 2005 (prepared in accordance with PRC GAAP)	II-45
Unaudited Consolidated Balance Sheet as at 30 June 2005	II-45
Unaudited Profit and Loss Accounts for the Six Months ended 30 June 2005	II-49
Unaudited Profit Appropriation Statement for the Six Months ended 30 June 2005	II-51
Unaudited Cash Flow Statements for the Six Months ended 30 June 2005	II-52
Supplementary Information	II-55
Notes	II-58

Unaudited Consolidated Financial Statements for the Six Months ended 30 June 2005 (prepared in accordance with IFRS)	II-89
Unaudited Consolidated Interim Condensed Profit and Loss Account for the Six Months ended 30 June 2005	II-89
Unaudited Consolidated Interim Condensed Balance Sheets as of 30 June 2005	II-90
Unaudited Consolidated Interim Condensed Cash Flow Statements for the Six Months ended 30 June 2005	II-91
Unaudited Consolidated Interim Condensed Statement of Changes in Equity for the Six Months ended 30 June 2005	II-93
Notes to the Unaudited Consolidated Interim Condensed Financial Statements	II-94

Unaudited Supplementary Information Significant Differences Between PRC GAAP and IFRS	II-108

Unaudited Supplementary Information Significant Differences Between IFRS and US GAAP	II-111

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
1. THREE-YEAR FINANCIAL SUMMARY
     Set out below is a summary of the income statement of the Group for each of the three years ended 31 December 2004 and the balance sheets as at 31 December 2002, 2003 and 2004. The information is extracted from the Group’s audited accounts which are prepared in accordance with International Financial Reporting Standards (“IFRS”). The auditors’ reports in respect of the Group’s audited accounts for the three years ended 31 December 2004 did not contain any qualification.
Income Statements for the last 3 financial years
(Amounts in thousands except for per share data)

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
Turnover	13,138,387	20,652,809	31,857,423
Cost of sales	(12,518,955)	(19,125,842)	(28,821,880)

Gross profit	619,432	1,526,967	3,035,543

Distribution costs	(34,933)	(29,338)	(24,586)
Administrative expenses	(797,434)	(574,051)	(440,660)
Shut down of manufacturing assets	(283,418)	—	—
Other operating income/(expenses)	(9,683)	(28,260)	22,731

Profit/(loss) from operations	(506,036)	895,318	2,593,028

Interest expense	(474,370)	(429,782)	(270,071)
Interest income	1,364	1,531	1,753
Exchange loss	(48,725)	(37,153)	(19,337)
Exchange gain	7,675	546	10,685
Share of profit/(loss) of jointly controlled entities	(7,671)	9,664	36,113
Share of profit/(loss) of an associated company	125	(14,001)	4,397

Profit/(loss) before income taxes	(1,027,638)	426,123	2,356,568

Taxation	(1,116)	(270)	171,418

Profit/(loss) before minority interests	(1,028,754)	425,853	2,527,986

Minority interests	5,655	1,756	16,524

Profit/(loss) attributable to shareholders	(1,023,099)	427,609	2,544,510

Basic and diluted profit / (loss) per share	RMB(0.29)	RMB0.12	RMB0.71

Dividend	—	—	—

There were no extraordinary or exceptional items for the past three financial years.

APPENDIX II            FINANCIAL INFORMATION ON THE JILIN GROUP
Balance Sheets as at 31 December 2002, 2003 and 2004
(Amounts in thousands)

	At 31 December
	2002	2003	2004
	RMB	RMB	RMB
NON-CURRENT ASSETS
Property, plant and equipment	10,687,084	9,929,535	9,368,990
Interests in a jointly controlled entity	44,058	53,722	89,835
Investment in an associated company	18,909	4,908	9,305
Intangible assets	448,852	621,534	515,047
Deferred income tax assets	—	—	283,202

	11,198,903	10,609,699	10,266,379

CURRENT ASSETS
Inventories	1,394,228	1,568,093	2,606,053
Value added tax recoverable	101,830	—	—
Accounts receivable	684,925	184,756	265,245
Prepaid expenses and other current assets	252,450	267,542	441,891
Cash and cash equivalents	32,805	35,499	14,629

	2,466,238	2,055,890	3,327,818

CURRENT LIABILITIES
Accounts payable and accrued liabilities	2,185,098	3,613,041	4,429,686
Current income tax liabilities	1,150	1,295	113,079
Short-term borrowings	5,536,685	4,101,999	3,086,075

	7,722,933	7,716,335	7,628,840

NET CURRENT LIABILITIES	(5,256,695)	(5,660,445)	(4,301,022)

TOTAL ASSETS LESS CURRENT LIABILITIES	5,942,208	4,949,254	5,965,357

SHAREHOLDERS’ EQUITY
Share capital	3,561,078	3,561,078	3,561,078
Reserves	2,101,804	2,100,831	2,099,858
Accumulated losses	(3,579,935)	(3,151,353)	(605,870)

	2,082,947	2,510,556	5,055,066

Minority interests	32,456	30,800	14,276

NON-CURRENT LIABILITIES
Long-term borrowings	3,826,805	2,407,898	896,015

	5,942,208	4,949,254	5,965,357

There were no extraordinary or exceptional items for the past three financial years.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
2. AUDITED CONSOLIDATED ACCOUNTS
     The information in this section 2 of appendix II has been extracted from the published audited consolidated accounts of the Jilin Group.
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of
     Jilin Chemical Industrial Company Limited:
     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of changes in shareholders’ equity present fairly, in all material respects, the consolidated financial position of Jilin Chemical Industrial Company Limited (the “Company”) and its subsidiaries (the “Group”) at 31 December 2003 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended 31 December 2004 in conformity with International Financial Reporting Standards. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.
     International Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net (loss)/profit for each of the three years in the period ended 31 December 2004 and the determination of consolidated shareholders’ equity at 31 December 2003 and 2004 to the extent summarized in Note 31 to the consolidated financial statements.

PricewaterhouseCoopers Certified Public Accountants
Hong Kong,
18 May 2005

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
CONSOLIDATED INCOME STATEMENTS
For the Years Ended 31 December 2002, 2003 and 2004
(Amounts in thousands except for per share data)

			Year Ended 31 December
		2002	2003	2004	2004
	Notes	RMB	RMB	RMB	US$
Sales	3, 30	13,138,387	20,652,809	31,857,423	3,849,142
Cost of sales		(12,518,955)	(19,125,842)	(28,821,880)	(3,482,375)

Gross profit		619,432	1,526,967	3,035,543	366,767
Distribution costs		(34,933)	(29,338)	(24,586)	(2,971)
Administrative expenses		(797,434)	(574,051)	(440,660)	(53,242)
Shut down of manufacturing assets	6	(283,418)	—	—	—
Other operating (expenses)/income		(9,683)	(28,260)	22,731	2,746

(Loss)/profit from operations	4	(506,036)	895,318	2,593,028	313,300
Interest expense	7	(474,370)	(429,782)	(270,071)	(32,631)
Interest income		1,364	1,531	1,753	212
Exchange loss		(48,725)	(37,153)	(19,337)	(2,336)
Exchange gain		7,675	546	10,685	1,291
Share of (loss)/profit of jointly controlled entities		(7,671)	9,664	36,113	4,363
Share of profit/(loss) of an associated company		125	(14,001)	4,397	531

(Loss)/profit before income taxes		(1,027,638)	426,123	2,356,568	284,730
Income taxes	9	(1,116)	(270)	171,418	20,711

(Loss)/profit before minority interests		(1,028,754)	425,853	2,527,986	305,441
Minority interests		5,655	1,756	16,524	1,997

Net (loss)/profit		(1,023,099)	427,609	2,544,510	307,438

Basic and diluted (loss)/profit per share	10	RMB(0.29)	RMB0.12	RMB0.71	USD0.09

Number of shares	10	3,561,078	3,561,078	3,561,078	3,561,078

The accompanying notes are an integral part of these financial statements.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
CONSOLIDATED BALANCE SHEETS
As of 31 December 2003 and 2004
(Amounts in thousands)

			At 31 December
		2003	2004	2004
	Notes	RMB	RMB	US$
ASSETS
Current assets
Cash and cash equivalents	12	35,499	14,629	1,768
Accounts receivable	13	184,756	265,245	32,048
Inventories	14	1,568,093	2,606,053	314,874
Prepaid expenses and other current assets	15	267,542	441,891	53,391

Total current assets		2,055,890	3,327,818	402,081
Property, plant and equipment	16	9,929,535	9,368,990	1,131,999
Interests in a jointly controlled entity	17	53,722	89,835	10,854
Investment in an associated company	18	4,908	9,305	1,124
Intangible assets	19	621,534	515,047	62,230
Deferred income tax assets	22	—	283,202	34,218

TOTAL ASSETS		12,665,589	13,594,197	1,642,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	20	3,613,041	4,429,686	535,212
Current income tax liabilities		1,295	113,079	13,663
Short-term debt	21	4,101,999	3,086,075	372,872

Total current liabilities		7,716,335	7,628,840	921,747
Long-term debt	21	2,407,898	896,015	108,260

TOTAL LIABILITIES		10,124,233	8,524,855	1,030,007

MINORITY INTERESTS		30,800	14,276	1,726

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

			At 31 December
		2003	2004	2004
	Notes	RMB	RMB	US$
SHAREHOLDERS’ EQUITY
State-owned shares	23	2,396,300	2,396,300	289,531
A shares	23	200,000	200,000	24,165
H shares and ADSs (each representing 100 H shares)	23	964,778	964,778	116,568

Share capital, issued and outstanding, RMB1.00 par value		3,561,078	3,561,078	430,264
Capital reserve	24	1,391,114	1,391,114	168,080
Revaluation reserve	24	8,274	7,301	882
Statutory common reserve fund	24	160,155	160,155	19,351
Statutory common welfare fund	24	140,997	140,997	17,036
Discretionary common reserve fund	24	400,291	400,291	48,364
Accumulated losses		(3,151,353)	(605,870)	(73,204)

Shareholders’ equity		2,510,556	5,055,066	610,773

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		12,665,589	13,594,197	1,642,506

The accompanying notes are an integral part of these financial statements.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
CONSOLIDATED CASH FLOW STATEMENTS
For the Years Ended 31 December 2002, 2003 and 2004
(Amounts in thousands)

			Year Ended 31 December
		2002	2003	2004	2004
	Notes	RMB	RMB	RMB	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/profit		(1,023,099)	427,609	2,544,510	307,438
Adjustments for:
Minority interests		(5,655)	(1,756)	(16,524)	(1,996)
Deferred income tax assets	22	—	—	(283,202)	(34,218)
Depreciation and amortization	4	1,108,522	1,032,007	1,147,278	138,619
Provision for impairment of receivables	4	—	100,713	11,050	1,335
Provision for impairment of prepaid expenses and other current assets	4	51,484	—	1,372	166
Writedown of carrying value of property, plant and equipment	4	323,844	—	—	—
Provision for impairment of property, plant and equipment	4	—	—	7,220	872
Provision for impairment of intangible assets	4	—	—	6,698	809
Inventory writedowns	4	139,985	12,856	77,544	9,369
Shut down of manufacturing assets	4	283,418	—	—
Net (profit)/loss on disposal of property, plant and equipment	4	(3,876)	26,379	(26,412)	(3,191)
Share of loss/(profit) of jointly controlled entities	17	7,671	(9,664)	(36,113)	(4,363)
Share of (profit)/loss of an associated company		(125)	14,001	(4,397)	(531)
Interest income		(1,364)	(1,531)	(1,753)	(212)
Interest expense	7	474,370	429,782	270,071	32,631
Changes in working capital:
Accounts and other receivables (net)		379,056	330,044	(256,510)	(30,993)
Inventories		(197,137)	(186,721)	(1,115,504)	(134,780)
Payables and accrued liabilities (net)		321,488	1,830,961	1,045,447	126,316

CASH GENERATED FROM OPERATIONS		1,858,582	4,004,680	3,370,775	407,271
Interest received		1,364	1,531	1,753	212
Interest paid		(530,943)	(427,887)	(297,749)	(35,976)

NET CASH PROVIDED BY OPERATING ACTIVITIES		1,329,003	3,578,324	3,074,779	371,507

The accompanying notes are an integral part of these financial statements.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

		Year Ended 31 December
	2002	2003	2004	2004
	RMB	RMB	RMB	US$
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(791,725)	(675,078)	(642,091)	(77,580)
Acquisition of Jilian (Jilin) Petrochemical Limited (Note 25)	(73,086)	(54,000)	—	—
Purchase of intangible assets (Note 19)	(7,542)	(6,394)	(40)	(5)
Proceeds from disposal of property, plant and equipment	7,141	13,335	74,289	8,976
Dividends received	1,860	—	—	—

NET CASH USED IN INVESTING ACTIVITIES	(863,352)	(722,137)	(567,842)	(68,609)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital investment by minority interests	—	100	—	—
Proceeds from new debt	4,867,375	5,440,491	9,004,241	1,087,929
Repayments of debt	(5,335,405)	(8,294,084)	(11,532,048)	(1,393,348)
Dividends paid to minority interests	(1,733)	—	—	—

NET CASH USED IN FINANCING ACTIVITIES	(469,763)	(2,853,493)	(2,527,807)	(305,419)

(Decrease)/increase in cash and cash equivalents	(4,112)	2,694	(20,870)	(2,521)
Cash and cash equivalents at beginning of year	36,917	32,805	35,499	4,289

Cash and cash equivalents at end of year	32,805	35,499	14,629	1,768

NON-CASH TRANSACTIONS
Purchase of property, plant and equipment (Note 29(j))	—	159,500	—	—

The accompanying notes are an integral part of these financial statements.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Years Ended 31 December 2002, 2003 and 2004
(Amounts in thousands)

	Share Accumulated
	capital	losses	Reserves	Total
	(Note 23)		(Note 24)
	RMB	RMB	RMB	RMB
Balance at 1 January 2002	3,561,078	(2,558,558)	2,103,526	3,106,046
Net loss for the year	—	(1,023,099)	—	(1,023,099)
Transfer to retained earnings on realization of revaluation reserve	—	2,100	(2,100)	—
Transfer from retained earnings to reserves	—	(378)	378	—

Balance at 31 December 2002	3,561,078	(3,579,935)	2,101,804	2,082,947
Net profit for the year	—	427,609	—	427,609
Transfer to retained earnings on realization of revaluation reserve	—	973	(973)	—

Balance at 31 December 2003	3,561,078	(3,151,353)	2,100,831	2,510,556
Net profit for the year	—	2,544,510	—	2,544,510
Transfer to retained earnings on realization of revaluation reserve	—	973	(973)	—

Balance at 31 December 2004	3,561,078	(605,870)	2,099,858	5,055,066

Balance at 31 December 2004 in US$	430,264	(73,204)	253,713	610,773

The accompanying notes are an integral part of these financial statements.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands unless otherwise stated)
1. CORPORATE INFORMATION
     Jilin Chemical Industrial Company Limited (the “Company”) was established in the People’s Republic of China (the “PRC”) on 13 December 1994 as a joint stock limited company to hold the assets and liabilities of the principal production units, certain ancillary functions and a subsidiary (“Contributed Net Assets”) of Jilin Chemical Industrial Corporation (the “Predecessor”), which was then a state-owned enterprise controlled by and under the administration of the Jilin Provincial Government.
     In connection with the aforesaid restructuring (“Restructuring”), the Contributed Net Assets of the Predecessor as at 30 September 1994 were taken over by the Company from the Predecessor at a valuation which reflected their then current fair values on 1 October 1994 in consideration for which 2,396,300,000 shares in the form of state-owned shares, with a par value of RMB1.00 each, were issued by the Company to the Predecessor. The Predecessor was then renamed Jilin Chemical Group Corporation (“JCGC”) and became the Company’s then ultimate holding company.
     Effective from 1 July 1998, pursuant to a directive issued by the PRC State Council on 12 May 1998, the oil and petrochemical industry in the PRC was restructured and JCGC became a wholly-owned subsidiary of China National Petroleum Corporation (“CNPC”), a state-owned enterprise established in the PRC. Following the aforesaid restructuring, CNPC became the ultimate holding company of the Company through its control of JCGC.
     According to an announcement relating to the corporate restructuring of the CNPC Group in November 1999, JCGC transferred all of the state-owned shares held in the Company together with certain assets and businesses of JCGC to PetroChina Company Limited (“PetroChina”), a wholly-owned subsidiary of CNPC which was established on 5 November 1999. Accordingly, PetroChina replaced JCGC to become the immediate holding company of the Company.
2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES
     (a) Basis of preparation
     The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”). This basis of accounting differs from the accounting principles generally accepted in the United States of America (“U.S. GAAP”) in certain significant respects (see Note 31).
     The consolidated financial statements are prepared on the historical cost convention except as disclosed in the accounting policies below.
     The consolidated financial statements are expressed in Renminbi (“RMB”), the national currency of the PRC. Solely for the convenience of the reader, the 31 December 2004 primary financial statements and the U.S. GAAP reconciliation shown in Note 31 have been translated into United States dollars at the noon buying rate in New York City on 31 December 2004 for cable transfers in Renminbi as certified for customs purposes by the Federal Reserve Bank of New York of US$1.00 = RMB8.2765. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate on 31 December 2004, or at any other date.
     The preparation of financial statements in conformity with IFRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge of current events and actions, actual results ultimately may differ from those estimates. It also requires management to exercise its judgement in the process of applying the Company’s accounting policies.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     (b) Basis of consolidation
     The consolidated financial statements include the financial statements of the Company and the subsidiaries in which the Group has the power to govern the financial and operating policies and generally accompanying an interest of more than 50 percent of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are consolidated from the date on which control is transferred to the Group and are no longer consolidated from the date that control ceases. The results of operations of subsidiaries are included in the consolidated income statements, and the share attributable to minority interests is excluded from the results attributable to shareholders. Intercompany balances, transactions and unrealized gains on transactions between group companies are eliminated; unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Where necessary, accounting policies of subsidiaries have been changed to ensure consistency with the policies adopted by the Group.
          A listing of the Group’s principal subsidiaries is set out in Note 32.
     (c) Investments in associated companies
     Associated companies are entities in which the Group holds, or over which the Group has significant influence, but which it does not control and generally accompanying a shareholding between 20% and 50% of the voting rights. Investments in associated companies are accounted for using the equity method. Such equity interests are initially recognized at cost and their carrying amount is increased or decreased to recognize the Group’s share of the profits or losses of the associate after the date of acquisition and changes in equity that have not been included in the income statements. Unrealized gains on transactions between the Group and its associated companies are eliminated to the extent of the Group’s interest in the associated companies; unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. When the Group’s share of losses in an associated company equals or exceeds its interest in the associated company including any other unsecured receivables, the Group does not recognize further losses, unless the Group has incurred obligations or made payments on behalf of the associated company.
          Details of the Group’s associated company are shown in Note 18.
     (d) Interests in jointly controlled entities
     A jointly controlled entity is a joint venture between two or more venturers whose rights and obligations with respect to the venture are specified in a contractual joint venture agreement which gives the venturers joint control over the venture and in which no single venturer is in a position to control, unilaterally, the activities of the venture.
     The Group’s interests in jointly controlled entities are accounted for using the equity method. Such equity interests are initially recognized at cost and their carrying amount is increased or decreased to recognize the Group’s share of the profits or losses of the joint venture after the date of acquisition and changes in equity that have not been included in the income statements. Unrealized gains on transactions between the Group and its jointly controlled entities are eliminated to the extent of the Group’s interest in the jointly controlled entities; unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.
          Details of the Group’s jointly controlled entities are shown in Note 17.
     (e) Foreign currency translations
     Items included in the financial statements of each entity in the Group are measured using the currency that best reflects the economic substance of the underlying events and circumstances relevant to that entity (“the functional currency”). The consolidated financial statements are presented in Renminbi, which is the functional and presentation currency of all companies in the Group.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Foreign currency transactions of the Group are accounted for at the exchange rates prevailing at the date of the transactions; gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statements. Monetary assets and liabilities are translated at balance sheet date exchange rates.
     (f) Property, plant and equipment
     Property, plant and equipment are initially recorded at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs directly incurred to bring the asset to working condition for its intended use. Subsequent to their initial recognition, property, plant and equipment are carried at revalued amounts less accumulated depreciation and accumulated impairment losses, if any. Revaluations are performed by independent qualified valuers on a regular basis. Revaluations are made with sufficient regularity to ensure that the carrying amount does not differ materially from that which would be determined using fair value at the balance sheet date. Increases in the carrying amount arising on revaluation of property, plant and equipment are credited to revaluation reserve in shareholders’ equity. Decreases that offset previous increases of the same asset are charged against that reserve; all other decreases are charged to the consolidated income statements. The difference between depreciation based on the revalued carrying amount of the asset (the depreciation charged to the consolidated income statements) and depreciation based on the asset’s original cost is transferred from revaluation reserve to retained earnings.
     Depreciation to write off the cost or valuation of each asset to their residual values over their estimated useful lives is calculated using the straight-line method.
     The Group uses the following useful lives for depreciation purposes:

Buildings	10-45 years
Plant and machinery	8-28 years
     Assets under construction represent capital assets under construction or installation and are stated at cost. No depreciation is provided for construction in progress until they are completed and available for use.
     Property, plant and equipment are reviewed for impairment whenever there is an indication that they may be impaired. If such an indication exists, the carrying amount of an individual asset is compared with its recoverable amount which is the higher of its net selling price and its value in use, which is the estimated net present value of future cash flows to be derived from the continuing use of the asset and from its ultimate disposal. When the carrying amount of an asset is greater than its estimated recoverable amount, it is written down immediately to its recoverable amount.
     Gains and losses on disposal of property, plant and equipment are determined by reference to their carrying amount and procedures, and are taken into account in determining net profit. On disposal of revalued assets, amounts in revaluation reserve relating to these assets are transferred to retained earnings.
     Interest costs on debt to finance the construction of property, plant and equipment, together with exchange differences arising from foreign currency debt to the extent that they are adjustments to interest costs, are capitalized during the period of time that is required to complete and prepare the property for its intended use. All other debt costs are expensed.
     Costs for planned major maintenance activities are expensed as incurred except for costs of components that result in improvements and betterments which are capitalized as part of property, plant and equipment and depreciated over their useful lives, which is generally the period until the next scheduled major maintenance.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     (g) Intangible assets
     (i) Technical know-how
     The purchase costs of technical know-how relate to certain production facilities and are included as part of the total contract price of the construction contract and are distinguishable. They are capitalized as intangible assets at cost, unless they are acquired in a business combination that is an acquisition in which case they are recorded at fair value. They are amortised using the straight-line method over the estimated useful life of 10 years, starting from the date when the underlying facilities are completed and ready for their intended use.
     Technical know-how is not revalued and its carrying amount is reviewed annually and adjusted for impairment where it is considered necessary. An impairment loss is recognized in the consolidated income statements whenever the carrying amount of an asset exceeds its recoverable amount.
     (ii) Land use rights
     Land use rights acquired as part of a business combination that is an acquisition are recorded at fair value less subsequent accumulated amortization. Fair value is determined based on valuation performed by independent valuers.
     Land use rights are amortised using the straight-line method over their lease terms of 50 years.
     Land use rights are not revalued and their carrying amount is reviewed for impairment whenever there is an indication that they may be impaired. If such an indication exists, the carrying amount of a land use right is compared with its recoverable amount which is the higher of its net selling price and its value in use, which is the estimated net present value of future cash flows to be derived from the continuing use of the land use right and from its ultimate disposal. When the carrying amount of a land use right is greater than its estimated recoverable amount, it is written down immediately to its recoverable amount.
     (h) Inventories
     Inventories are stated at the lower of cost and net realisable value. Cost is determined by the weighted average cost method. The cost of finished goods and work in progress comprises raw materials, direct labor, other direct costs and related production overheads, but excludes borrowing costs. Net realisable value is the estimated selling price in the ordinary course of business, less the costs of completion and selling expenses.
     (i) Trade receivables
     Trade receivables are carried at original invoice amount less provision made for impairment of these receivables. A provision for impairment of trade receivables is established where there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the carrying amount and the recoverable amount, being the present value of expected cash flows, discounted at the market rate of interest for similar borrowers. The amount of the provision is recognized in the consolidated income statements.
     (j) Cash and cash equivalents
     Cash and cash equivalents are carried on the balance sheet at cost and comprise cash on hand and bank deposits with maturities of three months or less from the time of purchase.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     (k) Deferred income tax
     Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying values in the financial statements. Currently enacted tax rates are used in determination of deferred income tax.
     Deferred tax assets are recognized to the extent that it is probable that future taxable income will be available against which the temporary differences can be utilized.
     Deferred income tax is provided on temporary differences arising on investments in subsidiaries, associated companies and jointly controlled entities, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.
     (l) Debt
     Debt is recognized initially at the proceeds received, net of transaction costs incurred. Debt is subsequently stated at amortized cost using the effective yield method; any difference between proceeds (net of transaction costs) and the redemption value is recognized in the consolidated income statements over the period of the debt.
     (m) Revenue recognition
     Revenue comprises the sale of petroleum products, petrochemical and organic chemical products, chemical fertilisers and inorganic chemicals, synthetic rubber products and other products and services. Sales are recognized upon delivery of products and customer acceptance, if any, or performance of services, net of sales taxes and discounts. Revenues are recognized only when the Group has transferred to the buyer the significant risks and rewards of ownership of the goods, and when the amount of revenue and the costs incurred or to be incurred in respect of the transaction can be measured reliably.
     (n) Research and development expenses
     Research expenditure is recognised as an expense as incurred. Costs incurred on development projects (relating to the design and testing of new or improved products) are recognized as intangible assets when it is probable that the project will be a success considering its commercial and technological feasibility, and only if the cost can be measured reliably. Other development expenditures are recognized as an expense as incurred. Development costs previously recognized as an expense are not recognized as an asset in a subsequent period.
     (o) Government grant related to income and subsidies
     Government grant related to income and subsidies are recognized as income upon approval by the relevant government authorities, at which stage the eventual collectibility is assured.
     (p) Retirement benefit plans
     The Group contributes to the employee retirement benefit plan organized by the provincial government under which it is required to make monthly contributions to the plan. The provincial government undertakes to assume the retirement benefit obligations of all existing and future retired employees of the Group. Contributions to the plan are charged to the consolidated income statements as incurred.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     (q) Provisions
     Provisions are recognized when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made. Where the Group expects a provision to be reimbursed, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain.
     (r) Related parties
     Related parties are corporations in which CNPC is a major beneficial shareholder and is able to exercise control or significant influence.
     (s) Financial instruments
     Financial instruments carried on the consolidated balance sheet include cash and bank balances, receivables, payables, and debt. The particular recognition methods adopted are disclosed in the individual policy statements associated with each item and in Note 26.
     The Group had no derivative financial instruments in any of the years presented.
     (t) Operating leases
     Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statements on a straight-line basis over the period of the lease.
     (u) Segment reporting
     A business segment is a group of assets and operations engaged in providing products or services that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing products or services within a particular economic environment that are subject to risks and returns that are different from those of segments operating in other economic environments.
3. SALES
     Sales represents revenues from the sale of petroleum, petrochemical and chemical products. Analysis of sales by segment is shown in Note 30.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
4. PROFIT/(LOSS) FROM OPERATIONS
     Profit/(loss) from operations is arrived at after crediting and charging the following items:

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
Crediting
Government grants and subsidies	—	502	—
Charging
Amortization of intangible assets	79,980	101,642	110,086
Auditors’ remuneration	3,000	4,250	3,500
Cost of inventories (approximates cost of sales) recognized as expense	12,518,955	19,125,842	28,708,451
Depreciation on property, plant and equipment	1,028,542	930,365	1,037,192
Writedown of carrying value of property, plant and equipment (included in “administrative expenses”) (Note 16(a))	323,844	—	—
Employee compensation costs (including directors’ and supervisors’ emoluments) (Note 5)	517,360	625,700	747,770
Shut down of manufacturing assets (Note 6)	283,418	—	—
Net loss/(profit) on disposal of property, plant and equipment	(3,876)	26,379	(26,412)
Operating lease rentals on land and buildings	9,453	10,501	7,680
Operating lease rentals on plant and machinery	—	2,463	27,733
Provision for impairment of property, plant and equipment (included in “cost of sales”) (Note 16)	—	—	7,220
Provision for impairment of intangible assets (included in “cost of sales”) (Note 19)	—	—	6,698
Provision for impairment of receivables (included in “administrative expenses”) (Note 13)	—	100,713	11,050
Provision for impairment of prepaid expenses and other current assets (included in “other operating expenses”) (Note 15)	51,484	—	1,372
Inventory writedowns (included in “cost of sales”) (Note 14)	139,985	12,856	77,544
Repair and maintenance	560,010	264,613	351,938
Research and development expenditure	3,927	1,764	2,726
5. EMPLOYEE COMPENSATION COSTS

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
Wages and salaries	344,130	434,880	520,160
Retirement benefit cost	84,150	89,230	106,290
Staff welfare	89,080	101,590	121,320

	517,360	625,700	747,770

     The Group participates in the retirement benefit plan organized by the provincial government under which it is required to make monthly contributions to the plan at 25% of the basic salaries as set by the government for the relevant periods. The Group currently has no other obligations for the payment of retirement and other post-retirement benefits of employees other than the monthly contributions described above.

APPENDIX II          FINANCIAL INFORMATION ON THE JILIN GROUP
6. SHUT DOWN OF MANUFACTURING ASSETS
     During the year ended 31 December 2002 the Group recorded direct charges totaling RMB283,418 representing property, plant and equipment permanently withdrawn from use (Note 16) as a result of management decisions to shut down certain less efficient manufacturing facilities. The cost to dismantle or to remove related shutdown facilities were minimal and have been included in the consolidated income statements.
7. INTEREST EXPENSE

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
Interest on
Bank loans	65,028	96,480	33,510
Other loans	459,364	356,737	236,561
Less: Amounts capitalized	(50,022)	(23,435)	—

	474,370	429,782	270,071

     Amounts capitalized were debt costs related to funds borrowed specifically for the purpose of constructing qualifying assets. Interest rates on such capitalized debt ranged from 5.50% to 5.86% and 5.50% per annum for the years ended 31 December 2002 and 2003, respectively.
8. EMOLUMENTS OF DIRECTORS AND SUPERVISORS
     Details of the directors’ and supervisors’ emoluments are as follows:

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
Fees	60	80	80
Salaries, allowances and other benefits	374	472	675
Contribution to retirement benefit scheme	10	7	9

	444	559	764

     The emoluments of the directors and supervisors fell within the following band:

	Year Ended 31 December
	2002	2003	2004
	Number	Number	Number
Nil – RMB1,064	16	16	16

     Fees for directors and supervisors disclosed above included RMB45, RMB80 and RMB80 paid to independent non-executive directors for the years ended 31 December 2002, 2003 and 2004, respectively.
     None of the directors and supervisors has waived their remuneration during the three years ended 31 December 2004.
     The five highest paid individuals in the Group for each of the three years in the period ended 31 December 2004 were also directors or supervisors and their emoluments are reflected in the analysis presented above.

APPENDIX II          FINANCIAL INFORMATION ON THE JILIN GROUP
9. INCOME TAXES

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
PRC income tax	352	270	111,784
Share of tax of jointly controlled entities	764	—	—
Deferred tax	—	—	(283,202)

	1,116	270	(171,418)

     In accordance with the relevant PRC income tax rules and regulations, the enacted PRC income tax rate applicable to the Group during the three years ended 31 December 2004 is 33%. Certain subsidiaries and jointly controlled entities are Sino-foreign joint ventures and are entitled to certain tax concessions available to foreign investment production enterprises operating in the PRC. These tax concessions include a five-year tax holiday under which these enterprises are exempt from income tax for the first two years commencing from the first profitable year of operation followed by a 50% reduction in the income tax rate for three years thereafter.
     The tax on the Group’s income before income taxes differs from the theoretical amount that would arise using the basic tax rate in the PRC applicable to the Group as follows:

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
Profit/(Loss) before income taxes	(1,027,638)	426,123	2,356,568

Tax calculated at a rate of 33%	(339,121)	140,621	777,667
(Utilization and recognition of previously unrecognized deferred tax assets)/unrecognized deferred tax assets	345,141	(133,827)	(899,719)
Approved income tax deduction relating to capital expenditures (Note(a))	—	—	(65,561)
Other	(4,904)	(6,524)	16,195

Tax expense	1,116	270	(171,418)

(a)	In accordance with a PRC income tax regulation, upon the approval of provincial tax authorities, 40% of certain capital expenditures relating to technology upgrade of property, plant and equipment can be used to offset the income tax provision. In 2004, such capital expenditures approved by the provincial tax authorities amounted to RMB65,561 (2003 and 2002: nil) and were recorded as a deduction of income tax expense for the year.
10. BASIC AND DILUTED (LOSS)/PROFIT PER SHARE
     Basic and diluted (loss)/profit per share have been computed by dividing net (loss)/profit for the year by the weighted average number of shares issued and outstanding for the year (2002: 3,561,078,000 shares, 2003: 3,561,078,000 shares, 2004: 3,561,078,000 shares).
     There are no dilutive potential ordinary shares.

APPENDIX II          FINANCIAL INFORMATION ON THE JILIN GROUP
11. DIVIDEND
     No dividend was declared in respect of 2002, 2003 and 2004.
12. CASH AND CASH EQUIVALENTS

	At 31 December
	2003	2004
	RMB	RMB
Cash at bank and on hand	35,499	14,629

     The weighted average effective interest rate on bank deposits was 0.72% (2003: 0.72%) for the year ended 31 December 2004.
13. ACCOUNTS RECEIVABLE

	At 31 December
	2003	2004
	RMB	RMB
Due from third parties	815,487	502,942
Due from related parties
— PetroChina Group Companies	41,663	211,530
— CNPC Group Companies	191	—
— JCGC Group Companies	171,927	169,077
— An associated company	23,759	23,138

	1,053,027	906,687
Less: Provision for impairment loss	(868,271)	(641,442)

	184,756	265,245

     Amounts due from related parties are interest free and unsecured. Related parties are offered credit terms of no more than 30 days. Most of the sales to third parties are realized on cash basis.
     Movements in provision for impairment loss are as follows:

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
Balance at beginning of year	840,378	865,215	868,271
Provision	—	100,713	11,050
Amount written off against provision	—	(97,657)	(237,879)
Acquisition of Jilian	24,837	—	—

Balance at end of year	865,215	868,271	641,442

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
14. INVENTORIES

	At 31 December
	2003	2004
	RMB	RMB
Raw materials
– at cost	538,646	1,076,914
– at net realizable value	151,975	147,142
Work in progress
– at cost	252,213	686,171
– at net realizable value	9,559	505
Finished goods
– at cost	101,036	265,152
– at net realizable value	186,843	179,325
Spare parts
– at cost	1,735	—
– at net realizable value	320,257	243,641
Low value consumables and packing materials
– at cost	2,738	6,852
– at net realizable value	3,091	351

	1,568,093	2,606,053

     Movements in provision for inventory writedowns are as follows:

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
Balance at beginning of year	236,631	178,764	178,753
Provision	8,701	12,856	77,544
Amount written off against provision	(74,529)	(12,867)	—
Acquisition of Jilian	7,961	—	—

Balance at end of year	178,764	178,753	256,297

15. PREPAID EXPENSES AND OTHER CURRENT ASSETS

	At 31 December
	2003	2004
	RMB	RMB
Other receivables	99,108	109,824
Amounts due from related parties
– CNPC Group Companies	–	7,172
– JCGC Group Companies	33,250	138,347
– A jointly controlled entity	455	–
– An associated company	–	239
Down payments to suppliers	194,477	239,834
Prepaid expenses	12,395	19,856

	339,685	515,272
Less: Provision for impairment loss	(72,143)	(73,381)

	267,542	441,891

     Amounts due from related parties are interest free, unsecured and repayable in accordance with normal commercial terms.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Movements in provision for impairment loss are as follows:

	Year Ended 31 December
	2002	2003	2004
	RMB	RMB	RMB
Balance at beginning of year	23,465	76,238	72,143
Provision	51,484	—	1,372
Amount written off against provision	—	(4,095)	(134)
Acquisition of Jilian	1,289	—	—

Balance at end of year	76,238	72,143	73,381

16. PROPERTY, PLANT AND EQUIPMENT

	Plant and Construction
	Buildings	machinery	in progress	Total
	RMB	RMB	RMB	RMB
Cost or valuation
At 31 December 2003	1,753,083	14,558,398	35,492	16,346,973
Additions	31,615	70,251	440,135	542,001
Transfer to fixed assets	11,984	400,774	(412,758)	—
Transfer to intangible assets	—	—	(10,257)	(10,257)
Disposals	(24,008)	(196,628)	—	(220,636)

At 31 December 2004	1,772,674	14,832,795	52,612	16,658,081

Accumulated depreciation
At 31 December 2003	711,749	5,705,689	—	6,417,438
Charge for the year	82,846	954,346	—	1,037,192
Disposals	(12,660)	(160,099)	—	(172,759)

At 31 December 2004	781,935	6,499,936	—	7,281,871

Provision for impairment
At 31 December 2003	—	—	—	—
Impairment charge (Note(i))	—	—	7,220	7,220

At 31 December 2004	—	—	7,220	7,220

Net book value
At 31 December 2004	990,739	8,332,859	45,392	9,368,990

At 31 December 2003	1,041,334	8,852,709	35,492	9,929,535

Carrying value of fixed assets had they been stated at cost less accumulated depreciation	1,022,633	8,451,931	45,392	9,519,956

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(i)	Certain construction in progress have been discontinued since 2004 and are not expected to restart in the foreseeable future. Accordingly, an impairment provision was made against the construction in progress based on the excess of the carrying amount over the recoverable amount.

(a)	As part of the Restructuring described in Note 1 and as required by the relevant PRC regulations, a valuation of all of the contributed fixed assets and land use rights was carried out as of 30 September 1994 by China Assets Appraisal Co., Ltd., a firm of independent valuers registered in the PRC. The valuation was performed in order to determine the fair value of such contributed fixed assets and land use rights and establish amounts for share capital and capital reserve. The valuation of fixed assets was based on market value where available or depreciated replacement cost where market value was not available. The valuation of land use rights was based on standard land prices determined by the Jilin Province Land Administration Bureau. The value at which the above contributed fixed assets and land use rights were assumed by the Company was determined at RMB2,834,034 and RMB1,088,843, respectively. These contributed fixed assets and land use rights were initially accounted for by the Company at their predecessor values and are subsequently carried at revalued amounts less accumulated depreciation.

In connection with the application for listing of the Company’s shares on The Stock Exchange of Hong Kong Limited, the Company engaged American Appraisal Hong Kong Limited, independent valuers in Hong Kong, to perform a valuation of all of the Group’s fixed assets as of 28 February 1995. The valuation, which was based on the market value where available or depreciated replacement costs where market value was not available, resulted in an additional surplus of RMB29,033. The surplus arising from the valuation was credited to the revaluation reserve.

Revaluations of property, plant and equipment are to be performed periodically, normally by professionally qualified valuers. As at 31 December 2003, a revaluation of the Company’s property, plant and equipment was undertaken by China United Assets Appraiser Co., Ltd, a firm of independent valuers registered in the PRC. Because of the specialized nature of the assets under valuation, they were valued on a depreciated replacement cost basis. Following adjustments for the impairment provisions made in prior periods as noted below, the results of revaluation were substantially in line with the carrying amounts of property, plant and equipment.

At 31 December 2002, the directors of the Company compared the carrying amount of the Group’s property, plant and equipment to their estimate of the fair value, and on the basis of their review, made an adjustment to reduce the carrying amount of certain assets by RMB323,844.
17. INTERESTS IN A JOINTLY CONTROLLED ENTITY

	At 31 December
	2003	2004
	RMB	RMB
Share of net assets	53,722	89,835

     Movements of the share of net assets is set out as follows:

	At 31 December	Share of	At 31 December
	2003	profit	2004
	RMB	RMB	RMB
Jilin Province BASF JCIC NPG Co., Ltd. (“BASF”)	53,722	36,113	89,835

     The jointly controlled entity is an unlisted company with limited liability established and operating in the PRC.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Particulars of the jointly controlled entity at 31 December 2004 are set out as follows:

	Paid-up	Attributable
	capital	equity interest (%)
Company name	RMB	2004	2003	Principal activities
BASF	150,000	40	40	Manufacture of petrochemical products
     There was no change in the interests held in BASF during 2003 and 2004.
     There were no material contingencies or commitments relating to BASF at 31 December 2004 and 2003.
     A summary of the financial position and operating results of the jointly controlled entities is as follows:

	Certain financial information of
	jointly controlled entities			Group’s share
	2002	2003	2004	2002	2003	2004
	RMB	RMB	RMB	RMB	RMB	RMB
Non-current assets	103,446	89,506	77,750	41,378	35,802	31,100
Current assets	51,458	63,021	148,989	20,583	25,209	59,597
Current liabilities	29,028	18,222	2,151	11,611	7,289	862
Non-current liabilities	15,731	—	—	6,292	—	—
Turnover	613,439	148,694	232,113	370,319	59,478	92,845
Gross profit	81,130	44,918	114,077	46,335	17,967	45,631
Other expense	(94,388)	(20,758)	(23,794)	(54,006)	(8,303)	(9,518)
Income/(loss) before income taxes	(13,258)	24,160	90,283	(7,671)	9,664	36,113
Income taxes	(1,175)	—	—	(764)	—	—
Net income/(loss)	(14,433)	24,160	90,283	(8,435)	9,664	36,113

     Certain 2002 financial information presented above included the financial information of Jilian (Jilin) Petrochemicals Limited (“Jilian”), which became a part of the Company in December 2002 (Note 25). Its financial information is therefore not shown as a jointly controlled entity of the Group in the 2003 and 2004 financial information presented above.
18. INVESTMENT IN AN ASSOCIATED COMPANY

	At 31 December
	2003	2004
	RMB	RMB
Share of net assets	4,908	9,305

     The associated company is an unlisted company with limited liability established and operating in the PRC.
     Particulars of the associated company are set out as follows:

		Attributable
Company name	Paid-up capital	equity interest	Principal activities
	RMB	(%)
Jilin Lianli Industrial Co., Ltd.	42,214	47	Wholesaling and retailing of petrochemical products
     There was no change in the interest held in the associated company during 2003 and 2004.

APPENDIX II          FINANCIAL INFORMATION ON THE JILIN GROUP
19. INTANGIBLE ASSETS

	Technical	Land use
	know-how	rights	Others	Total
	RMB	RMB	RMB	RMB
Cost
At 31 December 2003	914,208	61,843	84,089	1,060,140
Transfer from construction in progress	10,257	—	—	10,257
Additions	40	—	—	40

At 31 December 2004	924,505	61,843	84,089	1,070,437

Accumulated amortization
At 31 December 2003	386,758	11,279	40,569	438,606
Charge for the year	99,510	1,257	9,319	110,086

At 31 December 2004	486,268	12,536	49,888	548,692

Provision for impairment
At 31 December 2003	—	—	—	—
Impairment charge (Note (i))	6,698	—	—	6,698

At 31 December 2004	6,698	—	—	6,698

Net book value
At 31 December 2004	431,539	49,307	34,201	515,047

At 31 December 2003	527,450	50,564	43,520	621,534

(i)	Certain technical know-how was replaced by new techniques in 2004 and the carrying amounts of the technical know-how were therefore fully provided.
20. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	At 31 December
	2003	2004
	RMB	RMB
Trade payables	1,765,178	1,709,398
Advances from customers	457,114	639,698
Salaries and welfare payable	158,468	197,094
Other payables and accrued liabilities	122,018	121,461
Amounts due to related parties
— PetroChina Group Companies	957,305	1,667,303
— CNPC Group Companies	3,764	—
— JCGC Group Companies	140,565	85,623
— An associated company	8,629	9,109

	3,613,041	4,429,686

     Amounts due to related parties are interest free, unsecured and with no fixed term of repayment.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
21. DEBT
     (a) Short-term debt

	At 31 December
	2003	2004
	RMB	RMB
Bank loans — unsecured (Note (i))	49,600	44,640
— secured	—	—

	49,600	44,640
Loans from a fellow subsidiary (Note (ii))	3,155,000	2,874,330

	3,204,600	2,918,970
Current portion of long-term debt	897,399	167,105

	4,101,999	3,086,075

(i)	At 31 December 2004, bank loans bear interest at the rate ranging from 5.84% to 7.25% (2003: 5.55%) per annum and are guaranteed by Jilin Merchandise Group, a third-party to the Group.

(ii)	The outstanding loans are the drawn down part of the debt facilities provided by China Petroleum Finance Company Limited (“CP Finance”), a subsidiary of CNPC and a non-bank financial institution approved by the People’s Bank of China, totaling RMB8 billion. The loans are unsecured and bear interest at the rate ranging from 4.776% to 5.019% (2003: 5.019%) per annum. On 6 February 2004, CP Finance agreed to extend the debt facilities period to 31 December 2005.

(iii)	The carrying amounts of short-term debt approximate their fair value.
(b) Long-term debt

		At 31 December
	Interest rate and final maturity	2003	2004
		RMB	RMB
Renminbi — denominated loans

Industrial and Commercial Bank of China	Fixed interest rate of 6.03% per annum as of 31 December 2003, with maturities through 2004, repaid in 2004	9,500	—

CP Finance	Majority variable interest rates ranging from 5.18% to 5.42% per annum as of 31 December 2003, with maturities through 2007, repaid in 2004	1,636,900	—

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

		At 31 December
	Interest rate and final maturity	2003	2004
		RMB	RMB
US dollar – denominated loans
Construction Bank of China	Fixed interest rates ranging from 8.42% to 8.66% per annum as of 31 December 2004, with maturities through 2010	283,415	239,035

China Development Bank	Fixed interest rate of 5.50% as of 31 December 2003, and floating interest rate set by government in the following years, with maturities through 2012, repaid in 2004	856,705	—

JCGC Group Companies	Fixed interest rates ranging from 6.55% to 7.86% per annum as of 31 December 2004, with maturities through 2008	183,627	137,340

Bank of China	Interest free as of 31 December 2004, with maturities through 2029	77,052	77,051

Bank of China	Variable interest rates of Libor + 0.6% as of 31 December 2004, with maturities through 2007	—	413,825

Japanese Yen – denominated loans

JCGC Group Companies	Fixed interest rates ranging from 4.10% to 5.30% per annum as of 31 December 2004, with maturities through 2008	205,607	157,746

Euro – denominated loans

JCGC Group Companies	Fixed interest rate of 8.30% per annum as of 31 December 2004, with maturities through 2006	52,491	38,123

Total long-term debt		3,305,297	1,063,120

Less: Current portion of long-term debt		(897,399)	(167,105)

		2,407,898	896,015

     At 31 December 2004, all long-term debt are unsecured (2003: Same).
     At 31 December 2004, long-term debt of RMB333,209 (2003: RMB441,725) from JCGC Group Companies were borrowed from certain banks through JCGC Group Companies.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     The periods in which the short-term and long-term debt reprice and the exposure of the debt of the Group to interest rate changes are as follows:

	At 31 December
	2003	2004
	RMB	RMB
6 months or less	112,500	83,553
6 — 12 months	4,989,499	3,416,348
1 — 5 years	926,350	403,163
Over 5 years	481,548	79,026

	6,509,897	3,982,090

	At 31 December
	2003	2004
	RMB	RMB
Total debt:
— at fixed rates	4,872,997	3,568,265
— at variable rates	1,636,900	413,825

	6,509,897	3,982,090

     The weighted average effective interest rates at the balance sheet date are as follows:
     Weighted average effective interest rates:

— bank loans	5.85%	5.15%
— loans from related parties	5.18%	5.11%
     The carrying amounts and fair values of long-term debt are as follows:

	Carrying values		Fair values
	At 31 December		At 31 December
	2003	2004	2003	2004
	RMB	RMB	RMB	RMB
Bank loans	1,226,672	729,911	1,191,836	718,887
Loans from related parties	2,078,625	333,209	2,121,108	355,796

	3,305,297	1,063,120	3,312,944	1,074,683

     The fair values are based on discounted cash flows using applicable discount rates based upon the prevailing market rates of interest available to the Group for financial instruments with substantially the same terms and characteristics at the balance sheet date. Such discount rates ranged from 0.86% to 5.92% as of 31 December 2004 depending on the type of the debt. The carrying amounts of current portion of long term debt approximate their fair value.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Maturities of long-term debt at the balance sheet date are as follows:

	At 31 December
	2003	2004
	RMB	RMB
Bank loans
— within one year	149,032	47,412
— between one to two years	181,532	47,412
— between two to three years	160,530	461,237
— between three to four years	127,015	47,412
— between four to five years	127,015	47,412
— after five years	481,548	79,026

	1,226,672	729,911

	At 31 December
	2003	2004
	RMB	RMB
Loans from related parties
— within one year	748,367	119,693
— between one to two years	121,468	119,693
— between two to three years	116,468	64,818
— between three to four years	1,063,764	29,005
— between four to five years	28,558	—
— after five years	—	—

	2,078,625	333,209

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
22. DEFERRED INCOME TAX
     Deferred income tax is calculated in full on temporary differences under the liability method using a principal tax rate of 33% for the three years ended 31 December 2004.
     Deferred tax balances are attributable to the following items:

	At 31 December	Income	At 31 December
	2003	statements	2004
	RMB	RMB	RMB
Deferred tax liabilities:
Non-current:
Revaluation of fixed assets (Note 16)	3,266	(479)	2,787
Exchange gain in respect of loans borrowed for fixed assets	20,717	(2,413)	18,304
Deferred tax effect on housing subsidy cost	14,363	(3,075)	11,288
Deferred tax effect on accelerated depreciation and amortization	—	119,622	119,622

Total deferred tax liabilities	38,346	113,655	152,001

Deferred tax assets:
Non-current:
Deferred tax effect on tax losses	38,346	(38,346)	—
Deferred tax effect on deductible temporary differences	—	435,203	435,203

Total deferred tax assets	38,346	396,857	435,203

Net deferred tax balance	—	283,202	283,202

	At 31 December	Income	At 31 December
	2002	statement	2003
	RMB	RMB	RMB
Deferred tax liabilities:
Non-current:
Revaluation of fixed assets (Note 16)	3,745	(479)	3,266
Exchange gain in respect of loans borrowed for fixed assets	23,130	(2,413)	20,717
Deferred tax effect on housing subsidy cost	17,438	(3,075)	14,363

Total deferred tax liabilities	44,313	(5,967)	38,346

Deferred tax assets:
Non-current:
Deferred tax effect on tax losses	44,313	(5,967)	38,346

Total deferred tax assets	44,313	(5,967)	38,346

Net deferred tax balance	—	—	—

APPENDIX II          FINANCIAL INFORMATION ON THE JILIN GROUP
     In 2004, the changes in commercial environment caused significant increase in market demand for petrochemical, organic chemical and synthetic rubber products which resulted the increase in sales prices and therefore gross margins. The improvement in profitability enabled management to revise its business plan for future 5 years. The revised business plan proved recoverability of the deferred tax asset recognized in full amount as at 31 December 2004.
     The deferred tax assets were arising from tax losses available to be offset against future taxable income. Deferred income tax assets for tax losses carried forward and deductible temporary differences (mainly impairment provisions for receivables, inventories and write-down of carrying value of property, plant and equipment) are recognized to the extent that realization of the related tax benefit through future taxable income is probable.
     On 20 September 2004, the Chinese Ministry of Finance and State Administration of Taxation issued an income tax regulation which allows companies in northeast China to shorten the depreciation and amortization periods of property, plant and equipment and intangible assets on tax basis effective 1 July 2004. Therefore, at 31 December 2004, deferred tax liabilities of RMB119,622 is recognized on the temporary difference arising from accelerated depreciation and amortization.
23. SHARE CAPITAL

	At 31 December
	2003	2004
	RMB	RMB
Registered, issued and fully paid:
2,396,300,000 state-owned shares of RMB1.00 each	2,396,300	2,396,300
200,000,000 A shares of RMB1.00 each	200,000	200,000
964,778,000 H shares and ADSs of RMB1.00 each	964,778	964,778

	3,561,078	3,561,078

     The state-owned shares, H shares, A shares and ADS rank para passu in all respects.
     Following the announcement of the Company’s audited results for 2002, the Company’s A shares (which are available only to the PRC nationals) were suspended from trading on the Shenzhen Stock Exchange (the “Exchange”) of the PRC on 30 April 2003 pursuant to the relevant provisions of the China Securities Regulatory Commission and the Exchange, following the recording of losses, computed in accordance with the PRC accounting standards and regulations, for three consecutive years from 2000 to 2002. Following the announcement of the Company’s audited profitable interim results, computed in accordance with the PRC accounting standards and regulations, for the six months ended 30 June 2003, the Company’s A shares resumed trading on the Exchange on 25 September 2003.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
24. RESERVES

			Statutory	Statutory	Discretionary
	Capital	Revaluation	common	common	common
	reserve	reserve	reserve fund	welfare fund	reserve fund	Total
	RMB	RMB	RMB	RMB	RMB	RMB
			(Note (a))	(Note (b))	(Note (c))
Balance at 1 January 2002	1,391,114	11,347	159,777	140,997	400,291	2,103,526
Transfer to accumulated loss on realization of revaluation reserve	—	(2,100)	—	—	—	(2,100)
Transfer from accumulated loss to reserves (Note (d))	—	—	378	—	—	378

Balance at 31 December 2002	1,391,114	9,247	160,155	140,997	400,291	2,101,804
Transfer to accumulated loss on realization of revaluation reserve	—	(973)	—	—	—	(973)

Balance at 31 December 2003	1,391,114	8,274	160,155	140,997	400,291	2,100,831
Transfer to accumulated loss on realization of revaluation reserve	—	(973)	—	—	—	(973)

Balance at 31 December 2004	1,391,114	7,301	160,155	140,997	400,291	2,099,858

(a)	Pursuant to PRC regulations and the Company’s Articles of Association, the Company is required to transfer 10% of its net income, as determined under the PRC accounting regulations, to the statutory common reserve fund until the fund aggregates to 50% of the Company’s registered capital. The transfer to this reserve must be made before distribution of dividend to shareholders.

The statutory common reserve fund shall only be used to make good previous years’ losses, to expand the Company’s production operations, or to increase the capital of the Company. Upon approval by a resolution of shareholders’ general meeting, the Company may convert its statutory common reserve fund into share capital and issue bonus shares to existing shareholders in proportion to their original shareholdings or to increase the nominal value of each share currently held by them, provided that the balance of the reserve fund after such issue is not less than 25% of the registered capital.

Since the Company had an accumulated loss for the years ended 31 December 2002, 2003 and 2004, no appropriation to the statutory common reserve fund was made in these three years.

(b)	Pursuant to the PRC regulations and the Company’s Articles of Association, the Company is required to transfer 5% to 10% of its net income, as determined under the PRC accounting regulations, to the statutory common welfare fund. This fund can only be used to provide staff welfare facilities and other collective benefits to the Company’s employees. This fund is non- distributable other than in liquidation.

Since the Company had an accumulated loss for the years ended 31 December 2002, 2003 and 2004, no appropriation to the statutory common welfare fund was made in these three years.

(c)	Transfer to the discretionary common reserve fund is subject to approval by the shareholders at general meeting. Its usage is similar to that of the statutory common reserve fund.

No transfer to the discretionary common reserve fund has been proposed by the Board of Directors for the years ended 31 December 2002, 2003 and 2004.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

(d)	In 2002, the Company’s subsidiaries, Jilin City Songmei Acetic Co., Ltd., a Sino-foreign co-operative joint venture, made an appropriation to the statutory common reserve fund of which RMB378 was attributable to the Group. No such appropriation by the subsidiary was made in 2003 and 2004.

(e)	The Company’s distributable reserve at 31 December 2004 under the PRC accounting regulations is nil (2003 and 2002: nil).
25. ACQUISITION
     In December 2002, the Company acquired the remaining 35% equity interest in Jilian, a jointly controlled entity, for a cash consideration of RMB135,000 and integrated its business into the Company’s. Jilian was subsequently dissolved in 2002 (Note 17). The acquisition of Jilian is accounted for using the purchase method. The identifiable assets and liabilities acquired were restated to fair values at the time of the successive share purchases. The acquired business did not contribute significant revenues and operating income to the Company for the year ended 31 December 2002.
     Details of net assets acquired and goodwill are as follows:

RMB
Cash and cash equivalents	7,914
Property, plant and equipment	816,638
Intangible assets	52,599
Inventories	157,260
Receivables	53,351
Payables	(397,576)
Debt	(304,471)

Fair value of net assets	385,715

Equity interest acquired	35%

Total purchase consideration (which is equal to 35% of the fair value of net assets)	135,000

Less: Cash and cash equivalents of Jilian acquired	(7,914)
Cash outflow on acquisition during 2002	(73,086)

Cash outflow on acquisition during 2003	54,000

26. FINANCIAL INSTRUMENTS
     (a) Financial risk factors
     The Group’s operations expose it to various financial risks, including credit risk, foreign exchange risk and interest rate risk and liquidity risk. While the Group has not used derivative financial instruments for hedging or trading purposes, it focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on its financial performance of the Group. The Group’s senior management has written policies covering specific financial risks indicated above.
          (i) Credit risk
     The carrying amounts of receivables included in the consolidated balance sheet represent the Group’s maximum exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk. Cash is placed with state-owned banks and financial institutions.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
          (ii) Foreign exchange risk
          The Group operates in the PRC and transactions are primarily denominated in Renminbi, the national currency. The Group is exposed to foreign exchange risk arising from various currency exposures with respect to debt denominated in foreign currencies (Note 21).
          (iii) Interest rate risk
     The Group has no significant interest-bearing assets, as such its income and operating cash flows are substantially independent of changes in market interest rates. The Group sometimes borrows at variable rates and these represent the Group’s maximum exposure to interest rate risk in relation to its financial liabilities.
          (iv) Liquidity risk
     The Group depends upon cash flows from operations, loans from banks and related parties, and equity financing to satisfy its liquidity and capital needs. Management reviews the Group’s working capital and liquidity position on a regular basis to ensure it has sufficient resources to meet its working capital needs and to continue its operations for the foreseeable future. In addition, management also aims at maintaining flexibility in funding by keeping committed credit lines available. The Company expects to receive continuing support from CNPC for its working capital requirements in the foreseeable future. In this regard, CP Finance, a subsidiary of CNPC, has agreed to extend the period of debt facilities, totaling RMB8 billion, available to the Company to 31 December 2005 (Note 21 (a)).
     (b) Fair values
     The carrying amounts of the following financial assets and financial liabilities, net of impairment provisions, approximate their fair values: cash, trade receivables and payables, other receivables and payables and short-term debt. The fair value of long-term debt is disclosed in Note 21.
27. CAPITAL COMMITMENTS

	At 31 December
	2003	2004
	RMB	RMB
Contracted but not provided for in respect of plant and equipment	8,680	153,564

28. MAJOR CUSTOMERS
     The Group’s major customers are as follows:

	Year Ended 31 December
	2002		2003		2004
		% to total		% to total		% to total
	Revenue	revenue	Revenue	revenue	Revenue	revenue
	RMB	%	RMB	%	RMB	%
PetroChina Group Companies	6,931,492	53	12,354,945	60	22,261,103	70
JCGC Group Companies	658,700	5	908,009	4	1,417,140	4

	7,590,192	58	13,262,954	64	23,678,243	74

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
29. RELATED PARTY TRANSACTIONS
     The Company is a subsidiary of PetroChina, which is part of a larger group of companies under CNPC. The Group has extensive transactions with members of the CNPC group. In addition to the related party information shown elsewhere in the financial statements, the following is a summary of the significant transactions entered into in the normal course of business between the Group and entities controlled by CNPC during the year:

		Year Ended 31 December
		2002	2003	2004
	Notes	RMB	RMB	RMB
PetroChina Group Companies

Purchase of crude oil	(a)	5,883,507	8,067,989	11,789,022
Purchase of materials	(a)	694,206	1,266,922	7,447,892
Sale of gasoline	(b)	1,759,816	2,656,296	2,917,651
Sale of diesel oil	(b)	2,981,184	5,615,331	7,794,524
Sale of petrochemical goods	(b)	2,190,492	4,083,318	11,548,928
Operating lease rentals on property, plant and equipment	(c)	—	2,463	27,733
Property safety and insurance fund	(d)	35,985	35,278	32,958

JCGC Group Companies

Sale of goods	(e)	658,700	908,009	1,417,140
Sub-contracting services	(f)	23,880	16,694	19,665
Construction of property, plant and equipment	(g)	165,560	65,653	76,342
Purchase of raw materials and spare parts	(h)	269,780	290,002	148,587
Purchase of utilities and supporting services	(i)	114,750	228,828	262,961
Purchase of property, plant and equipment	(j)	—	159,500	—
Operating lease rentals on land and property	(k)	9,453	10,501	7,680

CNPC Group Companies

Interest expense	(l)	373,665	305,319	212,814
Loans drawn	(m)	4,579,050	5,308,460	8,531,610
Purchase of raw materials and spare parts	(n)	30,641	66,789	52,830

(a)	Represents purchase of crude oil, naphtha, benzene, etc. on normal commercial terms at market prices.

(b)	Represents sale of diesel oil, gasoline, ethylene, etc. on normal commercial terms at market prices.

(c)	Represents rentals for operating lease on property, plant and equipment at market prices.

(d)	The Group participates in the property safety and insurance fund plan established and organized by PetroChina under which it is required to make annual contribution to the plan at 0.4% of the average cost of fixed assets and inventory. The fund is mainly used to compensate for the accidental property loss.

(e)	Represents sale of refinery products, chemical products, etc. on normal commercial terms at market prices.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

(f)	Represents processing services for semi-finished products on normal commercial terms at market prices.

(g)	Represents construction fee of property, plant and equipment of the Group at regulated prices, market prices or cost as provided in the service agreement between the Group and JCGC Group Companies.

(h)	Represents purchase of spare parts, low value consumables etc. on normal commercial terms at market prices.

(i)	Purchase of utilities and supporting services are based on state regulated prices, market prices or cost as provided in the service agreement between the Group and JCGC Group Companies.

(j)	In December 2003, the Company purchased certain property, plant and equipment from JCGC for a consideration of RMB159,500 based on a revaluation conducted by a professional valuer. The consideration was settled by offsetting against the Company’s accounts receivable due from JCGC of RMB159,500.

(k)	Represents rentals for operating lease on land at market prices.

(l)	Represents interest expense for debt from CP Finance.

(m)	Represents debt from CP Finance drawn during the year.

(n)	Represents purchase of materials and spare parts on normal commercial terms at market prices.
30. SEGMENT INFORMATION
     (a) Primary reporting format – business segments
     The Group is principally engaged in the following four business segments in the PRC, petroleum products, petrochemical and organic chemical products, chemical fertilizers and inorganic chemicals, and synthetic rubber products.
(i)	The petroleum products segment is engaged in the production of gasoline, diesel oil, solvent oil and other by-products such as lubricants. While certain of the products produced by the Group are used as raw materials in the production of petrochemicals, a major portion is sold to outside customers.

(ii)	The petrochemical and organic chemical products segment primarily produces ethanol, acetic acid and acetic anhydride.

(iii)	The chemical fertilizers and inorganic chemicals segment principally produces ammonium nitrate, urea, ammonium chloride, sulphuric acid and slag.

(iv)	The synthetic rubber products segment primarily produces styrene-butadiene-rubber.
     The other products and services segment includes sales of raw materials purchased from third parties to related parties at cost to receive favorable discounts and provision of utilities, maintenance and other related services.
     The accounting policies of the operating segments are the same as those described in Note 2 – “Summary of principal accounting policies”.
     Inter-segment sales are conducted principally at market price.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Operating segment information for the years ended 31 December 2002, 2003 and 2004 is presented below.

		Petrochemical	Chemical		Other
		and organic	fertilizers and	Synthetic	products
	Petroleum	chemical	inorganic	rubber	and
Year ended 31 December 2002	products	products	chemicals	products	services	Total
	RMB	RMB	RMB	RMB	RMB	RMB
Profit and loss
Sales (including inter-segment)	7,971,951	6,180,161	123,325	782,559	1,559,678	16,617,674
Less: Inter-segment sales	(2,805,763)	(430,086)	—	—	(243,438)	(3,479,287)

Total sales to external customers	5,166,188	5,750,075	123,325	782,559	1,316,240	13,138,387

Segment results	(210,741)	(156,705)	(153,268)	119,724	(105,046)	(506,036)
Finance costs – net						(514,056)
Share of loss of jointly controlled entities	—	(7,671)	—	—	—	(7,671)
Share of income of an associated company	—	—	—	—	125	125

Loss before income taxes						(1,027,638)
Income taxes						(1,116)
Minority interests						5,655

Net loss						(1,023,099)

Shut down of manufacturing assets	160,617	43,241	51,972	—	27,588	283,418
Writedown of carrying value of property, plant and equipment	60,749	203,651	26,412	5,797	27,235	323,844
Depreciation and amortization	438,367	481,247	16,853	55,867	116,188	1,108,522
Impairment charge of current assets (receivables and inventories)						191,469
Assets and liabilities
Segment assets	2,652,543	8,160,438	1,057,622	616,960	1,114,611	13,602,174
Interests in jointly controlled entities	—	44,058	—	—	—	44,058
Investment in an associated company	—	—	—	—	18,909	18,909

Total assets	2,652,543	8,204,496	1,057,622	616,960	1,133,520	13,665,141

Segment liabilities	303,790	1,445,169	274,780	57,613	104,896	2,186,248
Debt						9,363,490

Total liabilities						11,549,738

Segment capital expenditure on property, plant and equipment and on intangible assets	35,146	234,033	733,064	11,171	77,366	1,090,780

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

		Petrochemical	Chemical		Other
		and organic	fertilizers and	Synthetic	products
	Petroleum	chemical	inorganic	rubber	and
Year ended 31 December 2003	products	products	chemicals	products	services	Total
	RMB	RMB	RMB	RMB	RMB	RMB
Profit and loss
Sales (including inter-segment)	12,906,594	8,595,891	164,861	1,133,031	2,560,499	25,360,876
Less: Inter-segment sales	(3,586,528)	(812,800)	—	—	(308,739)	(4,708,067)

Total sales to external customers	9,320,066	7,783,091	164,861	1,133,031	2,251,760	20,652,809

Segment results	37,344	721,791	(121,754)	356,048	(98,111)	895,318
Finance costs – net						(464,858)
Share of profit of a jointly controlled entity	—	9,664	—	—	—	9,664
Share of loss of an associated company	—	—	—	—	(14,001)	(14,001)

Profit before taxation						426,123
Taxation						(270)
Minority interests						1,756

Net profit						427,609

Depreciation and amortization	494,535	362,532	9,671	40,855	124,414	1,032,007
Impairment charge of current assets (receivables and inventories)						113,569

Assets and liabilities
Segment assets	2,503,467	7,700,372	848,240	755,820	799,060	12,606,959
Interests in jointly controlled entities	—	53,722	—	—	—	53,722
Investment in an associated company	—	—	—	—	4,908	4,908

Total assets	2,503,467	7,754,094	848,240	755,820	803,968	12,665,589

Segment liabilities	501,931	2,387,753	454,000	95,190	175,462	3,614,336
Debt						6,509,897

Total liabilities						10,124,233

Segment capital expenditure on property, plant and equipment and on intangible assets	35,042	179,145	179,071	75,241	18,355	486,854

II – 38

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

		Petrochemical	Chemical		Other
		and organic	fertilizers and	Synthetic	products
	Petroleum	chemical	inorganic	rubber	and
Year ended 31 December 2004	products	products	chemicals	products	services	Total
	RMB	RMB	RMB	RMB	RMB	RMB
Profit and loss
Sales (including inter-segment)	18,079,875	13,550,409	664,246	1,793,689	3,666,195	37,754,414
Less: Inter-segment sales	(4,702,040)	(782,150)	—	—	(412,801)	(5,896,991)

Total sales to external customers	13,377,835	12,768,259	664,246	1,793,689	3,253,394	31,857,423

Segment results	(475,328)	2,939,339	(80,353)	317,016	(107,646)	2,593,028
Finance costs – net						(276,970)
Share of profit of a jointly controlled entity	—	36,113	—	—	—	36,113
Share of profit of an associated company	—	—	—	—	4,397	4,397

Profit before taxation						2,356,568
Taxation						171,418
Minority interests						16,524

Net profit						2,544,510

Depreciation and amortisation	549,867	377,907	29,290	58,087	132,127	1,147,278
Impairment of property, plant and equipment	—	—	4,680	—	2,540	7,220
Impairment of intangible assets	—	6,698	—	—	—	6,698
Impairment of current assets (receivables and inventories)						89,966
Assets and liabilities
Segment assets	1,844,441	9,175,528	561,825	991,418	638,643	13,211,855
Interests in a jointly controlled entity	—	89,835	—	—	—	89,835
Investment in an associated company	—	—	—	—	9,305	9,305
Deferred income tax assets						283,202

Total assets						13,594,197

Segment current liabilities	594,431	3,054,582	552,913	130,489	210,350	4,542,765
Borrowings						3,982,090

Total liabilities						8,524,855

Segment capital expenditure on property, plant and equipment and on intangible assets	263,201	189,023	11,462	65,136	13,219	542,041

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     (b) Secondary reporting format — geographical segments
     All assets and operations of the Group are located in the PRC, which is considered as one geographic location in an economic environment with similar risks and returns.
31. SIGNIFICANT DIFFERENCES BETWEEN IFRS AND U.S. GAAP
     The consolidated financial statements have been prepared in accordance with IFRS which may differ in certain material respects from U.S. GAAP. Such differences involve methods for measuring the amounts shown in the consolidated financial statements, as well as additional disclosures required by U.S. GAAP.
     Effect on net profit/(loss) of significant differences between IFRS and U.S. GAAP is as follows:

			Year Ended 31 December
			2002	2003	2004	2004
			RMB	RMB	RMB	US$
Net (loss)/profit under IFRS			(1,023,099)	427,609	2,544,510	307,438

U.S. GAAP adjustments:
— Depreciation charge on fixed asset revaluation surplus on Restructuring and at 28 February 1995	(a	)	3,593	11,223	11,223	1,356
— Reduction in loss on write-off of fixed assets	(a	)	2,526	—	—	—
— (Impairment of fixed assets)/reversal of write-down in carrying amount (net of minority interests) of fixed assets	(a	)	322,240	(42,700)	—	—
— Depreciation charge on write-down in carrying amount (net of minority interests) of fixed assets, net of impairment	(a	)	—	(27,954)	(25,445)	(3,074)
— Difference in loss on write-off of fixed assets due to write-down in carrying amount of fixed assets	(a	)	—	—	(25,094)	(3,032)
— Depreciation charge on foreign currency translation difference on interest components capitalized in fixed assets	(b	)	1,531	1,531	1,531	185
— Depreciation charge on fixed asset revaluation surplus of a jointly controlled entity	(c	)	7,630	—	—	—
— Tax adjustment	(d	)	—	—	(20,317)	(2,455)

Net (loss)/profit under U.S. GAAP			(685,579)	369,709	2,486,408	300,418

Basic and diluted net (loss)/profit per share under U.S. GAAP			Rmb(0.19)	RMB0.10	RMB0.70	USD 0.08

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Effect on shareholders’ equity of significant differences between IFRS and U.S. GAAP is as follows:

			At 31 December
			2003	2004	2004
			RMB	RMB	US$
Shareholders’ equity under IFRS			2,510,556	5,055,066	610,773

U.S. GAAP adjustments:
— Fixed asset revaluation on Restructuring and at 28 February 1995	(a	)	(744,007)	(744,007)	(89,894)
— Depreciation charge on fixed assets due to revaluation on Restructuring and at 28 February 1995	(a	)	665,461	676,684	81,760
— Reduction in loss on write-off of fixed assets	(a	)	11,532	11,532	1,393
— Reversal of writedown in carrying amount (net of minority interests) of fixed assets, net of impairment of fixed assets	(a	)	279,540	254,446	30,743
— Depreciation charge on writedown in carrying amount (net of minority interests) of fixed assets, net of impairment	(a	)	(27,954)	(53,399)	(6,452)
— Foreign currency translation difference on interest components capitalized in fixed assets	(b	)	(30,616)	(30,616)	(3,699)
— Depreciation charge on foreign currency translation difference on interest components capitalized in fixed assets	(b	)	10,717	12,248	1,480
— Gain on transfer of fixed assets to Jilian	(c	)	(65,320)	(65,320)	(7,892)
— Tax adjustment	(d	)	—	(20,317)	(2,455)

Shareholders’ equity under U.S. GAAP			2,609,909	5,096,317	615,757

     In preparing the summary of differences between IFRS and U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the estimates of revenues and expenses. Accounting estimates have been employed in these financial statements to determine reported amounts, including realizability, useful lives of tangible and intangible assets, income taxes and other areas. Actual results could differ from those estimates.
     Changes in shareholders’ equity under U.S. GAAP for each of the year ended 31 December 2003 and 2004 are as follows:
     Shareholders’ equity

	Year ended 31 December
	2003	2004	2004
	RMB	RMB	US$
Balances at beginning of year	2,240,200	2,609,909	315,339
Net profit for the year	369,709	2,486,408	300,418

Balance at end of year	2,609,909	5,096,317	615,757

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     A summary of the principal differences and additional disclosures applicable to the Group is set out below:
(a)	Revaluation of fixed assets
     On 30 September 1994, the fixed assets transferred to the Company by Jilin Chemical Industrial Corporation as part of the Restructuring were appraised, as required by the relevant PRC regulations, by a firm of independent valuers registered in the PRC. The revaluation of the fixed assets transferred resulted in RMB714,974 in excess of the prior carrying value and was recorded in share capital and capital reserve and not as a revaluation reserve. The depreciation charge on the revaluation surplus for the year ended 31 December 2004 was RMB9,771 (2003: RMB9,771; 2002: RMB2,141), including the depreciation charge of RMB7,630 on the revaluation surplus of Jilian (previously a jointly controlled entity of the Company) reclassified since 2003 as a result of the Company’s acquisition of the remaining 35% equity interest in Jilian in December 2002. For purposes of reconciling to the U.S. GAAP financial data, the effect of the revaluation and the related depreciation charge is reversed.
     On 28 February 1995, the Group’s fixed assets were further revalued by a firm of independent valuers registered in Hong Kong to satisfy the Hong Kong Stock Exchange listing requirements. This revaluation, which resulted in an additional revaluation surplus of RMB29,033, was not recognized by the PRC authorities and was therefore not recorded in the statutory accounting books. The depreciation charge on the revaluation surplus for the year ended 31 December 2004 was RMB1,452 (2003: RMB1,452; 2002: RMB1,452). For purposes of reconciling to the U.S. GAAP financial data, the revaluation surplus, the related depreciation charge are reversed.
     In prior years, certain fixed assets with a net book value of RMB11,532 related to revaluation surplus recorded in share capital and capital reserve were written off as a charge to the income statement in connection with the shut down of manufacturing assets. For purposes of reconciling to the U.S. GAAP financial data, the effect of the revaluation relating to the write-off of fixed assets is reversed.
     As at 31 December 2002, the directors of the Company compared the carrying amount of the Group’s property, plant and equipment to their estimate of its fair value, and on the basis of this review, made an adjustment to reduce the carrying amount by RMB323,844. Under IFRS, the adjustment arising from the comparison, net of minority interests of RMB1,604, amounting to RMB322,240 was charged to the income statement. For purposes of reconciling to the U.S. GAAP financial data, the write-down adjustment is reversed since the related undiscounted cash flows adequately recover the carrying value of these assets despite a decrease in fair value. As at 31 December 2003, the discounted cash flows of certain fixed assets among the above write-down fixed assets were lower than their carrying value by RMB42,700 and was charged to the income statement for the reconciliation to U.S. GAAP.
     In 2004, certain fixed assets of which the carrying amount under IFRS is lower than that under U.S. GAAP by RMB25,094 due to the above write-down adjustment of RMB322,240 at 31 December 2002 were written off. For purposes of reconciling to the U.S. GAAP financial data, the additional loss on fixed assets write-down, amounting to RMB25,094 is charged to the income statement.
     The net impact of the above write-down adjustment of RMB254,446 (2003: RMB279,540) is reversed as at 31 December 2004. The related depreciation of above write-down adjustment in 2004 of RMB25,445 (2003: RMB27,954; 2002: nil) is charged to the income statement.
(b)	Foreign exchange losses
     Under U.S. GAAP, foreign exchange losses are expensed in the period in which they occur.
     Under IFRS, the Group capitalized foreign currency translation difference relating to borrowings to the extent that these are adjustments to the interest costs of funds used to finance the construction of fixed assets during the period of construction. For purposes of reconciling to the U.S. GAAP financial data, the effect of the capitalized foreign currency translation difference and the related depreciation charge is reversed.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(c)	Fixed assets transferred to Jilian
     During the period ended 31 December 1994, certain fixed assets of the Company were appraised and transferred to Jilian, which was 65% owned and jointly controlled by the Company prior to December 2002 when the Company acquired the 35% minority interest. At the time of the 1994 transfer, the Company retained 65% of revaluation surplus arising from the appraisal of these assets which amounted to RMB121,309 within the revaluation reserve and recognized a gain of RMB65,320, representing 35% of revaluation surplus, from the transfer to the other joint venture partner of a 35% interest in the fixed assets. The depreciation charge on the revaluation surplus related to these assets for the year ended 31 December 2004 was RMB7,630 (2003: RMB7,630; 2002: RMB7,630). For purposes of reconciling to the U.S. GAAP financial data, the effect of the revaluation, the related depreciation charge and the gain on the transfer is reversed. In addition, as the Company acquired the remaining 35% equity interest in Jilian in December 2002, Jilian has become a branch of the Company. Therefore, since 2003, the reversed depreciation charge on the revaluation surplus for Jilian’s fixed assets has been included in the Company’s depreciation charge on fixed assets due to revaluation on Restructuring and at 28 February 1995 for the reconciliation to U.S. GAAP.
(d)	Tax adjustment
     Adjustment to reflect deferred tax effect of U.S. GAAP reconciliation items (a) through (c) above. In prior years, a full valuation allowance was established under U.S. GAAP to reduce net deferred tax assets to zero. In current year, no valuation allowance is needed as it is more likely than not that such deferred tax assets would be realized.
(e)	Additional U.S. GAAP information — recent accounting pronouncements
     On 24 November 2004, the FASB issued Statement No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (FAS 151). FAS 151 requires that abnormal amounts of idle capacity and spoilage costs be excluded from the cost of inventory and expensed when incurred. The provisions of FAS 151 are applicable to inventory costs incurred during fiscal years beginning after 15 June 2005.
     On 15 December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 (FAS 153). FAS 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. FAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005.
     The Group does not expect the adoption of above accounting pronouncements will have a material impact on its financial position or results of operations.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
32.	PRINCIPAL SUBSIDIARIES

			Attributable
	Paid-up		equity
	capital		interest
Company name	RMB	Type of legal entity	%	Principal activities
Jilin Jihua Jianxiu Company Limited	45,200	Limited liability company	99	Machinery repair and installation

Jilin Xinhua Nitrochloro-benzene Company Limited	25,668	Limited liability company	75	Manufacture and sale of nitrochloro-benzene

Jilin Winsway Chemical Industrial Store and Transport Limited	51,454	Sino-foreign equity joint venture	70	Provision of transportation services for chemical materials and products

Jilin City Songmei Acetic Co., Ltd.	72,000	Sino-foreign co-operative joint venture	66	Manufacture of acetic acid

Jilin Jihua Jinxiang Pressure Vessel Inspection Co., Ltd.	2,000	Limited liability company	94	Inspection, research and consultation of pressure vessels
     Except for Jinxiang, which was established by Jianxiu and Jilin Lianli Industrial Co., Ltd. (“Lianli”), an associated company of the Company, on 6 March 2003, there were no changes in the interests held in other subsidiaries in 2003 and 2004.
33.	ULTIMATE HOLDING COMPANY
     The directors regard CNPC, a state-owned enterprise established in the PRC, as being the ultimate holding company.
34.	APPROVAL OF FINANCIAL STATEMENTS
     The financial statements were approved by the board of directors on 18 May 2005 and will be submitted to the shareholders for approval at the annual general meeting to be held 20 May 2005.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
3.	UNAUDITED CONSOLIDATED INTERIM ACCOUNTS FOR THE SIX-MONTHS ENDED 30 JUNE 2005
UNAUDITED BALANCE SHEETS
AS AT 30 JUNE 2005
(All amounts are stated in Rmb Yuan unless otherwise stated)
In Rmb Yuan

	30 June	31 December	30 June	31 December
	2005	2004	2005	2004
	Group	Group	Company	Company
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and bank (Note V-1)	40,300,488	14,629,219	36,259,808	11,819,321
Short-term investments	—	—	—	—
Notes receivable (Note V-2)	1,971,000	10,545,237	1,911,000	9,456,637
Dividend receivable	—	—	—	—
Interest receivable	—	—	—	—
Accounts receivable (Note V-3)	315,860,595	254,700,444	385,279,727	322,568,028
Other receivables (Note V-4)	33,799,957	45,075,155	7,494,684	19,094,936
Advances to suppliers (Note V-5)	354,036,608	376,959,411	352,314,863	376,874,901
Subsidy receivable	—	—	—	—
Inventories (Note V-6)	1,449,953,644	2,606,053,383	1,406,094,241	2,566,518,007
Prepaid expenses (Note V-7)	2,624,089	19,856,484	1,972,175	19,474,862
Long-term bond investments maturing within one year	—	—	—	—
Other current assets	—	—	—	—

Total current assets	2,198,546,381	3,327,819,333	2,191,326,498	3,325,806,692

LONG-TERM INVESTMENTS
Long-term equity investments (Note V-8)	86,536,435	99,139,594	165,156,303	169,469,728
Long-term bond investments	—	—	—	—

Total long-term investments	86,536,435	99,139,594	165,156,303	169,469,728
Including: Consolidation difference	—	—	—	—

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
In Rmb Yuan

	30 June	31 December	30 June	31 December
	2005	2004	2005	2004
	Group	Group	Company	Company
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
ASSETS

FIXED ASSETS
Fixed assets-cost	16,228,024,899	16,196,975,563	15,847,825,984	15,822,513,692
Less: Accumulated depreciation	(7,189,153,350)	(6,719,916,853)	(7,003,001,894)	(6,545,147,557)
Fixed assets-net book value	9,038,871,549	9,477,058,710	8,844,824,090	9,277,366,135
Less: Impairment of fixed assets	(282,023,248)	(282,023,248)	(269,931,112)	(269,931,112)
Fixed assets-net book amount (Note V-9)	8,756,848,301	9,195,035,462	8,574,892,978	9,007,435,023
Construction materials	2,833,640	2,837,473	2,833,640	2,837,473
Construction in progress (Note V-10)	64,217,179	42,555,665	64,217,179	42,555,665
Fixed assets pending disposal	—	—	—	—

Total fixed assets	8,823,899,120	9,240,428,600	8,641,943,797	9,052,828,161

INTANGIBLE AND OTHER ASSETS
Intangible assets (Note V-11)	1,290,637,730	1,345,139,741	1,289,126,149	1,343,581,225
Long-term deferred expenses (Note V-12)	53,866,319	64,648,462	53,866,319	64,648,462
Other long-term assets	—	—	—	—

Total intangible and other assets	1,344,504,049	1,409,788,203	1,342,992,468	1,408,229,687

DEFERRED TAXES
Deferred tax assets (Note V-13)	264,388,153	315,580,641	264,388,153	315,580,641

TOTAL ASSETS	12,717,874,138	14,392,756,371	12,605,807,219	14,271,914,909

The accompanying notes form an integral part of these financial statements.

		Person in charge of	Person in charge of
Legal representative:	General manager:	accounting function:	accounting department:
Yu Li	Zhang Xing Fu	Zhang Li Yan	Wang Chun Xia

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
In Rmb Yuan

	30 June	31 December	30 June	31 December
	2005	2004	2005	2004
	Group	Group	Company	Company
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans (Note V-14)	1,019,760,000	2,918,970,000	975,120,000	2,874,330,000
Notes payable	—	—	—	—
Accounts payable (Note V-15)	2,409,675,322	1,891,153,893	2,403,450,986	1,864,805,946
Advances from customers (Note V-15)	1,711,754,822	2,137,105,902	1,704,000,340	2,119,941,248
Salaries payable	128,491,679	139,240,168	123,976,408	139,183,607
Welfare payable	66,078,191	57,854,011	53,914,480	48,261,501
Dividend payable	—	—	—	—
Taxes payable (Note V-16)	181,876,402	154,334,897	178,690,849	150,912,286
Other levies payable	—	—	—	—
Other payables (Note V-15)	135,460,655	137,027,193	127,048,196	131,685,926
Accrued expenses (Note V-17)	97,622,539	26,049,897	93,221,680	26,049,897
Provisions	—	—	—	—
Long-term liabilities due within one year (Note V-18)	248,452,372	167,105,430	248,452,372	167,105,430
Other current liabilities	—	—	—	—

Total current liabilities	5,999,171,982	7,628,841,391	5,907,875,311	7,522,275,841

LONG-TERM LIABILITIES
Long-term loans (Note V-19)	580,557,049	682,499,114	580,557,049	682,499,114
Debentures payable	—	—	—	—
Payables due after one year	—	—	—	—
Special project payables	—	—	—	—
Other long-term liabilities (Note V-20)	139,793,880	213,515,526	139,793,880	213,515,526

Total long-term liabilities	720,350,929	896,014,640	720,350,929	896,014,640

DEFERRED TAXES
Deferred tax liabilities	—	—	—	—

TOTAL LIABILITIES	6,719,522,911	8,524,856,031	6,628,226,240	8,418,290,481

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
In Rmb Yuan

	30 June	31 December	30 June	31 December
	2005	2004	2005	2004
	Group	Group	Company	Company
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

MINORITY INTERESTS	20,770,248	14,275,912	—	—

SHAREHOLDERS’ EQUITY
Share capital (Note V-21)	3,561,078,000	3,561,078,000	3,561,078,000	3,561,078,000
Capital surplus (Note V-22)	2,293,618,886	2,293,618,886	2,293,618,886	2,293,618,886
Statutory common reserve fund (Note V-23)	701,442,717	701,442,717	693,730,248	693,730,248
Including: Statutory common welfare fund	126,834,279	126,834,279	125,287,623	125,287,623
Accumulated losses (Note V-24)	(578,558,624)	(702,515,175)	(570,846,155)	(694,802,706)
Foreign exchange difference reserve	—	—	—	—

Total shareholders’ equity	5,977,580,979	5,853,624,428	5,977,580,979	5,853,624,428

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	12,717,874,138	14,392,756,371	12,605,807,219	14,271,914,909

The accompanying notes form an integral part of these financial statements.

		Person in charge of	Person in charge of
Legal representative:	General manager:	accounting function:	accounting department:
Yu Li	Zhang Xing Fu	Zhang Li Yan	Wang Chun Xia

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED PROFIT AND LOSS ACCOUNTS
FOR SIX MONTHS ENDED 30 JUNE 2005
(All amounts are stated in Rmb Yuan unless otherwise stated)
In Rmb Yuan

		2005 (1-6)	2004 (1-6)	2005 (1-6)	2004 (1-6)
		Group	Group	Company	Company
Items		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	SALES REVENUE (Note V-25)	16,122,195,208	12,556,716,553	16,055,223,686	12,545,541,890
	Less: Cost of sales (Note V-26)	(15,123,412,908)	(10,955,477,471)	(15,088,226,705)	(10,921,200,679)
	Sales tax and other levies (Note V-27)	(409,040,843)	(366,365,066)	(409,040,843)	(366,365,066)

2.	GROSS PROFIT ON SALES	589,741,457	1,234,874,016	557,956,138	1,257,976,145
	Add: Other operating loss (Note V-28)	(57,733,155)	(39,597,041)	(63,101,688)	(44,951,883)
	Less: Selling expenses	(8,616,914)	(16,076,225)	(8,614,199)	(16,069,181)
	General and administrative expenses	(267,196,723)	(382,719,213)	(245,913,469)	(371,398,599)
	Financial expenses, net (Note V-29)	(81,922,594)	(149,332,739)	(80,792,863)	(146,361,685)

3.	OPERATING PROFIT	174,272,071	647,148,798	159,533,919	679,194,797
	Add: Investment income/(loss) (Note V-30)	11,396,841	13,563,392	19,686,575	(7,847,024)
	Subsidy income	2,683,084	—	2,683,084	—
	Non-operating income	7,209,537	1,693,881	7,163,619	1,665,763
	Less: Non-operating expenses (Note V-31)	(13,918,158)	(70,103,725)	(13,918,158)	(67,925,609)

4.	TOTAL PROFIT	181,643,375	592,302,346	175,149,039	605,087,927
	Less: Income tax	(51,192,488)	—	(51,192,488)	—
	Minority interests	(6,494,336)	12,785,581	—	—

5.	NET PROFIT	123,956,551	605,087,927	123,956,551	605,087,927

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
Supplementary Information

		2005 (1-6)		2004 (1-6)
		Group	Company	Group	Company
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	Income from sale and disposal of departments or investees	—	—	—	—
2.	Loss from natural catastrophe	—	—	—	—
3.	Increase in total profit resulting from change in accounting policies	—	—	—	—
4.	Increase in total profit resulting from change in accounting estimates	—	—	—	—
5.	Loss from debt restructuring	—	—	—	—
6.	Other	—	—	—	—
The accompanying notes form an integral part of these financial statements.

		Person in charge of	Person in charge of
Legal representative:	General manager:	accounting function:	accounting department:
Yu Li	Zhang Xing Fu	Zhang Li Yan	Wang Chun Xia

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED PROFIT APPROPRIATION STATEMENTS
FOR SIX MONTHS ENDED 30 JUNE 2005
(All amounts are stated in Rmb Yuan unless otherwise stated)
In Rmb Yuan

		2005 (1-6)	2004 (1-6)	2005 (1-6)	2004 (1-6)
		Group	Group	Company	Company
Items		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	NET PROFIT	123,956,551	605,087,927	123,956,551	605,087,927
	Add: Accumulated losses at the beginning of the period	(702,515,175)	(3,276,275,225)	(694,802,706)	(3,268,562,756)
	Transfer from other sources	—	—	—	—

2.	ACCUMULATED LOSSES	(578,558,624)	(2,671,187,298)	(570,846,155)	(2,663,474,829)
	Less: Transfer to statutory common reserve fund	—	—	—	—
	Transfer to statutory common welfare fund	—	—	—	—
	Transfer to staff and workers’ bonus and welfare fund	—	—	—	—

3.	ACCUMULATED LOSSES	(578,558,624)	(2,671,187,298)	(570,846,155)	(2,663,474,829)
	Less: Dividend for preference stocks	—	—	—	—
	Transfer to discretionary common reserve fund	—	—	—	—
	Dividend for common stocks	—	—	—	—
	Dividend for common stocks transferred to capital	—	—	—	—

4.	ACCUMULATED LOSSES AT THE END OF THE PERIOD	(578,558,624)	(2,671,187,298)	(570,846,155)	(2,663,474,829)

     The accompanying notes form an integral part of these financial statements.

		Person in charge of	Person in charge of
Legal representative:	General manager:	accounting function:	accounting department:
Yu Li	Zhang Xing Fu	Zhang Li Yan	Wang Chun Xia

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED CASH FLOW STATEMENTS
FOR SIX MONTHS ENDED 30 JUNE 2005
(All amounts are stated in Rmb Yuan unless otherwise stated)
In Rmb Yuan

		2005 (1-6)	2004 (1-6)	2005 (1-6)	2004 (1-6)
		Group	Group	Company	Company
Items		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	Cash flows from operating activities

	Cash received from sale of goods or rendering of services	18,577,643,853	13,575,335,485	18,433,571,643	13,484,432,032
	Refund of tax	9,674,715	—	9,674,715	—
	Cash received relating to other operating activities	2,919,221	763,975	2,585,083	2,301,971

	Sub-total of cash inflows	18,590,237,789	13,576,099,460	18,445,831,441	13,486,734,003

	Cash paid for goods and services	(15,050,303,981)	(10,782,067,240)	(14,974,325,328)	(10,730,760,826)

	Cash paid to and on behalf of employees	(386,424,308)	(235,213,677)	(349,288,007)	(206,644,741)
	Payment of all types of taxes	(971,247,853)	(999,288,984)	(953,334,584)	(994,857,894)
	Cash paid relating to other operating activities	(36,504,484)	(80,777,794)	(31,508,819)	(75,840,348)

	Sub-total of cash outflows	(16,444,480,626)	(12,097,347,695)	(16,308,456,738)	(12,008,103,809)

	Net cash flows from operating activities	2,145,757,163	1,478,751,765	2,137,374,703	1,478,630,194

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
In Rmb Yuan

		2005 (1-6)	2004 (1-6)	2005 (1-6)	2004 (1-6)
		Group	Group	Company	Company
Items		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
2.	Cash flows from investing activities

	Cash received from sale of investments	—	—	—	—
	Cash received from return of investments	24,000,000	—	24,000,000	—
	Net cash received from disposal of fixed assets	5,113,098	1,514,731	5,113,098	1,514,731
	Cash received relating to other investing activities	—	—	—	—

	Sub-total of cash inflows	29,113,098	1,514,731	29,113,098	1,514,731

	Cash paid to acquire fixed assets and other long-term assets	(69,538,730)	(196,718,328)	(63,801,686)	(195,192,189)
	Cash paid to acquire investments	—	—	—	—
	Cash paid relating to other investing activities	—	—	—	—

	Sub-total of cash outflows	(69,538,730)	(196,718,328)	(63,801,686)	(195,192,189)

	Net cash flows from investing activities	(40,425,632)	(195,203,597)	(34,688,588)	(193,677,458)

APPENDIX II	FINANCIAL INFORMATION ON THE JILIN GROUP
In Rmb Yuan

		2005 (1-6)	2004 (1-6)	2005 (1-6)	2004 (1-6)
		Group	Group	Company	Company
Items		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
3.	Cash flows from financing activities

	Proceeds from issuing shares	—	—	—	—
	Including: Cash received from minority shareholders	—	—	—	—
	Proceeds from borrowings	2,861,390,000	4,854,427,269	2,861,390,000	4,854,427,269
	Cash received relating to other financing activities	—	—	—	—

	Sub-total of cash inflows	2,861,390,000	4,854,427,269	2,861,390,000	4,854,427,269

	Repayment of borrowings	(4,854,916,769)	(5,974,366,833)	(4,854,916,769)	(5,974,366,833)
	Cash paid for interest expense and distribution of dividends	(86,133,493)	(182,829,135)	(84,718,859)	(181,429,548)
	Including: Dividends paid to minority shareholders	—	—	—	—
	Cash paid relating to other financing activities	—	—	—	—
	Including: Cash paid to minority shareholders due to reduction of capital of subsidiaries	—	—	—	—

	Sub-total of cash outflows	(4,941,050,262)	(6,157,195,968)	(4,939,635,628)	(6,155,796,381)

	Net cash flows from financing activities	(2,079,660,262)	(1,302,768,699)	(2,078,245,628)	(1,301,369,112)

4.	Effect of foreign exchange rate changes on cash	—	—	—	—

5.	Net increase/(decrease) in cash and cash equivalents	25,671,269	(19,220,531)	24,440,487	(16,416,376)

     The accompanying notes form an integral part of these financial statements.

		Person in charge of	Person in charge of
Legal representative:	General manager:	accounting function:	accounting department:

Yu Li	Zhang Xing Fu	Zhang Li Yan	Wang Chun Xia

APPENDIX II	FINANCIAL INFORMATION ON THE JILIN GROUP
Supplementary Information
In Rmb Yuan

		2005 (1-6)	2004 (1-6)	2005 (1-6)	2004 (1-6)
		Group	Group	Company	Company
Items		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	Reconciliation of net profit to cash flows from operating activities

	Net profit	123,956,551	605,087,927	123,956,551	605,087,927
	Add: Minority interests	6,494,336	(12,785,581)	—	—
	(Reversal)/provision for impairment of assets	(900,104)	128,214,613	(900,104)	127,551,812
	Depreciation of fixed assets	470,407,433	454,768,739	459,025,273	443,626,779
	Amortization of intangible assets	54,502,011	67,208,626	54,455,076	67,158,685
	Amortization of long-term deferred expenses	17,001,633	42,225,822	17,001,633	42,225,822
	Decrease/(increase) in prepaid expenses	17,232,395	(4,276,743)	17,502,687	(4,292,406)
	Increase in accrued expenses	62,855,438	263,075,625	58,454,579	259,935,408
	Gain on disposal of fixed assets	(5,113,098)	(1,514,731)	(5,113,098)	(1,514,731)
	Loss on scrapping of fixed assets	474,816	35,672,355	474,816	33,737,001
	Financial expenses	94,850,697	152,933,553	93,436,063	151,533,966
	Investment (income)/loss	(11,396,841)	(13,563,392)	(19,686,575)	7,847,024
	Deferred tax credit	51,192,488	—	51,192,488	—
	Decrease/(increase) in inventories	1,156,099,739	(7,391,193)	1,160,423,766	12,668,078
	Increase in operating receivables	(12,841,338)	(217,013,842)	(13,459,197)	(229,303,010)
	Increase/(decrease) in operating payables	120,941,007	(13,890,013)	140,610,745	(37,632,161)

	Net cash flows from operating activities	2,145,757,163	1,478,751,765	2,137,374,703	1,478,630,194

APPENDIX II	FINANCIAL INFORMATION ON THE JILIN GROUP
In Rmb Yuan

		2005 (1-6)	2004 (1-6)	2005 (1-6)	2004 (1-6)
		Group	Group	Company	Company
Items		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
2.	Investing and financing activities that do not involve cash receipts and payments

	Purchase of fixed assets	—	—	—	—
	Convertible bonds maturing within one year	—	—	—	—
	Finance lease of fixed assets	—	—	—	—

3.	Net increase/(decrease) in cash and cash equivalents
	Cash at the end of the period	40,300,488	16,278,288	36,259,808	14,258,692
	Less: Cash at the beginning of the period	(14,629,219)	(35,498,819)	(11,819,321)	(30,675,068)
	Cash equivalents at the end of the period	—	—	—	—
	Less: Cash equivalents at the beginning of the period	—	—	—	—

	Net increase/(decrease) in cash and cash equivalents	25,671,269	(19,220,531)	24,440,487	(16,416,376)

     The accompanying notes form an integral part of these financial statements.

		Person in charge of	Person in charge of
Legal representative:	General manager:	accounting function:	accounting department:

Yu Li	Zhang Xing Fu	Zhang Li Yan	Wang Chun Xia

APPENDIX II	FINANCIAL INFORMATION ON THE JILIN GROUP
Supplementary Information
Asset impairment provision as at 30 June 2005 (Unaudited)
(All amounts are stated in Rmb Yuan unless otherwise stated)

								Current period reduction
						Reversal caused by		Other
		As at 1 January 2005		Current period addition		increase of assets value		transfer-out (Note)		Total		As at 30 June 2005
Items		Group	Company	Group	Company	Group	Company	Group	Company	Group	Company	Group	Company
1.	Bad debt provision	714,823,053	714,156,695	—	—	—	—	(900,104)	(900,104)	(900,104)	(900,104)	713,922,949	713,256,591
	Including:
	Accounts receivable	641,441,767	640,775,409	—	—	—	—	(882,289)	(882,289)	(882,289)	(882,289)	640,559,478	639,893,120
	Other receivables	73,381,286	73,381,286	—	—	—	—	(17,815)	(17,815)	(17,815)	(17,815)	73,363,471	73,363,471

2.	Provision for impairment of short-term investments
	Including:
	Equity investments
	Bond investments

3.	Inventory provision	256,297,079	255,622,836	—	—	—	—	—	—	—	—	256,297,079	255,622,836
	Including:
	Raw materials	70,820,662	70,820,662	—	—	—	—	—	—	—	—	70,820,662	70,820,662
	Work in progress	5,643,854	5,643,854	—	—	—	—	—	—	—	—	5,643,854	5,643,854
	Finished goods	16,210,129	15,535,886	—	—	—	—	—	—	—	—	16,210,129	15,535,886
	Spare parts	163,262,401	163,262,401	—	—	—	—	—	—	—	—	163,262,401	163,262,401
	Low value consumables and packing materials	360,033	360,033	—	—	—	—	—	—	—	—	360,033	360,033

4.	Provision for impairment of long-term investments
	Including:
	Long-term equity investments
	Long-term bond investments

5.	Provision for impairment of fixed assets	282,023,248	269,931,112	—	—	—	—	—	—	—	—	282,023,248	269,931,112
	Including:
	Buildings	54,004,790	54,320,147	—	—	—	—	—	—	—	—	54,004,790	54,320,147
	Machinery	176,484,961	175,250,656	—	—	—	—	—	—	—	—	176,484,961	175,250,656
	Equipment	46,996,897	39,123,709	—	—	—	—	—	—	—	—	46,996,897	39,123,709
	Motor vehicles	4,536,600	1,236,600	—	—	—	—	—	—	—	—	4,536,600	1,236,600

6.	Provision for impairment of intangible assets	6,698,195	6,698,195	—	—	—	—	—	—	—	—	6,698,195	6,698,195
	Including:
	Technical know-how	6,698,195	6,698,195	—	—	—	—	—	—	—	—	6,698,195	6,698,195
	Patent	—	—	—	—	—	—	—	—	—	—	—	—

7.	Provision for impairment of construction in progress	7,220,081	7,220,081	—	—	—	—	—	—	—	—	7,220,081	7,220,081

8.	Provision for trust loan

Note:	The other transfer-out of bad debt provision in the first half of 2005 represents the reversal of the provision due to the collection of according receivables.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 JUNE 2005
I.	CORPORATE INFORMATION
     Jilin Chemical Industrial Company Limited (the “Company”) was established in the People’s Republic of China (the “PRC”) on 13 December 1994 as a joint stock limited company upon the restructuring of Jilin Chemical Industrial Corporation. The principal activities of the Company are the production and sale of petroleum products, petrochemical and organic chemical products, synthetic rubber products, chemical fertilizers and inorganic chemical products, and other related products, and the provision of related services.
     In accordance with the restructuring agreement, the Company issued 2,396,300,000 state-owned shares with a par value of Rmb1.00 each to Jilin Chemical Industrial Corporation to take over the assets and liabilities of the principal production units, certain ancillary functions and a subsidiary of Jilin Chemical Industrial Corporation. Jilin Chemical Industrial Corporation then changed its name to Jilin Chemical Group Corporation (“JCGC”) and became the Company’s immediate holding company.
     As a state-owned enterprise, JCGC was originally controlled and administered by Jilin provincial government, as well as supervised by the National Administration of Petroleum and Chemical Industries. According to the restructuring regulations promulgated by the State Council of the PRC, JCGC, together with certain oil fields and oil distribution companies, became wholly-owned subsidiaries of China National Petroleum Corporation (“CNPC”) since 1 July 1998. Therefore, CNPC becomes the ultimate holding company of the Company through its control over JCGC. Since then, the Company has been receiving continuing support from CNPC for its working capital requirements. At the date of this report, China Petroleum Finance Company Limited (“CP Finance”), subsidiary of CNPC, has agreed to provide credit facilities of Rmb8 billion to the Company (see Note V 14).
     In 1999, CNPC and its subsidiaries underwent a corporate restructuring (the “Corporate Restructuring”). According to the Corporate Restructuring, CNPC transferred the 2,396,300,000 state-owned shares of the Company owned by JCGC, together with certain assets and business undertakings of JCGC, to PetroChina Company Limited (“PetroChina”), a wholly-owned subsidiary of CNPC established on 5 November 1999. Accordingly, PetroChina becomes the Company’s immediate holding company.
II.	SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING ESTIMATES AND BASIS OF PREPARATION OF THE CONSOLIDATED FINANCIAL STATEMENTS
     1. Basis of preparation of the financial statements
     The financial statements have been prepared in accordance with the Accounting Standards for Business Enterprises and the “Accounting System for Business Enterprises” as promulgated by the People’s Republic of China.
     2. Accounting period
     The Group’s accounting period starts on 1 January and ends on 31 December.
     3. Reporting currency
     The Group uses the Renminbi (“RMB”) as its reporting currency.
     4. Basis of accounting
     The Company uses the accrual basis of accounting. Assets are initially recorded at actual cost and subsequently adjusted for impairment, if any.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     5. Foreign currency transactions
     Transactions denominated in foreign currencies are translated into Rmb at the exchange rates stipulated by the People’s Bank of China prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into Rmb at the exchange rates stipulated by the People’s Bank of China at the balance sheet date. Exchange differences arising from these translations are expensed, except for those relating to funds borrowed to finance the acquisition of fixed assets during the construction period which have been capitalized.
     6. Cash and cash equivalents
     For the purposes of the cash flow statements, cash refers to all cash on hand and call deposits. Cash equivalents refer to short-term and highly-liquid investments (with original maturities of 3 months or less) that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value.
     For the purpose of the cash flow statements, restricted bank balances, including time deposits with maturities in excess of three months, or deposits that have been placed as collateral with banks, are not included as cash and cash equivalents in the cash flow statements.
     7. Receivables and provision for bad debts
     Receivables refer to accounts receivable and other receivables. Provision for bad debts is made for possible bad debt losses using the “allowance method”. Accounts receivable are presented at actual amounts net of provision for bad debts.
          (a) Accounts receivables
     Accounts receivable comprises related-party receivables and receivables from non-related parties.
     Specific provisions for bad debts are made based on a detailed review of the collectability of the receivable balances.
          (b) Other receivables
     Specific provisions for other receivables are made based on a detailed review of the collectability of the other receivables.
          (c) Recognition of bad debts
     Where evidence (including liquidation, bankruptcy, negative equity, and significant cash flow problems of debtors, etc.) exists that balances cannot be recovered, bad debts are recognized and the balances are written off against the provision for bad debts.
          (d) Transfer and factor
     Where accounts receivable and notes receivable have been transferred or factored and the cash have been substantially received from customers, the difference between proceeds derived from the transaction, net of relevant taxes, and the carrying amount of the accounts receivable and notes receivable is expensed in the period.
     8. Inventories
     Inventories, which comprise raw materials, work in progress, finished goods, low value consumables and packing materials, are presented at the lower of cost and net realizable value.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Inventories are stated at cost. The cost of raw materials used and the sale of finished goods are accounted for using the weighted average method. The cost of low value consumables and packing materials are charged to production overhead expenditures upon usage. Finished goods and work in progress comprise raw materials, direct labor and an appropriate allocation of all indirect production overhead expenditures based on normal operating capacity.
     Provisions for declines in the value of inventories are determined on an item-by-item basis when the carrying value of the inventories is higher than their net realizable value. Provisions for declines in the value of inventories are determined on a category basis when inventories are numerous and with low unit price.
     Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs to completion and the estimated costs necessary to conclude the sale.
     The Group adopts perpetual inventory method for physical inventories.
          9. Long-term investments
     Long-term equity investments comprise equity investments in subsidiaries, joint ventures and associates and other investments in companies that the Company intends to hold for more than one year.
     Subsidiaries are investees in which the Company has, directly or indirectly, an interest of more than 50% of the voting rights, or otherwise has power to govern the investees’ financial and operating policies. Joint ventures are investees that are under the joint control of the Company and other venturers. Associates generally represent investees in which the Company has an interest of between 20% to 50% of the voting rights or otherwise has significant influence over the financial and operating policies.
     Long-term equity investments are recorded at the actual cost of acquisition. The Company accounts for long-term equity investments in subsidiaries, joint ventures and associates using the equity method of accounting. Other equity investments, which the Company intends to hold for more than one year, are accounted for using the cost method of accounting.
     When long-term equity investments acquired prior to 17 March 2003 are accounted for using the equity method of accounting, the difference between the initial cost of investment and the proportionate share of the net assets of the investee is amortized using the straight-line method over 10 years. Where long-term equity investments acquired after 17 March 2003 are accounted for using the equity method of accounting, if the initial cost of investment is less than the proportionate share of the net assets of the investee, the difference is accounted for as capital surplus. If there is an excess of the initial cost of investment over the proportionate share of net assets of the investee, the excess is amortized using the straight-line method over 10 years.
     Under the equity method of accounting, the attributable share of the investees’ net profit or loss for the period is recognized as an investment income or loss. When the investees declare dividends, the carrying amount of the investment is reduced accordingly. Under the cost method of accounting, investment income is recognized when the investees declare dividends.
     Provision for diminution in value of long-term investments is made when the recoverable amount of the investments is lower than their carrying amount due to continuing decrease in their market prices or a deterioration in the invested companies’ operations.
     When there is an indication that the need for an impairment provision recorded in a prior period no longer exists or has decreased, the provision for impairment loss is reversed. The increased carrying amount of the assets should not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     10. Fixed assets and depreciation
     Fixed assets include buildings, machinery and equipment used in production or rendering of services, or held for management purposes, which have useful lives of more than one year. Effective 1 January 2001, when construction takes place upon the Company’s land and the construction is for the Company’s own use, the carrying value of the land use rights is capitalized as part of the building costs within fixed assets.
     Fixed assets purchased or constructed are recorded at cost, or at the appraised amount as approved by the state assets administration authorities pursuant to the Company’s restructuring.
     Fixed assets are depreciated using the straight-line method over their estimated useful lives after taking into account their residual value. For those fixed assets against which provision for impairment has been made, the depreciation rates are determined based on the net book amounts of these assets and their remaining useful lives.
     The categories, estimated useful lives, residual values and annual depreciation rates are as follows:

	Estimated	Estimated	Annual
	useful life	residual value	depreciation rate
Buildings	10 to 45 years	3%	2.16 – 9.70%
Plant and machinery	10 to 28 years	3%	3.46 – 9.70%
Equipment	8 to 28 years	3%	3.46 – 12.13%
Motor vehicles	12 years	3%	8.08%
     When fixed assets are sold, transferred, disposed of or destroyed, gains and losses on disposal are determined by comparing the proceeds with the carrying amount of the assets, reduced by related taxes and expenses, and are included in non-operating income/expenses.
     Repairs and maintenance of fixed assets are expensed as incurred. Subsequent expenditures for major reconstruction, expansion, improvement and renovation are capitalized when it is probable that future economic benefits in excess of the original assessment of performance will flow to the Company. Capitalized expenditures arising from major reconstruction, expansion and improvement are depreciated using the straight-line method over the remaining useful lives of the fixed assets. Capitalized expenditures arising from the renovation of fixed assets are depreciated over the expected beneficial period.
     Fixed assets are stated at the lower of the carrying amount and recoverable amount. Where indication exists that the recoverable amount may be lower than the carrying amount of a individual fixed asset, the Group will perform impairment test on it. An impairment provision is made when the recoverable amount is lower than the carrying amount.
     When there is an indication that the need for an impairment provision recorded in a prior period no longer exists or has decreased, the provision for impairment loss is reversed. The increased carrying amount of the assets should not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years.
     11. Construction in progress
     Construction in progress represents fixed assets under construction or installation and is stated at cost. Cost comprises the original cost of machinery and equipment, installation costs, construction costs and other direct costs. Borrowing costs on specific borrowings for financing the construction or acquisition of fixed assets are capitalized as part of the cost of the fixed assets until the assets are ready for their intended use. Construction in progress is transferred to fixed assets and depreciation commences when the assets are ready for their intended use.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Where indication exists that the recoverable amount may be lower than the carrying amount of a individual construction in progress, the Group will perform impairment test on it. An impairment provision is made when the recoverable amount is lower than the carrying amount. When there is an indication that the need for an impairment provision recorded in a prior period no longer exists or has decreased, the provision for impairment loss is reversed. The increased carrying amount of the assets should not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years.
     12. Intangible assets and amortization
     Intangible assets include land use rights and technical know-how and are presented at cost net of accumulated amortization.
     Land use rights are stated at acquisition cost, or at the appraised amount as approved by the state assets administration authorities pursuant to the Group’s restructuring. Land use rights are amortized using the straight-line method over a period of 50 years.
     From 1 January 2001, the cost of land use rights purchased or obtained by way of payment of a land use fee is stated at the actual amount paid and is recorded as intangible assets before developed for self-use projects. The carrying value of land use rights will be transferred to construction in progress if construction takes place on the Company’s land held for own use.
     Technical know-how represents the purchased cost of technical know-how relating to certain production facilities. The costs of know-how are included as part of the total contract price of the construction contract and are distinguishable. They are amortized using the straight-line method over the estimated useful life starting from the date when the underlying facilities are completed and ready for their intended use.
     Intangible assets are stated at the lower of the carrying amount and recoverable amount. Where indication exists that the recoverable amount may be lower than the carrying amount of a individual intangible asset, the Group will perform impairment test on it. An impairment provision is made when the recoverable amount is lower than the carrying amount.
     When there is an indication that the need for an impairment provision recorded in a prior period no longer exists or has decreased, the provision for impairment loss is reversed. The increased carrying amount of the assets should not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years.
     13. Long-term deferred expenses
     Long-term deferred expenses refer to those expenses which have been paid and should be amortized over one year (not including one year) and mainly include catalyst. Long-term prepaid expenses are amortized on the straight-line basis over the beneficial period and are presented at cost net of accumulated amortization.
     The unamortized balance of deferred expenses is expensed when the project can no longer bring any economic benefits to the Group.
     14. Borrowing costs
     Borrowing costs, including interest, amortization of discounts or premiums, ancillary costs and exchange differences, incurred in connection with specific borrowings obtained for the acquisition or construction of fixed assets are capitalized as costs of the fixed assets when capital expenditures and borrowing costs are incurred and the activities have commenced to enable the assets to be ready for their intended use. The capitalization of borrowing costs ceases when the assets are ready for their intended use. Borrowing costs incurred thereafter are recognized as expenses in the period in which they are incurred.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     The amount of interest costs capitalized is determined based on the cumulative expenditures incurred for the acquisition or construction of a fixed asset and the weighted average interest rate, and is limited to the actual amount of interest incurred on the specific borrowings during the period. Exchange differences and ancillary costs arising from specific borrowings are capitalized based on the actual amounts incurred.
     All other borrowing costs are recorded as financial expenses as incurred.
     15. Provisions
     Provisions are recognized when the Company has a present obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made.
     16. Employee social security and benefits
     All Chinese employees of the Group participate in employee social security plans, including pension, medical, housing and other welfare benefits, organized and administered by the governmental authorities.
     According to the relevant regulations, the premiums and welfare benefit contributions that should be borne by the Group are calculated based on percentages of the total salary of employees, subject to a certain ceiling, and are paid to the labor and social welfare authorities. Contributions to the plans are recorded as production costs or expensed as incurred.
     17. Revenue recognition
          (a) Sales
     Revenue from the sale of goods is recognized when the significant risks and rewards of ownership of the goods are transferred to the buyer, the Group retains neither continuing managerial involvement nor effective control over the products; the economic benefits arising from the transaction can flow into the Group; and the related cost and revenue can be reliably measured.
          (b) Service income
     Service income is recognized when services are rendered and completed in the same accounting period. Revenue is recognized using the percentage of completion method at the balance sheet date.
          (c) Other revenues are recognized on the following bases:

Interest income	—	recognized on a time proportion basis taking into account deposit balances and the effective yield;

Subsidy income	—	recognized when received.
     18. Operating leases
     Leases of fixed assets where all the risks and rewards incident to ownership of the assets are in substance transferred to the lessees are classified as finance leases. All other leases are operating leases.
     Payments made under operating leases are expensed on a straight-line basis over the period of the lease.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     19. Accounting for income tax
     The Group accounts for enterprise and local income taxes using the liability method under the deferred tax method. The temporary difference arises from the timing difference of recognition of revenue, expense or profit and loss on tax and accounting basis. Cumulative income taxes at the end of each period are adjusted by applying the currently enacted tax rates on timing differences.
     Deferred income tax assets are recognized to the extent that it is probable that taxable income will be available against which timing differences can be utilized in the near future.
     20. Basis of consolidation
     Consolidated financial statements include the financial statements of the Company and its consolidated subsidiaries and are prepared in accordance with the circular [1995] No. 11 “Provisional Regulations on Consolidated Financial Statements” and other relevant regulations issued by the Ministry of Finance of the People’s Republic of China.
     The Company starts to consolidate the revenue, cost and profit of its subsidiaries from the date it acquires effective control of the subsidiaries; and ceases to consolidate from the date effective control is lost. All material transactions, balances and unrealised profits between the Company and its consolidated subsidiaries have been eliminated in preparing the consolidated financial statements. Minority interests in the consolidated financial statements refer to the portion of the consolidated subsidiaries’ equity that the Group does not own.
     In the event that the accounting policies of the consolidated subsidiaries are not consistent with those of the Company, and the difference caused by the inconsistency has a significant impact on the consolidated financial statements, adjustment is made to ensure compliance with the Company’s accounting policies.
     A jointly controlled entity whose revenue is below 10% of that of the Company, total assets below 10% of those of the Company and total profit below 10% of that of the Company are not consolidated.
III. TAXATION
     The principal types of taxes applicable to the Group are as follows:
(i)	Value added tax (“VAT”) — the Group’s sales revenue is subject to VAT at 17%. VAT payable is the net difference between periodic output VAT and deductible input VAT.

(ii)	Business tax (“BT”) — the Group’s gross service income is subject to BT at 5%.

(iii)	Consumption tax (“CT”) — the Group’s sales of gasoline and diesel oil are subject to CT at Rmb277.6 per ton and Rmb117.6 per ton, respectively.

(iv)	Income tax — the Group is subject to income tax at 33% of its taxable income.

(v)	City construction and maintenance tax (“CCMT”) — the Group is subject to CCMT at 7% of the total VAT, BT and CT payable.

(vi)	Education levy (“EL”) — the Group is subject to EL at 3% of the total VAT, BT and CT payable.
     Jilin Winsway Chemical Industrial Store and Transport Limited (“Winsway”), a subsidiary of the Company, is a sino-foreign equity joint venture and subject to income tax at 33% from 2004.
     Jilin City Songmei Acetic Co., Ltd. (“Songmei”), another subsidiary of the Company, is a sino-foreign cooperative joint venture and is eligible for a tax holiday of full exemption from income tax for the first two years starting from its first cumulative profit-making year of operation followed by a 50% reduction in the income tax rate from the third to fifth years in accordance with the tax regulations. Songmei is exempted from income tax for 2000 and 2001, being the first two profitable years. For 2002, 2003 and 2004, Songmei is subject to income tax at 15%. From 2005, Songmei is subject to income tax at 33%.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Jilin Jihua Jianxiu Company Limited (“Jianxiu”), a subsidiary of the Company established in 2001, is subject to income tax at 33%.
     Jilin Jihua Jinxiang Pressure Vessel Inspection Co., Ltd. (“Jinxiang”), a subsidiary of Jianxiu established in 2003, is subject to income tax at 33%.
     Jilin Province BASF JCIC NPG Co., Ltd. (“BASF”), a jointly controlled entity of the Company, is a sino-foreign equity joint venture and is eligible for a tax holiday of full exemption from income tax for the first two years starting from its first cumulative profit-making year of operation followed by a 50% reduction in the income tax rate from the third to fifth years. BASF commenced operation in 1998 and 2004 is the first cumulative profit-making year. Therefore, the Company is exempted from income tax in 2004 and 2005.
     Jilin Lianli Trading Company Limited (“Lianli”), an associated company established in 2001, is subject to income tax at 33%.
IV. MAJOR SUBSIDIARIES AND JOINTLY CONTROLLED ENTITIES

		Registered/			Percentage
Name of	Type of	paid-in	Business	Investment	of equity
enterprise	enterprises	capital	scope	amount	held	Consolidation
Subsidiaries

Winsway	Transportation enterprises	51,454,000	Provision of transportation services for chemical materials and products	36,154,000	70%	Yes

Songmei	Manufacturing enterprises	72,000,000	Manufacturing of acetic acid	47,660,421	66%	Yes

Jianxiu	Construction enterprises	45,200,000	Machinery repair and installation	44,537,759	99%	Yes

Jilin Xinghua Nitrochloro- benzene Company Limited (“Xinghua”)	Manufacturing enterprises	25,668,000	Manufacturing of Nitrochloro-benzene	19,250,000	75%	No (note i)

Jinxiang	Pressure vessels inspection enterprises	2,000,000	Inspection, research and consultation of pressure vessels	1,900,000	94%	Yes

Jointly controlled entity

BASF	Manufacturing enterprises	150,000,000	Manufacturing of petrochemical products	60,066,150	40%	No (note ii)

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(i)	Xinghua has ceased its production and started liquidation in 2000 as it incurred substantial losses and had a negative equity. By the end of 2002, the assets and liabilities of Xinghua have been written down to nil. In accordance with circular (1995) No. 11 promulgated by the Ministry of Finance of the People’s Republic of China, the financial statements of Xinghua are not consolidated, and the long-term investment in Xinghua was written off.

(ii)	According to BASF’s articles of association, BASF is jointly controlled by the Company and the other joint venture partner. Therefore, BASF is a jointly controlled entity of the Company. For the six months ended 30 June 2005, as the amounts of revenue and total profit for the period and total assets as at 30 June 2005 of BASF are less than 10% of the respective amounts of the Company, the financial statements of BASF are not consolidated and are accounted for using the equity method of accounting in accordance with circular (1996) No. 2 “Comments on the Consolidation Scope for the Purpose of Consolidated Financial Statements”.
V. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1.	Cash and bank

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Cash on hand	17,900	6,486
Cash in bank	40,282,588	14,622,733

	40,300,488	14,629,219

Cash held in foreign currencies at 30 June 2005 is as follows:

Currency	Amount	Exchange rate	Rmb equivalent
USD	103,311	8,2765	855,053
2.	Notes receivable
     Notes receivable represent bank acceptance notes generated from sales transactions. At 30 June 2005, no notes receivable were pledged (31 December 2004: nil).
3.	Accounts receivable

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Accounts receivable	956,420,073	896,142,211
Less: Specific provision	(640,559,478)	(641,441,767)

	315,860,595	254,700,444

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(a)	Analysis of accounts receivable’s ageing and provision for bad debts:

	30 June 2005			31 December 2004
	(Unaudited)			(Audited)
			Provision			Provision
			for bad			for bad
	Balance	%	debts	Balance	%	debts
Ageing:
Within 1 year	287,222,470	30	—	211,529,663	24	—
1-2 years	—	0	—	2,042,308	0	—
2-3 years	2,042,308	0	—	298,777	0	(298,777)
More than 3 years	667,155,295	70	(640,559,478)	682,271,463	76	(641,142,990)

	956,420,073	100	(640,559,478)	896,142,211	100	(641,441,767)

(b)	Except for the receivables due from PetroChina Group Companies as disclosed in Note VII (g), there are no balances due from shareholders who hold more than 5% (including 5%) of the shares of the Company included in accounts receivable.

(c)	At 30 June 2005, the total balance of the five largest accounts receivable was Rmb431,347,833, representing 45% of the total accounts receivable balance.

(d)	The Group’s provisioning policy for doubtful debts is based on a detailed review of the collectibility of the receivable balances at period end. This provisioning policy and the basis for recognition of receivables have been consistently applied. At 30 June 2005, accounts receivable aged over 3 years mainly comprise receivables due from third party debtors of Rmb17.25 million (31 December 2004: 27.5 million) and JCGC of Rmb9.35 million (31 December 2004: 13.63 million) respectively. Based on a detailed review of the collectibility of the above un-provided receivable balances at 30 June 2005, management considers that there has been no change in the assessment results from prior years as these debtors are under stable operation status, have good historical repayment records and have complied with the debt repayment schedules as agreed with the Group. Accordingly, no provision is necessary.
4.	Other receivables

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Other receivables	107,163,428	118,456,441
Less: Specific provision	(73,363,471)	(73,381,286)

	33,799,957	45,075,155

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(a)	Analysis of other receivables’ ageing and provision for bad debts:

	30 June 2005			31 December 2004
	(Unaudited)			(Audited)
			Provision			Provision
			for bad			for bad
	Balance	%	debts	Balance	%	debts
Ageing:
Within 1 year	7,042,904	6	—	24,807,982	21	—
1-2 years	6,472,065	6	—	837,310	0	(127,602)
2-3 years	837,310	1	(127,602)	1,154,676	0	(163,607)
More than 3 years	92,811,149	87	(73,235,869)	91,656,473	79	(73,090,077)

	107,163,428	100	(73,363,471)	118,456,441	100	(73,381,286)

(b)	There are no balances due from shareholders who hold more than 5% (including 5%) of the shares of the Company included in other receivables.

(c)	At 30 June 2005, the total balance of the five largest other receivables was Rmb50,000,792, representing 47% of the total other receivables balance.
5.	Advances to suppliers
(a)	Ageing analysis of advances to suppliers is as follows:

	30 June 2005		31 December 2004
	(Unaudited)		(Audited)
	Balance	%	Balance	%
Ageing:
Within 1 year	336,831,818	95	361,188,190	95
1-2 years	1,652,240	1	7,984,731	3
2-3 years	8,325,568	2	1,918,666	0
More than 3 years	7,226,982	2	5,867,824	2

	354,036,608	100	376,959,411	100

Advances to suppliers aged over one year mainly include advance payments to acquire plant and machinery.

(b)	There are no balances included in advances to suppliers which are due from shareholders who hold more than 5% (including 5%) of the shares of the Company.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
6.	Inventories

	31 December			30 June
	2004			2005
	(Audited)			(Unaudited)
Cost:
Raw materials	1,294,876,600			578,056,228
Work in progress	692,320,089			530,900,953
Finished goods	460,687,071			135,892,654
Spare parts	406,903,650			449,000,023
Low value consumables and packing materials	7,563,052			12,400,865

	2,862,350,462			1,706,250,723

		Additions	Deductions
		(Unaudited)	(Unaudited)
Provision for diminution in value of inventories:
Raw materials	(70,820,662)	—	—	(70,820,662)
Work in progress	(5,643,854)	—	—	(5,643,854)
Finished goods	(16,210,129)	—	—	(16,210,129)
Spare parts	(163,262,401)	—	—	(163,262,401)
Low value consumables and packing materials	(360,033)	—	—	(360,033)

	(256,297,079)	—	—	(256,297,079)

	2,606,053,383			1,449,953,644

7.	Prepaid expenses

	1 January			30 June
	2005	Additions	Amortization	2005
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Catalyst	14,692,609	9,022,513	(22,853,211)	861,911
Insurance premium	934,351	1,908,371	(1,148,977)	1,693,745
Other	4,229,524	12,093,895	(16,254,986)	68,433

	19,856,484	23,024,779	(40,257,174)	2,624,089

The useful lives of above catalyst are all within one year.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
8.	Long-term equity investments

	1 January			30 June
	2005	Additions	Deduction	2005
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Jointly controlled entity	89,834,909	8,443,125	(24,000,000)	74,278,034
Associated company	9,304,685	2,953,716	—	12,258,401

	99,139,594	11,396,841	(24,000,000)	86,536,435

     There is no restriction on the realization of these long-term investments or transferability of investment income to the Company.
(a)	Details of long-term investments:

Name of	Investment	Percentage of
enterprise	period	equity held		Original investment
		1 January	30 June	1 January			30 June
		2005	2005	2005	Additions	Decrease	2005
		(Audited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
		%	%
Unconsolidated subsidiary Xinghua (Note IV (i))		—	—	—	—	—	—
Jointly controlled entity BASF	From November 18 1995	40	40	60,066,150	—	—	60,066,150
Associated company Lianli	22 March 2001 to 22 March 2006	47	47	20,042,147	—	—	20,042,147

				80,108,297	—	—	80,108,297

(b)	The movements of long-term investments accounted for using the equity method of accounting are as follows:

	1 January					30 June
	2005	Additional	Reduction in	Share of	Dividend	2005
	book value	investment	investment	net profit	received	book value
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Jointly controlled entity BASF	89,834,909	—	—	8,443,125	(24,000,000)	74,278,034
Associated company Lianli	9,304,685	—	—	2,953,716	—	12,258,401

	99,139,594	—	—	11,396,841	(24,000,000)	86,536,435

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
9.	Fixed assets and accumulated depreciation

		Plant and		Motor
	Buildings	machinery	Equipment	vehicles	Total
Cost
1 January 2005 (Audited)	1,758,552,631	11,622,153,893	2,636,382,789	179,886,250	16,196,975,563
Transfer from CIP (Note V 10) (Unaudited)	900,023	22,990,409	6,748,750	2,534,748	33,173,930
Other additions (Unaudited)	2,430,089	—	—	287,540	2,717,629
Reclassifications (Unaudited)	28,184,761	(26,316,528)	(1,868,233)	—	—
Disposals (Unaudited)	—	(3,639,134)	(484,345)	(718,744)	(4,842,223)

30 June 2005 (Unaudited)	1,790,067,504	11,615,188,640	2,640,778,961	181,989,794	16,228,024,899

Accumulated depreciation
1 January 2005 (Audited)	722,644,107	3,989,998,260	1,904,382,191	102,892,295	6,719,916,853
Depreciation (Unaudited)	40,772,922	333,956,698	87,819,480	7,858,333	470,407,433
Disposals (Unaudited)	—	(288,901)	(370,779)	(511,256)	(1,170,936)

30 June 2005 (Unaudited)	763,417,029	4,323,666,057	1,991,830,892	110,239,372	7,189,153,350

Net book value
30 June 2005 (Unaudited)	1,026,650,475	7,291,522,583	648,948,069	71,750,422	9,038,871,549

31 December 2004 (Audited)	1,035,908,524	7,632,155,633	732,000,598	76,993,955	9,477,058,710

Provision for Impairment
1 January 2005 (Audited) and 30 June 2005 (Unaudited)	54,004,790	176,484,961	46,996,897	4,536,600	282,023,248

Net book amount
30 June 2005 (Unaudited)	972,645,685	7,115,037,622	601,951,172	67,213,822	8,756,848,301

31 December 2004 (Audited)	981,903,734	7,455,670,672	685,003,701	72,457,355	9,195,035,462

     As at 30 June 2005, the cost of fully depreciated fixed assets still in use amounted to Rmb594,276,933.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
10.	Construction in progress

								Total
				Transfer				additions
		1 January		out to	Other	30 June	Source	as a %
Name of project	Budget	2005	Additions	fixed assets	transfer out	2005	of funds	of budget
	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Improvement project for commutation project	19,998,000	16,276,011	—	—	(2,338,688)	13,937,323	Working capital	70%
Improvement project for F0301 boiler	25,000,000	—	22,543,492	(22,543,492)	—	—	Working capital	90%
Other (a)		33,499,735	34,630,640	(10,630,438)	—	57,499,937

		49,775,746	57,174,132	(33,173,930)	(2,338,688)	71,437,260

Less: provision for Construction in Progress (b)		(7,220,081)	—	—	—	(7,220,081)

		42,555,665				64,217,179

(a)	Other projects represent construction in progress with individual cost of less than Rmb15 million.

(b)	Certain construction in progress has been discontinued for a long period of time and is not expected to restart in the foreseeable future in 2004. Accordingly, an impairment provision was made against the construction in progress based on the excess of the carrying amount over the recoverable amount.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
11.	Intangible assets

	Land	Technical
	use rights	know-how	Total
Cost
1 January 2005 (Audited)	1,149,201,148	924,504,667	2,073,705,815
Disposals (Unaudited)	—	(44,804,880)	(44,804,880)

30 June 2005 (Unaudited)	1,149,201,148	879,699,787	2,028,900,935

Accumulated amortization
1 January 2005 (Audited)	235,599,745	486,268,134	721,867,879
Amortization (Unaudited)	11,265,002	43,237,009	54,502,011
Disposals (Unaudited)	—	(44,804,880)	(44,804,880)

30 June 2005 (Unaudited)	246,864,747	484,700,263	731,565,010

Net book value
30 June 2005 (Unaudited)	902,336,401	394,999,524	1,297,335,925

31 December 2004 (Audited)	913,601,403	438,236,533	1,351,837,936

Provision for Impairment
1 January 2005 (Audited) and 30 June 2005 (Unaudited)	—	6,698,195	6,698,195

Net book amount
30 June 2005 (Unaudited)	902,336,401	388,301,329	1,290,637,730

31 December 2004 (Audited)	913,601,403	431,538,338	1,345,139,741

Remaining years of amortization (Unaudited)	40 - 47 years	3 - 10 years

12.	Long-term deferred expenses

							Remaining
		Accumulated	1 January			30 June	years of
	Cost	amortization	2005	Additions	Amortization	2005	amortization
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Catalyst (a)	283,211,846	229,345,527	64,648,462	6,219,490	(17,001,633)	53,866,319	1-5

(a)	The useful life for these catalysts is over 1 year.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
13.	Deferred tax assets

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Assets impairment provision and disposal loss (a)	427,510,818	435,203,118
Tax losses (b)	67,932,216	—
Accelerated depreciation and amortisation (c)	(231,054,881)	(119,622,477)

	264,388,153	315,580,641

(a)	At 31 December 2004, the Company’s deductible timing differences amounted to Rmb1,318 million, including asset impairment provision of Rmb1,222 million and fixed asset disposal loss of Rmb96 million, which had not been approved by the tax authorities. Accordingly, deferred income tax assets of Rmb435 million are recognised under the deferred tax method, as the Group believes that the realisation of the related tax benefit through taxable income in the near future is probable. In the six months ended 30 June 2005, deferred income tax assets of Rmb8 million are realised for the depreciation of unapproved assets impairment.

(b)	At 30 June 2005, the Company’s deductible taxable loss amounted to Rmb206 million. Deferred income tax assets of Rmb68 million are recognised under the deferred tax method, as the Company believes that the realisation of the related taxable loss through taxable income in the near future is probable.

(c)	On 20 September 2004, the Chinese Ministry of Finance and State Tax Bureau issued an income tax regulation which allows certain old industrial companies in northeast China to shorten the depreciation and amortization periods of fixed assets (excluding building) and intangible assets up to 40% of their useful lives on tax basis, effective 1 July 2004. As a result, timing differences of Rmb338 million relating to the accelerated depreciation and amortization of fixed assets and intangible assets are derived as of 30 June 2005, which resulted in a deferred tax liability and cumulative balance of Rmb111 million and 231 million, respectively.
14.	Short-term loans

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Guaranteed loans – Rmb	44,640,000	44,640,000
Unsecured loans – Rmb	975,120,000	2,874,330,000

	1,019,760,000	2,918,970,000

     As at 30 June 2005, guaranteed loans totalling Rmb45 million were guaranteed by Jilin Merchandise Group, and the interest rate is ranging from 5.84% to 7.25% per annum.
     Pursuant to the loan facility commitment letter of 19 July 2005, CP Finance has confirmed to extend period of Rmb8 billion credit facilities to the Company to 31 December 2008. At 30 June 2005, total borrowings from CP Finance amounted to Rmb975 million, and the average interest rate is ranging from 4.776% to 5.019% per annum.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
15.	Accounts payable, advances from customers and other payables
     Except for the payables due to PetroChina Group Companies as disclosed in Note VII (g), there are no balances included in accounts payable, advances from customers and other payables which are due to shareholders who hold more than 5% (including 5%) of the shares of the Company.
     Except for certain payables in respect of construction in progress, a portion of which was aged over 3 years, there were no balances included in other payables of which the age exceeded 3 years at the period end. There were no balances included in advances from customers of which the age exceeded 1 year at the period end.
16.	Taxes payable

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Value added tax	20,467,192	(53,327,903)
Business tax	340,059	817,735
City construction and maintenance tax	5,313,327	1,457,548
Consumption tax	56,483,542	89,320,743
Income tax	97,523,461	113,079,160
Property tax	(330)	(13,044)
Other	1,749,151	3,000,658

	181,876,402	154,334,897

17.	Accrued expenses

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Repair and maintenance expenses	32,445,848	—
Public administration expenses	9,700,000	—
Interest expense on loans	34,767,101	26,049,897
Others	20,709,590	—

	97,622,539	26,049,897

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
18.	Long-term liabilities due within one year

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Long-term loans due within one year (Note V 19)
Guaranteed loans – USD	122,554,833	44,329,941
Unsecured loans – USD	3,082,023	3,082,023

	125,636,856	47,411,964

Other long-term liabilities due within one year (Note V 20)
Guaranteed loans – USD	46,282,644	46,282,726
– JPY	51,245,042	54,349,108
– EUR	25,287,830	19,061,632

	122,815,516	119,693,466

	248,452,372	167,105,430

19.	Long-term loans

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Guaranteed loans	508,129,510	608,530,564
Unsecured loans	72,427,539	73,968,550

	580,557,049	682,499,114

			Foreign
	Balance at		currency	Exchange	Interest
Name of lender	30 June 2005	Currency	amount	rate	rate%	Due date	Conditions
	(Unaudited)
Construction Bank of China, Jilin Branch	121,248,656	USD	14,649,750	8.2765	8.66	30 September 2009	Guaranteed by JCGC
Construction Bank of China, Jilin Branch (a)	95,610,687	USD	11,552,068	8.2765	8.42	31 July 2010	Guaranteed by JCGC
Bank of China, Changchun sub-branch	75,509,562	USD	9,123,369	8.2765	–	29 September 2029	Unsecured
Bank of China, Jilin Branch	413,825,000	USD	50,000,000	8.2765	LIBOR +60bps	14 March 2007	Guaranteed by PetroChina

	706,193,905

Current portion of long-term loans (Note V 18)	(125,636,856)

	580,557,049

(a)	The Company has decided to fully repay the long-term loans in advance in the second half year of 2005. As a result, the Company recorded the full amount in current portion of long-term loans at 30 June 2005.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
20.	Other long-term liabilities

Other long-term liabilities include unsecured long-term loans from JCGC.

	30 June	31 December
	2005	2004	Interest rate
	(Unaudited)	(Audited)	per annum
Payables to JCGC – Ethylene Project loans	262,609,396	333,208,992	4.1%-8.3%
Other long-term liabilities due within one year (Note V 18)	(122,815,516)	(119,693,466)

	139,793,880	213,515,526

     As at 30 June 2005, the payables to JCGC of Rmb262,609,396 (2004: Rmb333,208,992) are bank loans borrowed through JCGC and Guaranteed by PetroChina.
     The Ethylene Project loans include loans denominated in US Dollar, Japanese Yen and Euro. These loans will mature through 30 September 2008.

	30 June 2005		31 December 2004
	(Unaudited)		(Audited)
	Original	Rmb	Original	Rmb
	currency	equivalent	currency	equivalent
US Dollar	13,797,880	114,207,308	16,593,913	137,339,517
Japanese Yen	1,638,268,750	123,114,258	1,979,225,000	157,746,212
Euro	2,538,684	25,287,830	3,384,913	38,123,263

		262,609,396		333,208,992

21.	Share capital

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
	(Shares in thousand)	(Shares in thousand)
Non-listed shares:
– State-owned shares	2,396,300	2,396,300

Listed shares:
– H shares and ADSs	964,778	964,778
– A shares	200,000	200,000

	1,164,778	1,164,778

Total	3,561,078	3,561,078

Total share capital (Rmb)	3,561,078,000	3,561,078,000

(a)	The Company issued 893,027,000 shares, with a par value of Rmb1.00 each, in overseas stock exchanges on 23 May 1995, of which 89,302,700 shares were H shares and 8,037,243 shares were American Depositary Shares (“ADSs”) (1 ADS = 100 H shares). The issue prices for the H shares and ADSs were HK$1.589 per H share and US$20.75 per ADS, respectively.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(b)	The Company issued 71,751,000 H shares, with a par value of Rmb1.00 each, to overseas underwriters in the form of 717,510 ADSs on 17 June 1995. The issue price was US$20.75 per ADS. These ADSs were issued pursuant to the exercise of the over-allotment option by the underwriters in accordance with the underwriting agreement dated 23 May 1995.

(c)	Pursuant to the approval of China Securities Regulatory Commission Zhengjianfazi [1996] No. 234, the Company issued 50,000,000 A shares, with a par value of Rmb1.00 each, of which 30,000,000 shares were issued to the public at Rmb3.5 per share and the remaining 20,000,000 shares were issued to the Company’s employees at the same price. The 30,000,000 A shares issued to the public were traded on the Shenzhen Stock Exchange on 15 October 1996 and the 20,000,000 A shares issued to the employees were traded on the Shenzhen Stock Exchange on 15 April 1997.

(d)	Pursuant to a document issued by China Securities Regulatory Commission on 13 December 1999, approval was granted to the Company to issue an additional 150,000,000 A shares with a par value of Rmb1.00 each, of which 22,500,000 shares were issued to investment funds and the remaining 127,500,000 shares were issued to the Company’s A shareholders at a ratio of 1:2.55 shares for each share held by such shareholders. The Company issued these shares in January 2000 at a price of Rmb3.3 per share. The gross proceeds from the issue totalled Rmb495,000,000; after deducting issue expenses, the net proceeds amounted to Rmb485,520,000. The Company’s total number of issued shares increased from 3,411,078,000 shares to 3,561,078,000 shares.
22.	Capital surplus

	1 January			30 June
	2005	Additions	Deduction	2005
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Share premium	2,281,092,338	—	—	2,281,092,338
Reserve for non-cash donations received	8,408,898	—	—	8,408,898
Reserve for equity investments	4,106,100	—	—	4,106,100
Other	11,550	—	—	11,550

	2,293,618,886	—	—	2,293,618,886

23.	Common reserve funds

	1 January			30 June
	2005	Additions	Decrease	2005
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Statutory common reserve fund	160,154,718	—	—	160,154,718
Statutory common welfare fund	126,834,279	—	—	126,834,279
Discretionary common reserve fund	414,453,720	—	—	414,453,720

	701,442,717	—	—	701,442,717

     According to the current Company Law of the People’s Republic of China, the Company’s Articles of Association and resolutions of the Board of Directors, the Company is required to transfer 10% of each year’s net profit (after netting off prior years’ losses) to the statutory common reserve fund until the fund balance reaches 50% of the registered share capital after which the transfer may cease. Upon approval by the relevant authorities, this reserve can be used to make up losses or to increase share capital. Other than using the reserve to make up losses, the balance remaining after the use of this reserve to increase capital should not be less than 25% of the registered share capital.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     In addition, the Company is required to transfer 5% to 10% of each year’s net profit (after netting off prior years’ losses) to the statutory common welfare fund. This reserve can only be used for employees’ collective welfare benefits and is not available for distribution to shareholders. When the funds from the statutory common welfare fund are utilized, the amount utilized is transferred from this fund to the discretionary common reserve fund. The amount utilized is either capitalized as assets or expensed.
     The Board of Directors may propose, subject to the approval of the shareholders’ general meeting, the transfer to the discretionary common reserve fund. Upon obtaining the relevant approvals, this reserve can be used to make up prior years’ losses or to increase share capital.
24.	Accumulated losses

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
Accumulated losses at the beginning of the period (Audited)	(702,515,175)	(3,276,275,225)
Add: Net profit for the period (Unaudited)	123,956,551	605,087,927

Accumulated losses at the end of the period (Unaudited)	(578,558,624)	(2,671,187,298)

     In accordance with the current PRC Company Law and the Articles of Association of the Company, the Company is required to appropriate net profit after taxation in the following order:
(i)	to offset accumulated losses;

(ii)	to transfer 10% of profit after taxation to the statutory common reserve fund;

(iii)	to transfer 5% to 10% of profit after taxation to the statutory common welfare fund;

(iv)	to transfer to discretionary common reserve fund according to the approval of the shareholders’ general meeting;

(v)	to distribute common stock dividend.
25.	Sales revenue
     The Group’s principal activities consist of the processing of crude oil and coal into petroleum products, petrochemical and organic chemical products, synthetic rubber products, chemical fertilizers and inorganic chemical products for sale in the PRC.

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
Petroleum products	7,589,622,286	6,431,753,688
Petrochemical and organic chemical products	7,315,043,811	5,062,350,861
Synthetic rubber products	878,240,816	723,277,372
Chemical fertilizers and inorganic chemical products	339,288,295	339,334,632

	16,122,195,208	12,556,716,553

     The sales to the five largest customers of the Group for the six months ended 30 June 2005 amounted to Rmb11,766,968,098, representing 73% of Group’s total sales.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
26.	Cost of sales

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
Petroleum products	8,519,812,965	6,132,236,068
Petrochemical and organic chemical products	5,544,427,085	3,925,907,186
Synthetic rubber products	706,814,460	508,238,015
Chemical fertilizers and inorganic chemical products	352,358,398	389,096,202

	15,123,412,908	10,955,477,471

27.	Sales tax and other levies
     Sales tax and other levies mainly include consumption tax, city construction and maintenance tax, and education levy.
28.	Other operating loss
     Other operating loss mainly includes sales of material and utilities, repairment and transportation fee.
29.	Financial expenses, net

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
Interest expense	94,850,697	152,933,553
Less: Interest income	(822,782)	(584,825)
Exchange loss	28,754	3,828,755
Less: Exchange gain	(12,226,283)	(6,926,029)
Other	92,208	81,285

	81,922,594	149,332,739

30.	Investment income

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
Share of profit of a jointly controlled entity	8,443,125	12,558,430
Share of profit of an associated company	2,953,716	1,004,962

	11,396,841	13,563,392

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
31.	Non-operating expenses

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
Loss on temporary shutdown	12,269,275	6,045,532
Loss on disposal of fixed assets	474,816	35,672,355
Loss on impairment of construction in progress	—	19,814,260
Loss on impairment of intangible assets	—	6,698,195
Other	1,174,067	1,873,383

	13,918,158	70,103,725

VI.	NOTES TO THE FINANCIAL STATEMENTS OF THE COMPANY
1.	Accounts receivable

	30 June	31 December
	2004	2004
	(Unaudited)	(Audited)
Accounts receivable	1,025,172,847	963,343,437
Less: Specific provision	(639,893,120)	(640,775,409)

	385,279,727	322,568,028

(a)	Analysis of accounts receivable’s ageing and provision for bad debts:

	30 June 2005			31 December 2004
	(Unaudited)			(Audited)
			Provision for			Provision for
	Balance	%	bad debts	Balance	%	bad debts
Ageing:
Within 1 year	358,683,910	35	—	281,439,555	29	—
1-2 years	—	0	—	—	0	—
2-3 years	—	0	—	298,777	0	(298,777)
More than 3 years	666,488,937	65	(639,893,120)	681,605,105	71	(640,476,632)

	1,025,172,847	100	(639,893,120)	963,343,437	100	(640,775,409)

(b)	Except for the receivables due from PetroChina Group Companies as disclosed in Note VII (g), there are no balances due from shareholders who hold more than 5% (including 5%) of the shares of the Company included in accounts receivable.

(c)	At 30 June 2005, the total balance of the five largest accounts receivable was Rmb431,347,833, representing 42% of the total accounts receivable balance.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(d)	The Company’s provisioning policy for doubtful debts is based on a detailed review of the collectibility of the receivable balances at year end. This provisioning policy and the basis for recognition of receivables have been consistently applied. At 30 June 2005, accounts receivable aged over 3 years which have not been provided provision mainly comprise receivables due from third party debtors of Rmb17.25 million (31 December 2004: 27.5 million) and JCGC of Rmb9.35 million (31 December 2004: 13.63 million) respectively. Based on a detailed review of the collectibility of the above un-provided receivable balances at 30 June 2005, management considers that there has been no change in the assessment results from prior years as these debtors are under stable operation status, have good historical repayment records and have complied with the debt repayment schedules as agreed with the Company. Accordingly, no provision is necessary.
2.	Other receivables

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Other receivables	80,858,155	92,476,222
Less: Specific provision	(73,363,471)	(73,381,286)

	7,494,684	19,094,936

(a)	Analysis of other receivables’ ageing and provision for bad debts:

	30 June 2005			31 December 2004
	(Unaudited)			(Audited)
			Provision for			Provision for
	Balance	%	bad debts	Balance	%	bad debts
Ageing:
Within 1 year	6,782,173	8	—	18,310,771	20	—
1-2 years	—	0	—	302,810	0	(127,602)
2-3 years	302,810	0	(127,602)	772,564	0	(163,607)
More than 3 years	73,773,172	92	(73,235,869)	73,090,077	80	(73,090,077)

	80,858,155	100	(73,363,471)	92,476,222	100	(73,381,286)

(b)	There are no balances due from shareholders who hold more than 5% (including 5%) of the shares of the Company included in other receivables.

(c)	As at 30 June 2005, the total balance of the five largest other receivables was Rmb25,873,532, representing 32% of the total other receivables balance.
3.	Long-term equity investments

	1 January			30 June
	2005	Additions	Decrease	2005
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Subsidiaries (Note (1))	70,330,134	8,289,734	—	78,619,868
Jointly controlled entity (Note (2))	89,834,909	8,443,125	(24,000,000)	74,278,034
Associated company (Note (2))	9,304,685	2,953,716	—	12,258,401

	169,469,728	19,686,575	(24,000,000)	165,156,303

As at 30 June 2005, total investment of the Company represents 3% of the net assets.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(1)	Subsidiaries
(a)	Details of long-term investments:

Name of
enterprise	Investment period	Percentage of equity held		Original investment
		1 January	30 June	1 January		30 June
		2005	2005	2005	Additions	2005
		(Audited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
		%	%
Winsway	7 August 1995 to
	6 August 2005	70	70	36,154,000	—	36,154,000

Songmei	26 December 1997 to
	25 December 2017	66	66	47,660,421	—	47,660,421

Jianxiu	12 February 2001 to
	12 February 2008	99	99	44,537,759	—	44,537,759

Xinghua	21 February 1991 to
	February 20, 2011	75	75	19,250,000	—	19,250,000

				147,602,180	—	147,602,180

(b)	The movements of investments in subsidiaries accounted for using the equity method of accounting are as follows:

	1 January				30 June
	2005	Additional	Share of net	Dividend	2005
	book value	investment	profit/(loss)	received	book value
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Winsway	36,740,580	—	(811,196)	—	35,929,384
Songmei	19,638,596	—	14,797,428	—	34,436,024
Jianxiu	13,950,958	—	(5,696,498)	—	8,254,460
Xinghua (Note IV (i))	—	—	—	—	—

	70,330,134	—	8,289,734	—	78,619,868

(2)	See Note V 8 for investments in jointly controlled entity and associated company.
4.	Sales revenue

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
Petroleum products	7,589,622,286	6,431,753,688
Petrochemical and organic chemical products	7,248,072,289	5,051,176,198
Synthetic rubber products	878,240,816	723,277,372
Chemical fertilizers and inorganic chemical products	339,288,295	339,334,632

	16,055,223,686	12,545,541,890

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
5.	Cost of sales

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
Petroleum products	8,519,812,965	6,132,236,068
Petrochemical and organic chemical products	5,509,240,882	3,891,630,394
Synthetic rubber products	706,814,460	508,238,015
Chemical fertilizers and inorganic chemical products	352,358,398	389,096,202

	15,088,226,705	10,921,200,679

6.	Investment income/(loss)

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
Share of profit of a jointly controlled entity	8,443,125	12,558,430
Share of profit of an associated company	2,953,716	1,004,962
Share of profit/(loss) of subsidiaries	8,289,734	(21,410,416)

	19,686,575	(7,847,024)

VII.	RELATED COMPANIES AND RELATED PARTY TRANSACTIONS
(a)	Related companies in which control exists:

Name of	Place of		Relationship with	Nature of	Legal
enterprise	registration	Principal activities	the Company	the enterprise	representative
CNPC	PRC	Exploration, development, production and sale of natural resources	Ultimate holding company	State-owned enterprise	Chen Geng

PetroChina	PRC	Exploration, manufacture and sale of petroleum and natural gas; pipeline transportation, manufacture and sale of petrochemical products	Immediate holding company	Joint stock limited company	Chen Geng

Winsway	PRC	Transportation of petrochemical products	Subsidiary	Sino-foreign equity joint venture	Ni Muhua

Songmei	PRC	Manufacture of acetic acid	Subsidiary	Sino-foreign co-operative joint venture	Ni Muhua

Jianxiu	PRC	Machinery repair and installation	Subsidiary	Joint venture	Zhang Xingfu

Jinxiang	PRC	Inspection, research and consultation of pressure	Indirect subsidiary	Limited company	Li Jiangqiang

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(b)	Registered capital (and its movements) of related companies in which control exists:

Name	1 January 2005	Additions	Decrease	30 June 2005
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
	Rmb’000	Rmb’000	Rmb’000	Rmb’000
CNPC	114,900,000	—	—	114,900,000
PetroChina	175,824,180	—	—	175,824,180
Winsway	51,450	—	—	51,450
Songmei	72,000	—	—	72,000
Jianxiu	45,200	—	—	45,200
Jinxiang	2,000	—	—	2,000
(c)	Registered capital of the Company held by the related company which controls the Company:

Name	1 January 2005		Additions		Decrease		30 June 2005
	(Audited)		(Unaudited)		(Unaudited)		(Unaudited)
	Rmb’000%		Rmb’000%		Rmb’000%		Rmb’000%
PetroChina	2,396,300	67	—	—	—	—	2,396,300	67
(d)	Movements of the capital or equity of subsidiaries controlled by the Company:

	Capital or						Capital or
	equity held						equity held
	at 1 January						at 30 June
	2005		Additions		Reduction		2005
	(Audited)%		(Unaudited)%		(Unaudited)%		(Unaudited)%
Winsway	36,154,000	70	—	—	—	—	36,154,000	70
Songmei	47,660,421	66	—	—	—	—	47,660,421	66
Jianxiu	44,537,759	99	—	—	—	—	44,537,759	99
Jinxiang	1,881,000	94	—	—	—	—	1,881,000	94
(e)	Related companies in which no control exists:

						Equity
						percentage
	Nature of	Date of	Place of	Registered		held at
Name	the enterprise	registration	registration	capital	Currency	30 June 2005	Principal activities
				Rmb’000
Jointly controlled entity – BASF	Sino-foreign joint venture	18 November 1995	Jilin	150,000	Rmb	40%	Manufacturing of petrochemical products
Associated company – Lianli	State-owned	22 March 2001	Jilin	42,210	Rmb	47%	Wholesale and retail of petrochemical products
     Besides the above jointly controlled entity and associated company, CP Finance, JCGC and its subsidiaries and the Company are subsidiaries of CNPC.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(f)	Significant related party transactions

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
PetroChina Group Companies
Purchase of crude oil	7,381,606,716	6,346,802,733
Purchase of production materials	3,087,315,721	889,064,803
Sale of gasoline and diesel oil	6,370,666,069	4,797,824,641
Sale of petrochemical products	5,781,710,572	4,027,539,747
Railway transport and water treatment services	17,093,143	14,950,134
Property safety insurance fund (Note (1))	16,575,567	16,474,896
Lease machinery and equipment	15,650,000	13,867,000

CNPC Group Companies
Loan drawn	2,861,390,000	4,438,120,000
Interest income	205,404	80,824
Interest expenses	58,391,975	117,735,079
Purchase of production materials	4,883,238	35,763,456

JCGC Group Companies
Sale of products	803,707,733	688,092,135
Examination and maintenance services	1,551,967	2,428,644
Construction of fixed assets	6,406,419	65,294,023
Purchase of raw materials and spare parts	161,119,999	46,100,792
Purchase of utilities and logistics services	130,880,152	146,837,253
Operating lease rentals in land and property	3,200,000	4,320,222

Lianli
Sale of goods	106,970,293	45,603,486
Purchase of raw materials	13,100,597	17,031,242
     The prices of the transactions between the Group and related companies are primarily based on market prices or agreement.
(1)	The Group participates in the property safe and insurance fund plan established and organised by CNPC under which it is required to make annual contribution to the plan at the 0.4% of the average cost of fixed assets and inventory. The fund is mainly used to compensate for the accidental property loss.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(g) Related party balances

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Accounts receivable from
– PetroChina Group Companies	287,222,470	211,529,663
– JCGC Group Companies	172,006,595	169,077,379
– Lianli	17,147,018	23,138,266

Accounts receivable due from related parties are for goods sold to these companies.

Other receivables from
– JCGC Group Companies	8,634,241	8,633,041

Other receivables due from related parties are mainly for expenses paid on their behalf.

Advances to suppliers to
– JCGC Group Companies	66,330,799	129,713,525
– CNPC Group Companies	10,147,018	7,171,710
– Lianli	—	239,298

The balance mainly represents advance payments for import of machinery through JCGC.

Accounts payable to
– CNPC Group Companies	1,160,276,272	186,038,691
– PetroChina Group Companies	3,717,784	—
– JCGC Group Companies	16,194,689	32,486,521
– Lianli	—	4,482,628

Advances from
– PetroChina Group Companies	1,460,160,000	1,481,263,819
– JCGC Group Companies	9,731,236	11,517,711
– Lianli	—	4,625,674

Other payables to
– JCGC Group Companies	32,350,846	41,618,179
Short-term loans from
– CP Finance	975,120,000	2,874,330,000

Other long-term liabilities from
– JCGC Group Companies	262,609,396	333,208,992
(h) Loans guaranteed by related parties

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Guaranteed by
– PetroChina Group Companies (Note V 19,20)	676,434,396	747,033,992
– JCGC Group Companies (Note V 19)	216,859,343	239,035,505
II – 87

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
VIII. CAPITAL COMMITMENTS
     At the balance sheet date, capital expenditures contracted for but not recognized in the financial statements are as follows:

	30 June	31 December
	2005	2004
	(Unaudited)	(Audited)
Property, plant and equipment	12,099,300	40,646,387

IX. NET PROFIT BEFORE NON-OPERATING LOSS

	Six months	Six months
	ended	ended
	30 June 2005	30 June 2004
	(Unaudited)	(Unaudited)
Net profit	123,956,551	605,087,927
Add/(Deduct): Non-operating (profit)/loss
– Net (income)/loss from disposal of fixed assets	(4,638,282)	34,157,624
– Non-seasonal shutdown	12,269,275	6,045,532
– Reversal of assets impairment provision	(900,104)	(1,570,546)
– Subsidy income	(2,683,084)	—
– Other	(1,170,067)	1,133,550

	126,834,289	644,854,087
Net impact on income tax	(949,654)	—

Net profit before non-operating loss	125,884,635	644,854,087

II – 88

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED CONSOLIDATED INTERIM CONDENSED PROFIT AND LOSS ACCOUNT
For the Six Months Ended 30 June 2005
(Amounts in thousands except for per share data)

		Six months ended 30 June
		2005	2004
	Notes	RMB	RMB
Turnover	3	17,992,634	13,729,975

Cost of sales		(17,508,817)	(12,615,949)

Gross profit		483,817	1,114,026

Distribution costs		(8,617)	(16,076)
Administrative expenses		(229,788)	(306,330)
Other operating income/(expenses), net		8,262	(62,364)

Operating profit	4	253,674	729,256

Interest expense		(94,851)	(152,934)
Interest income		823	585
Exchange loss		(29)	(3,829)
Exchange gain		12,226	6,926
Share of profit of a jointly controlled entity		8,443	12,559
Share of profit of an associated company		2,953	1,005

Profit before taxation		183,239	593,568
Taxation	5	(48,209)	—

Profit for the period		135,030	593,568

Attributable to:
Equity holders of the Company		128,536	606,354
Minority interest		6,494	(12,786)

		135,030	593,568

Basic and diluted earnings per share for profit attributable to the equity holders of the Company during the period	6	RMB0.04	RMB0.17

Dividend	7	—	—

The accompanying notes are an integral part of these financial statements.
II – 89

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED CONSOLIDATED INTERIM CONDENSED BALANCE SHEET
As of 30 June 2005
(Amounts in thousands)

		30 June	31 December
		2005	2004
	Notes	RMB	RMB
NON-CURRENT ASSETS
Property, plant and equipment	8	8,937,297	9,368,990
Interests in a jointly controlled entity		74,278	89,835
Investment in an associated company		12,258	9,305
Intangible assets	8	466,523	515,047
Deferred income tax assets	15	234,993	283,202

		9,725,349	10,266,379

CURRENT ASSETS
Inventories	9	1,449,954	2,606,053
Accounts receivable	10	317,832	265,245
Prepaid expenses and other current assets	11	390,461	441,891
Cash and cash equivalents	12	40,300	14,629

		2,198,547	3,327,818

CURRENT LIABILITIES
Accounts payable and accrued liabilities	13	4,633,438	4,429,686
Current income tax liabilities		97,523	113,079
Short-term borrowings	14	1,268,212	3,086,075

		5,999,173	7,628,840

NET CURRENT LIABILITIES		(3,800,626)	(4,301,022)

TOTAL ASSETS LESS CURRENT LIABILITIES		5,924,723	5,965,357

EQUITY
Equity attributable to equity holders of the Company
Share capital		3,561,078	3,561,078
Reserves		2,099,372	2,099,858
Accumulated losses		(476,848)	(605,870)

		5,183,602	5,055,066
Minority interest		20,770	14,276

Total equity		5,204,372	5,069,342

NON-CURRENT LIABILITIES
Long-term borrowings	14	720,351	896,015

		5,924,723	5,965,357

The accompanying notes are an integral part of these financial statements.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED CONSOLIDATED INTERIM CONDENSED CASH FLOW STATEMENT
For the Six Months Ended 30 June 2005
(Amounts in thousands)

		Six months ended 30 June
		2005	2004
	Notes	RMB	RMB
CASH FLOWS FROM OPERATING ACTIVITIES
Profit for the period		135,030	593,568
Adjustments for:
Taxation	5	48,209	—
Depreciation and amortisation	4	540,316	562,937
(Reversal)/provision for impairment of receivables	4	(882)	11,354
(Reversal)/provision for impairment of prepaid expenses and other current assets	4	(18)	11,179
Inventories writedowns	4	—	79,169
Provision for impairment of property, plant and equipment	4	—	19,814
Provision for impairment of intangible assets	4	—	6,698
Net (profit)/loss on disposal of property, plant and equipment	4	(4,638)	34,158
Share of profit of a jointly controlled entity		(8,443)	(12,559)
Share of profit of an associated company		(2,953)	(1,005)
Interest income		(823)	(585)
Interest expense		94,851	152,934
Changes in working capital:
Accounts and other receivables (net)		4,390	(221,291)
Inventories		1,156,099	(7,391)
Payables and accrued liabilities (net)		199,352	249,185

CASH GENERATED FROM OPERATIONS		2,160,490	1,478,165
Income tax paid		(15,556)	—
Interest received		823	585
Interest paid		(86,133)	(182,829)

NET CASH PROVIDED BY OPERATING ACTIVITIES		2,059,624	1,295,921

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED CONSOLIDATED INTERIM CONDENSED CASH FLOW STATEMENT
(Continued)
For the Six Months Ended 30 June 2005
(Amounts in thousands)

		Six months ended 30 June
		2005	2004
	Notes	RMB	RMB
CASH FLOWS FROM OPERATING ACTIVITIES		2,059,624	1,295,921

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures		(69,539)	(196,718)
Dividends received from a jointly controlled entity		24,000	—
Proceeds from disposal of property, plant and equipment		5,113	1,515

NET CASH USED FOR INVESTING ACTIVITIES		(40,426)	(195,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	14	2,861,390	4,854,427
Repayments of borrowings	14	(4,854,917)	(5,974,366)

NET CASH USED FOR FINANCING ACTIVITIES		(1,993,527)	(1,119,939)

Increase/(decrease) in cash and cash equivalents		25,671	(19,221)
Cash and cash equivalents at beginning of period		14,629	35,499

Cash and cash equivalents at end of period		40,300	16,278

The accompanying notes are an integral part of these financial statements.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED CONSOLIDATED INTERIM CONDENSED STATEMENT OF CHANGES IN EQUITY
For the Six Months Ended 30 June 2005
(Amounts in thousands)

	Attributable to equity holders
	of the Company
	Share	Accumulated		Minority
	capital	losses	Reserves	interest	Total equity
	RMB	RMB	RMB	RMB	RMB
Balance at 1 January 2004 as previously represented	3,561,078	(3,151,353)	2,100,831	—	2,510,556

Representation as a result of the adoption of revised IAS 1 and IAS 27 (Note 1)	—	—	—	30,800	30,800

Balance at 1 January 2004	3,561,078	(3,151,353)	2,100,831	30,800	2,541,356

Profit for the period	—	606,354	—	(12,786)	593,568

Transfer to accumulated losses on realisation of revaluation reserve	—	486	(486)	—	—

Balance at 30 June 2004	3,561,078	(2,544,513)	2,100,345	18,014	3,134,924

Balance at 1 January 2005 as previously represented	3,561,078	(605,870)	2,099,858	—	5,055,066

Representation as a result of the adoption of revised IAS 1 and IAS 27 (Note 1)	—	—	—	14,276	14,276

Balance at 1 January 2005	3,561,078	(605,870)	2,099,858	14,276	5,069,342

Profit for the period	—	128,536	—	6,494	135,030

Transfer to accumulated losses on realisation of revaluation reserve	—	486	(486)	—	—

Balance at 30 June 2005	3,561,078	(476,848)	2,099,372	20,770	5,204,372

The accompanying notes are an integral part of these financial statements.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM CONDENSED FINANCIAL STATEMENTS
For the Six Months Ended 30 June 2005
(Amounts in thousands unless otherwise stated)
1. BASIS OF PREPARATION AND ACCOUNTING POLICIES
     The unaudited consolidated interim condensed financial statements are prepared in accordance with International Accounting Standards 34 “Interim Financial Reporting”. The accounting policies and methods of computation used in the preparation of the consolidated interim condensed financial statements are consistent with those used in the preparation of the annual financial statements for the year ended 31 December 2004 except for the ones modified by the Company as a result of the adoption of the new revised International Financial Reporting Standards (“IFRS”).
     In 2005, the Group adopted the new revised IFRS below, which are relevant to its operations. The 2004 comparative numbers have been amended as required, in accordance with the relevant requirements. The adoption of the IFRS did not result in substantial changes to the Group’s accounting policies. In summary:
—	IAS 1 and 27 (both revised in 2003) have affected the presentation of minority interest; IAS 1 (revised in 2003) requires the disclosure of critical accounting estimates.

—	IAS 2, 8, 10, 16, 17, 21, 28, 31, 32, 33 (all revised in 2003) and 39 (revised in 2004) had no material effect on the Group’s policies.

—	IAS 24 (revised in 2003) has affected the identification of related parties and some other related-party disclosures (see the revised accounting policy below).

—	IFRS 5 has resulted in a change in the accounting policy relating to the recognition of assets held for sale or discontinued operation, which did not have any material impact on the results and financial positions of the Group as the Group did not hold material assets in this category during the periods presented.
Related Parties
     Related parties include China National Petroleum Corporation (“CNPC”) and its subsidiaries, other state-controlled enterprises and their subsidiaries directly or indirectly controlled by PRC government, corporations in which the Company is able to control, jointly control or exercise significant influence, key management personnel of the Company, PetroChina Company Limited (“PetroChina”) and CNPC and their close family members.
     Costs that incur unevenly during the financial year are anticipated or deferred in the interim report only if it would also be appropriate to anticipate or defer such costs at the end of the financial year.
     These unaudited consolidated interim condensed financial statements should be read in conjunction with the 2004 annual financial statements where the accounting policies are described in more detail.
     The results of operations for the six months ended 30 June 2005 are not necessarily indicative of the results to be expected for the full year ending 31 December 2005.
New accounting developments
     In December 2004, the International Financial Reporting Interpretation Committee (“IFRIC”) released IFRIC 4 “Determining whether an arrangement contains a lease”, effective for annual periods on or after 1 January 2006. The Group is evaluating the matter and effect of adoption of IFRIC 4.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
2. CRITICAL ACCOUNTING ESTIMATES
     Estimates are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.
     The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within 2005 are discussed below.
(a) Impairment of property, plant and equipment
     The Group assesses its property, plant and equipment for possible impairment whenever events or change in circumstance indicate that the carrying value of the assets may not be recoverable. Determination as to whether and how much an asset is impaired involves management estimates on highly uncertain matters, such as future prices of crude oil, refined products and chemical products, production profile, etc. However, the impairment reviews and calculations are based on assumptions that are consistent with the Group’s business plan. Favourable changes to some assumptions might have avoided the need to impair any assets in these periods, whereas unfavourable changes might have caused an additional unknown number of other assets to become impaired.
(b) Deferred tax asset
     The Group recognises deferred tax assets for all deductible temporary differences and the carryforward of unused tax losses and unused tax credits to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences, unused tax losses or unused tax credits can be utilised. Determination as to the probability and to what extent the deferred tax asset should be recognised involves management estimates on the future profitability of the Company. The estimate of the Company’s future profitability is in consistent with the Group’s business plan and is critical to the recognition of the deferred tax assets. In the case that the future profitability is over-estimated, the deferred tax asset might have not been recognised or only been partially recognised.
     Significant assumptions involved in the impairment assessment and deferred tax asset recognition discussed above included the ones for the future prices of crude oil and refined products. The Company made an assumption that the government is to adjust the refined product prices in the next five years to eventually enable the refining business in China to gain a proper margin in line with the international benchmark.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
3. SEGMENT INFORMATION
     Six months ended 30 June 2005

			Chemical
		Petrochemical	fertilisers
		and organic	and	Synthetic	Other
	Petroleum	chemical	inorganic	rubber	products
	products	products	products	products	and services	Total
	RMB	RMB	RMB	RMB	RMB	RMB
Revenues	7,263,050	7,943,724	337,620	1,017,254	1,430,986	17,992,634

Segment results	(1,351,841)	1,571,834	(23,606)	145,611	(88,324)	253,674
Finance costs, net						(81,831)
Share of profit of a jointly controlled entity	—	8,443	—	—	—	8,443
Share of profit of an associated company	—	—	—	—	2,953	2,953

Profit before taxation						183,239

     Six months ended 30 June 2004

			Chemical
		Petrochemical	fertilisers
		and organic	and	Synthetic	Other
	Petroleum	chemical	inorganic	rubber	products
	products	products	products	products	and services	Total
	RMB	RMB	RMB	RMB	RMB	RMB
Revenues	6,212,553	5,493,959	616,306	800,349	606,808	13,729,975

Segment results	(93,733)	818,966	(91,967)	172,965	(76,975)	729,256
Finance costs, net						(149,252)
Share of profit of a jointly controlled entity	—	12,559	—	—	—	12,559
Share of profit of an associated company	—	—	—	—	1,005	1,005

Profit before taxation						593,568

     All assets and operations of the Group are located in the PRC, which is considered as one geographic location in an economic environment with similar risks and returns. Accordingly, no geographic segment information is presented.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
4. OPERATING PROFIT
     The following items have been charged/(credited) to operating profit during the period:

	Six months ended 30 June
	2005	2004
	RMB	RMB
Crediting
Government grants and subsidies	(2,683)	—
Charging
Amortisation of intangible assets	48,524	61,562
Depreciation of property, plant and equipment	491,792	501,375
Net (profit)/loss on disposal of property, plant and equipment (included in “other operating (income)/expenses”)	(4,638)	34,158
Provision for impairment of property, plant and equipment (included in “cost of sales”)	—	19,814
Provision for impairment of intangible assets (included in “cost of sales”)	—	6,698
(Reversal)/provision for impairment of receivables (included in “administrative expenses”)	(882)	11,354
(Reversal)/provision for impairment of prepaid expenses and other current assets (included in “other operating (income)/expenses”)	(18)	11,179
Inventory writedowns (included in “cost of sales”)	—	79,169
Research and development expenditure	279	192
Employee compensation costs	378,110	497,520
Operating lease rentals on land and buildings	3,200	4,320
Operating lease rentals on plant and machinery	15,650	13,867
Repair and maintenance	163,357	304,285
5. TAXATION

	Six months ended 30 June
	2005	2004
	RMB	RMB
PRC income tax	—	—
Deferred tax	48,209	—

	48,209	—

     Income tax expense is recognised based on the best estimate of the weighted average annual income tax rate expected for the full financial year. During the six months ended 30 June 2005 and 2004 there was no current tax expense because of the utilisation of tax loss carryforwards. Tax expense during the six months ended 30 June 2005 results from changes in the deferred tax assets and liabilities at the expected annual rate of 33%.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     The tax on the Group’s profit before taxation differs from the theoretical amount that would arise using the basic tax rate in the PRC applicable to the Group as follows:

	Six months ended 30 June
	2005	2004
	RMB	RMB
Profit before taxation	183,239	593,568

Tax calculated at a rate of 33%	60,469	195,877
Utilisation of previously unrecognised deferred tax assets	—	(202,269)
Other	(12,260)	6,392

Tax expense	48,209	—

6. BASIC AND DILUTED EARNINGS PER SHARE
     Basic and diluted earnings per share for the six months ended 30 June 2005 have been computed by dividing the profit attributable to equity holders of the Company of RMB128,536 (2004: RMB606,354) by the number of 3,561,078,000 shares issued and outstanding for the period.
7. DIVIDEND
     The directors do not recommend the payment of an interim dividend for the six months ended 30 June 2005 (2004: nil).
8. PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

	Property,
	plant and	Intangible
	equipment	assets
	RMB	RMB
Net book value:
At 1 January 2005	9,368,990	515,047
Additions	63,770	—
Disposals	(3,671)	—
Depreciation/amortisation	(491,792)	(48,524)

At 30 June 2005	8,937,297	466,523

Net book value:
At 1 January 2004	9,929,535	621,534
Additions	261,460	168
Disposals	(35,673)	—
Depreciation/amortisation	(501,375)	(61,562)
Impairment	(19,814)	(6,698)

At 30 June 2004	9,634,133	553,442

Additions	270,284	10,129
Disposals	(12,204)	—
Depreciation/amortisation	(535,817)	(48,524)
Impairment	12,594	—

At 31 December 2004	9,368,990	515,047

Capital commitments contracted but not provided for:
At 30 June 2005	12,099	—
At 31 December 2004	40,646	—

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
9. INVENTORIES

	30 June	31 December
	2005	2004
	RMB	RMB
Raw materials	578,056	1,294,877
Work in progress	530,901	692,320
Finished goods	135,893	460,687
Spare parts	449,000	406,903
Low value consumables and packing materials	12,401	7,563

	1,706,251	2,862,350

Less: Provision of inventory writedowns	(256,297)	(256,297)

	1,449,954	2,606,053

10. ACCOUNTS RECEIVABLE

	30 June	31 December
	2005	2004
	RMB	RMB
Due from third parties	218,325	236,943
Due from related parties
– PetroChina	287,222	211,530
– JCGC (a fellow subsidiary) Group Companies	172,007	169,077
– An associated company	17,147	23,138
– Other state-controlled enterprises	263,691	265,999

	958,392	906,687

Less: Provision for impairment loss
– Due from third parties	(205,114)	(211,932)
– Due from related parties	(435,446)	(429,510)

	317,832	265,245

     Amounts due from related parties are interest free and unsecured. Related parties are offered credit terms of no more than 30 days.
     Provision for impairment of amounts due from related parties charged to profit and loss account was RMB5,936 for the six months ended 30 June 2005 (Six months ended 30 June 2004: RMB2,507).
     The ageing analysis of accounts receivable at 30 June 2005 is as follows:

	30 June	31 December
	2005	2004
	RMB	RMB
Within 1 year	289,193	222,075
Between 1 to 2 years	—	2,042
Between 2 to 3 years	2,042	299
Over 3 years	667,157	682,271

	958,392	906,687

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     In 2002, the Group implemented a cash sales policy for the majority of its customers. Certain selected customers are offered credit terms of no more than 30 days. There is no change in this policy during 2004 and the six months ended 30 June 2005.
11. PREPAID EXPENSES AND OTHER CURRENT ASSETS

	30 June	31 December
	2005	2004
	RMB	RMB
Other receivables	86,528	97,823
Amounts due from related parties
– CNPC Group Companies	10,147	7,172
– JCGC (a fellow subsidiary) Group Companies	74,965	138,347
– An associated company	—	239
– Other state-controlled enterprises	274,323	188,895
Down payments to suppliers	15,237	62,940
Prepaid expenses	2,624	19,856

	463,824	515,272

Less: Provision for impairment loss
– Due from third parties	(52,927)	(52,927)
– Due from related parties	(20,436)	(20,454)

	390,461	441,891

     Amounts due from related parties are interest free, unsecured and repayable in accordance with normal commercial terms.
     Reversal of provision for impairment amounts due from related parties credited to profit and loss account was RMB18 for the six months ended 30 June 2005 (Six months ended 30 June 2004: Nil).
12. CASH AND CASH EQUIVALENTS

	30 June	31 December
	2005	2004
	RMB	RMB
Cash on hand	18	6
Bank deposits balance
– China Petroleum Finance Company Limited (Note (i))	4	19
– State-controlled banks	40,278	14,604

	40,300	14,629

(i)	China Petroleum Finance Company Limited (“CP Finance”) is a subsidiary of CNPC and a non-bank financial institution approved by the People’s Bank of China. The deposits yield interest at prevailing saving deposit rates.

(ii)	The weighted average effective interest rate on bank deposits was 0.72% (2004: 0.72%) for the six months ended 30 June 2005.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
13. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	30 June	31 December
	2005	2004
	RMB	RMB
Trade payables	1,205,534	1,548,764
Advances from customers	203,243	545,545
Salaries and welfare payable	194,570	197,094
Other payables and accrued liabilities	200,731	121,461
Amounts due to related parties
– PetroChina	2,620,436	1,667,303
– CNPC Group Companies	3,718	—
– JCGC (a fellow subsidiary) Group Companies	58,277	85,623
– An associated company	—	9,109
– Other state-controlled enterprises	146,929	254,787

	4,633,438	4,429,686

     Amounts due to related parties are interest free, unsecured and with no fixed term of repayment.
     The ageing analysis of trade payables at 30 June 2005 is as follows:

	30 June	31 December
	2005	2004
	RMB	RMB
Within 1 year	1,112,293	1,450,029
Between 1 to 2 years	25,483	33,123
Between 2 to 3 years	12,345	23,267
Over 3 years	55,413	42,345

	1,205,534	1,548,764

14. BORROWINGS

	30 June	31 December
	2005	2004
	RMB	RMB
Short-term borrowings	1,268,212	3,086,075
Long-term borrowings	720,351	896,015

	1,988,563	3,982,090

     All borrowings are due to related parties, as shown in Note 16 — “Related party transactions”.
     The movement in borrowings is analysed as follows:

	Six months ended 30 June
	2005	2004
	RMB	RMB
Balance at 1 January	3,982,090	6,509,897
New borrowings	2,861,390	4,854,427
Repayments of borrowings	(4,854,917)	(5,974,366)

Balance at 30 June	1,988,563	5,389,958

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

	30 June	31 December
	2005	2004
	RMB	RMB
Short-term borrowings
Bank loans — unsecured (Note (i))	44,640	44,640
Loans from a fellow subsidiary (Note (ii))	975,120	2,874,330

	1,019,760	2,918,970
Current portion of long-term borrowings	248,452	167,105

	1,268,212	3,086,075

(i)	At 30 June 2005, bank loans bear interest at the rate ranging from 5.84% to 7.25% (31 December 2004: from 5.84% to 7.25%) per annum and are guaranteed by Jilin Merchandise Group, a third-party of the Group.

(ii)	The outstanding loans are the drawn down part of the borrowing facilities provided by CP Finance totaling RMB8 billion. The loans are unsecured and bear interest at the rate ranging from 4.776% to 5.019% (31 December 2004: from 4.776% to 5.019%) per annum. On 19 July 2005, CP Finance agreed to extend the borrowing facilities period to 31 December 2008.

(iii)	The carrying amounts of short-term borrowings approximate their fair value.

	30 June	31 December
	2005	2004
	RMB	RMB
Long-term borrowings
Unsecured long-term borrowings	968,803	1,063,120
Current portion of long-term borrowings	(248,452)	(167,105)

	720,351	896,015

     The analysis of the above long-term borrowings is as follows:

Wholly repayable within five years	908,704	984,094
Not wholly repayable within five years	60,099	79,026

	968,803	1,063,120

Current portion of long-term borrowings	(248,452)	(167,105)

	720,351	896,015

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Details of long-term borrowings are as follows:

		30 June	31 December
	Interest rate and	2005	2004
	final maturity	RMB	RMB
US dollar — denominated loans	Floating interest rate at 0% to 8.66% per annum as of 30 June 2005, with maturities through 2029	820,401	867,251

Japanese Yen — denominated loans	Fixed interest rate at 4.10% to 5.30% per annum as of 30 June 2005, with maturities through 2008	123,114	157,746

Euro — denominated loans	Fixed interest rate at 8.30% per annum as of 30 June 2005, with maturities through 2006	25,288	38,123

		968,803	1,063,120

15. DEFERRED INCOME TAX
     Deferred income tax is calculated in full on temporary differences under the liability method using a principal tax rate of 33% (2004: 33%).
     Deferred tax balances are attributable to the following items:

	At 1 January	Profit and	At 30 June
	2005	loss account	2005
	RMB	RMB	RMB
Deferred tax liabilities:
Non-current:
Revaluation of fixed assets	2,787	(240)	2,547
Exchange gain in respect of loans borrowed for fixed assets	18,304	(1,206)	17,098
Deferred tax effect on housing subsidy cost	11,288	(1,538)	9,750
Deferred tax effect on accelerated depreciation and amortisation	119,622	111,432	231,054

Total deferred tax liabilities	152,001	108,448	260,449

Deferred tax assets:
Non-current:
Deferred tax effect on tax losses	—	67,932	67,932
Deferred tax effect on deductible temporary differences	435,203	(7,693)	427,510

Total deferred tax assets	435,203	60,239	495,442

Net deferred tax balance	283,202	(48,209)	234,993

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

	At 1 January	Profit and	At 30 June
	2004	loss account	2004
	RMB	RMB	RMB
Deferred tax liabilities:
Non-current:
Revaluation of fixed assets	3,266	(240)	3,026
Exchange gain in respect of loans borrowed for fixed assets	20,717	(1,206)	19,511
Deferred tax effect on housing subsidy cost	14,363	(1,538)	12,825

Total deferred tax liabilities	38,346	(2,984)	35,362

Deferred tax assets:
Non-current:
Deferred tax effect on tax losses	38,346	(2,984)	35,362

Total deferred tax assets	38,346	(2,984)	35,362

Net deferred tax balance	—	—	—

     Deferred income tax assets for tax losses carried forward and deductible temporary differences (mainly impairment provisions for receivables, inventories and write-down of carrying value of property, plant and equipment) are recognised to the extent that realisation of the related tax benefit through future taxable income is probable.
     On 20 September 2004, the Chinese Ministry of Finance and State Administration of Taxation jointly issued an income tax regulation which allows companies in northeast China to shorten the depreciation and amortisation periods of property, plant and equipment and intangible assets on tax basis effective 1 July 2004. Therefore, at 30 June 2005, deferred tax liabilities of RMB231,054 (2004: RMB119,622) is recognised cumulatively on the temporary difference arising from accelerated depreciation and amortisation.
16. RELATED PARTY TRANSACTIONS
     PetroChina, the immediate parent of the Company, is a subsidiary of CNPC. CNPC is a state-controlled enterprise and is directly controlled by PRC government. PRC government is regarded as the ultimate controlling party of the Company. PetroChina produces financial statements available for public use.
     The Group has extensive transactions and relationships with members of the CNPC group, including PetroChina, JCGC (a fellow subsidiary) Group companies and other CNPC Group companies. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions with other state-controlled enterprises or wholly unrelated parties.
     In addition to the related party information shown elsewhere in these interim condensed financial statements (amounts due from and due to related parties are disclosed in Note 10 — “Accounts receivable”, Note 11 — “Prepaid expenses and other current assets”, Note 12 — “Cash and cash equivalents” and Note 13 —“Accounts payable and accrued liabilities”), the following is a summary of significant related party transactions

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
entered into in the ordinary course of business between the Group and its related parties during the periods indicated below:

		Six months ended 30 June
		2005	2004
		RMB	RMB
PetroChina (parent)
Purchase of crude oil	(a)	7,381,607	6,346,803
Purchase of production materials	(a)	3,087,316	889,065
Sale of gasoline and diesel oil	(b)	6,370,666	4,797,824
Sale of petrochemical goods	(b)	5,781,711	4,027,540
Railway transport and water treatment services	(b)	17,093	14,950
Lease machinery and equipment	(c)	15,650	13,867
Property safety insurance fund	(d)	16,576	16,475

CNPC Group Companies
Interest income	(e)	205	81
Purchase of production materials	(f)	4,883	35,763

JCGC (a fellow subsidiary) Group Companies
Sale of products	(g)	803,708	688,092
Examination and maintenance services	(h)	1,552	2,429
Construction of fixed assets	(i)	6,406	65,294
Purchase of production materials and spare parts	(j)	161,120	46,101
Purchase of utilities and logistic services	(k)	130,880	146,837
Operating lease rentals in land and property	(l)	3,200	4,320

An associated company
Sale of goods	(m)	106,970	45,603
Purchase of materials	(n)	13,101	17,031

Other state-controlled banks and enterprises
Interest income	(o)	618	504
Sale of goods	(p)	704,383	529,564
Purchase of crude oil	(q)	2,432,110	1,195,862
Purchase of materials	(q)	618,769	421,838

(a)	Represents purchase of crude oil, naphtha, benzene, etc.

(b)	Represents sale of diesel oil, gasoline, petrochemical goods, such as ethylene, propylene, etc. and provide railway transport and water treatment services.

(c)	Represents rentals for operating lease on property, plant and equipment.

(d)	The Group participates in the property safe and insurance fund plan established and organised by PetroChina under which it is required to make annual contribution to the plan at 0.4% of the average cost of fixed assets and inventory. The fund is mainly used to compensate for the accidental property loss.

(e)	Represents interest income for deposits from CP Finance.

(f)	Represents purchase of materials and spare parts.

(g)	Represents sale of refinery products, chemical products, etc.

(h)	Represents processing fee for semi-finished products.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(i)	Represents construction fee of property, plant and equipment.

(j)	Represents purchase of spare parts, low value consumables etc.

(k)	Represents fees for welfare and support services.

(l)	Represents rentals for operating lease on land and buildings.

(m)	Represents sale of chemical products, etc.

(n)	Represents purchase of materials and spare parts.

(o)	Represents interest income for deposits from other state-controlled banks.

(p)	Represents sale of refinery products, chemical products, etc.

(q)	Represents purchase of crude oil, materials and spare parts, etc.

	Six months ended 30 June
	2005	2004
Loan from related parties	RMB	RMB
CNPC Group Companies
Principal
Beginning of the period	2,874,330	4,791,900
Loan received during the period	2,861,390	4,438,120
Loan repayments paid	(4,760,600)	(5,031,550)

End of the period	975,120	4,198,470

Interest expenses
Beginning of the period	—	—
Interest charged during the period	58,392	117,735
Interest paid	(58,392)	(117,735)

End of the period	—	—

JCGC (a fellow subsidiary) Group Companies
Principal
Beginning of the period	333,209	441,726
Loan repayments paid	(70,600)	(61,434)

End of the period	262,609	380,292

Interest expenses
Beginning of the period	14,731	14,503
Interest charged during the period	12,835	12,373
Interest paid	(10,346)	(12,475)

End of the period	17,220	14,401

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

	Six months ended 30 June
	2005	2004
State-controlled Banks	RMB	RMB
Principal
Beginning of the period	774,551	1,276,271
Loan received during the period	—	416,307
Loan repayments paid	(23,717)	(881,382)

End of the period	750,834	811,196

Interest expenses
Beginning of the period	11,319	39,225
Interest charged during the period	23,624	22,826
Interest paid	(17,395)	(52,619)

End of the period	17,548	9,432

Key management compensation

Fee for key management personnel	40	40
Salaries, allowance and other benefits	325	280
Contribution to retirement benefit scheme	22	23

	387	343

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED SUPPLEMENTARY INFORMATION – SIGNIFICANT DIFFERENCES BETWEEN FINANCIAL STATEMENTS PREPARED UNDER PRC ACCOUNTING REGULATIONS (“PRC GAAP”) AND INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”)
(Amounts in thousands unless otherwise stated)
     Effect of significant differences between PRC GAAP and IFRS on profit and equity is summarised below.

		Six months ended 30 June
		2005	2004
	Notes	RMB	RMB
Net profit as reported under PRC GAAP		123,957	605,088
Adjustments to conform with IFRS:
– Depreciation expense due to revaluation of fixed assets at 28 February 1995	(i)	(726)	(726)
– Depreciation expense on fixed assets due to difference in exchange gains capitalised	(iii)	(3,655)	(3,655)
– Amortisation of housing subsidy cost	(iv)	(4,660)	(4,660)
– Reversal of amortisation of land use rights	(v)	10,636	10,307
– Tax adjustment	(vi)	2,984	—
– Minority interest	(vii)	6,494	(12,786)

Profit as reported under IFRS		135,030	593,568

II – 108

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

		30 June	31 December
		2005	2004
	Notes	RMB	RMB
Shareholders’ equity as reported under PRC GAAP		5,977,581	5,853,624
Adjustments to conform with IFRS:
– Surplus on revaluation of fixed assets at 28 February 1995	(i)	29,033	29,033
– Deferred tax effect on revaluation surplus on revaluation of fixed assets at 28 February 1995	(i)	(9,580)	(9,580)
– Depreciation expense due to revaluation at 28 February 1995	(i)	(15,003)	(14,277)
– Difference in loss on write-off of fixed assets due to revaluation at 28 February 1995	(ii)	(6,309)	(6,309)
– Exchange gains in respect of funds borrowed for fixed assets	(iii)	112,471	112,471
– Depreciation expense on fixed assets due to difference in exchange gains capitalised	(iii)	(60,661)	(57,006)
– Housing subsidy cost	(iv)	29,542	34,202
– Deferred tax effect on housing subsidy cost	(iv)	(23,587)	(23,587)
– Adjustment of land use rights at 1 January 2001	(v)	(853,657)	(864,293)
– Tax adjustment	(vi)	3,772	788
– Minority interest	(vii)	20,770	14,276

Equity as reported under IFRS		5,204,372	5,069,342

(i)	In connection with the application for listing of the Company’s shares on The Stock Exchange of Hong Kong Limited, the Company engaged American Appraisal Hong Kong Limited, independent valuers in Hong Kong, to perform a valuation of all of the Group’s fixed assets as of 28 February 1995. The valuation resulted in a surplus of RMB29,033. The surplus arising from the valuation was credited to revaluation reserve. Depreciation expense under IFRS includes the effect of revaluation of fixed assets at 28 February 1995. Under PRC GAAP, this revaluation, which was not officially approved as part of the 1994 Restructuring, was not recognised. Accordingly, depreciation charge calculated under PRC GAAP is lower than that under IFRS.

II – 109

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(ii)	In prior years, certain fixed assets including those revalued at 28 February 1995 were written off in connection with the shut down of manufacturing assets. As the effect of the valuation at 28 February 1995 has not been recognised under PRC GAAP, additional loss on write-off of fixed assets relating to the surplus arising from the 28 February 1995 revaluation was recorded in the IFRS financial statements.

(iii)	Under IFRS, foreign currency translation gains relating to borrowings to the extent that they are adjustments to the interest costs of funds used to finance the construction of fixed assets are capitalised. Under PRC GAAP, all foreign currency translation differences relating to funds borrowed to finance the construction of fixed assets are capitalised during the construction period. Accordingly, the cost of the underlying fixed assets as reported in the IFRS financial statements is greater than that as determined under PRC GAAP, and thus resulted in additional depreciation charge.

(iv)	As a result of the reorganisation of CNPC and PetroChina, PetroChina agreed to bear the cost of housing subsidy and accordingly the relevant payable to JCGC of RMB84,089, after netting off deferred tax of RMB23,587, was credited to capital reserve under IFRS. Under PRC GAAP, the payable of RMB84,089 was offset against housing subsidy cost brought forward of RMB75,681 and the balance of RMB8,408 was credited to capital reserve. Consequently, there is no amortisation of housing subsidy cost under PRC GAAP.

(v)	Under PRC GAAP, land use rights are recognised at the appraised value and amortised over 50 years. With effect from 1 January 2001, the Company has applied IAS 17 “ Leases”, as clarified by IAS 40 “Investment Property”, to the accounting for land use rights. The Company has therefore reclassified land use rights as operating leases and is now reflecting the carrying value of land use rights at historical cost of RMB nil. Consequently, there is no amortisation of land use rights under IFRS commencing 2001.

(vi)	Adjustment of deferred tax effect of items (i) through (iv) above.

(vii)	In accordance with the revised IAS1 and 27 (both revised in 2003), minority interest becomes part of the profit for the period and total equity of the Group, whereas under PRC GAAP, they are respectively excluded from the net profit and total shareholders’ equity of the Group.

II – 110

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED SUPPLEMENTARY INFORMATION – SIGNIFICANT DIFFERENCES BETWEEN IFRS AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (“U.S. GAAP”)
(Amounts in thousands unless otherwise stated)
     Effect of significant differences between IFRS and U.S. GAAP on profit and equity is summarised below:

		Six months ended 30 June
		2005	2004	2005
	Notes	RMB	RMB	USD
Profit under IFRS		135,030	593,568	16,315
U.S. GAAP adjustments:
– Depreciation charge on fixed asset revaluation surplus on Restructuring and at 28 February 1995	(i)	4,541	5,611	549
– Depreciation charge on writedown in carrying amount (net of minority interests) of fixed assets, net of impairment	(i)	(12,722)	(12,978)	(1,537)
– Difference in loss on write-off of fixed assets due to writedown in carrying amount of fixed assets	(i)	—	(19,978)	—
– Depreciation charge on foreign currency translation difference on interest components capitalised in fixed assets	(ii)	765	765	92
– Tax effect	(iv)	2,447	—	296
– Minority interest	(v)	(6,494)	12,786	(785)

Profit under U.S. GAAP		123,567	579,774	14,930

Basic and diluted earnings per share		RMB0.03	RMB0.16	USD0.00

II – 111

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP

		30 June	31 December	30 June
		2005	2004	2005
	Notes	RMB	RMB	USD
Equity as reported under IFRS		5,204,372	5,069,342	628,813
U.S. GAAP adjustments:
– Fixed asset revaluation on Restructuring and at 28 February 1995	(i)	(744,007)	(744,007)	(89,894)
– Depreciation charge on fixed assets due to revaluation on Restructuring and at 28 February 1995	(i)	681,225	676,684	(82,308)
– Reduction in loss on write-off of fixed assets	(i)	11,532	11,532	1,393
– Reversal of writedown in carrying amount (net of minority interests) of fixed assets, net of impairment of fixed assets	(i)	254,446	254,446	30,743
– Depreciation charge on writedown in carrying amount (net of minority interests) of fixed assets, net of impairment	(i)	(66,121)	(53,399)	(7,989)
– Foreign currency translation difference on interest components capitalised in fixed assets	(ii)	(30,616)	(30,616)	(3,699)
– Depreciation charge on foreign currency translation difference on interest components capitalised in fixed assets	(ii)	13,013	12,248	1,572
– Gain on transfer of fixed assets to Jilian	(iii)	(65,320)	(65,320)	(7,892)
– Tax effect	(iv)	(17,870)	(20,317)	(2,158)
– Minority interest	(v)	(20,770)	(14,276)	(2,510)

Equity as reported under U.S. GAAP		5,219,884	5,096,317	630,687

II – 112

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
     Changes in equity under U.S. GAAP for the six months ended 30 June 2005 and 2004 are as follows:

	Six months ended 30 June
	2005	2004	2005
	RMB	RMB	USD
Equity as reported under U.S. GAAP at beginning of the period	5,096,317	2,609,909	615,757
Profit for the period	123,567	579,774	14,930

Equity as reported under U.S. GAAP at end of the period	5,219,884	3,189,683	630,687

(i)	Revaluation of fixed assets

On 30 September 1994, the fixed assets transferred to the Company by Jilin Chemical Industrial Corporation as part of the Restructuring were appraised, as required by the relevant PRC regulations, by a firm of independent valuers registered in the PRC. The revaluation of the fixed assets transferred resulted in RMB714,974 in excess of the prior carrying value and was recorded in share capital and capital reserve and not as a revaluation reserve. The depreciation charge on the revaluation surplus for the six months ended 30 June 2005 was RMB3,815 (2004: RMB4,885), represented the depreciation charge on the revaluation surplus of Jilian (previously a jointly controlled entity of the Company) reclassified since 2003 as a result of the Company’s acquisition of the remaining 35% equity interest in Jilian in December 2002. For purposes of reconciling to the U.S. GAAP financial data, the effect of the revaluation and the related depreciation charge is reversed.

On 28 February 1995, the Group’s fixed assets were further revalued by a firm of independent valuers registered in Hong Kong to satisfy the Hong Kong Stock Exchange listing requirements. This revaluation, which resulted in an additional revaluation surplus of RMB29,033, was not recognised by the PRC authorities and was therefore not recorded in the statutory accounting books. The depreciation charge on the revaluation surplus for the six months ended 30 June 2005 was RMB726 (2004: RMB726). For purposes of reconciling to the U.S. GAAP financial data, the revaluation surplus, the related depreciation charge and the tax effect are reversed.

In prior years, certain fixed assets with a net book value of RMB11,532 related to revaluation surplus recorded in share capital and capital reserve were written off as a charge to the income statement in connection with the shut down of manufacturing assets. For purposes of reconciling to the U.S. GAAP financial data, the effect of the revaluation relating to the write-off of fixed assets is reversed.

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
As at 31 December 2002, the directors of the Company compared the carrying amount of the Group’s property, plant and equipment to their estimate of its fair value, and on the basis of this review, made an adjustment to reduce the carrying amount by RMB323,844. Under IFRS, the adjustment arising from the comparison, net of minority interests of RMB1,604, amounting to RMB322,240 was charged to the income statement. For purposes of reconciling to the U.S. GAAP financial data, the write-down adjustment is reversed since the related undiscounted cash flows adequately recover the carrying value of these assets despite a decrease in fair value. As at 31 December 2003, the discounted cash flows of certain fixed assets among the above write-down fixed assets were lower than their carrying value by RMB42,700 and was charged to the income statement for the reconciliation to U.S. GAAP.
In 2004, certain fixed assets of which the carrying amount under IFRS is lower than that under U.S. GAAP by RMB25,094 (for the six months ended 30 June 2005: nil; for the six months ended 30 June 2004: RMB19,978) due to the above write-down adjustment of RMB322,240 at 31 December 2002 were written off. For purposes of reconciling to the U.S. GAAP financial data, the additional loss on fixed assets write-down, amounting to RMB25,094 is charged to the income statement.
The net impact of the above write-down adjustment of RMB254,446 (2004: RMB254,446) is reversed as at 30 June 2005. The related depreciation of above write-down adjustment for the six months ended 30 June 2005 of RMB12,722 (2004: RMB12,978) is charged to the income statement.

(ii)	Foreign exchange losses

Under U.S. GAAP, foreign exchange losses are expensed in the period in which they occur.

Under IFRS, the Group capitalised foreign currency translation difference relating to borrowings to the extent that these are adjustments to the interest costs of funds used to finance the construction of fixed assets during the period of construction. For purposes of reconciling to the U.S. GAAP financial data, the effect of the capitalised foreign currency translation difference and the related depreciation charge is reversed.

II – 114

APPENDIX II FINANCIAL INFORMATION ON THE JILIN GROUP
(iii)	Fixed assets transferred to Jilian

During the period ended 31 December 1994, certain fixed assets of the Company were appraised and transferred to Jilian, which was 65% owned and jointly controlled by the Company prior to December 2002 when the Company acquired the 35% minority interest. At the time of the 1994 transfer, the Company retained 65% of revaluation surplus arising from the appraisal of these assets which amounted to RMB121,309 within the revaluation reserve and recognized a gain of RMB65,320, representing 35% of revaluation surplus, from the transfer to the other joint venture partner of a 35% interest in the fixed assets. The depreciation charge on the revaluation surplus related to these assets for the six months ended 30 June 2005 was RMB3,815 (2004: RMB3,815). For purposes of reconciling to the U.S. GAAP financial data, the effect of the revaluation, the related depreciation charge and the gain on the transfer is reversed. In addition, as the Company acquired the remaining 35% equity interest in Jilian in December 2002, Jilian has become a branch of the Company. Therefore, since 2003, the reversed depreciation charge on the revaluation surplus for Jilian’s fixed assets has been included in the Company’s depreciation charge on fixed assets due to revaluation on Restructuring and at 28 February 1995 for the reconciliation to U.S. GAAP.

(iv)	Income tax effect

Adjustment to reflect deferred tax effect of U.S. GAAP reconciliation items (i) through (iii) above. In years prior to 2004, a full valuation allowance was established under U.S. GAAP to reduce net deferred tax assets to zero. Beginning 31 December 2004, the valuation allowance was reversed as it is more likely than not that such deferred tax assets would be realised.

(v)	In accordance with the revised IAS1 and 27 (both revised in 2003), minority interest becomes part of the profit for the period and total equity of the Group, whereas under U.S. GAAP, they are respectively excluded from the net profit and total shareholders’ equity of the Group.

(vi)	Amounts in RMB have been converted into United States dollars at the respective rates of USD1.00: RMB8.2765 announced by the People’s Bank of China as at 30 June 2005. No representation is made that the RMB amounts could have been or could be converted into US dollars at that rate.

II – 115

APPENDIX III	FURTHER FINANCIAL INFORMATION
ON THE JILIN GROUP
     Set out below is the Third Quarterly Report for 2005 of Jilin dated 28 October 2005 which was reproduced on the website of the Hong Kong Stock Exchange. Please note that all the financial information set out in this quarterly report has been prepared in accordance with the applicable PRC accounting standards and is unaudited. This quarterly report is included for your information only.
UNAUDITED BALANCE SHEETS
As at 30 September 2005
(All amounts are stated in RMB Yuan unless otherwise stated)
In RMB Yuan

	30 September	31 December	30 September	31 December
	2005	2004	2005	2004
	Group	Group	Company	Company
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and bank	15,543,241	14,629,219	14,058,077	11,819,321
Short-term investments	—	—	—	—
Notes receivable	1,819,488	10,545,237	1,819,488	9,456,637
Dividend receivable	—	—	—	—
Interest receivable	—	—	—	—
Accounts receivable	227,916,701	254,700,444	302,148,200	322,568,028
Other receivables	33,646,347	45,075,155	7,349,589	19,094,936
Advances to suppliers	163,882,111	376,959,411	160,498,274	376,874,901
Subsidy receivable	—	—	—	—
Inventories	2,213,371,330	2,606,053,383	2,163,709,900	2,566,518,007
Prepaid expenses	19,814,666	19,856,484	18,186,208	19,474,862
Long-term bond investments maturing within one year	—	—	—	—
Other current assets	—	—	—	—

Total current assets	2,675,993,884	3,327,819,333	2,667,769,736	3,325,806,692

LONG-TERM INVESTMENTS
Long-term equity investments	125,925,225	99,139,594	163,355,454	169,469,728
Long-term bond investments	—	—	—	—

Total long-term investments	125,925,225	99,139,594	163,355,454	169,469,728
Including: Consolidation difference

III – 1

APPENDIX III	FURTHER FINANCIAL INFORMATION
ON THE JILIN GROUP

	30 September	31 December	30 September	31 December
	2005	2004	2005	2004
	Group	Group	Company	Company
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
ASSETS
FIXED ASSETS
Fixed assets-cost	16,024,620,125	16,196,975,563	15,691,542,022	15,822,513,692
Less: Accumulated depreciation	(7,293,596,941)	(6,719,916,853)	(7,150,806,487)	(6,545,147,557)
Fixed assets-net book value	8,731,023,184	9,477,058,710	8,540,735,535	9,277,366,135
Less: Impairment of fixed assets	(419,228,779)	(282,023,248)	(410,799,267)	(269,931,112)
Fixed assets-net book amount	8,311,794,405	9,195,035,462	8,129,936,268	9,007,435,023
Construction materials	14,732,460	2,837,473	14,732,460	2,837,473
Construction in progress	141,824,709	42,555,665	141,824,709	42,555,665
Fixed assets pending disposal	—	—	—	—

Total fixed assets	8,468,351,574	9,240,428,600	8,286,493,437	9,052,828,161

INTANGIBLE AND OTHER ASSETS
Intangible assets	1,245,725,625	1,345,139,741	1,244,237,512	1,343,581,225
Long-term deferred expenses	110,674,349	64,648,462	110,674,349	64,648,462
Other long-term assets	—	—	—	—

Total intangible and other assets	1,356,399,974	1,409,788,203	1,354,911,861	1,408,229,687

DEFERRED TAXES
Deferred tax assets	292,493,055	315,580,641	292,493,055	315,580,641

TOTAL ASSETS	12,919,163,712	14,392,756,371	12,765,023,543	14,271,914,909

The accompanying notes form an integral part of these financial statements.

III – 2

APPENDIX III	FURTHER FINANCIAL INFORMATION
ON THE JILIN GROUP

	30 September	31 December	30 September	31 December
	2005	2004	2005	2004
	Group	Group	Company	Company
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term loans	2,132,160,000	2,918,970,000	2,087,520,000	2,874,330,000
Notes payable	—	—	—	—
Accounts payable	1,880,956,559	1,891,153,893	1,818,691,188	1,864,805,946
Advances from customers	1,993,171,128	2,137,105,902	1,982,845,552	2,119,941,248
Salaries payable	167,779,635	139,240,168	161,069,400	139,183,607
Welfare payable	74,945,260	57,854,011	61,969,868	48,261,501
Dividend payable	—	—	—	—
Taxes payable	(106,287,532)	154,334,897	(107,921,236)	150,912,286
Other levies payable	—	—	—	—
Other payables	129,400,615	137,027,193	123,390,879	131,685,926
Accrued expenses	120,011,366	26,049,897	115,468,804	26,049,897
Provisions	—	—	—	—
Long-term liabilities due within one year	145,321,576	167,105,430	145,321,576	167,105,430
Other current liabilities	—	—	—	—

Total current liabilities	6,537,458,607	7,628,841,391	6,388,356,031	7,522,275,841

LONG-TERM LIABILITIES
Long-term loans	553,007,385	682,499,114	553,007,385	682,499,114
Debentures payable	—	—	—	—
Payables due after one year	—	—	—	—
Special project payables	—	—	—	—
Other long-term liabilities	119,545,397	213,515,526	119,545,397	213,515,526

Total long-term liabilities	672,552,782	896,014,640	672,552,782	896,014,640

DEFERRED TAXES
Deferred tax liabilities	—	—	—	—

TOTAL LIABILITIES	7,210,011,389	8,524,856,031	7,060,908,813	8,418,290,481

MINORITY INTERESTS	5,037,593	14,275,912	—	—

SHAREHOLDERS’ EQUITY
Share capital	3,561,078,000	3,561,078,000	3,561,078,000	3,561,078,000
Capital surplus	2,295,540,602	2,293,618,886	2,295,540,602	2,293,618,886
Statutory common reserve fund	699,270,943	701,442,717	693,730,248	693,730,248
Including: Statutory common welfare fund	126,834,279	126,834,279	125,287,623	125,287,623
Accumulated losses	(851,774,815)	(702,515,175)	(846,234,120)	(694,802,706)
Foreign exchange difference reserve	—	—	—	—

Total shareholders’ equity	5,704,114,730	5,853,624,428	5,704,114,730	5,853,624,428

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	12,919,163,712	14,392,756,371	12,765,023,543	14,271,914,909

The accompanying notes form an integral part of these financial statements.

III – 3

APPENDIX III	FURTHER FINANCIAL INFORMATION
ON THE JILIN GROUP
UNAUDITED PROFIT AND LOSS ACCOUNTS
For nine months ended 30 September 2005
(All amounts are stated in RMB Yuan unless otherwise stated)
In RMB Yuan

		2005(1-9)	2004(1-9)	2005(1-9)	2004(1-9)	2005(7-9)	2004(7-9)	2005(7-9)	2004(7-9)
Items		Group	Group	Company	Company	Group	Group	Company	Company
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	SALES REVENUE	23,129,520,751	20,272,595,485	23,049,855,657	20,249,122,782	7,007,325,543	7,715,878,932	6,994,631,971	7,703,580,892
	Less: Cost of sales	(21,986,180,223)	(17,010,650,379)	(21,936,000,556)	(16,965,599,703)	(6,862,767,315)	(6,055,172,908)	(6,847,773,851)	(6,044,399,024)
	Sales tax and other levies	(570,554,354)	(565,409,565)	(570,554,354)	(565,409,565)	(161,513,511)	(199,044,499)	(161,513,511)	(199,044,499)

						—	—	—	—
2.	GROSS PROFIT ON SALES	572,786,174	2,696,535,541	543,300,747	2,718,113,514	(16,955,283)	1,461,661,525	(14,655,391)	1,460,137,369
	Add: Other operating loss	(96,981,354)	(35,648,241)	(109,005,612)	(43,443,859)	(39,248,199)	3,948,800	(45,903,924)	1,508,024
	Less: Selling expenses	(12,172,237)	(20,432,509)	(12,165,972)	(20,424,375)	(3,555,323)	(4,356,284)	(3,551,773)	(4,355,194)
	General and administrative expenses	(419,453,674)	(502,909,770)	(387,720,815)	(486,494,507)	(152,256,951)	(120,190,557)	(141,807,346)	(115,095,908)
	Financial expenses, net	(82,305,426)	(213,879,720)	(80,468,675)	(209,564,865)	(382,832)	(64,546,981)	324,188	(63,203,180)

3.	OPERATING (LOSS)/PROFIT	(38,126,517)	1,923,665,301	(46,060,327)	1,958,185,908	(212,398,588)	1,276,516,503	(205,594,246)	1,278,991,111
	Add: Investment income	14,712,077	25,360,938	17,885,726	3,710,860	3,315,236	11,797,546	(1,800,849)	11,557,884
	Subsidy income	2,683,084	—	2,683,084	—	—	—	—	—
	Non-operating income	30,142,169	5,800,915	30,094,317	5,772,197	22,932,632	4,107,034	22,930,698	4,106,434
	Less: Non-operating expenses	(244,279,365)	(83,185,692)	(243,682,575)	(80,709,344)	(230,361,207)	(13,081,967)	(229,764,417)	(12,783,735)
						—	—	—	—
4.	TOTAL (LOSS)/PROFIT	(234,868,552)	1,871,641,462	(239,079,775)	1,886,959,621	(416,511,927)	1,279,339,116	(414,228,814)	1,281,871,694
	Less: Income tax	87,648,361	366,500,820	87,648,361	366,500,820	138,840,849	366,500,820	138,840,849	366,500,820
	Minority interests	(4,211,223)	15,318,159	—	—	2,283,113	2,532,578	—	—

5.	(NET LOSS)/NET PROFIT	(151,431,414)	2,253,460,441	(151,431,414)	2,253,460,441	(275,387,965)	1,648,372,514	(275,387,965)	1,648,372,514
Supplementary Information

		2005 (1-9)		2004 (1-9)		2005 (7-9)		2004 (7-9)
		Group	Company	Group	Company	Group	Company	Group	Company
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	Income from sale and disposal of departments or investees	—	—	—	—	—	—	—	—
2.	Loss from natural catastrophe	—	—	—	—	—	—	—	—
3.	Increase in total profit resulting from change in accounting policies	—	—	—	—	—	—	—	—
4.	Increase in total profit resulting from change in accounting estimates	—	—	—	—	—	—	—	—
5.	Loss from debt restructuring	—	—	—	—	—	—	—	—
6.	Other	—	—	—	—	—	—	—	—
The accompanying notes form an integral part of these financial statements.

III – 4

APPENDIX III	FURTHER FINANCIAL INFORMATION
ON THE JILIN GROUP
UNAUDITED PROFIT APPROPRIATION STATEMENTS
For nine months ended 30 September 2005
(All amounts are stated in RMB Yuan unless otherwise stated)
In RMB Yuan

		2005(1-9)	2004(1-9)	2005(1-9)	2004(1-9)	2005(7-9)	2004(7-9)	2005(7-9)	2004(7-9)
Items		Group	Group	Company	Company	Group	Group	Company	Company
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	(NET LOSS) / NET PROFIT	(151,431,414)	2,253,460,441	(151,431,414)	2,253,460,441	(275,387,965)	1,648,372,514	(275,387,965)	1,648,372,514
	Add: Accumulated losses at the beginning of the period	(702,515,175)	(3,276,275,225)	(694,802,706)	(3,268,562,756)	(578,558,624)	(2,671,187,298)	(570,846,155)	(2,663,474,829)
	Transfer from other sources	2,171,774	—	—	—	2,171,774	—	—	—

2.	ACCUMULATED LOSSES	(851,774,815)	(1,022,814,784)	(846,234,120)	(1,015,102,315)	(851,774,815)	(1,022,814,784)	(846,234,120)	(1,015,102,315)
	Less: Transfer to statutory common reserve fund	—	—	—	—	—	—	—	—
	Transfer to statutory common welfare fund	—	—	—	—	—	—	—	—
	Transfer to staff and workers’ bonus and welfare fund	—	—	—	—	—	—	—	—

3.	ACCUMULATED LOSSES	(851,774,815)	(1,022,814,784)	(846,234,120)	(1,015,102,315)	(851,774,815)	(1,022,814,784)	(846,234,120)	(1,015,102,315)
	Less: Dividend for preference stocks	—	—	—	—	—	—	—	—
	Transfer to discretionary common reserve fund	—	—	—	—	—	—	—	—
	Dividend for common stocks	—	—	—	—	—	—	—	—
	Dividend for common stocks transferred to capital	—	—	—	—	—	—	—	—

4.	ACCUMULATED LOSSES AT THE END OF THE PERIOD	(851,774,815)	(1,022,814,784)	(846,234,120)	(1,015,102,315)	(851,774,815)	(1,022,814,784)	(846,234,120)	(1,015,102,315)
The accompanying notes form an integral part of these financial statements.

III – 5

APPENDIX III	FURTHER FINANCIAL INFORMATION ON THE JILIN GROUP
UNAUDITED CASH FLOW STATEMENTS
For Nine Months Ended 30 September 2005
(All amounts are stated in RMB Yuan unless otherwise stated)
In RMB Yuan

		2005 (1-9)	2004 (1-9)	2005 (1-9)	2004 (1-9)
Items		Group	Group	Company	Company
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	Cash flows from operating activities
	Cash received from sale of goods or rendering of services	27,168,919,596	22,106,440,170	26,994,491,512	21,933,703,770
	Refund of tax	9,674,715	—	9,674,715	—
	Cash received relating to other operating activities	4,111,878	1,585,007	3,771,092	2,705,926

	Sub-total of cash inflows	27,182,706,189	22,108,025,177	27,007,937,319	21,936,409,696
	Cash paid for goods and services	(23,970,744,321)	(17,234,743,527)	(23,890,087,648)	(17,137,026,234)
	Cash paid to and on behalf of employees	(573,642,723)	(377,061,238)	(518,575,259)	(332,283,503)
	Payment of all types of taxes	(1,288,711,815)	(1,457,888,033)	(1,261,887,014)	(1,447,032,387)
	Cash paid relating to other operating activities	(79,291,759)	(115,298,530)	(77,046,512)	(101,366,696)

	Sub-total of cash outflows	(25,912,390,618)	(19,184,991,328)	(25,747,596,433)	(19,017,708,820)

	Net cash flows from operating activities	1,270,315,571	2,923,033,849	1,260,340,886	2,918,700,876

2.	Cash flows from investing activities
	Cash received from sale of investments	—	—	—	—
	Cash received from return of investments	24,000,000	—	24,000,000	—
	Net cash received from disposal of fixed assets and intangible assets	44,821,675	5,411,795	44,821,675	5,411,795
	Cash received relating to other investing activities	—	—	—	—

	Sub-total of cash inflows	68,821,675	5,411,795	68,821,675	5,411,795
	Cash paid to acquire fixed assets and other long- term assets	(178,911,875)	(343,836,822)	(171,915,874)	(341,456,335)
	Cash paid to acquire investments	—	—	—	—
	Cash paid relating to other investing activities	(2,172,466)	—	—	—

	Sub-total of cash outflows	(181,084,341)	(343,836,822)	(171,915,874)	(341,456,335)

	Net cash flows from investing activities	(112,262,666)	(338,425,027)	(103,094,199)	(336,044,540)

III - 6

APPENDIX III	FURTHER FINANCIAL INFORMATION ON THE JILIN GROUP

		2005 (1-9)	2004 (1-9)	2005 (1-9)	2004 (1-9)
Items		Group	Group	Company	Company
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
3.	Cash flows from financing activities
	Proceeds from issuing shares	—	—	—	—
	Including: Cash received from minority shareholders	—	—	—	—
	Proceeds from borrowings	6,237,780,000	7,193,651,091	6,237,780,000	7,180,511,091
	Cash received relating to other financing activities	—	—	—	—

	Sub-total of cash inflows	6,237,780,000	7,193,651,091	6,237,780,000	7,180,511,091
	Repayment of borrowings	(7,269,835,712)	(9,543,151,581)	(7,269,835,712)	(9,528,551,581)
	Cash paid for interest expense	(125,083,171)	(250,677,839)	(122,952,219)	(248,528,029)
	Including: Dividends paid to minority shareholders	—	—	—	—
	Cash paid relating to other financing activities	—	—	—	—
	Including: Cash paid to minority shareholders due to reduction of capital of subsidiaries	—	—	—	—

	Sub-total of cash outflows	(7,394,918,883)	(9,793,829,420)	(7,392,787,931)	(9,777,079,610)

	Net cash flows from financing activities	(1,157,138,883)	(2,600,178,329)	(1,155,007,931)	(2,596,568,519)

4 .	Effect of foreign exchange rate changes on cash	—	—	—	—

5 .	Net increase/(decrease) in cash and cash equivalents	914,022	(15,569,507)	2,238,756	(13,912,183)
The accompanying notes form an integral part of these financial statements.

III - 7

APPENDIX III	FURTHER FINANCIAL INFORMATION ON THE JILIN GROUP
Supplementary Information
In RMB Yuan

		2005 (1-9)	2004 (1-9)	2005 (1-9)	2004 (1-9)
Items		Group	Group	Company	Company
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
1.	Reconciliation of (net loss)/net profit to cash flows from operating activities
	(Net loss) / Net profit	(151,431,414)	2,253,460,441	(151,431,414)	2,253,460,441
	Add: Minority interests	4,211,223	(15,318,159)	—	—
	Provision for impairment of assets	154,319,903	128,214,613	154,319,903	127,551,812
	Depreciation of fixed assets	699,830,361	696,183,871	686,351,398	679,430,675
	Amortization of intangible assets	81,677,543	94,217,092	81,607,140	94,135,326
	Amortization of long-term deferred expenses	22,994,079	50,671,416	22,994,079	50,671,416
	(Increase)/Decrease in prepaid expenses	(76,279)	(7,562,597)	1,288,654	(7,511,766)
	Increase in accrued expenses	94,983,506	135,306,373	90,440,944	133,037,108
	Gain on disposal of fixed assets	(26,976,081)	(5,411,795)	(26,976,081)	(5,411,795)
	Loss on scrapping of fixed assets	69,808,846	44,011,067	68,796,766	42,102,713
	Financial expenses	124,061,134	220,784,600	121,930,182	218,634,790
	Investment income	(14,712,077)	(25,360,938)	(17,885,726)	(3,710,860)
	Deferred tax credit/(debit)	23,087,586	(366,500,820)	23,087,586	(366,500,820)
	Decrease/(Increase) in inventories	392,012,453	(7,841,261)	402,808,107	10,386,255
	Decrease/(Increase) in operating receivables	240,480,941	(387,582,982)	264,992,495	(407,142,547)
	(Decrease)/Increase in operating payables	(443,956,153)	115,762,928	(461,983,147)	99,568,128

	Net cash flows from operating activities	1,270,315,571	2,923,033,849	1,260,340,886	2,918,700,876

2.	Investing and financing activities that do not involve cash receipts and payments
	Purchase of fixed assets	—	—	—	—
	Convertible bonds maturing within one year	—	—	—	—
	Finance lease of fixed assets	—	—	—	—

III - 8

APPENDIX III	FURTHER FINANCIAL INFORMATION ON THE JILIN GROUP

		2005 (1-9)	2004 (1-9)	2005 (1-9)	2004 (1-9)
Items		Group	Group	Company	Company
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
3.	Net increase / (decrease) in cash and cash equivalents
	Cash at the end of the period	15,543,241	19,929,312	14,058,077	16,762,885
	Less: Cash at the beginning of the period	(14,629,219)	(35,498,819)	(11,819,321)	(30,675,068)
	Cash equivalents at the end of the period	—	—	—	—
	Less: Cash equivalents at the beginning of the period	—	—	—	—
	Net increase/(decrease) in cash and cash equivalents	914,022	(15,569,507)	2,238,756	(13,912,183)
The accompanying notes form an integral part of these financial statements.
Supplementary Information
Asset impairment provision as at 30 September 2005 (Unaudited)
(All amounts are stated in RMB Yuan unless otherwise stated)

		As at 1 January 2005		Current period addition				Current period reduction				As at 30 September 2005
						Reversal caused by		Other transfer-out
						increase of assets value		(Note)		Total
Items		Group	Company	Group	Company	Group	Company	Group	Company	Group	Company	Group	Company
1.	Bad debt provision	714,823,053	714,156,695	—	—	—	—	(900,104)	(900,104)	(900,104)	(900,104)	713,922,949	713,256,591
	Including: Accounts receivable	641,441,767	640,775,409	—	—	—	—	(882,289)	(882,289)	(882,289)	(882,289)	640,559,478	639,893,120
	Other receivables	73,381,286	73,381,286	—	—	—	—	(17,815)	(17,815)	(17,815)	(17,815)	73,363,471	73,363,471

2.	Provision for impairment of short-term investments	—	—	—	—	—	—	—	—	—	—	—	—
	Including: Equity investments	—	—	—	—	—	—	—	—	—	—	—	—
	Bond investments	—	—	—	—	—	—	—	—	—	—	—	—

3.	Inventory provision	256,297,079	255,622,836	—	—	—	—	—	—	—	—	256,297,079	255,622,836
	Including: Raw materials	70,820,662	70,820,662	—	—	—	—	—	—	—	—	70,820,662	70,820,662
	Work in progress	5,643,854	5,643,854	—	—	—	—	—	—	—	—	5,643,854	5,643,854
	Finished goods	16,210,129	15,535,886	—	—	—	—	—	—	—	—	16,210,129	15,535,886
	Spare parts	163,262,401	163,262,401	—	—	—	—	—	—	—	—	163,262,401	163,262,401
	Low value consumables and packing materials	360,033	360,033	—	—	—	—	—	—	—	—	360,033	360,033

III - 9

APPENDIX III	FURTHER FINANCIAL INFORMATION ON THE JILIN GROUP

		As at 1 January 2005		Current period addition				Current period reduction				As at 30 September 2005
						Reversal caused by		Other transfer-out
						increase of assets value		(Note)		Total
Items		Group	Company	Group	Company	Group	Company	Group	Company	Group	Company	Group	Company
4.	Provision for impairment of long-term investments	—	—	—	—	—	—	—	—	—	—	—	—
	Including: Long-term equity investments	—	—	—	—	—	—	—	—	—	—	—	—
	Long-term bond investments	—	—	—	—	—	—	—	—	—	—	—	—
5.	Provision for impairment of fixed assets	282,023,248	269,931,112	155,220,007	155,220,007	—	—	(18,014,476)	(14,351,852)	(18,014,476)	(14,351,852)	419,228,779	410,799,267
	Including: Buildings	54,004,790	54,320,147	—	—	—	—	—	—	—	—	54,004,790	54,320,147
	Machinery	176,484,961	175,250,656	155,220,007	155,220,007	—	—	(18,014,476)	(14,351,852)	(18,014,476)	(14,351,852)	313,690,492	316,118,811
	Equipment	46,996,897	39,123,709	—	—	—	—	—	—	—	—	46,996,897	39,123,709
	Motor vehicles	4,536,600	1,236,600	—	—	—	—	—	—	—	—	4,536,600	1,236,600
6.	Provision for impairment of intangible assets	6,698,195	6,698,195	—	—	—	—	—	—	—	—	6,698,195	6,698,195
	Including: Technical know-how	6,698,195	6,698,195	—	—	—	—	—	—	—	—	6,698,195	6,698,195
	Patent	—	—	—	—	—	—	—	—	—	—	—	—
7.	Provision for impairment of construction in progress	7,220,081	7,220,081	—	—	—	—	—	—	—	—	7,220,081	7,220,081
8.	Provision for trust loan	—	—	—	—	—	—	—	—	—	—	—	—

Note:
(1)	The other transfer-out of bad debt provision in the nine months period ended 30 September 2005 represents the provision due to the collection of according receivables.
(2)	The other transfer-out of provision for impairment of fixed assets in the nine months period ended 30 September 2005 is due to the disposal or scrapping of fixed assets provided in prior years.
         For the nine months ended 30 September 2005, the only new material reconciling item, in addition to the ones for the six months ended 30 June 2005 which have been disclosed in Appendix II, between PRC accounting standards and U.S. GAAP is the profit recognised on the land use right disposal in August 2005. The revaluation surplus on this land use right, which was recognised under PRC accounting standards, was not recognised under U.S. GAAP originally. Hence, the profit on this disposal recognised in August 2005 under U.S. GAAP exceeded the one recognised under PRC accounting standards by approximately RMB17 million.

III – 10

APPENDIX III	FURTHER FINANCIAL INFORMATION ON THE JILIN GROUP

INDEBTEDNESS STATEMENT
     As at the close of business on 30 September 2005, being the latest practicable date for the purpose of this indebtedness statement prior to the printing of this Composite Document, Jilin had bank and other loans of approximately RMB2,950.03 million, out of which unsecured bank loans amounting to approximately RMB790.18 million are guaranteed by CNPC, PetroChina and Jilin Merchant Group Company Limited. Save as aforesaid, Jilin did not have, at the close of business on 30 September 2005, outstanding liabilities or any mortgages, charges, debentures, loan capital, bank overdrafts, loans, liabilities under acceptance or other similar indebtedness, hire purchase of finance lease obligations or any guarantees or other material contingent liabilities, other than the one disclosed in section “Material Litigation” of Appendix VI.
MATERIAL CHANGES
     Except for disclosure made in material litigation section, the Directors of Jilin are not aware of any other material changes in the financial or trading position or prospects of Jilin subsequent to 31 December 2004, the date to which the latest audited consolidated financial statements of the Jilin Group were made.

III - 11

APPENDIX IV	PROSPECTIVE FINANCIAL INFORMATION OF THE JILIN GROUP

     The forecast for the unaudited net loss attributable to the shareholders of Jilin for the financial year ending 31 December 2005 is set out in the “Letter from the Jilin Board” in this Composite Document.
     Bases:
     The forecast has been prepared by the Jilin Board based on the unaudited management accounts for the Jilin Group for the ten months ended 31 October 2005 and a forecast of the consolidated results of the Jilin Group for the remaining two months of the year ending 31 December 2005.
     The forecast has been prepared in accordance with International Financial Reporting Standards.
     Assumptions:
     The loss forecast of approximately RMB600 million for the financial year ending 31 December 2005 was prepared by the Jilin Board based on the following principal assumptions at the time when the loss forecast statement was made which was on the date of the Announcement:
1.	There will be no material changes in the existing laws or regulations, government policies or political, legal (including changes in legislation or regulations or rules), fiscal or economic conditions in the PRC or any of the countries applicable to the business activities of Jilin.

2.	There will be no material changes in the inflation, interest rates or exchange rate in the PRC or any countries applicable to the business activities of Jilin from those prevailing as at 31 October 2005.

3.	There will be no material changes in the bases or rates of taxation or duties in the PRC or any countries applicable to the business activities of Jilin.

4.	The volume of products manufactured and sold and the price (as at 31 October 2005) of the products purchased or sold for will not be adversely affected by the acts of wars, hostilities, epidemic and/or terrorism.

5.	There will be no material adverse changes in world trade which would harm the chemical industry.

6.	There will be no material changes in Jilin’s operations and Jilin will be able to keep full capacity of production and achieve 100% sales of all its production in November and December 2005.

IV - 1

APPENDIX IV	PROSPECTIVE FINANCIAL INFORMATION
OF THE JILIN GROUP
7.	There will be no interruption of operations that will adversely affect Jilin as a result of a shortage in supply of crude oil and fuels or any other circumstances such as natural disasters which are beyond the Jilin’s control.

8.	Jilin will be able to obtain services from third parties at the market prices in October 2005.

9.	There will be no government action or industrial disputes for reasons that are beyond the control of Jilin or no significant litigation which will materially affect the operations and results of Jilin; and

10.	There will be no significant change to the product mix of Jilin during the forecast period.
     This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.
     The prospective financial information included in this Composite Document has been prepared by Jilin’s management for use in this Composite Document in accordance with stock exchange requirements in Hong Kong and in accordance with International Financial Reporting Standards. Such information is the responsibility of Jilin’s management. PricewaterhouseCoopers has neither examined nor compiled the accompanying prospective financial information for the purpose of its inclusion herein, and accordingly, PricewaterhouseCoopers does not provide any form of assurance with respect to or for purposes of this Composite Document. The PricewaterhouseCoopers report included in this Composite Document relates to Jilin’s historical financial statements. It does not extend to the prospective financial information and should not be read to do so. U.S. investors not familiar with International Financial Reporting Standards are cautioned not to place undue reliance on this prospective financial information because a reconciliation of the difference between International Financial Reporting Standards and U.S. generally accepted accounting practices has not been prepared.

IV - 2

APPENDIX V	GENERAL INFORMATION RELATING
TO CNPC AND PETROCHINA
1.	RESPONSIBILITY

1.1	The issue of this Composite Document has been approved by the PetroChina Directors.

1.2	This Composite Document includes particulars given in compliance with the Takeovers Code and the Exchange Act for the purpose of giving information with regard to PetroChina and the H Share Offer.

1.3	The PetroChina Directors jointly and severally accept full responsibility for the accuracy of the information contained in this Composite Document (other than that relating to the Jilin Group) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this Composite Document (other than as specified above) have been arrived at after due and careful consideration and there are no other facts (other than those relating to the Jilin Group) not contained in this Composite Document, the omission of which would make any of the statements in this Composite Document misleading.

2.	INTERESTS IN THE JILIN SHARES

2.1	Save as disclosed below:
(a)	neither PetroChina nor any Concert Party owned or controlled; and

(b)	none of the PetroChina Directors (including their respective spouses, children under the age of 18, related trusts and companies controlled by any of them) was beneficially interested (as described in Part XV of the SFO) in, directly or indirectly, any Jilin Shares as at the Latest Practicable Date:

Name	Number of Jilin H Shares
PetroChina	2,396,300,000	(1)
Citigroup	727,900	(2)

(1)	PetroChina is the owner of the 2,396,300,000 state-owned legal-person shares of Jilin, representing approximately 67.29% of the registered share capital of Jilin.

(2)	The 727,900 Jilin H Shares held by Citigroup, being a party presumed to be acting in concert with PetroChina, shall not be noted at the H Share Class Meeting.
2.2	There are no persons who have, prior to the posting of this Composite Document, irrevocably committed themselves to accepting or rejecting the H Share Offer.

APPENDIX V	GENERAL INFORMATION RELATING
TO CNPC AND PETROCHINA
3.	DEALINGS IN THE JILIN SHARES

3.1	Save as disclosed below:
(a)	neither PetroChina nor any Concert Party; and

(b)	none of the PetroChina Directors (including their respective spouses, children under the age of 18, related trusts and companies controlled by any of them)
has dealt for value in any Jilin Shares, options, warrants, derivatives or any securities convertible into the Jilin Shares during the period beginning six months prior to the Offer Period and ending on the Latest Practicable Date:

	Type of	Transaction	No. of Jilin	Price per Jilin
Name	Transaction	Date	H Shares	H Share (HK$)
Citigroup Global Markets
Financial Products LLC	Buy	16 September 2005	352,000	2.500

Citigroup Global Markets
Financial Products LLC	Buy	21 September 2005	230,000	2.475

Citigroup Global Markets
Financial Products LLC	Buy	23 September 2005	100,000	2.400

			682,000 (1)

(1)	The 682,000 Jilin H Shares held by Citigroup Global Markets Financial Products LLC, being a party presumed to be acting in concert with PetroChina, shall not be voted at the H Share Class Meeting.
3.2	No arrangement of the kind referred to in the third paragraph of Note 8 to Rule 22 of the Takeovers Code exists between PetroChina or any Concert Party, and any other person.

4.	ARRANGEMENTS IN CONNECTION WITH THE H SHARE OFFER AND THE A SHARE OFFER

4.1	No benefit had been, nor will any benefit be given, by PetroChina to any Jilin Director as compensation for loss of office or otherwise (if any) in connection with the H Share Offer or the A Share Offer (save as statutory compensation required under the appropriate laws).

APPENDIX V	GENERAL INFORMATION RELATING
TO CNPC AND PETROCHINA
4.2	There is no agreement, arrangement or understanding (including any compensation arrangement) between PetroChina or any Concert Parties and any of the Jilin Directors or recent Jilin Directors, holders of the Jilin Shares or recent holders of the Jilin Shares having any connection with or dependence upon the H Share Offer or the A Share Offer.

5.	INFORMATION ON PETROCHINA

5.1	PetroChina was established as a joint stock company with limited liability under the PRC Company Law on 5 November 1999 as part of the restructuring of CNPC, the ultimate controlling shareholder of PetroChina. In the restructuring, CNPC injected into PetroChina most of the assets and liabilities of CNPC relating to its exploration and production, refining and marketing, chemicals and natural gas businesses. The registered capital of PetroChina following completion of an issue of new H shares on 15 September 2005 is RMB179,020,977,818 (pending registration procedures). CNPC holds approximately 88.21% shares of the enlarged total registered capital of PetroChina and PetroChina’s H shareholders hold approximately 11.79% shares of the enlarged total registered capital of PetroChina.

5.2	PetroChina’s American Depositary Shares and H shares first commenced trading on the NYSE and the Hong Kong Stock Exchange on 6 April 2000 and 7 April 2000, respectively.

5.3	The registered office of PetroChina is situated at 16 Andelu, Dongcheng District, Beijing, PRC 100011. PetroChina’s principal place of businesses in Hong Kong is Unit 3606, Tower 2, Lippo Centre, 89 Queensway, Admiralty, Hong Kong, PetroChina’s business telephone number is (+8610) 8488-6270.

5.4	The principal members of the Concert Parties are the PetroChina Directors.

5.5	Set out below are the names, present principal occupation or employment, five-year employment history and certain other information concerning the directors and executive officers of PetroChina. Neither PetroChina nor any of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Unless otherwise indicated the principal business address of each such individual is c/o PetroChina, 16 Andelu, Dongcheng District, Beijing, 100011, the People’s Republic of China and, except for Mr. Chee-Chen Tung, who is a citizen of Great Britain, and Mr. Franco Bernabè, who is a citizen of Italy, each person is a citizen of the People’s Republic of China.

APPENDIX V	GENERAL INFORMATION RELATING
TO CNPC AND PETROCHINA
At a PetroChina Board meeting on 8 November 2005, the term of office of two directors, Mr. Ren Chuanjun and Mr. Zou Haifeng, and the term of office of three supervisors, Mr. Li Kecheng, Mr. Zhang Youcai and Mr. Sun Chongren, were terminated early and they left the PetroChina Board and the supervisory committee of PetroChina accordingly.
At the extraordinary general meeting of PetroChina held on 8 November 2005, Mr. Wang Yilin, Mr. Zeng Yukang and Mr. Jiang Fan were elected to the PetroChina Board and Mr. Wang Fucheng and Mr. Li Yongwu were elected to the supervisory committee of PetroChina. Mr. Wang Fucheng had previously resigned from the PetroChina Board on 20 September 2005. Each of these newly elected directors and supervisors will serve for a three-year term.
Chen Geng:
     Mr. Chen is Chairman of the PetroChina Board and President of CNPC. Mr. Chen is a senior economist. Mr. Chen graduated from Beijing Economics Institute (currently Capital University of Economics and Business), majoring in Labour Economics, and has over 30 years’ experience in China’s oil and gas industry. From October 1983, Mr. Chen was Deputy Director of Changqing Petroleum Exploration Bureau. From April 1985, he was Deputy Director of the Labour Department under the Ministry of Petroleum Industry. From August 1988, he was Director of the Labour Bureau of CNPC. From December 1993, he was Assistant President of CNPC. From September 1997, he was Vice President of CNPC and from March 1998, he was Deputy Director of the State Petroleum and Chemical Industry Bureau. In February 2001, Mr. Chen was appointed as a Vice President of CNPC. He has been a director of PetroChina since 8 June 2001 and was President of PetroChina from 3 December 2002 to May 2004. He was appointed as President of CNPC in April 2004 and Chairman of the board of directors of PetroChina in May 2004.
Jiang Jiemin:
     Mr. Jiang is a Vice Chairman of the PetroChina Board and President of PetroChina and a Vice President of CNPC. Mr. Jiang is a senior economist. Mr. Jiang graduated from the University of Shandong in industrial economics management. He has almost 30 years’ experience in China’s oil and gas industry. Mr. Jiang was a Deputy Director of Shengli Petroleum Administration Bureau from March 1993 and Director of Qinghai Petroleum Administration Bureau from November 1994. Mr. Jiang was an Assistant President of CNPC and the Head of the Preparation Committee of the Restructuring and Listing of CNPC from February 1999 to November 1999 when he was appointed a director and Vice President of PetroChina. In June 2000, Mr. Jiang became a Vice Governor of Qinghai Province, a position he held until April 2004 when he was appointed as a Vice President of CNPC. Mr. Jiang has been a Vice Chairman and President of PetroChina since May 2004.

APPENDIX V	GENERAL INFORMATION RELATING
TO CNPC AND PETROCHINA
Su Shulin:
     Mr. Su is an executive director and Senior Vice President of PetroChina. Mr. Su is a senior engineer. Mr. Su graduated from Daqing Petroleum Institute and received a master’s degree at Harbin University of Engineering. Mr. Su has many years’ experience in China’s oil and gas industry. Since 1996, Mr. Su had worked as a Director Assistant, Director of the First Oil and Natural Gas Development Department, a Standing Deputy Director and Director of Daqing Petroleum Administration Bureau until 5 November 1999 when he was appointed as a Vice President of PetroChina and General Manger and Chairman of Daqing Oilfield Company, a subsidiary of PetroChina. Mr. Su held his positions as General Manager and Chairman of Daqing Oilfield Company until December 2003. Mr. Su has been a director of PetroChina since 19 November 2002 and Senior Vice President of PetroChina since 3 December 2002.
Duan Wende:
     Mr. Duan is an executive director and a Vice President of PetroChina and a Vice President of CNPC. Mr. Duan is a senior engineer. He graduated from the University of Nankai, majoring in economics management and pursued post master’s degree studies at the Postgraduate School of the Chinese Academy of Social Sciences in investment economics while working. He has over 30 years’ experience in China’s petrochemical industry. From April 1975 to June 1999, he held a number of positions, including the Deputy Factory Manager of Fushun Factory No. 628 and a chemical fibres factory, Commander of Command Office of Fushun Petrochemical Corporation ethylene project, Deputy Factory Manager of an ethylene petrochemical factory, the Factory Manager of an acrylic fibres petrochemical factory and a detergent factory. From May 1999, Mr. Duan was Deputy Manager of Fushun Petrochemical Corporation and from October 1999, Mr. Duan was Manager of Fushun Petrochemical Branch Company. From October 1999, he was General Manager of Fushun Petrochemical Branch Company. He has been an Assistant President of CNPC since August 2001. He has been a director and Vice President of PetroChina since May 2004 and March 2002, respectively, and a Vice President of CNPC since December 2003.
Zheng Hu:
     Mr. Zheng is a non-executive director of PetroChina and a Vice President of CNPC. Mr. Zheng is a senior engineer. He graduated from the Beijing Petroleum Institute and has over 30 years’ experience in China’s oil and gas industry. From 1990 to 1992, Mr. Zheng acted as vice director of Beijing Petroleum Managers Training Institute. From 1992 to 1999, Mr. Zheng worked as Deputy General Manager and General Manager of China Petroleum Technology & Development Corporation, as Deputy General Manager and General Manager of China Petroleum Materials and Equipment (Group) Corporation, Director of Personnel and Labour Department of CNPC. He has been a director of PetroChina since 30 June 2000 and a Vice President of CNPC since August 2000.

APPENDIX V	GENERAL INFORMATION RELATING
TO CNPC AND PETROCHINA
Zhou Jiping:
     Mr. Zhou is a non-executive director of PetroChina and a Vice President of CNPC. Mr. Zhou is a senior engineer, and holds a master’s degree in marine geologic structure from the Nanhai Marine Research Institute of the China Academy of Sciences. He has over 30 years’ experience in China’s oil and gas industry. Mr. Zhou was the Exploration Manager of the Exploration and Development Department of China National Offshore Oil Corporation, Manager of the Overseas Department of the International Cooperation Bureau of CNPC, President of China National Oil & Gas Exploration and Development Corporation in Vanuatu and President of China National Oil & Gas Exploration and Development Corporation in Papua New Guinea. Mr. Zhou has also worked as Vice Director of the International Exploration and Development Cooperation Bureau of CNPC, Vice President of China National Oil & Gas Exploration and Development Corporation from November 1996. He has been President of China National Oil & Gas Exploration and Development Corporation and concurrently Deputy Director of the International Exploration and Development Cooperation Bureau of CNPC since December 1997, President of China National Oil & Gas Exploration and Development Corporation since October 1998, Assistant to the President of CNPC and concurrently President of China National Oil & Gas Exploration and Development Corporation since August 2001 and Vice President of CNPC since December 2003. Mr. Zhou has been a director of PetroChina since May 2004.
Wang Yilin:
     Mr. Wang is a non-executive director of PetroChina and the Deputy General Manager and a Vice President of CNPC. Mr. Wang graduated from Huadong Petroleum Institute in 1982, majoring in Petroleum Geological Exploration. In 2002, he completed his Doctorate course in the specialized study of mineral survey and exploration and obtained his Doctor’s degree in engineering at the Petroleum University and is a senior engineer. He has over 20 years of working experience in the PRC’s oil and gas industry. Mr. Wang had been the Deputy Director and Chief Exploration Geologist of Xinjiang Petroleum Administration Bureau since June 1999. He was appointed as the General Manager of the Xinjiang Oilfield Branch of the Company since September 1999. He had been the Senior Executive of Xinjiang Petroleum Administration Bureau and the Xinjiang Oilfield Branch of the Company since June 2001. From July 2003 onwards, he was appointed as the Assistant President of CNPC, Senior Executive of Xinjiang Petroleum Administration Bureau and the Senior Executive of Xinjiang Oilfield Branch of the Company concurrently. In December 2003, he was appointed as the Deputy General Manager of CNPC. From July 2004 onwards, he has been the Safety Director of CNPC.
Zeng Yukang:
     Mr. Zeng is a non-executive director of PetroChina and the Vice President of CNPC. Mr. Zeng graduated from Hubei Geological Institute in 1974, majoring in

APPENDIX V	GENERAL INFORMATION RELATING TO CNPC AND PETROCHINA
petroleum geology. He has over 30 years of working experience in the PRC’s oil and gas industry. Mr. Zeng had been the Senior Executive of the Exploration and Development Institute of Daqing Petroleum Administration Bureau since June 1996. From February 2000 onwards, he was appointed as the Standing Deputy Director of Daqing Petroleum Administration Bureau. Since March 2001, he was appointed as the Director of Daqing Petroleum Administration Bureau. Since November 2002, he held the positions of Assistant President of CNPC and Director of Daqing Petroleum Administration Bureau concurrently. From February 2005 onwards, he has been the Assistant President of CNPC and the Senior Executive of Daqing Petroleum Administration Bureau. From September 2005 onwards, he has been the Vice President of CNPC.
Gong Huazhang:
          Mr. Gong is a non-executive director of PetroChina. Mr. Gong is General Accountant of CNPC. Mr. Gong is a senior accountant. Mr. Gong graduated from Yangzhou Business School and has over 30 years’ experience in China’s oil and gas industry. Mr. Gong worked as Chief Accountant, Deputy Director and Director of the Finance Bureau of CNPC from 1991. Mr. Gong has been Director of the Finance and Assets Department of CNPC since October 1998 and has been General Accountant of CNPC since February 1999. Mr. Gong has been a director of PetroChina since 5 November 1999.
Jiang Fan:
          Mr. Jiang is a non-executive director of PetroChina and the President of Dalian Petrochemical Company. Mr. Jiang graduated from Dalian Technical Institute in 1985, majoring in chemical engineering. In June 2003, he completed his master’s degree in administration science and engineering at the Petroleum University and obtained his master’s degree in management study. He has over 20 years of working experience in the PRC’s oil and gas industry. Mr. Jiang was appointed as the Deputy Manager of Dalian Petrochemical Company since December 1996. In September 1999, he was appointed as the Vice President of Dalian Petrochemical Company. In February 2002, he became the Vice President of Dalian Petrochemical Company.
Chee-Chen Tung:
          Mr. Chee is an independent non-executive director of PetroChina. Mr. Tung is Chairman and Chief Executive Officer of Orient Overseas (International) Limited (OOIL). He was educated at the University of Liverpool, England, where he received his Bachelor of Science degree. He later acquired a Master’s degree in Mechanical Engineering at the Massachusetts Institute of Technology in the United States. Mr. Tung served as Chairman of Hong Kong Shipowner’s Association between 1993 and 1995. From 1999 to 2001, Mr. Tung served as Chairman of the Hong Kong General Chamber of Commerce, an independent non-executive Director of Zhejiang Expressway Company Limited, Bank of China (Hong Kong) Limited, Sing Tao News

APPENDIX V	GENERAL INFORMATION RELATING TO CNPC AND PETROCHINA
Corporation Limited, Wing Hang Bank and Cathay Pacific Airways, a member of the Hong Kong Port Development Board. Mr. Tung is also Chairman of the Institute for Shipboard Education Foundation, Chairman of the Court of the International Academics Center of the Hong Kong Polytechnic University, a member of the Board of Trustees of the University of Pittsburgh, and a member of the Board of Visitors of the School of Foreign Service, Georgetown University. Mr. Tung has been an independent non-executive director of PetroChina since 5 November 1999.
Liu Hongru:
          Mr. Liu is an independent non–executive director of PetroChina. Mr. Liu graduated from the Economics Department of the University of Moscow in 1959 with an associate doctor ’s degree. Mr. Liu worked as a Vice Governor of the Agricultural Bank of China, a Vice Governor of the People’s Bank of China, a Deputy Director of the State Economic Restructuring Committee and Chairman of China Securities Regulatory Commission. Mr. Liu is currently a Deputy Director of the Economic Committee under the Chinese People’s Political Consultative Conference, and concurrently serves as a Vice President of China Finance and Banking Society, a Vice President of China National Debt Association and Director of Shanghai Finance and Law Research Institute. Mr. Liu is also a professor at each of Beijing University, the Graduate School of People’s Bank of China and the City University of Hong Kong. Mr. Liu also acts as independent non-executive director or non–executive director for other four companies listed on the Hong Kong Stock Exchange and has the relevant accounting and financial management expertise required by the Hong Kong Stock Exchange Listing Rules. Mr. Liu served as an independent supervisor of PetroChina from December 1999 to November 2002. Mr. Liu has been an independent non-executive director of PetroChina since 19 November 2002.
Franco Bernabè:
          Mr. Bernabè is an independent non–executive director of PetroChina. Mr. Bernabè is the Chairman of the Franco Bernabè Group and Vice Chairman of H3G. He is also Vice Chairman of Rothschild Europe. He used to serve as the executive president of ENI and Telecom Italia. He also serves as a special representative of the Italian government for the reconstruction of the Balkan region. Mr. Bernabè joined ENI in 1983 to become the assistant to the chairman; in 1986 he became director for development, planning and control; and between 1992 and 1998 was the Chief Executive Officer of ENI. Mr. Bernabè led the restructuring program of the ENI Group, making it one of the world’s most profitable oil companies. Between 1998 and 1999, Mr. Bernabè was the Chief Executive Officer of Telecom Italia. Prior to his joining ENI, Mr. Bernabè was the head of economic studies at FIAT. He was also a senior economist at the OECD Department of Economics and Statistics in Paris. Earlier, he was a professor of economic politics at the School of Industrial Administration, Turin University. Mr. Bernabè has been an independent non–executive director of PetroChina since 30 June 2000.

APPENDIX V	GENERAL INFORMATION RELATING TO CNPC AND PETROCHINA
Li Huaiqi:
          Mr. Li is the secretary to the PetroChina Board. Mr. Li is a senior economist. He has over 30 years’ experience in China’s oil and gas industry. Mr. Li worked with Daqing, Liaohe, Nanhai and Huabei oil and gas companies. From 1992 to 1996, Mr. Li worked as Deputy Director of Foreign Affairs Bureau and Chairman of the Foreign Service Company of CNPC and as Director of Foreign Affairs Bureau of CNPC. In 1999, Mr. Li was appointed as Director of the International Co-operation Department (Foreign Affairs Bureau) of CNPC. Mr. Li has been the secretary to the board of directors of PetroChina since 29 August 2001.
Wang Fucheng:
          Mr. Wang is Chairman of the Supervisory Committee and a Vice President of PetroChina. Mr. Wang is a senior economist. Mr. Wang graduated from the Shandong Normal University and has over 30 years’ experience in China’s oil and gas industry. Mr. Wang worked in the Shengli Oil Field, Zhongyuan Oil Field and Liaohe Oil Field. From 1986 to 1999, Mr. Wang worked as Senior Executive of the Shengli Oil Field, Deputy Director of the Liaohe Oil Exploration Bureau, Director of the Liaohe Oil Exploration Bureau and General Manager of the Branch Office of Liaohe Oil Field. Mr. Wang was a director of PetroChina from 30 June 2000 to 20 September 2005. In addition, Mr. Wang has been a Vice President of PetroChina since 12 July 2000.
Wen Qingshan:
          Mr. Wen is a supervisor of PetroChina. Mr. Wen is a senior accountant. Mr. Wen graduated from Jilin Yanbian University. He served as Deputy Chief Accountant of the Finance and Assets Department of CNPC from November 1998 to May 1999, when he was appointed as a Deputy Director of the Finance and Assets Department of CNPC. Mr. Wen has been Director of the Finance and Assets Department of CNPC since May 2002. Mr. Wen has been a supervisor of PetroChina since 19 November 2002.
Sun Xianfeng:
          Mr. Sun is a supervisor of PetroChina. Mr. Sun graduated from Huadong Petroleum Institute in September 1977. Mr. Sun worked as Deputy Director of the Supervisory Bureau of CNPC from November 1996, before being transferred to the Eighth Office of the State Council Compliance Inspectors’ General Office (Supervisory Committee of Central Enterprises Working Commission) as its temporary head in June 1998. He has been Deputy Director of the Audit Department of CNPC since October 2000, and has worked concurrently as Director of the Audit Services Center of CNPC since December 2000. Mr. Sun has been a supervisor of PetroChina since May 2004.

APPENDIX V	GENERAL INFORMATION RELATING TO CNPC AND PETROCHINA
Xu Fengli:
          Mr. Xu is a supervisor of PetroChina. Mr. Xu is a senior accountant. Mr. Xu graduated from Xi’an Petroleum Institute in July 1985. Mr. Xu has been Chief Accountant of Fushun Petrochemical Corporation since November 1995, Deputy Director of Finance and Assets Department of CNPC since November 1998, Deputy General Manager of the Finance Department of PetroChina since December 1999 and Director of the Administrative Office of the Supervisory Committee of PetroChina since October 2003. Mr. Xu has been a supervisor of PetroChina since May 2004.
Qin Gang:
          Mr. Qin is a supervisor of PetroChina and an employee representative of PetroChina’s Supervisory Committee. Mr. Qin is a senior engineer. Mr. Qin graduated with associate degree from Metallurgy School of Tianjin University, majoring in Enterprises Management. Mr. Qin has over 30 years’ experience in China’s oil and gas industry. Mr. Qin has acted as a Deputy Commander of Tarim Petroleum Exploration and Development Headquarters since November 1997 and a Vice General Manager of CNPC Tarim Oilfield Company since September 1999. From June 2000, Mr. Qin worked as the principal of Tarim Southwest Company concurrently. Since July 2002, Mr. Qin has worked as an executive officer and the Chairman of Labor Union of CNPC Tarim Oilfield Company. Mr. Qin was appointed as a supervisor of PetroChina in November 2005.
Li Yongwu:
          Mr. Li is an independent supervisor of PetroChina. Mr. Li graduated from Tsinghua University in 1968, majoring in polymer studies. Mr. Li is a senior engineer. Since June 1991, Mr. Li was appointed as the Director of Tianjin Chemicals Bureau. Since July 1993, he was appointed as the Director of Tianjin Economic Committee. He became the Deputy Director of the Chemical Industry Department since April 1995. He became Director of the State’s Petroleum and Chemical Industry Bureau since March 1998. Since April 2001, he was appointed as a Deputy Director of the Liaison Office of the Central Government at the Special Administrative Region of Macau. Since December 2004, he was appointed as the Deputy President of China Petroleum and Petrochemical Industry Association. Since May 2005, he became the President of China Petroleum and Petrochemical Industry Association. In 2003, he was elected as a standing member of the Tenth Chinese People’s Consultative Conference.
Wu Zhipan:
          Mr. Wu is an independent supervisor of PetroChina. Mr. Wu acquired a Doctor in Laws from Beijing University School of Law in 1988, and was a visiting scholar at Harvard Law School from 1991 to 1992. Mr. Wu is a Vice President of Beijing University. He is concurrently an expert consultant of the Supreme People’s Court,

APPENDIX V	GENERAL INFORMATION RELATING TO CNPC AND PETROCHINA
an arbitrator on the Arbitrator Panel of the China International Economic and Trade Arbitration Commission and a Director of China and Economic Law Society. Mr. Wu is the author of a number of legal publications and has rich experience in law practice. Mr. Wu has been an independent supervisor of PetroChina since 3 December 1999.
Wang Guoliang:
          Mr. Wang is Chief Financial Officer of PetroChina. Mr. Wang has a master’s degree and is a senior accountant. He graduated from Heilongjiang Business College and Hebei University. He has over 20 years’ experience in China’s oil and gas industry. Mr. Wang worked as a Vice President of CNPC Finance Co., Ltd. from 1995 to 1997 and as a Deputy General Manager and General Accountant of China National Oil & Gas Exploration and Exploitation Corporation from 1998 to 5 November 1999 when he was appointed as Chief Financial Officer of PetroChina. He was also General Manager of PetroChina’s Financial Department from November 1999 to March 2002.
Liu Baohe:
          Mr. Liu is a Vice President of PetroChina. Mr. Liu is a senior engineer. Mr. Liu graduated from Beijing Petroleum Institute and has over 30 years’ experience in China’s oil and gas industry. From 1994 to 1997, Mr. Liu worked as Vice Director and Director of the Exploration and Production Bureau of CNPC. Mr. Liu was Director of the Department of Oil and Gas Exploitation of CNPC from 1998 to 1999. From 1999 to August 2001, Mr. Liu worked as Deputy General Manager of the exploration and production segment of PetroChina. From September 2001, Mr. Liu was a Vice President of PetroChina. From September 2001 to December 2002, he was also General Manager of the Exploration and Production Branch Company of PetroChina.
Jia Chengzao:
          Mr. Jia is Chief Geologist of PetroChina. Mr. Jia is a doctor degree holder, a senior engineer and a Fellow of China Scientific Institute. He graduated from Nanjing University and has over 25 years’ experience in China’s oil and geological industry. From 1994, Mr. Jia held several senior management positions at Tarim Oil Exploration and Exploitation Headquarters, including Deputy Chief Geologist, Chief Geologist and Deputy Commander. Since 1998, he has been a Vice Director of the Oil Exploration and Exploitation Scientific Research Institute of CNPC. From 1999, Mr. Jia worked as a Deputy General Manager of China Petroleum Tarim Oil Field Branch Company and a Vice Director of China Oil Exploration and Exploitation Research Institute. Mr. Jia has been Chief Geologist of PetroChina since July 2000. Since December 2002, Mr. Jia has also been Director of China Oil Exploration and Exploitation Research Institute.

APPENDIX V	GENERAL INFORMATION RELATING TO CNPC AND PETROCHINA
6.	INFORMATION ON CNPC

6.1	CNPC is a state-owned enterprise established under the laws of the PRC. CNPC is principally engaged in crude oil and natural gas exploration and production business activities outside the PRC and limited chemicals production and retail of refined products. As of 30 October 2005 CNPC owned 157,922,077,818 state-owned shares of PetroChina, representing approximately 88.2% of the outstanding share capital of PetroChina.

6.2	The principal office of CNPC is situated at 6, Liupukang Jie, Xicheng District, Beijing, the PRC. CNPC’s business telephone number is (+8610) 6209-4114.

6.3	Paragraph 5.5 of this Appendix V sets forth the present principal occupation or employment, five-year employment history and certain other information concerning amongst others the following directors and executive officers of CNPC: Chen Geng; Jiang Jiemin; Zheng Hu; Zhou Jiping; Duan Wende; Wang Yilin; Zeng Yukang and Gong Huazhang. Neither CNPC nor any of the persons listed in this paragraph 6.3, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. The principal business address of each individual listed in this paragraph 6.3 is c/o 6, Liupukang Jie, Xicheng district, Beijing, 100724, the People’s Republic of China and each individual listed in this paragraph 6.3 is a citizen of the People’s Republic of China.

7.	CONSENT AND QUALIFICATION
The following are the qualifications of Citigroup whose letter is contained in this Composite Document:

Name	Qualification
Citigroup Global Markets Asia Limited	a deemed licensed corporation for type 1 (dealing in securities), type 4 (advising on securities), type 6 (advising on corporate finance) and type 7 (providing automated trading services) of the regulated activities under the SFO
          Citigroup has given and has not withdrawn its written consent to the issue of this Composite Document with the inclusion of its letter and references to its name in the form and context in which Citigroup appears.
The address of Citigroup is at 50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong.

APPENDIX V	GENERAL INFORMATION RELATING TO CNPC AND PETROCHINA
8.	OTHER INFORMATION
     The English text of this Composite Document and the Acceptance Documents shall prevail over the Chinese text for the purpose of interpretation.
     Copies of the following documents will be made available for inspection during normal business hours from 9:00 a.m. to 5:30 p.m. (Monday to Friday) at the offices of Freshfields Bruckhaus Deringer situated at 11th Floor, Two Exchange Square, Central, Hong Kong from the date of this Composite Document up to and including the Final Closing Date of the H Share Offer:
(a)	memorandum and articles of association of PetroChina;

(b)	annual and interim reports of PetroChina for the two years ended 31 December 2004 and the interim report for the six months ended 30 June 2005; and

(c)	the written consent of Citigroup stating that it has given and not withdrawn its consent to the publication of its name in this Composite Document.
     PetroChina files annual reports on Form 20-F and periodic reports on Form 6-K with the SEC. These reports are available for review and copying at the SEC’s public reference facilities. Information about these facilities can be obtained by calling the SEC in the United States at 1-800-732-0330. The reports and other information filed with the SEC by PetroChina are also available at the SEC’s website at www.sec.gov.

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN
1.	RESPONSIBILITY
     This Composite Document includes particulars given in compliance with the Takeovers Code for the purpose of giving information on Jilin. The information in this Composite Document (other than information relating to PetroChina and the Concert Parties) has been supplied by the Jilin Directors. The issue of this Composite Document has been approved by the Jilin Directors, who jointly and severally accept full responsibility for the accuracy of such information and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this Composite Document (other than those relating to PetroChina or any party acting in concert with it) have been arrived at after due and careful consideration and there are no other facts not contained in this Composite Document (other than those relating to PetroChina or the Concert Parties) the omission of which would make any statement in this Composite Document misleading.
2.	DISCLOSURE OF INTERESTS

2.1	Save as disclosed in this paragraph 2.1, as at the Latest Practicable Date, none of the Jilin Directors, the Jilin Supervisors, or executive officers of Jilin had any interest or short position in the Jilin Shares, convertible securities, warrants, options or derivatives of Jilin, underlying Jilin Shares or debentures of Jilin or any associated corporations (within the meaning of Part XV of the SFO) which will have to be notified to Jilin and the Hong Kong Stock Exchange pursuant to the provisions under Divisions 7 and 8 of Part XV of the SFO (including the interests and short positions which he would be deemed or taken to have under Sections 344 and 345 of the SFO) or the Model Code for Securities Transactions by Directors of Listed Companies contained in the Listing Rules, or which will have to be, pursuant to Section 352 of the SFO, entered in the register referred to herein or which have to be disclosed in this Composite Document pursuant to the requirements of the Takeovers Code:

Number of Jilin A Shares
Jilin Directors

Ni Muhua(1)	3,550
Sub-total	3,550

Jilin Supervisors

Zou Haifeng	3,550
Li Shumin	7,000
Sub-total	10,550

Total	14,100

Note:

(1)	Ni Muhua intends, in respect of his own beneficial shareholdings, to accept the A Share Offer.

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN
2.2	Save as disclosed in this paragraph 2.2, the Jilin Directors, the Jilin Supervisors executives and senior management of Jilin are not aware of any other person who, as at the Latest Practicable Date, had an interest or short position in the Jilin Shares, convertible securities, warrants, options or derivatives of Jilin, the underlying Jilin Shares which would fall to be disclosed to Jilin, the Hong Kong Stock Exchange or the SFC under the provisions of Divisions 2 and 3 of Part XV of the SFO or which were required to be disclosed in this Composite Document under the Takeovers Code:

Name of the Jilin Shareholders	Number of Jilin Shares
PetroChina	2,396,300,000(1)
state-owned legal person shares
HKSCC Nominees Limited	823,248,699(2)
Jilin H Shares
HSBC Nominees (Hong Kong) Limited	135,761,300(2)
Jilin H Shares

Notes:

(1)	PetroChina is the owner of the 2,396,300,000 state-owned legal-person shares of Jilin, representing approximately 67.29% of the registered share capital of Jilin.

(2)	Such Jilin H Shares are held by HKSCC Nominees Limited and HSBC Nominees (Hong Kong) Limited as nominees.
3.	OTHER INTERESTS
As at the Latest Practicable Date,
(a)	neither Jilin nor any of the Jilin Directors held any interest in the securities of PetroChina;

(b)	no subsidiary of Jilin, or any pension fund of Jilin or of a subsidiary of Jilin owned or controlled any securities in Jilin;

(c)	none of the professional advisers named under the section headed “Consent and Qualification” in this Appendix VI or any adviser to Jilin as specified in class (2) of the definition of “associate” in the Takeovers Code owned or controlled any securities in Jilin;

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN
(d)	no person had any arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code with Jilin or with any person who is an associate of Jilin by virtue of classes (1), (2), (3) and (4) of the definition of “associate” in the Takeovers Code; and

(e)	no shareholding in Jilin was managed on a discretionary basis by fund managers (other than exempt fund manager) connected with Jilin.
4.	DEALINGS IN THE JILIN SHARES

4.1	During the period beginning six months prior to the date of the Announcement and ending with the Latest Practicable Date, neither Jilin nor any of the Jilin Directors had dealt for value in the securities of PetroChina or Jilin.

4.2	During the period from the date of the Announcement and ending with the Latest Practicable Date,
(a)	none of the subsidiaries of Jilin, nor any pension funds of Jilin or of any of its subsidiaries, nor any of the professional advisers named under the section headed “Consent and Qualification” in this Appendix VI, nor any adviser to Jilin as specified in class (2) of the definition of “associate” in the Takeovers Code had dealt for value in any securities in Jilin;

(b)	no persons who had any arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code with Jilin or with any person who is an associate of Jilin by virtue of classes (1), (2), (3) and (4) of the definition of “associate” in the Takeovers Code had dealt for value in any securities in Jilin; and

(c)	no fund managers (other than exempt fund managers) connected with Jilin who managed funds on a discretionary basis had dealt for value in any securities in Jilin.

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN
     The table below shows the closing prices of the Jilin H Shares on the Hong Kong Stock Exchange (i) at the end of each of the six calendar months immediately preceding the date of the Announcement; (ii) on 26 October 2005 (being the Last Trading Day); and (iii) on the Latest Practicable Date:

Closing price
HK$
2005
29 April	1.71
31 May	1.50
30 June	1.91
30 July	2.05
31 August	2.15
30 September	2.425
26 October	2.425
Latest Practicable Date	2.725
5. SERVICE CONTRACTS
     As at the Latest Practicable Date,
(a)	none of the Jilin Directors or has any existing or proposed service contracts (whether continuous contracts with a notice period of 12 months or more or fixed term contracts with more than 12 months to run irrespective of the notice period) with Jilin or any of its subsidiaries or associated companies in force save for those expiring within one year without payment of compensation (other than statutory compensation); and

(b)	no service contract (whether continuous or fixed term contract) of the Jilin Directors has been entered into whether to replace a prior contract or otherwise or has been amended, within six months prior to the date of the Announcement.
6. MATERIAL LITIGATION
     As at the Latest Practicable Date*, Jilin has a pending litigation with a joint venture partner regarding a claim in tort. The People’s High Court of Jilin Province has delivered its judgment of first instance that Jilin pay a compensation of RMB58 million to such joint venture partner. As Jilin has appealed against such judgment to the People’s Supreme Court of the PRC within the appeal period, such judgment is not effective under the PRC laws. The management of Jilin believes, following consultations with its PRC legal counsel, that it is highly probable that the judgment of the first instance will be reversed on appeal and no loss will be suffered by Jilin in this regard.
     Save as disclosed above, as at the Latest Practicable Date, none of the members of the Jilin Group was engaged in any litigation or claim of material importance and no litigation or claim of material importance was known to the Jilin Directors to be pending or threatened against any member of the Jilin Group.

*	This was also the position as at 30 September 2005.

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN
7. MATERIAL CONTRACTS
     Set out below is information on the material contracts, not being contracts entered into in the ordinary course of business, which were entered into by the Jilin Group during the two years prior to the date of the Announcement:
(a)	Master Products and Services Supply Agreement, dated 30 November 2004, as supplemented and amended by the Supplemental Agreement to the Master Products and Services Supply Agreement, dated 12 August 2005, between Jilin and PetroChina, relating to the supply of a range of products and services between the parties thereto, the full description of which agreement is set forth under the heading “Special Factors Regarding the H Share Offer-Related Party Transactions” herein.

(b)	Composite Services Agreement, dated 30 November 2004, as supplemented and amended by the Supplemental Agreement to the Services Agreement, dated 12 August 2005, between Jilin and Jilin Chemical Group Corporation, relating to the supply of certain products and supporting services between the parties thereto. For the six months ended 30 June 2005, the aggregate value of the products and services supplied under such agreement is estimated to comprise less than one-tenth of the revenue of the same period.
8. NET BOOK VALUE PER SHARE AND RATIO OF EARNINGS TO FIXED CHARGES
     The following table presents the ratio of earnings to fixed charges for Jilin for the years ended 31 December 2004 and 2003 and the six months ended 30 June 2005.

			For the
			six months
	For the years ended		ended
	31 December		30 June
	2003	2004	2005
Earnings to fixed charges[1] – under IFRS	1.9	9.6	2.8
Earnings to fixed charges – reconciliation to Accounting Principles Generally Accepted in the United States of America	1.8	9.4	2.7
     The Jilin book value per share as of June 30, 2005, was RMB1.5 under International Financial Reporting Standards and Accounting Principles Generally Accepted in the United States of America.

[1]	Under the relevant SEC rules, the term “earnings” is the amount resulting from adding the following: (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) a registrant’s share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges, and subtracting the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the minority interest in pretax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that a registrant accounts for using the equity method of accounting. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN
9. CONSENT AND QUALIFICATION
9.1	The following are the qualifications of the experts who have given their advice, letters or reports for the inclusion in this Composite Document:

		Nature of	Date of
Name	Qualification	report/advice	report/advice
Platinum	a licensed corporation to carry out Type 1 (dealing in securities) and Type 6 (advising on corporate finance) of the regulated activities under the SFO	Letter of advice to the Independent Board Committee and the Jilin Independent H Shareholders	16 November 2005
9.2	The experts, as described in paragraph 9.1 above, have given and have not withdrawn their respective written consents to the issue of this Composite Document with the inclusion of their advice, letters, reports and references to their names and logos in the form and context in which they appear.

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN
10. GENERAL
(a)	No benefit (other than statutory compensation) would be given to any Jilin Director as compensation for loss of office or otherwise in connection with the H Share Offer.

(b)	As at the Latest Practicable Date, there was no agreement or arrangement between any Jilin Director or any other person which is conditional on or dependent upon the outcome of the H Share Offer or otherwise connected with the H Share Offer.

(c)	As at the Latest Practicable Date, none of the Jilin Directors or the Jilin Supervisors was materially and personally interested in any material contract entered into by PetroChina.

(d)	As at the Latest Practicable Date, there are no options, warrants and conversion rights affecting the Jilin Shares.

(e)	The table below sets forth the information on the name, country of citizenship, present material occupation, position or employment, five-year employment history and certain other information of each director or executive officer of Jilin.

Occupations, Positions,
	Country of	Offices or Employment	Name of the	Principal Business	Address of the
Name	Citizenship	during the Past 5 years	Organization	of the Organization	Organization
Yu Li	PRC	Manager and Party Secretary (10/2001 – 4/ 2002)	Fushun Petrochemical Company, CNPC	Chemical production and operation	No. 45, FengXiang Street, Xinfu District, Fushun City, Liaoning Province

		Chairman of the Board of Directors (4/2002 – current)	Jilin Chemical Industrial Company Limited	Production and sale of petroleum products, petrochemical products, organic chemical products and synthetic rubber products, etc	No. 9, Longtan Street, Longtan District, Jilin City, Jilin Province

Yang Dongyan	PRC	Deputy Chief Accountant and Director, Finance & Assets Department (09/ 2001 – 12/2003) Chief Accountant (1/2004 – 8/2004)	Fushun Petrochemical Company, CNPC	Chemical production and operation	No. 45, FengXiang Street, Xinfu District, Fushun City, Liaoning Province

		Deputy General Manager, Finance Department (08/ 2004 – current)	PetroChina Company Limited	Oil and gas exploration and exploitation, refinery, piping transmission and sale of oil and gas products	Zhouji Tower, 16 Andelu, Dongcheng District, Beijing

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN

Occupations, Positions,
	Country of	Offices or Employment	Name of the	Principal Business	Address of the
Name	Citizenship	during the Past 5 years	Organization	of the Organization	Organization
Zhang Xingfu	PRC	Deputy General Manager and Executive Director (2001 – 8/11/2005) General Manager and Executive Director (8/12/ 2005 – current)	Jilin Chemical Industrial Company Limited	Production and sale of petroleum products, petrochemical products, organic chemical products and synthetic rubber products, etc	No. 9, Longtan Street, Longtan District, Jilin City, Jilin Province

Li Chongjie	PRC	Deputy General Manager (2001 – current) Executive Director (8/12/2005 – current)	Jilin Chemical Industrial Company Limited	Production and sale of petroleum products, petrochemical products, organic chemical products and synthetic rubber products, etc	No. 9, Longtan Street, Longtan District, Jilin City, Jilin Province

Ni Muhua	PRC	Deputy General Manager and Non-Executive Director (2001 – current)	PetroChina Jilin Branch Company	Production and sale of perochemcial and chemical products	No. 9, Longtan Street, Longtan District, Jilin City, Jilin Province

Jiang Jixiang	PRC	Deputy General Manager and Non-Executive Director (2001 – current)	PetroChina Jilin Branch Company	Production and sale of perochemcial and chemical products	No. 9, Longtan Street, Longtan District, Jilin City, Jilin Province

Xiang Ze	PRC	Deputy Chief Accountant, the Finance Department (2001 – 2004) Director Representative[1], Capital Operation Department (1/2005 – current)	PetroChina Company Limited	Oil and gas exploration and exploitation, refinery, piping transmission and sale of oil and gas products	Zhouji Tower, 16 Andelu, DongCheng District, Beijing

Lü Yanfeng	PRC	Associate Dean (2001 – 2004) Director (12/2004 – current)	Jilin University Law School	Comprehensive university	No. 2699, Qianjin Avenue, Changchun, Jilin
Province

			Jilin University International Law and Comparative Law Research Institute	Comprehensive University

[1]	A “director representative” sits on the board of directors of companies on behalf of PetroChina which directly owns shares of or controls such companies.

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN

Occupations, Positions,
	Country of	Offices or Employment	Name of the	Principal Business	Address of the
Name	Citizenship	during the Past 5 years	Organization	of the Organization	Organization
Zhou Henglong	PRC	Executive Deputy General Manager, Head Office of the Investment Banking Division (1/2001 – 11/ 2002)	Guosen Securities Company Limited	Comprehensive securities, investment banking and asset management	Guosen Securities Building, Hongling Zhong Lu, Shenzhen

		General Manager (11/2002 –12/2003) Chairman of Board of Directors (12/2003 – current)	Daxiang Venture Capital Investment Limited	Venture capital investment, equity investment, etc.	Lijing Building, Hongling Zhonglu, Shenzhen

Wang Peirong	PRC	Researcher (1/2001 – 4/ 2001)	State Economic and Trade Commission of the P.R. China	Monitoring and analyzing the national economic development trend	No. 26, Xuanwumen Avenue West, Beijing

		Chief Supervisor, Investment Banking Department (5/2001 – 4/ 2005)	China Hualong Securities Company Limited	Securities purchase and sale for own purposes or as an agent, securities underwriting and sponsoring, securities investment consultancy, assets management, etc.	No. 138, Jingning Road, Lanzhou, Gansu Province

		Head of Investment Banking (4/2005 – current)	Minsheng Securities LLC	Securities trading agency, B shares issuance and trading, foreign exchange businesses, online securities services	No. 16, Chaoyangmenwai Street, Beijing,

Fanny Li	PRC Hong Kong SAR resident	Partner (2001 – current)	BDO McCabe Lo & Company	Auditing services	No. 111, Connaught Road, Hong Kong

Zhang Liyan	PRC	Director, Finance Department (1/2001 – 12/ 2001) secretary to the Board of Directors and Deputy Chief Accountant (1/2002 – current)	Jilin Chemical Industrial Company Limited	Production and sale of petroleum products, petrochemical products, organic chemical products and synthetic products, etc	No. 9, Longtan Street, Longtan District, Jilin City, Jilin Province

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN
     Neither Jilin nor any of the listed persons has been convicted in a criminal proceeding during the past five years. Neither Jilin nor any of the listed persons has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
11. INFORMATION ON JILIN
(a)	Jilin was established on 13 December 1994 as a joint stock limited company in the PRC as a result of the transfer of the principal chemical businesses and certain assets and liabilities of the Jilin Chemical Industrial Complex and the formation of Jilin as the wholly-owned subsidiary of Jilin Group. In July 1998, as a result of the restructuring of the PRC petrochemical and chemical industries approved by the PRC State Council, Jilin Group became a wholly-owned subsidiary of CNPC. Effective 5 November 1999, as part of a reorganization of CNPC, Jilin Group transferred to PetroChina all of its ownership interest in Jilin, making PetroChina Jilin’s controlling shareholder. Jilin’s principal businesses consist of the production of petroleum products, petrochemical and organic chemical products, synthetic rubber, chemical fertilizers and inorganic chemical products, and other chemical products.

(b)	Jilin’s registered office is at No. 9, Longtan Street, Longtan District, Jilin City, Jilin Province, PRC. Jilin’s correspondence address in Hong Kong is at 21/F, Entertainment Building, 30 Queen’s Road Central, Hong Kong.

(c)	Ms. Zhang Liyan is the secretary of Jilin.

(d)	The authorised share capital of Jilin is RMB3,561,078,000 divided into 3,561,078,000 shares of RMB1.00 each. As at the Latest Practicable Date, the issued share capital of Jilin comprises 2,596,300,000 domestic Jilin Shares (in the form of 2,396,300,000 State-owned Jilin Shares and 200,000,000 A Shares) and 964,778,000 Jilin H Shares including 63,749,200 Jilin H Shares represented by Jilin ADSs. No new Jilin Shares were issued since 31 December 2004 (being the end of the last financial year of Jilin) to the Latest Practicable Date. All of the Jilin Shares currently in issue rank pari passu in substantially all respects to each other, including with respect to dividends (except with respect to the currency in which the dividends are paid), voting rights and capital.

(e)	The branch share registrar and transfer office of Jilin in Hong Kong is Hong Kong Registrars Ltd. situated at 46th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong. Jilin’s business telephone number is (+86) 432-390-3651.

APPENDIX VI	GENERAL INFORMATION RELATING TO JILIN
12. DOCUMENTS FOR INSPECTION
     Copies of the following documents will be available for inspection during normal business hours from 9:00 a.m. to 5:30 p.m. (Monday to Friday) at the offices of Morrison & Foerster situated at 21st Floor, Entertainment Building, 30 Queen’s Road Central, Hong Kong from the date of this Composite Document up to and including the Final Closing Date relating of the H Share Offer:
(a)	articles of association of Jilin;

(b)	annual and interim reports of Jilin for the two years ended 31 December 2004 and the interim report for the six months ended 30 June 2005;

(c)	the letter from Platinum as set out on pages 76 to 109 of this Composite Document;

(d)	the letter from the Jilin Board as set out on pages 64 to 71 of this Composite Document;

(e)	the letter from the Independent Board Committee as set out on pages 72 to 75 of this Composite Document;

(f)	the written consents referred to in the paragraphs headed “Consent and Qualification” in this Appendix VI; and

(g)	the material contracts referred to in the section headed “Material Contracts” in this Appendix VI.
     Forms of Acceptance will be available for collection from the Registrar and Jilin. Letters of Transmittal will be available from the US Information Agent, who may be reached by Jilin ADS Holders at 1-877-717-3898 (toll-free in the U.S. and Canada) or +1-212-750-5833 (call collect from all other countries).
13. WHERE TO FIND MORE INFORMATION ABOUT JILIN
     Jilin is subject to the information reporting requirements of the Exchange Act and, in accordance with the Exchange Act, files certain reports and other information with the SEC. However, as a foreign private issuer, Jilin and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to Jilin or its shareholders include the proxy solicitation rules, the rules requiring the filing of quarterly reports, the rules regarding the furnishing of annual reports to shareholders, and Section 16 short swing profit reporting for officers and directors and for holders of more than 10% of Jilin H Shares. You may read and copy any report, statement or other information filed with by Jilin with the SEC at the SEC’s website at www.sec.gov or with the Hong Kong Stock Exchange at the Hong Kong Stock Exchange’s website at www.hkex.com.hk. Jilin will no longer file or furnish reports and other information to the SEC, if, subsequent to the completion of the H Share Offer, Jilin delists the Jilin ADSs from the NYSE and deregisters the ADSs and H Shares pursuant to Rule 12h-3 under the Exchange Act.

APPENDIX VII	NOTICE OF THE H SHARE CLASS MEETING
(a joint stock limited company incorporated in the People’s Republic of China with limited liability)
(Stock Code: 0368)
NOTICE OF H SHARE CLASS MEETING
     NOTICE IS HEREBY GIVEN that a special class meeting of the Jilin H Shareholders (the “H Share Class Meeting”) of Jilin Chemical Industrial Company Limited (the “Company”) will be held at 10:00 a.m. (Beijing/Hong Kong time) on 31 December 2005 at the Grand Ballroom, Lower Lobby, Conrad Hong Kong, Pacific Place, 88 Queensway, Hong Kong, for the purpose of considering and, if thought fit, passing the following resolution which shall be approved by at least 75% of the votes attaching to the Jilin H Shares held by the Jilin H Shareholders (including Jilin H Shares underlying the Jilin ADSs) that are cast either in person or by proxy at the H Share Class Meeting; and with the number of votes cast against the same resolution at the H Share Class Meeting amounting to not more than 10% of all Jilin H Shares held by the Jilin H Shareholders (including Jilin H Shares underlying the Jilin ADSs). The Jilin H Shareholders for the present purpose do not include PetroChina Company Limited and parties acting in concert with it, Platinum Securities Company Limited and parties acting in concert with it and Cazenove Asia Limited and parties acting in concert with it.
SPECIAL RESOLUTION:
     “THAT:
(a)	the voluntary withdrawal of the listings of the Jilin H Shares and the Jilin ADSs from the Hong Kong Stock Exchange and the NYSE, respectively, be and is hereby approved; and

(b)	any director of the Company be and is hereby authorised to take such other action and execute such documents or deeds as he may consider necessary or desirable for the purpose of implementing the voluntary withdrawal.”

By order of the Board of Directors Zhang Li Yan Company Secretary
16 November 2005

VII - 1

APPENDIX VII	NOTICE OF THE H SHARE CLASS MEETING
Notes:
(A)	The Jilin H Shareholders whose names appear on the register of the Company at 4:00 p.m. on Friday, 30 December 2005 are entitled to attend the H Share Class Meeting with their passport or other identity papers. Please note that pursuant to Article 44 of Chapter VII – Rights and Obligations of A Shareholder of the “Essential Clauses in Articles of Association of Companies Listed Overseas”, the shareholders of a company shall be the parties who legally hold the company’s shares and whose names (or titles) have been registered on the share ledger.

(B)	The register of members of the Company will close from Friday, 2 December 2005 to Saturday, 31 December 2005 (both days inclusive), during which time no share transfer will be effected.

(C)	Each Jilin H Shareholder who has right to attend and vote at the H Share Class Meeting is entitled to appoint one or more proxies, whether they are members or not, to attend to and vote, on his behalf, at the H Share Class Meeting .

(D)	A proxy of a Jilin H Shareholder may only vote on a poll.

(E)	The instrument appointing a proxy must be in writing under the hand of the appointor or his attorney duly authorized in writing. If that instrument is signed by an attorney of the appointor, the power of attorney must be certified by a notary. The notarially certified power of attorney, or other documents of authorization, and the form of proxy must be delivered to the Registrar, Hong Kong Registrars Limited, 46th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong no later than 10:00 a.m. on Friday, 30 December 2005 or not less than 24 hours before the time appointed for the holding of any adjournment of the H Share Class Meeting .

(F)	The Jilin H Shareholders intending to attend the H Share Class Meeting should return the accompanying reply slip to the Secretary’s Office of the Company no later than Monday, 12 December 2005 by hand, post or fax.

(G)	The H Share Class Meeting is expected to last half a day. The Jilin H Shareholders attending the H Share Class Meeting will be responsible for their own transportation and accommodation expenses.

(H)	The Bank of New York, the depositary for Jilin’s ADSs, will mail to all holders of record of Jilin ADSs as of the close of business on 23 November 2005 voting instruction cards and other information regarding the giving of voting instructions by Jilin ADS Holders for the H Share Class Meeting. The latest time for the return of the voting instruction card by Jilin ADS Holders to the U.S. depositary for the ADSs will be 5:00 p.m. (New York City time) on Monday, 19 December 2005.

(I)	The details of the Secretary’s Office of the Company are as follows:
No. 9 Longtan Street
Longtan District
Jilin City
Jilin Province
PRC
Postal code: 132021
Tel: (86 432) 3903 651
Fax: (86 432) 3028 126

VII - 2